UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐

Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
JK ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Membership interests of Multi-Shot, LLC

(2)	Aggregate number of securities to which transaction applies:

Acquisition of all of the issued and outstanding membership interests of Multi-Shot, LLC

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 14a-6(i)(1) and 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$20,000,000 in cash, 21,759,259 shares of common stock of the issuer valued at $5.40 per share and 28,516,668 warrants (de minimis value) (pursuant to Exchange Act Rule 0-11, the filing fee was based on $30.70 per $1,000,000 of $55,806,137, which is the amount by which the maximum value of the transaction has increased since Amendment No. 1 to Schedule 14A was filed on May 8, 2007.)

(4)	Proposed maximum aggregate value of transaction:

$197,500,000 (including the assumption of $60,000,000 of third-party indebtedness)

(5)	Total fee paid:

$1,713.25

☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid: $12,414.91 ($11,309.90 on November 22, 2006 and $1,105.01 on May 8, 2007)

(2)	Form, Schedule or Registration Statement No.: Schedule 14A (File No. 001-32574) and Amendment No. 1 to Schedule 14A (File No. 001-32574)

(3)	Filing Party: JK ACQUISITION CORP.

(4)	Date Filed: November 22, 2006 and May 8, 2007

This information in this document is not complete and may be changed.

PRELIMINARY DRAFT, DATED AUGUST [  ], 2007 — SUBJECT TO COMPLETION

JK ACQUISITION CORP.
4400 Post Oak Parkway, Suite 2530
Houston, Texas 77027

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2007

TO THE STOCKHOLDERS OF JK ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of JK Acquisition Corp., a Delaware corporation (“JKA”), will be held at 10:00 a.m. Central Time, on [          ], 2007, at the offices of Patton Boggs, LLP, 2001 Ross Avenue, Suite 3000, Dallas, Texas 75201, for the following purposes:

•	the merger proposal — to approve the merger with Multi-Shot, LLC, a Texas limited liability company, pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated August 27, 2007 (“Merger Agreement”), by and among JKA; Multi-Shot, Inc., JKA’s wholly-owned subsidiary; Multi-Shot, LLC; Catalyst/Hall Growth Capital Management Co., LLC and the members of Multi-Shot, LLC, and the transactions contemplated thereby, whereby JKA will acquire all of the outstanding securities of Multi-Shot, LLC in exchange for the initial merger consideration of approximately $197,500,000, consisting of the (i) $20,000,000 in cash from the trust account funds, (ii) 21,759,259 shares of JKA common stock, (iii) 28,516,668 warrants solely exercisable pursuant to a Contingent Award (as such term is defined in the Merger Agreement), and (iv) the assumption of third-party indebtedness, which is expected to be approximately $60,000,000. (“Proposal One”);

•	the amendment to certificate of incorporation proposal — to amend and restate our Amended and Restated Certificate of Incorporation, as amended, to (i) change our name from “JK Acquisition Corp.” to “MS Energy Services, Inc.,” (ii) increase the number of authorized shares of common stock from 50,000,000 to 150,000,000, which when taking into account the number of preferred shares authorized, will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000, and (iii) remove certain provisions only applicable to us prior to our completion of a business combination (“Proposal Two”);

•	the nomination proposal — to elect five directors to the Board of Directors (“Proposal Three”);

•	the equity incentive plan proposal — to approve the adoption of the 2007 Equity Incentive Plan (“Proposal Four”); and

•	the adjournment proposal — to approve any adjournments or postponements of the meeting for the purposes of soliciting additional proxies (“Proposal Five”).

The board of directors of JKA has fixed the close of business on [          ], 2007 as the date for which JKA stockholders are entitled to receive notice of, and to vote at, the JKA special meeting and any adjournments or postponements thereof. Only the holders of record of JKA common stock on that date are entitled to have their votes counted at the JKA special meeting and any adjournments or postponements thereof. This Notice of Special Meeting of Stockholders and the accompanying proxy materials and proxy were first sent or given to the stockholders of JK Acquisition on [          ], 2007.

By Order of the Board of Directors,

James P. Wilson
Chairman of the Board,
Chief Executive Officer

[          ], 2007

YOUR VOTE IS IMPORTANT

Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of JKA common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or obtain from your broker or bank a written proxy that will allow you to vote your shares according to your wishes.

JK ACQUISITION CORP.
4400 Post Oak Parkway, Suite 2530
Houston, Texas 77027

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
JK ACQUISITION CORP.
APPROXIMATE DATE THAT THESE MATERIALS WERE FIRST SENT TO THE
STOCKHOLDERS OF JK ACQUISITION CORP.
[          ], 2007

The proxy furnished herewith is for use only at the special meeting of the stockholders of JK Acquisition Corp., or JKA or the Company, to be held at 10:00 a.m., Central Time, on [          ], 2007, at the offices of Patton Boggs LLP, 2001 Ross Avenue, Suite 3000 Dallas, Texas 75201 (the “Special Meeting”). At this important Special Meeting to which you are cordially invited, you will be asked to consider and vote upon the following proposals:

•	the merger proposal — to approve the merger with Multi-Shot, LLC, a Texas limited liability company, pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated August 27, 2007 (“Merger Agreement”), by and among, JKA; Multi-Shot, Inc., JKA’s wholly-owned subsidiary; Multi-Shot, LLC; Catalyst/Hall Growth Capital Management Co., LLC; and the members of Multi-Shot, LLC, and the transactions contemplated thereby, whereby JKA will acquire all of the outstanding securities of Multi-Shot, LLC in exchange for the initial merger consideration of approximately $197,500,000, consisting of the (i) $20,000,000 in cash from the trust account funds, (ii) 21,759,259 shares of JKA common stock, (iii) 28,516,668 warrants solely exercisable pursuant to a Contingent Award (as such term is defined in the Merger Agreement), and (iv) the assumption of third-party indebtedness, which is expected to be approximately $60,000,000. (“Proposal One”); and

•	the amendment to our certificate of incorporation proposal — to amend and restate our Amended and Restated Certificate of Incorporation, as amended, (i) to change our name from “JK Acquisition Corp.” to “MS Energy Services, Inc.,” (ii) to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000, which when taking into account the number of preferred shares authorized, will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000, and (iii) to remove certain provisions only applicable to us prior to our completion of a business combination (“Proposal Two”);

•	the nomination proposal — to elect five (5) directors to the Board of Directors (“Proposal Three”);

•	the equity incentive plan proposal — to approve the adoption of the 2007 Equity Incentive Plan (“Proposal Four”); and

•	the adjournment proposal — to approve any adjournments or postponements of the meeting for the purposes of soliciting additional proxies (“Proposal Five”).

The board of directors of JKA (the “Board”) has fixed the close of business on [          ], 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment thereof. As of the Record Date, there were 16,516,667 shares of our common stock, $.0001 par value per share, outstanding and entitled to vote. A list of stockholders entitled to vote as of the Record Date at the Special Meeting will be open to the examination of any JKA stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for a period of ten calendar days before the Special Meeting at JKA’s offices at 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027, and at the time and place of the meeting during the duration of the meeting.

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, IT WILL BE VOTED (I) FOR THE PROPOSAL TO MERGE WITH MULTI-SHOT, LLC; (II) FOR THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION; (III) FOR

THE ELECTION OF FIVE NEW DIRECTORS; (IV) FOR ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN; AND (V) IF NECESSARY, FOR THE ADJOURNMENT OF THE SPECIAL MEETING.

SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 36 FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE MERGER WITH MULTI-SHOT, LLC SINCE, UPON THE MERGER WITH MULTI-SHOT, LLC, THE OPERATIONS AND ASSETS OF JKA WILL LARGELY BE THOSE OF MULTI-SHOT, LLC.

CONDITIONAL NATURE OF PROPOSALS AND
SPECIAL VOTING PROVISIONS

Each of Proposals One, Two and Three are conditioned upon the approval of the other respective proposals. In the event one or more of Proposals One, Two or Three does not receive the necessary vote to approve that proposal, then JKA will not complete any of the transactions identified in any of the proposals, including Proposal Four. In the event that Proposals One, Two and Three are approved, but Proposal Four is not approved, then we will complete the transactions identified in Proposals One, Two and Three, but not Proposal Four. Thus, Proposal Four is conditioned upon approval of Proposals One, Two and Three. In the event the Proposals are rejected and none of the transactions are undertaken, JKA will likely look for another suitable acquisition target.

If we need to consider and vote upon the proposal to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the merger agreement with Multi-Shot, the amendment to JKA’s certificate of incorporation or the election of directors, then we will submit Proposal Five for stockholder approval at the special meeting. Adoption of Proposal Five is not conditioned upon the adoption of Proposal One, Two, Three or Four.

In addition, each JKA stockholder who holds shares of common stock issued in JKA’s initial public offering or purchased following such offering in the open market has the right to vote against the merger proposal and, at the same time, demand that JKA convert such stockholder’s shares into cash equal to a pro rata portion of the proceeds in the trust account, including interest, in which a substantial portion of the net proceeds of JKA’s initial public offering were and remain deposited, which as of July 31, 2007 was equal to $79,237,723, or $5.99 per share. If the holders of 2,711,667 or more shares of common stock issued in JKA’s initial public offering, an amount equal to 20% or more of the total number of shares issued in the initial public offering and private placement prior to the initial public offering, vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then JKA will not be able to consummate the merger. If the merger proposal is approved and the merger is consummated, each stockholder that voted against the proposal and elected to convert shares of stock to cash will be entitled to receive a cash payment of the pro rata portion of the trust account upon surrender of stock certificates representing the shares voted against the merger proposal. If the merger is not completed for any reason, no shares will be converted to cash, even if you so elect.

JKA’s initial stockholders, including all of its directors and officers and their affiliates, who purchased or received shares of common stock prior to JKA’s initial public offering, presently own an aggregate of approximately 19.93% of the outstanding shares of JKA common stock. All of these stockholders have agreed to vote the shares acquired prior to the public offering in accordance with the vote of the majority in interest of all other JKA stockholders voting on the merger proposal.

Under the Delaware General Corporation Law, the holders of JKA common stock do not have any right of dissent and appraisal with respect to any of the proposals.

RECORD DATE; WHO IS ENTITLED TO VOTE

We have fixed the close of business on [          ], 2007, as the “record date” for determining JKA stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on [          ], there were 16,516,667 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share at the special meeting. Holders of warrants are not entitled to vote at the special meeting.

As of July 31, 2007, the JKA officers and directors, either directly or beneficially, owned and were entitled to vote 3,291,667 shares, or approximately 19.93% of JKA’s outstanding common stock. In connection with the initial public offering, JKA and Ferris Baker Watts Incorporated entered into agreements with the JKA’s officers and directors pursuant to which the JKA officers and directors agreed to vote the shares owned by them immediately prior to the initial public offering, including any shares purchased in the private placement immediately prior to the initial public offering, either for or against the adoption of the merger proposal in the same manner that the majority of the shares issued in the initial public offering are voted on such proposal. They have also indicated that they intend to vote their shares “FOR” all other proposals being presented at the special meeting, including, if necessary, the adjournment proposal.

QUORUM

The presence, in person or by proxy, of a majority of all the shares of common stock entitled to vote will constitute a quorum at the special meeting.

REQUIRED VOTE AND EFFECT OF
ABSTENTIONS, BROKER NON-VOTES AND FAILURES TO VOTE

Proposal One:  As provided for in our Amended and Restated Certificate of Incorporation, as amended, to be approved Proposal One requires (i) the affirmative vote of a majority of the shares of JKA common stock issued in the initial public offering as voted at the Special Meeting; and (ii) holders of less than 20% of the aggregate shares of JKA’s common stock that were issued in JKA’s initial public offering and the private placement immediately prior to the initial public offering vote against the merger and demand conversion of their shares to cash. Abstentions, since it is not an affirmative vote in favor of the proposal, will have the same effect as a vote against Proposal One. Broker non-votes (which may occur if you fail to give voting instructions to your broker or bank) and failure to vote or return your proxy will not count as a vote for or against Proposal One. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Broker non-votes, abstentions and failures to vote will not constitute an election to convert a shareholder’s shares into cash.

Proposal Two:  The affirmative vote of a majority of the shares of JKA’s common stock issued and outstanding as of the Record Date is required to approve the amendment to JKA’s Amended and Restated Certificate of Incorporation, as amended. Abstentions, broker non-votes and failure to vote or return your proxy have the same effect as a vote against Proposal Two. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

Proposal Three:  The affirmative vote of a plurality of the shares of JKA’s common stock represented in person or by proxy and entitled to vote at a meeting at which a quorum is present is required to elect the five nominated directors. Abstentions, broker non-votes and failure to vote or return your proxy could result in the lack of a quorum but will not affect the election of directors if a quorum is otherwise present.

Proposal Four:  The affirmative vote of a majority of the shares of JKA’s common stock represented in person or by proxy and entitled to vote at a meeting at which a quorum is present is required to approve the 2007 equity incentive plan. Abstentions are counted for the purpose of determining whether a quorum is present and will have the effect of a vote against the 2007 equity incentive plan. Broker non-votes and failure to vote or return your proxy could result in the lack of a quorum but will not have any effect on the approval of the equity incentive plan if a quorum is otherwise present because they will not be counted towards the vote total for Proposal Four.

Proposal Five:  The affirmative vote of a majority of the shares of JKA’s common stock represented in person or by proxy and entitled to vote at a meeting at which a quorum is present is required to approve the adjournment proposal. Abstentions are counted for the purpose of determining whether a quorum is present and will have the effect of a vote against the adjournment proposal. Broker non-votes and failure to vote or return your proxy could result in the lack of a quorum but will not have any effect on the approval of the adjournment proposal if a quorum is otherwise present because they will not be counted towards the vote total for Proposal Five.

RECOMMENDATION BY THE DIRECTORS

After careful consideration of the terms and conditions of the proposed merger with Multi-Shot, LLC, the amendment to the certificate of incorporation, the nomination to elect five new directors, and the adoption of the 2007 equity incentive plan, the Board of JKA has determined that such proposals and the transactions contemplated thereby are fair to and in the best interests of JKA and its stockholders, and the proposed transaction met the requirements of the JKA’s initial public offering, including the 80% net asset requirement. In connection with the merger proposal, the Board of JKA has received an opinion from RBC Capital Markets Corporation (“RBC”), that as of the date of its opinion, and based on conditions that existed as of that date and subject to the assumptions, limitations and qualifications contained in its opinion and based upon such other matters as RBC considered relevant, (i) the consideration to be paid by JKA pursuant to the merger agreement is fair, from a financial point of view, to JKA and (ii) the fair market value of Multi-Shot, LLC is equal to at least 80% of the net asset value of JKA. The Board of JKA unanimously recommends that you vote or give instruction to vote (i) “FOR” the proposal to merge with Multi-Shot, LLC pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated August 27, 2007, by and among: JKA; Multi-Shot, Inc.; Multi-Shot, LLC; Catalyst/Hall Growth Capital Management Co., LLC and the members of Multi-Shot, LLC; (ii) “FOR” the proposal to approve an amendment to the certificate of incorporation to change JKA’s corporate name; (iii) “FOR” the proposal to elect five (5) new directors; (iv) “FOR” the proposal to adopt the 2007 equity incentive plan; and (v), if necessary, “FOR” the proposal to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger proposal, the certificate amendment proposal or, the nomination proposal; all as described in Proposals One, Two, Three, Four and Five, respectively.

PERSONS SOLICITING YOUR VOTE AND
COSTS OF SOLICITATION

We are soliciting the enclosed proxy on behalf of the Board. JKA will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing the proxy materials, the officers and other employees of JKA may solicit proxies by telephone or fax without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of JKA common stock. We do not anticipate paying any third party for solicitation services.

v

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Who may vote?

Shareholders holding shares of JKA common stock of record as of [          ], 2007 are entitled to notice of and to attend the special meeting and to vote on the proposals. As of the record date there were 16,516,667 shares of JKA common stock outstanding. An alphabetical list of the shareholders showing the number of shares that they are entitled to vote will be available at the offices of JKA for the ten days prior to the special meeting and will be available at the time and place of the special meeting.

What is being voted on?

There are four proposals on which you are being asked to vote. The first proposal is to approve the merger with Multi-Shot, LLC (“Multi-Shot”) pursuant to the Second Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) whereby Multi-Shot will be merged with and into Multi-Shot, Inc., a newly-formed, wholly-owned subsidiary of JKA. As consideration for such merger and as further described herein, the members of Multi-Shot, LLC will receive JKA common stock and other equity consideration with an aggregate value of $197,500,000 (subject to adjustment for any outstanding indebtedness of Multi-Shot, LLC at the time of the merger and other closing date balance sheet adjustments) in exchange for all of the membership interests of Multi-Shot, LLC. We refer to this proposal as the merger proposal or Proposal One. The second proposal is to approve an amendment to JKA’s certificate of incorporation increasing the authorized shares of JKA common stock from 50,000,000 to 150,000,000, presuming the consummation of the merger, to change JKA’s name to “MS Energy Services, Inc.” (referred to herein as “MSE”) and to remove certain provisions that will not be applicable to JKA following the consummation of the merger with Multi-Shot, LLC. We refer to this proposal as the amendment proposal or Proposal Two. The third proposal is to elect Allen Neel, Ron Nixon, K. Rick Turner, James O. Jacoby, Jr., and Kim Eubanks to the Board. We refer to this as the director election proposal or Proposal Three. The fourth proposal is to approve the adoption of the 2007 equity incentive plan, or the Plan, pursuant to which [          ] shares of common stock will be reserved for issuance in accordance with the terms of the Plan. We refer to this as the equity incentive plan proposal or Proposal Four. It is important for you to note that each of Proposal One, Two and Three is conditioned upon the approval of the other, but not Proposal Four. In the event the merger proposal, the amendment proposal or the director election proposal does not receive the necessary votes to approve such proposal, then JKA will not consummate any of these proposals, including the incentive plan proposal regardless of whether Proposal Four receives the necessary votes to approve such proposal. However, in the event, the merger proposal, the amendment proposal and the director election proposal does each receive the necessary votes to approve such proposal, but the incentive plan proposal does not receive the necessary votes to approve such proposal, then JKA will consummate the merger, amendment and director proposals, but not the incentive plan proposal.

Why is JKA proposing the merger, amendment to JKA’s certificate of incorporation, election of five new directors and the adoption of the Plan?

JKA is a blank-check company formed specifically as a vehicle for the acquisition of or merger with a business whose fair market value is equal to at least 80% of the net assets of JKA. In the course of JKA’s search for a business combination partner, JKA was introduced to Multi-Shot, LLC, a company the Board of JKA believes has growth potential. The Board of JKA is attracted to Multi-Shot, LLC because of its industry, growth prospects and management team, among other factors. As a result, JKA believes that the merger with Multi-Shot, LLC will provide JKA stockholders with an opportunity to participate in a company with growth potential in the directional drilling service industry. The amendment to the certificate of incorporation is being undertaken to increase the number of shares of common stock currently authorized, and upon completion of the merger, management also desires the name of the business to reflect its operations, and to remove certain provisions only applicable to us prior to our completion of a business combination. The adoption of the director election proposal is being undertaken because the Board of JKA deems it beneficial for the combined company going forward following the merger. The adoption of the Plan is being undertaken because the Board of JKA deems it beneficial for the combined company going forward following the merger.

JKA was organized to effect a business combination with an operating business. Under the terms of its certificate of incorporation, prior to completing a business combination, JKA must submit the transaction to its stockholders for approval. JKA has negotiated the terms of a business combination with Multi-Shot. JKA is now submitting the transaction to its stockholders for their approval. As more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Multi-Shot, LLC” on page 49, Multi-Shot provides directional drilling services to oil and gas exploration companies, primarily in North America. Multi-Shot’s revenues increased 94.3% to $74.0 million for the fiscal year ended December 31, 2006 from $38.1 million for the same period in the prior year. Revenues increased 98% to $38.1 million for the year ended December 31, 2005 from $19.2 million as compared to the prior year. The increases in 2006 and 2005 were entirely due to the organic growth of the business. According to the Baker Hughes rig count data, the domestic land rig count increased by 488 rigs from December 2004 through December 2006. This increase in U.S. land based drilling rigs and drilling activity has led to increased demand for directional drilling services. Further, the demand in drilling activity specifically for unconventional natural gas wells, which are wells especially suited for directional drilling services like those provided by Multi-Shot, have increased substantially (per Baker Hughes since March 2002 and through November 2006 the directional rig count has grown 463% while the U.S. land rig count grew by 127%). The Board of JKA expects that if market conditions, including the price for natural gas and overall land based directional drilling activity remains stable, the demand for Multi-Shot’s services will remain strong. As more fully discussed in “Directors and Management of JKA Following the Merger with Multi-Shot, LLC” on page 98, the Board of JKA believes we will have an experienced management team and Board of Directors in place to operate and oversee the direction of Multi-Shot.

What vote is required in order to approve the merger proposal?

The approval of the merger with Multi-Shot will require the affirmative vote of a majority of the shares of JKA’s common stock that were issued in our initial public offering voted at the Special Meeting (in person or by proxy). In addition, each JKA stockholder who holds shares of common stock issued in JKA’s initial public offering or purchased following such offering in the open market has the right to vote against the merger proposal and, at the same time, demand that JKA convert such stockholder’s shares into cash equal to a pro rata portion of the trust account in which a substantial portion of the net proceeds of JKA’s initial public offering were and remain deposited. These shares will be converted into cash only if the merger is completed. Based on the amount of cash held in the trust account as of July 31, 2007, $79,237,723, without taking into account any interest accrued after such date, stockholders who vote against the merger proposal and elect to convert such stockholder’s shares as described above will be entitled to convert each share of common stock that it holds into approximately $5.99 per share. However, if the holders of 2,711,667 or more shares of common stock issued in JKA’s initial public offering (an amount equal to 20% or more of the total number of shares issued in the initial public offering and the private placement immediately prior to the initial public offering), vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then JKA will not be able to consummate the merger. JKA’s initial stockholders, including all of its directors and officers, who purchased or received shares of common stock prior to JKA’s initial public offering, presently, together with their affiliates, own an aggregate of approximately 19.93% of the outstanding shares of JKA common stock. All of these persons have agreed to vote all of these shares which were acquired prior to the public offering in accordance with the vote of the majority in interest of all other JKA stockholders voting on the merger proposal.

What vote is required in order to approve the amendment to the certificate of incorporation?

The approval of the amendment to the certificate of incorporation will require the affirmative vote of a majority of the shares of JKA’s common stock issued and outstanding as of the Record Date. The officers and directors at JKA intend to vote all of their shares of common stock in favor of this proposal.

What vote is required in order to approve the election of the new directors?

The approval of the election of the five (5) new directors will require the affirmative vote of a plurality of the shares of JKA’s common sock represented in person or by proxy at the Special Meeting. The five persons receiving the greatest number of votes, though less than a majority, will be elected. The officers and directors at JKA intend to vote all of their shares of common stock in favor of the nominees listed in these proxy materials.

What vote is required in order to approve the equity incentive plan proposal?

The approval of the Plan will require the affirmative vote of a majority of the shares of JKA’s common stock present in person or by proxy at the special meeting. The officers and directors at JKA intend to vote all of their shares of common stock in favor of this proposal.

If I am not going to attend the JKA special meeting of stockholders in person, should I return my proxy card instead?

Yes. After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the enclosed proxy card in the return envelope provided herewith as soon as possible, so that your shares may be represented at the JKA special meeting and your vote can be recorded. If you return your proxy but do not indicate your vote on the proxy card, it will be voted FOR the merger proposal, FOR the amendment proposal, FOR the election of the director nominees listed in these proxy materials, FOR the equity incentive plan, and, if necessary, FOR the adjournment proposal.

What will happen if I abstain from voting or fail to vote?

An abstention, since it is not an affirmative vote in favor of a respective proposal but adds to the number of shares present in person or by proxy, (i) will have the same effect as a vote against the merger proposal but will not have the effect of converting your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of JKA’s initial public offering are held, (ii) will have the same effect as a vote against the amendment to the certificate of incorporation proposal, (iii) will have the same effect as a vote against the election of directors and (iv) will have the same effect as a vote against the equity incentive plan.

Broker non-votes and the failure to return your proxy card will have the same effect as an abstention with respect to the amendment proposal, but will have no effect with respect to the merger proposal, election of directors or approval of the equity incentive plan because they will not be counted towards the vote totals for such proposals.

What do I do if I want to change my vote?

If you wish to change your vote, please send a later-dated, signed proxy card to James P. Wilson at JKA prior to the date of the special meeting or attend the special meeting and vote in person. You also may revoke your proxy by sending a notice of revocation to James P. Wilson at the address of JKA’s corporate headquarters, provided such revocation is received prior to the special meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

No. Your broker can vote your shares only if you provide instructions on how you wish your broker to vote. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the American Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The adjournment proposal is the only discretionary item being proposed at the special meeting.

Will I receive anything in the merger?

If the merger is completed and you vote your shares for the merger proposal, you will continue to hold the JKA securities that you currently own. If the merger is completed but you have voted your shares against the merger proposal and have elected a cash conversion instead, your JKA shares will be cancelled and you will receive cash equal to a pro rata portion of the trust account, which, as of July 31, 2007, was equal to approximately $5.99 per share. Because JKA is acquiring all of the outstanding securities of Multi-Shot, LLC, the members of Multi-Shot, LLC will receive shares of JKA common stock and warrants to purchase shares of JKA common stock in exchange for their membership interests of Multi-Shot, LLC.

How is JKA paying for the merger?

At closing, the initial merger consideration for all the issued and outstanding membership interests of Multi-Shot is expected to be approximately $197,500,000 (assuming the Third-Party Indebtedness, as such term is defined in the Merger Agreement, of Multi-Shot does not exceed $60,000,000 on the closing date), consisting of the following:

•	$20,000,000 in cash from the trust account;

•	21,759,259 shares of JKA common stock (“Parent Shares”);

•	28,516,668 warrants solely exercisable pursuant to a Contingent Award (each warrant may be exchanged for Contingent Award Shares on a cashless exercise basis or, in certain circumstances, related to the Cash Exercise Warrants, for a cash exercise price of $5.00-$6.25 pursuant to the Merger Agreement) (“Parent Warrants”);

•	the payment or assumption of Third-Party Indebtedness, which is expected to be approximately $60,000,000; and

•	the cancellation of 2,485,334 shares of JKA common stock currently owned by the officers and directors of JKA.

The initial merger consideration of $197,500,000 was calculated as follows:

•	$20,000,000 in cash from the trust account;

•	21,759,259 shares of JKA common stock @ $5.40 per share ($117,499,999);

•	28,516,668 warrants solely exercisable pursuant to a Contingent Award (de minimis value); and

•	the payment or assumption of Third-Party Indebtedness ($60,000,000).

If Third-Party Indebtedness is less than or equal to $60,000,000, then JKA will pay to the Multi-Shot members the amount of such difference in additional shares of JKA common stock and Parent Warrants. If Third-Party Indebtedness is greater than $60,000,000, then the Multi-Shot members will pay to JKA the amount of such difference. The payment by the Multi-Shot members to JKA will be satisfied by payment from the Escrow Shares (as defined the Merger Agreement).

Furthermore, the Members will also be eligible to receive Redemption Liability Shares (as defined in the Merger Agreement) and Redemption Warrants (as defined in the Merger Agreement) if the cash consideration paid by JKA to its stockholders with respect to such stockholders exercising their conversion rights exceeds $3,000,000.

A portion of the cash currently being held in the trust fund established in connection with JKA’s initial public offering will be used to (i) pay the transaction-related expenses of JKA, (ii) pay the $20,000,000 cash portion of the initial merger consideration, and (iii) repay $15,000,000 in subordinated indebtedness incurred by Multi-Shot in the private recapitalization, (such subordinated indebtedness was provided by SG-Directional, LLC), and additional portions of the cash being held in the trust fund may be used to repay all, or a portion of the $45,000,000 of the other assumed Third Party Indebtedness.

The Parent Warrants and Redemption Warrants may be exchanged by the Members for Contingent Award Shares or Cash Exercise Warrants pursuant to Contingent Awards as determined based upon any future exercise of public warrants by JKA stockholders. All Parent Shares, Parent Warrants, Redemption Liability Shares, Redemption Warrants, Cash Exercise Warrant and JKA common stock issued pursuant to the exercise of any Parent Warrant, Cash Exercise Warrant or Redemption Warrant in connection with the Merger will be subject to a registration rights agreement. If the holders of any public warrants to purchase JKA common stock other than Parent Warrants or Redemption Warrants (“Index Warrants”) exercise Index Warrants during any of the periods ending on three measurement dates, June 30, 2008 (“Initial Determination Date”), June 30, 2009 (“Second Determination Date”) and April 30, 2010 (“Third Determination Date”) (the “Determination Dates”) at the option of the holder of each Parent Warrant and Redemption Warrant, each of the Parent Warrants and Redemption Warrants may be exchanged for either their pro rata share of a Contingent Award (as defined in the Merger Agreement) for Contingent Award Shares or a Cash Exercise Warrant (as defined in the Merger Agreement). Contingent Award Shares are the number of shares of JKA common stock as calculated by a cashless exercise formula contained in Section 2.06(d) of the Merger Agreement that are issued for no additional consideration upon the tender of a number of Parent Warrants and Redemption Warrants equal to the aggregate amount of Index Warrants exercised during the applicable Determination Period. A detailed example calculation of such cashless exercise is included on page 12 and Annex B-1. The cashless exercise formula for Contingent Award Shares considers (i) the aggregate number of Index Warrants exercised during the Determination Period, (ii) the trading price of JKA common stock at the time of each exercise and (iii) the weighted average exercise price of the Index Warrants exercised, which will range from $5.00 to $6.25 per share. A Cash Exercise Warrant represents the right to purchase a number of shares of JKA common stock equal to the pro rata share of the holder of the Parent Warrant or Redemption Warrant electing to receive such Cash Exercise Warrant of the aggregate number of Index Warrants exercised during the Determination Period. The cash exercise price for any Cash Exercise Warrant will be equal to the exercise price of the Index Warrants exercised during such period, which range from $5.00 to $6.25 per share.

If the merger is approved and the holders of less than 2,711,667 shares of common stock issued in JKA’s initial public offering, an amount equal to less than 20% or more of the total number of shares issued in the initial public offering and private placement prior to the initial public offering, vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then JKA will use its trust funds to pay for such conversions.

Do I have conversion rights in connection with the merger?

If you hold shares of common stock issued in JKA’s initial public offering that you acquired prior to the record date, then you have the right to vote against the merger proposal and demand that JKA convert your shares of common stock into a pro rata portion of the trust account in which a substantial portion of the net proceeds of JKA’s initial public offering are held. These rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights. An amount equal to the total estimated amount of this potential obligation is reflected on the financial statements of JKA contained herein as “Common Stock Subject to Redemption.”

If I have conversion rights, how do I exercise them?

If you wish to exercise your conversion rights, you must vote against the merger and, at the same time, demand that JKA convert your shares into cash. If, notwithstanding your vote, the merger is completed, then you will be entitled to receive a pro rata share of the trust account in which a substantial portion of the net proceeds of JKA’s initial public offering are held, including any interest earned thereon through the date of the special meeting. Based on the amount of cash held in the trust account as of July 31, 2007, $79,237,723, without taking into account any interest accrued after such date, you will be entitled to convert each share of common stock that you hold into approximately $5.99 per share. If you exercise your conversion rights, then you will be exchanging your shares of JKA common stock for cash and will no longer own these shares of common stock. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the merger and then tender your stock certificate to JKA. Prior to exercising your conversion rights, JKA stockholders should verify the market price of JKA’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. JKA’s shares of common stock are listed on the American Stock Exchange under the symbol “JKA.” If you convert your shares of common stock and continue to hold warrants to purchase JKA common stock, you will retain the right to exercise the warrants received as part of the units purchased in the initial public offering or in the after-market in accordance with the terms thereof. If the merger is not completed, then your shares will not be converted to cash at this time, even if you so elected.

What happens to the funds deposited in the trust account after completion of the merger?

Upon completion of the merger, any funds remaining in the trust account after payment of amounts, if any, to stockholders exercising their conversion rights will become operating capital of JKA. The amount of the trust fund ($79,237,723 as of July 31, 2007) will be used as working capital of JKA after the merger.

Who will manage JKA upon completion of the merger with Multi-Shot, LLC?

Upon completion of the merger, JKA will be managed by Allen Neel — Chief Executive Officer and President, and Scott Bork — Secretary. Furthermore, upon completion of the merger, Multi-Shot, Inc. will be managed by Allen Neel — Chief Executive Officer and President, David Cudd — Vice President, Paul Culbreth — Vice President and Scott Bork — Chief Financial Officer, each of whom currently hold the same respective positions at Multi-Shot, LLC. It is anticipated that the Board will consist of up to seven members. We expect the Board of JKA following the consummation of the merger, will consist of Allen Neel, Ron Nixon, K. Rick Turner, James O. Jacoby, Jr. and Kim Eubanks.

Immediately after the consummation of the merger, assuming that no JKA stockholders exercise any of the stockholders’ conversion rights and no outstanding warrants or options are exercised, the selling members of Multi-Shot, LLC will own approximately 60.75% of the outstanding JKA common stock, the present public stockholders of JKA (or their transferees) will own approximately 39.25% of the outstanding JKA common stock and the present officers and directors of JKA (or their transferees) will own approximately 2.07% of the outstanding JKA common stock. As a result, a change of control of JKA will occur upon consummation of the merger.

What potential management conflicts exist if the proposal is approved?

At the close of business on the record date, James P. Wilson, Keith D. Spickelmier, Herbert C. Williamson and Michael H. McConnell, who together comprise all of JKA’s current directors and officers, beneficially owned 3,291,667 shares of JKA common stock, or 19.9% of the outstanding shares of JKA common stock. Of such shares, 2,958,333 were purchased by JKA’s officers and directors prior to JKA’s initial public offering for $0.010563 per share for an aggregate purchase price of $31,250. Mr. Wilson purchased 183,334 units and Mr. Spickelmier purchased 150,000 units in a private placement immediately prior to the initial public offering for $6.00 per unit, for an aggregate purchase price of $2,000,004. Each unit consists of one common share and two warrants. All of these shares, without taking into account any discount that may be associated with certain restrictions on these shares, have a market value of $19,025,835 based on JKA’s common stock price of $5.78 per share as of August 17, 2007. Additionally, the warrants associated with the units purchased in the private placement by Mr. Wilson and Mr. Spickelmier have a value of $133,334 based upon the warrant price of $0.20 per warrant as of August 17, 2007. JKA’s officers and directors will not receive any value associated with their common shares or warrant ownership in the event that a business combination is not consummated. However, under the terms of the Merger Agreement, Messrs. Wilson, Spickelmier, Williamson and McConnell have agreed to the cancellation of 2,458,334 shares of JKA common stock they currently own. The founders will also transfer 92,522 of their remaining shares to Gibbs & Bruns, L.L.P. upon the consummation of the merger with Multi-Shot pursuant to the terms of the Settlement Agreement. Therefore, if the proposed merger is approved, Messrs. Wilson, Spickelmier, Williamson and McConnell will own a total of 740,741 shares of JKA common stock (including the 333,334 shares acquired by Mr. Wilson and Mr. Spickelmier in the private placement described above) upon the consummation of the merger. All of these 740,741 shares, without taking into account any discount that may be associated with certain restrictions on these shares, has a market value of $4,281,483 based on JKA’s common stock price of $5.78 per share as of August 17, 2007. Additionally, the warrants associated with the units purchased in the private placement by Mr. Wilson and Mr. Spickelmier have a value of $133,333 based upon the warrant price of $.20 per warrant as of August 17, 2007.

Mr. Wilson and Mr. Spickelmier have agreed to indemnify JKA (the “Company”) related to certain expenses in the event a merger is not consummated within a specified time frame. If a merger is completed within the specified time frame such indemnity will cease. As of June 30, 2007 we estimate the Company had unpaid accounts payable or accrued liabilities of $377,977 that we believe could be covered by Mr. Wilson’s and Mr. Spickelmier’s indemnity agreement. As of June 30, 2007, the Company had approximately $75,484 in cash. Mr. Wilson and Mr.

Spickelmier have advanced the Company a total of $300,000 (as described in Form 8-K filings on May 24, 2007, June 15, 2007 and August 8, 2007). Such advances would be repaid upon the closing of the merger. If a business combination is not consummated by April 10, 2008, these advances would not be repaid by the Company to Mr. Wilson and Mr. Spickelmier.

Upon consummation of the merger, certain members of management and the board of directors will own Parent Warrants and potentially Redemption Warrants and Cash Exercise Warrants. The Parent Warrants and Redemption Warrants are only exercisable to the extent that warrant holders (other than holders of Parent Warrants and Redemption Warrants) exercise their public warrants in exchange for shares of common stock (see pages 11 through 13 for further description of these exercise rights). The Parent Warrants and Redemption Warrants (if issued) will have an exercise price of between $5.00 and $6.25 per share. Potential conflicts exist when management and the board of directors are determining the Contingent Award calculation and evaluating certain corporate finance alternatives regarding warrant redemption.

The Company has no right to redeem the public warrants unless the common stock of the Company trades at a minimum of $8.50 per share on each of twenty (20) trading days within any thirty (30) day trading period as described in the Warrant Agreement and our registration statement on Form S-1. The Company has no plans to attempt to redeem the warrants in an effort to trigger the Contingent Awards. The Company could, possibly, evaluate various corporate finance alternatives that may involve a warrant buy-back program or a reduction in warrant exercise price to accelerate the public warrant exercise.

No member of management or any affiliate of JKA management has any relationship with Multi-Shot, LLC, Catalyst/Hall Growth Capital Management Co., LLC, or SG-Directional, LLC or any of their respective affiliates.

What happens if the merger is not consummated?

If the merger is not consummated, JKA’s certificate of incorporation will not be amended, the additional directors will not be elected and the equity incentive plan will not be adopted. JKA will continue to search for a business to acquire. However, JKA will be liquidated if (i) it does not consummate a business combination by October 10, 2007 or, (ii) if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by October 10, 2007, then by April 10, 2008. In the event the merger is not consummated, JKA will continue to search for another suitable acquisition target. In the event of a liquidation, the net proceeds of JKA’s initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of JKA’s common stock that acquired their shares in the initial public offering or in the open market.

Mr. Wilson and Mr. Spickelmier have agreed to indemnify the Company related to certain expenses in the event a merger is not consummated within a specified time frame. If a merger is completed within the specified time frame such indemnity will cease. As of June 30, 2007 we estimate the Company had unpaid accounts payable or accrued liabilities of $377,977 that we believe could be covered by Mr. Wilson’s and Mr. Spickelmier’s indemnity agreement. As of June 30, 2007, the Company had approximately $75,484 in cash. Mr. Wilson and Mr. Spickelmier have advanced the Company a total of $300,000 (as described in Form 8-K filings on May 24, 2007, June 15, 2007 and August 8, 2007). Such advances would be repaid upon the closing of the merger. If a merger is not consummated by April 10, 2008, these advances would not be repaid by the Company to Mr. Wilson and Mr. Spickelmier.

When do you expect the proposals to be completed?

It is currently anticipated that the transactions and actions contemplated discussed in the proposals will be completed simultaneously as promptly as practicable following the JKA special meeting of stockholders to be held on [          ], 2007, unless JKA and Multi-Shot, LLC agree to another date after the special meeting.

Who can help answer my questions?

If you have questions about any of the proposals, you may write or call JK Acquisition Corp. at 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027, (713) 978-7557, Attention: James P. Wilson.

PROPOSAL ONE

THE MERGER PROPOSAL

SUMMARY

This summary of the merger and the principal terms of the Second Amended and Restated Agreement and Plan of Merger, dated August 27, 2007, by and among: JK Acquisition Corp. (“JKA”); Multi-Shot, Inc.; Multi-Shot, LLC; and each of Catalyst/Hall Growth Capital Management, LLC and SG-Directional, LLC, as members’ representative; and the members of Multi-Shot, LLC, is subject to, and is qualified in its entirety by reference to, the Second Amended and Restated Agreement and Plan of Merger, a copy of which is attached as Annex A, and the more comprehensive discussion found beginning on page 10 in these proxy materials.

Description of Merger: (See page 9)	Merger of Multi-Shot, LLC, a Texas limited liability company, with and into Multi-Shot, Inc., a Delaware corporation and wholly owned subsidiary of JKA.

Principal Business: (See page 9)	Multi-Shot, LLC provides directional drilling services with an established presence in most major onshore oil & natural gas producing basins in the U.S.

Initial Merger Consideration: (See page 11)	Approximately $197,500,000 consisting of:

• $20,000,000 in cash from the trust account;

• 21,759,259 shares of JKA common stock;

• 28,516,668 warrants solely exercisable pursuant to a Contingent Award (each warrant may be exchanged for Contingent Award Shares on a cashless exercise basis or, in certain circumstances, related to the Cash Exercise Warrants, for a cash exercise price of $5.00-$6.25 per share pursuant to the merger agreement — see page 11 for additional description of the Contingent Awards);

• the payment or assumption of approximately $60,000,000 in third-party indebtedness; and

• The cancellation of 2,458,334 shares of JKA common stock currently owned by the officers and directors of JKA.

Post Merger Consideration: (See page 13)	Issuance of additional warrants exercisable for shares of JKA common stock if JKA stockholders exercise conversion rights requiring the payment of more than $3,000,000 in conversion payments.

Additional Agreements:	• Escrow Agreement securing the payment of post closing adjustments and indemnity obligations, if any (see page 19).

• Employment Agreements with key employees (see page 18).

• Registration Rights Agreement relating to the shares of JKA common stock and warrants issued as consideration (see page 19).

Conditions: (See page 17)	The merger agreement is subject to customary conditions, including:

• no action, order or injunction prohibiting the merger;

• no statute, rule, order or decree shall have been enacted or promulgated which would prohibit the merger or otherwise make the merger illegal;

• listing of the Parent Shares and Redemption Liability Shares with the American Stock Exchange;

• receipt of certain consents;

• execution of employment agreements, registration rights agreement and escrow agreement;

• approval by stockholders of JKA and members of Multi-Shot LLC;

• expiration of waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.

Effect of Termination: (See page 18)	The merger agreement may be terminated on customary grounds including:

• by mutual agreement;

• upon issuance of an order preventing the merger;

• upon a material breach of any representation, warranty or obligation;

• by Multi-Shot if the aggregate liabilities and indebtedness of JKA exceed $4,202,500 as of the closing date of the merger; and

• if 2007 annualized adjusted EBITDA is less than $29,000,000 through the end of the most recently completed month prior to the month in which the effective time occurs JKA may waive this requirement pursuant to the terms to the Second Amended and Restated Agreement and Plan of Merger, and JKA would consider the amount by which Multi-Shot fell short of the annualized adjusted EBITDA, its business prospects, any price adjustments and any other relevant considerations at the time in determining whether to terminate the merger agreement.

The merger agreement will be automatically terminated if:

• JKA has failed to file with the SEC and mail to its stockholders the definitive merger proxy statement prior to December 31, 2007; or

• the effective time of the merger has not occurred on or before January 31, 2008.

Conversion Rights:	Any stockholder that votes against the merger and elects to convert their shares to cash will receive payment of a pro rata portion of the trust fund in which substantially all of the proceeds from the initial public offering are deposited. In connection with the initial public offering, JKA agreed to pay the underwriters additional non-accountable expenses of $1,552,500, but only in the event of and upon the completion of the merger. If the merger is approved, the conversion will result in the payment of approximately $5.99 per share based on the value of the trust fund as of July 31, 2007.

Required Vote: (See page 35)	The merger must be approved by a majority of the shares of JKA common stock sold in the initial public offering voted at the Special Meeting. Additionally, the merger shall not be consummated if holders of 20% or more of the aggregate shares of JKA common stock sold in the initial public offering and private placement prior to the initial public offering vote against the merger and demand conversion of their shares to cash.

Effective Date:	As soon as reasonably practical after the approval of the merger agreement by the stockholders of JKA.

Effect of Disapproval: (See page 35)	No stockholder will be entitled to convert shares of JKA. JKA will continue to seek a suitable acquisition candidate. However, JKA will be liquidated if (i) it does not consummate a business combination by October 10, 2007 or, (ii) if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by October 10, 2007, then by April 10, 2008, and will then distribute the funds held in the trust account to all the holders of all shares of JKA stock acquired in the public offering pro rata.

MULTI-SHOT, LLC

Description of Business

Multi-Shot, LLC provides directional drilling services with an established presence in most major onshore oil & natural gas producing basins in the U.S. Since inception of its predecessor business in 1980, the company has developed into a leading independent service provider that employs a skilled and experienced labor force. (see page 75 for description of experience of labor force). Multi-Shot provides downhole drilling motors and labor which assist in drilling oil or gas wells directionally as opposed to the standard vertical drilling of wells. In connection with these services, Multi-Shot also provides downhole surveying and measurement while drilling services. These services provide information on the location of the wellbore as it is being drilled directionally and other critical feedback from the wellbore. Multi-Shot owns and operates specialized equipment used in directional drilling and directional surveying and maintains a diversified customer base that includes large, U.S. based independent exploration and production companies. Furthermore, Multi-Shot, LLC has a veteran management team focused on creating opportunities for continued growth. The principal executive office of Multi-Shot, LLC is located at 2507 North Frazier, Suite 215, Conroe, Texas 77303, (936) 441-6655, which will be JKA’s headquarters after the merger.

Market Price of and Dividend Policy on Multi-Shot, LLC Interests

There is no established public market for ownership interests in Multi-Shot. The ownership interests in Multi-Shot are currently owned by (i) four (4) individuals that are part of management or managers of Multi-Shot and (ii) six (6) investment limited partnerships or limited liability companies. Multi-Shot has not paid any dividends or distributed any amounts to its members in the previous two years and does not have any equity compensation plans, other than amounts distributed to its Members with respect to (i) the private recapitalization transaction with SG-Directional, LLC as described on page 52 and (ii) federal income taxes and interests awarded pursuant to incentive plans that terminate upon the closing of the merger. Neither the income tax distribution to Multi-Shot’s members in early 2007 nor the distribution to Multi-Shot’s members in connection with the private recapitalization impacted or will impact the merger consideration.

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

The following summary of the material provisions of the Second Amended and Restated Agreement and Plan of Merger, or merger agreement, is qualified by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

Structure of the Merger

At the effective time of the merger, Multi-Shot, LLC will be merged with and into Multi-Shot, Inc., a newly-formed, wholly-owned subsidiary of JKA, and Multi-Shot, Inc. will continue as the operating company and a wholly-owned subsidiary of JKA. JKA will be renamed MS Energy Services, Inc.

Initial Merger Consideration

At closing, the initial merger consideration for all the issued and outstanding membership interests of Multi-Shot is expected to be approximately $197,500,000 (assuming the third-party indebtedness of Multi-Shot does not exceed $60,000,000 on the closing date), consisting of the following:

•	$20,000,000 in cash from the trust account;

•	21,759,259 shares of JKA common stock (“Parent Shares”);

•	28,516,668 warrants solely exercisable pursuant to a Contingent Award (each warrant may be exchanged for Contingent Award Share on a cashless exercise basis or, in certain circumstances, related to the Cash Exercise Warrants, for a cash exercise price of $5.00-$6.25 per share pursuant to terms of the merger agreement) (“Parent Warrants”);

•	the payment or assumption of third-party indebtedness, which is expected to be approximately $60,000,000; and

•	the cancellation of 2,458,334 shares of JKA common stock currently held by the officers and directors of JKA.

Initial Merger Consideration issued to Multi-Shot Members:

	Parent	Parent
	Shares	Warrants	Cash

SG-Directional(1)	13,359,369	17,508,165	$12,279,250
Catalyst/Hall Growth Capital, LP(2)	3,127,657	4,098,961	2,874,783
Catalyst/Hall Private Equity, LP(2)	898,393	1,177,392	825,757
Catalyst Capital Partners I, Ltd(2)	306,294	401,414	281,529
Catalyst Capital Partners II, Ltd(2)	736,620	965,380	677,063
CRF Air, LLC(2)	1,078,504	1,413,437	991,306
Robert P. Vilyus(2)	53,927	70,675	49,567
Allen Neel(2)	750,807	983,973	690,104
David Cudd(2)	723,844	948,636	665,320
Paul Culbreth(2)	723,844	948,636	665,320

	21,759,259	28,516,668	$20,000,000

(1)	Shares not subject to merger escrow agreement

(2)	Shares subject to merger escrow agreement

Warrants and Contingent Awards

Each of the 28,516,668 Parent Warrants initially issued and any warrants issued on a post-closing basis (“Redemption Warrants”) may be exchanged for Contingent Award Shares or a Cash Exercise Warrant pursuant to Contingent Awards. Such warrants, as well as any Redemption Warrants, may only be exercised for shares of JKA common stock in connection with Contingent Awards as more fully described in Section 2.06 of the Second Amended and Restated Agreement and Plan of Merger or exchanged for Cash Exercise Warrants. Contingent Awards may be earned by the members of Multi-Shot based upon any future exercise of public warrants by JKA stockholders while JKA common stock. If the holders of any public warrants to purchase JKA common stock other than Parent Warrants or Redemption Warrants (“Index Warrants”) exercise Index Warrants during any of the following determination periods.

•	from the date of closing the merger with Multi-Shot, LLC to June 30, 2008;

•	from July 1, 2008 to June 30, 2009; and

•	from July 1, 2009 to April 30, 2010 (unless extended to June 30, 2010 by mutual written consent of JKA and Multi-Shot and its members), at the option of the holder of each Parent Warrant and Redemption Warrant, each of the Parent Warrants and Redemption Warrants may be exchanged for either their pro rata share of Contingent Award Shares (as defined in the Merger Agreement) or a Cash Exercise Warrant (as defined in the Merger Agreement). Contingent Award Shares are the number of shares of JKA common stock as calculated by a cashless exercise formula contained in Section 2.06(d) of the Merger Agreement that are issued for no additional consideration upon the tender of a number of Parent Warrants and Redemption Warrants equal to the aggregate amount of Index Warrants exercised during the applicable Determination Period. A detailed example such cashless exercise is included on page 12 and Annex B-1. The cashless exercise formula considers (i) the aggregate number of Index Warrants exercised during the Determination Period, (ii) the trading price of JKA common stock at the time of each exercise and (iii) the weighted average exercise price of the Index Warrants exercised, which will range from $5.00 to $6.25 per share. A Cash Exercise Warrant represents the right to purchase a number of shares of JKA common stock equal to the pro rata share of the holder of the Parent Warrant or Redemption Warrant electing to receive such Cash Exercise Warrant of the aggregate number of Index Warrants exercised during the Determination Period. The cash exercise price for any Cash Exercise Warrant will be equal to the exercise price of the Index Warrants exercised during such period, which range from $5.00 to $6.25 per share.

The Chief Financial Officer will be responsible for preparing the Contingent Award calculation to be approved by the Board of Directors. The Chief Financial Officer will not own, directly or indirectly, any of the Parent Warrants subject to the Contingent Award, however certain board members or their affiliates may own Parent Warrants subject to the Contingent Award. See page 6, “What potential management conflicts exist if the proposal is approved.”

An example of such Contingent Award calculation is described below:

Contingent Award Calculation — Example (Cashless Exercise)

(Based on the following assumptions: (i) 1,000,000 warrants exercised by public stockholders in the determination period, (ii) weighted average stock price of $7.00 per share for such warrant exercises by public stockholders in such determination period and (iii) weighted average exercise price of $5.00 per share)

Merger
Agreement
Section

2.06(d)(ii)(A)	Aggregate # of Index Warrants for Initial Determination Period	1,000,000
2.06(d)(ii)(B)	Aggregate Total Exercised Warrant Value for Initial Determinate Period	$7,000,000
2.06(d)(ii)(C)	Per share weighted average Total Exercised Warrant Value	$7.00

2.06(d)(iii)(A)	# shares in 2.06(d)(ii)(A) above	1,000,000
2.06(d)(iii)(B)	multiply, # of shares in 2.06(d)(iii) A by $5.00	$5.00

		$5,000,000

2.06(d)(iv)(A)	Subtract the amount determined in 2.06(d)(iii) from	$5,000,000
2.06(d)(iv)(B)	the Total Exercised Warrant Value for Initial Determination Period 2.06(d)(i)	$7,000,000
	Contingent Award amount	$2,000,000

2.06(d)(v)(A)	Contingent Award amount per 2.06(d)(iv) divided by	$2,000,000
2.06(d)(v)(B)	Amount determined in 2.06(d)(ii)(C): per share weighted average Total Exercise Warrant Value for the Determination Period	$7.00

	Contingent Award Shares to be issued to Members	285,714

The Contingent Awards were designed to provide the members of Multi-Shot with a partial anti-dilutive measure based on the exercise of warrants by JKA public warrant holders. To the extent that the Contingent Award results in additional common shares issued to the Parent Warrant holders, the Cash Exercise Warrant holders and Redemption Warrant holders or the exercise of Cash Exercise Warrants results in the issuance of additional common shares, other JKA common shareholders will suffer dilution. The magnitude of the potential dilution will be dependent upon the ultimate number of Contingent Award Shares, if any, issued subject to the Contingent Award calculation or the shares issued as a result of the exercise of Cash Exercise Warrants.

The Parent Warrants and Redemption Warrants are not the same warrants which were registered by JKA in connection with its initial public offering. The form of Parent Warrant and Redemption Warrant to be issued to the Members is attached as Annex C. The Parent Warrants and Redemption Warrants are contingent, unregistered, non-tradable securities, subject to contractual restrictions. Based on those restrictions, we have assigned de minimis value to these warrants as related to the Contingent Awards. The Parent Warrants and Redemption Warrants may be solely exchanged by the Members pursuant to Contingent Awards or Cash Exercise Warrants as determined based upon certain future events as related to the exercise of public warrants by JKA stockholders. The holders of such warrants shall not be required to provide any additional consideration upon the exercise of a warrant or the issuance of any common stock upon exercise of a warrant pursuant to a Contingent Award. However, the holders of such warrants do have the option of tendering between $5.00 and $6.25 in cash to exercise their Cash Exercise Warrants.

All Parent Shares, Parent Warrants, Cash Exercise Warrants Redemption Warrants and JKA common stock issued pursuant to the exercise of any Parent Warrant, Cash Exercise Warrant or Redemption Warrant in connection with the Merger will be subject to (i) a registration rights agreement, which is attached to this proxy statement as Annex D, and (ii) all such equity securities issued to the continuing members of Multi-Shot (which excludes equity securities issued to SG-Directional, LLC), an escrow agreement, which is attached to this proxy statement as Annex E.

Post-Merger Consideration

The Members will also be eligible to receive Redemption Liability Shares and Redemption Warrants if the cash consideration paid by JKA to its stockholders with respect to such stockholders exercising their conversion rights exceeds $3,000,000. The Redemption Liability Shares and Redemption Warrants were designed to address a concern of Multi-Shot that the merged company would have more net debt than it had bargained for to fund stockholder conversions. To the extent that JKA shareholders convert shares representing cash payments of greater than $3,000,000, then JKA will have either less cash from the trust account or a higher debt level then contemplated in the merger negotiations with Multi-Shot. Therefore, Multi-Shot required additional shares as merger consideration in this event. The table below highlights and summarizes the results of the Redemption Liability Shares and Redemption Warrants formula under varying percentages of JKA stockholders exercising conversion rights. Note that 19.99% conversion represents the maximum allowable conversion.

Assumed Percentage of Shares Converted to Cash	19.99%	15.00%	10.00%	5.00%
Assumed Redemption Shares Number	2,710,311	2,033,750	1,355,833	677,917
Redemption Share Price as of June 30, 2007	$5.97	$5.97	$5.97	$5.97
Gross Redemption Dollar Amount	$16,180,556	$12,141,488	$8,094,325	$4,047,163
Redemption Value Safe Harbor	$3,000,000	$3,000,001	$3,000,002	$3,000,003

Net Redemption Dollar Amount	$13,180,556	$9,141,487	$5,094,323	$1,047,160
Safe Harbor Shares	502,513	502,513	502,513	502,513
Shares in Excess of “Safe Harbor”	2,207,798	1,531,237	853,321	175,404
Exchange Value	$5.40	$5.40	$5.40	$5.40
Redemption Price Differential	$0.57	$0.57	$0.57	$0.57

Redemption Liability Amount	$1,258,445	$872,805	$486,393	$99,980
Redemption Liability Shares	233,045	161,631	90,073	18,515
Redemption Warrants	466,091	323,261	180,145	37,030

See below for a step by step description of this calculation. The issuance of the Redemption Share Liability and Redemption Warrants would cause dilution to JKA shareholders, offset by the number of shares retired through conversion to cash.

Redemption Liability Shares and Redemption Warrants
Calculation-Example

As per 2.08(c)(i) of the Merger Agreement
#1 Assumed “Redemption Shares Number”		2,710,311
#2 “Redemption Share Price” (assumed)		$5.97
#3 “Gross Redemption Dollar Amount”	= #1* #2	$16,180,556
#4 “Redemption Value Safe Harbor”		$3,000,000
#5 “Net Redemption Dollar Amount”	= #3 - #4	$13,180,556
#6 “Safe Harbor Shares”	= #4 / #2	502,513
#7 Shares in Excess of “Safe Harbor”	= #5 / #2	2,207,798
#8 “Exchange Value”		$5.40
#9 “Redemption Price Differential”	= #2 - #7	$0.57
#10 “Redemption Liability Amount”	#7* #9	$1,258,445
#11 “Redemption Liability Shares”	= #10 / #8	233,045
#12 “Redemption Warrants”	#11* 2	466,091

Closing of the Merger

Subject to the provisions of the merger agreement, the closing of the merger will take place no later than January 31, 2008, or, as soon as practicable after all the conditions described below under “The Second Amended and Restated Agreement and Plan of Merger — Conditions to the Completion of the Merger” on page 14 have been satisfied, unless JKA and Multi-Shot, LLC agree to another time.

Representations and Warranties

The merger agreement contains customary representations and warranties of each of JKA, Multi-Shot and the members of Multi-Shot, as applicable, relating to, among other things:

•	proper corporate organization and similar corporate matters,

•	capitalization,

•	the authorization, performance and enforceability of the merger agreement,

•	permits,

•	taxes,

•	absence of undisclosed liabilities,

•	real properties,

•	material contracts,

•	title and condition of assets,

•	absence of certain changes,

•	employee and employee benefit matters,

•	compliance with applicable laws,

•	absence of litigation,

•	environmental matters,

•	warranties, and

•	insurance.

The assertions embodied in the representations and warrants contained in the merger agreement are qualified by information in disclosure schedules to the merger agreement, which we consider nonpublic information. However, any material information contained in the schedules to the merger agreement has been appropriately disclosed in this proxy statement.

Knowledge, Materiality and Material Adverse Effect

Certain of the representations and warranties are qualified by knowledge of the party, materiality or to the extent a breach does not result in a material adverse effect. For the purposes of the merger agreement, knowledge means, with respect to any party to the merger agreement, actual or deemed knowledge of: (i) in the case of Multi-Shot, its managers, as well as Paul Culbreth, David Cudd, and Scott Bork, and (ii) in the case of JKA, James P. Wilson, Keith D. Spickelmier, Michael H. McConnell and Herbert C. Williamson, and such knowledge that would be imputed to such persons upon reasonable inquiry or due investigation. An individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual’s possession or that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or (ii) such knowledge could be obtained from reasonable inquiry of those persons employed by an entity (as the case may be) charged with administrative or operational responsibility for such matter for such party by the person in the discharge of his duties and responsibilities with regards to those persons. For the purposes of the merger agreement, a material adverse effect on an entity means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events, changes, violations, inaccuracies, circumstances or effects are inconsistent with the representations or warranties made by the entity in the merger agreement) that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, employees, properties, prospects, capitalization or results of operations of an entity, except for any such events, changes, violations, inaccuracies, circumstances or effects resulting from or arising in connection with (i) any changes in general, political, global or other national or worldwide events or changes in economic or business conditions that do not disproportionately impact an entity as compared to other entities similar in size and scope as that of an entity and that are within its industry or (ii) any changes or events affecting the industry in which an entity operates that do not disproportionately impact an entity as compared to other entities similar in size and scope as that of an entity and that are within its industry.

Interim Covenants Relating to Conduct of Business

Each of JKA and Multi-Shot has agreed to continue to operate its business in the ordinary course prior to the closing of the merger, to use reasonable efforts to preserve current relationships with customers, employees and suppliers, and additional material covenants including that (i) each party shall obtain all necessary approvals, including stockholder and governmental approvals; (ii) each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information; and (iii) until termination of the merger agreement (except as discussed below), not to solicit or accept an offer to enter into a competing transaction.

No Solicitations by JKA or Multi-Shot

Multi-Shot has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or member interests of Multi-Shot with parties other than JKA. Furthermore, Multi-Shot has agreed, from the date of the merger agreement and until the termination of the merger agreement, not to, directly or indirectly through any officer, member, manager, employee, representative or agent, solicit, initiate, entertain or encourage any proposal or offer from, or engage in any negotiations with any person other than JKA, or agree to, approve or recommend, any proposal for a competing transaction.

JKA is permitted to receive general inquiries from third parties concerning potential transactions that would be in substitution of or in addition to, the Merger as contemplated by the merger agreement, and to conduct preliminary dialogue related thereto. However, JKA may not negotiate, present, or propose terms with any third party with respect to any such transaction until the earlier of: (i) the closing of the merger, or (ii) the termination of the merger agreement pursuant to the terms provided therein.

Access to Information

During the period prior to the closing, each of JKA and Multi-Shot has agreed to give the other, its counsel, accountants and other representatives, reasonable access during normal business hours to the properties, books, records and personnel of the other to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the other, as such party may reasonably request.

Escrow and Indemnification

Upon the closing of the merger, all of the shares of JKA common stock and warrants issued to the original members of Multi-Shot (all members of Multi-Shot except for SG-Directional, LLC) will be transferred to an escrow agent to secure (i) any post-closing adjustment in the purchase price in JKA’s favor and (ii) the indemnification obligations of the members related to representations, warranties and other agreements. The escrow agreement shall provide that so long as a bona fide, good faith claim for indemnification has not been made by JKA, that (i) the entirety of the escrow fund remain with the escrow agent until December 31, 2008, (ii) after December 31, 2008, the escrow amount and that portion of escrow shares (and/or any proceeds or common stock of JKA received by virtue of the sale of JKA common stock, or the exercise of Parent Warrants and Redemption Warrants) in excess of $3,000,000 in value based on the escrow per share market value be released to the members as well as the entirety of the escrow warrants, and (iii) upon completion of thirty-six months after closing, the escrow account shall be closed and all remaining escrow shares and/or proceeds shall be released to the members. Pursuant to the terms and conditions of the merger agreement, none of the merger consideration payable to SG-Directional, LLC, as a member of Multi-Shot, LLC, will be held in escrow for indemnification purposes. Only merger consideration payable to the other members of Multi-Shot, LLC will be held in escrow for indemnification purposes.

The members of Multi-Shot, jointly and severally, have agreed to hold JKA and its representatives, successors and permitted assigns harmless from any damages, whether as a result of any third party or otherwise, and which arise from or in connection with any breach by the members or Multi-Shot of any representations, warranties, covenants or obligations under the merger agreement. Subject to certain exceptions, claims made against the members of Multi-Shot may be asserted only after the aggregate amount of all claims exceeds $500,000. Additionally, subject to certain exceptions, including fraud or willful misrepresentation or misconduct, the aggregate indemnification liability of the members will not exceed $10,000,000. Most of the representations and warranties of the parties under the merger agreement will survive the closing until December 31, 2008; however, certain representations and warranties will survive for longer periods, including, but not limited to, organization, qualification, charter documents, capitalization, authority, conflicts, environmental, taxes and required vote.

JKA has agreed to hold harmless the members and Multi-Shot for any breach of JKA’s representations, warranties or covenants under the merger agreement. Indemnification claims may be made against JKA only after the aggregate amount of claims exceeds $500,000. Subject to certain exceptions, including fraud or willful misrepresentation or misconduct, the aggregate indemnification liability of JKA will not exceed approximately $14,616,631. Most of the representations and warranties of the parties under the merger agreement will survive until December 31, 2008; however, certain representations and warranties will survive for longer periods, including but not limited to organization, qualification, charter documents, capitalization, authority, conflicts, SEC filings, board approval , issuance of shares and taxes.

Multi-Shot has not agreed to waive any recourse against the trust account in the event that the merger is not consummated and JKA breaches its agreement with Multi-Shot.

Fees and Expenses

Whether or not the merger is consummated, all fees and expenses incurred in connection with the merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of the merger agreement and the transactions contemplated thereby, shall be the obligation of the respective party incurring such fees and expenses, except in such circumstances described in the merger agreement in which JKA may be liable to Multi-Shot for the expenses of Multi-Shot.

Public Announcements

The parties have agreed to cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the merger agreement and the related transactions, and no party shall issue or otherwise make any public announcement or communication pertaining to the merger agreement or the merger without the prior consent of the other, except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of, a stock exchange or trading system. Each party has agreed not to unreasonably withhold approval from the other with respect to any press release or public announcement.

Pre-Closing Confirmation

Not later than 48 hours prior to the closing:

•	JKA is required to give the trustee advance notice of the anticipated consummation of the merger; and

•	JKA will cause the trustee to provide a written confirmation to Multi-Shot confirming the dollar amount of the account balance held by the trustee in the trust account to be released upon consummation of the merger.

Conditions to the Completion of the Merger

The obligations of JKA and Multi-Shot are subject to certain customary closing conditions, including the following:

•	no order or injunction enjoining the merger;

•	no statute, rule, order or decree shall have been enacted or promulgated which would prohibit the merger or otherwise make the merger illegal;

•	listing of the Parent Shares and Redemption Liability Shares with the American Stock Exchange;

•	receipt of certain consents;

•	entering into the registration rights agreement, escrow agreement and certain other agreements;

•	termination of certain Multi-Shot existing plans and agreements;

•	the majority of voting JKA stockholders shall have approved the transactions contemplated by the merger agreement and public JKA stockholders owning not more than twenty percent (20%) of JKA’s shares of common stock issued in JKA’s initial public offering and the private placement and outstanding immediately before the closing shall have exercised their rights to convert their shares into a pro rata share of the trust fund rather than approve the merger;

•	certain of the officers of Multi-Shot shall have entered into employment agreements;

•	the members of Multi-Shot shall have approved the transactions contemplated by the merger agreement;

•	all specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, if any, shall have expired, and

•	the absence of any action, suit or proceeding challenging or preventing the merger.

Effect of Termination

In the event of termination, the merger agreement shall forthwith become void, there shall be no liability under the merger agreement on the part of JKA, Merger Sub or Multi-Shot or any of their respective officers, managers or directors, and all rights and obligations of each party hereto shall cease.

Furthermore, if the merger agreement is terminated:

•	JKA and Merger Sub are obligated to return all documents and work papers obtained from Multi-Shot or the members of Multi-Shot;

•	all filings with any government agencies shall be withdrawn, to the extent practicable;

•	certain confidentiality obligations will survive closings; and

•	no party shall be relieved of any liability for willful breach of the merger agreement.

Representatives

Multi-Shot has designated each of Catalyst/Hall Growth Capital Management Co., LLC (“Catalyst”) and SG-Directional, LLC (“SG”) as its representatives with authority to make all decisions and determinations and to take all actions required or permitted under the merger agreement and the escrow agreement on behalf of the members of Multi-Shot. Ron Nixon, acting through Catalyst, and K. Rick Turner, acting through SG, will jointly act as the representatives of Multi-Shot. Any such action, decision or determination so made or taken shall be deemed the action, decision or determination of the members of Multi-Shot, and any notice, document, certificate or information required to be given to any member of Multi-Shot shall be deemed so given if given to the representative. As affiliates of such representatives are also members of Multi-Shot, it is possible that potential conflicts of interest may arise with respect to its obligations as representative and its interests pertaining to Multi-Shot member interests held by its affiliates.

EMPLOYMENT AGREEMENTS

A condition to JKA’s obligation to consummate the merger is that each of Allen Neel, David Cudd and Paul Culbreth enter into employment agreements with JKA, in form and substance reasonably acceptable to JKA and such persons. Messrs. Neel, Cudd/Culbreth and Bork are presently employed by Multi-Shot, LLC, and have employment agreements with Multi-Shot, LLC. Each of such persons, as well as Scott Bork, has agreed in principle to enter into substantially identical employment agreements with JKA, which become effective only upon consummation of the merger. The following summary description of such employment agreements describes the material terms of such employment agreements and does not purport to describe all of the terms and conditions of the employment agreements.

Scope and Term of Employment

The employment agreements provide that, after the merger, Allen Neel will be employed as President and Chief Executive Officer of JKA and Multi-Shot, Inc., David Cudd and Paul Culbreth as Vice-Presidents of Multi-Shot, Inc., and Scott Bork as Chief Financial Officer of Multi-Shot, Inc. and the Secretary of JKA. Messrs. Neel, Cudd, Culbreth and Bork are collectively sometimes referred to as the employees. Other than these differences in offices (and other requirements under applicable laws), the employment agreements are substantially identical.

Compensation

Each employee:

•	will be entitled to a an annual base salary as provided for in the agreements, which for Mr. Neel is $275,000, for Mr. Cudd is $230,000, Mr. Culbreth is $230,000 and for Mr. Bork is $110,000; and

•	will be eligible for an annual cash bonus which will be equal to a percentage of the base salary for each fiscal year. For each of Mr. Neel, Mr. Cudd, Mr. Culbreth and Mr. Bork, such percentage is up to 75%, 75%, 75%, and 75% respectively. Any annual bonus targets will be determined by the Compensation Committee and approved by the Board for each fiscal year. Any bonus will be upon recommendation of the Compensation Committee, subject to Board approval. Such Compensation Committee is an independent committee of the Board. Payment of the annual bonus (if any) will occur within 90 days after the close of the fiscal year, but in no event, prior to the delivery of the annual audited financial statements; and

Each of Messrs. Neel, Cudd, Culbreth and Bork may also receive an initial grant of restricted shares and options having a strike price equal to the fair market value of JKA’s shares on the date of grant. Initial grants will be upon recommendation of the Compensation Committee and subject to Board approval. Assuming the Plan is approved by JKA’s stockholders, the Compensation Committee will determine the initial grants that Messrs. Neel, Cudd, Culbreth and Bork will receive, if any. The annual grant shall be made in accordance with the terms and provisions as set forth in the Plan. The number of restricted shares and shares underlying options that may be issued under the Plan is [          ].

Fringe Benefits, Reimbursement of Expenses

Each employee will be entitled to, among other things:

•	participate in all benefit programs, if any, established and made available to executive officers of a similar level, if any, and

•	reimbursement for reasonable expenses incurred or paid by the employee in connection with, or related to the performance of their duties, responsibilities or services, upon presentation by the employee of documentation, expense statements, vouchers and/or such other supporting information as may be reasonably requested.

ESCROW AGREEMENT

Pursuant to the merger agreement, on the closing date of the merger the parties involved in the merger will enter into an escrow agreement (referred to in this proxy statement as the “Escrow Agreement”) with the escrow agent to secure certain post-closing obligations of the selling members. The following description summarizes the material provisions of the escrow agreement. Stockholders should read carefully the Escrow Agreement, attached to this proxy statement as Annex E.

On the closing date of the merger, JKA will enter into an Escrow Agreement with the selling members, who will be represented by the selling members’ representative, and the escrow agent. On the closing date, we will deposit with the escrow agent 8,399,890 shares of our common stock and 11,008,503 warrants (plus any shares of common stock and warrants awarded with respect to the redemption liability adjustment under the terms of the merger agreement awarded to the members of Multi-Shot, excluding SG-Directional, LLC) to secure (i) any post-closing Multi-Shot balance sheet adjustments in the purchase price in our favor and (ii) certain indemnification obligations of the selling members under the merger agreement.

REGISTRATION RIGHTS AGREEMENT

Upon the closing of the merger pursuant to the merger agreement, JKA will enter into a registration rights agreement with the selling members who will be represented by the selling members’ representative. The following description of the registration rights agreement describes the material terms of the registration rights agreement but does not purport to describe all the terms of the agreement. The complete text of the registration rights agreement is attached as Annex D to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the registration rights agreement in its entirety.

General

Pursuant to the merger agreement, the selling members will receive 21,759,259 shares of our common stock and 28,516,668  warrants to obtain shares of our common stock (plus shares of common stock and warrants awarded with respect to the redemption liability adjustment under the terms of the Merger Agreement) (collectively referred to in this proxy statement as the “registerable securities”). We agreed to provide the selling members certain registration rights in relation to the registerable securities.

Demand Registration Rights

At any time subsequent to six months after the effective time of the merger, The holders of a majority-in-interest of the registerable securities, acting through their representatives, Catalyst and SG, may make a written demand for registration under the Securities Act of all or part of their registerable securities. Additionally, if elected by a majority-in-interest of the demanding stockholders, the registration shall be made pursuant to an underwritten offering. We shall not be obligated to affect more than an aggregate of two demand registrations under the registration rights agreement.

Piggy-back Registration Rights

If at any time after the date of the registration rights agreement we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of equity securities, either for our own account or for the account of any of our stockholders, then the selling members, acting through their representatives, shall have the right to include their shares of common stock in the registration statement, subject to specific limitations as set forth in the registration rights agreement.

Form S-3 Registration Rights

The selling members, acting through their representatives, shall have the right at any time on an unlimited number of occasions to require that we register any or all of their shares of our common stock on a “Form S-3” or any similar short-form registration which is available to us at the time. In addition to any other limitations set forth in the registration rights agreement, the aggregate offering to the public must be at least $0.5 million.

Indemnification Related to Registration Rights

JKA has agreed to indemnify the selling members, in such capacity as a stockholder of JKA on a post-closing basis, from and against any expenses, losses, judgments, claims, damages or liabilities arising out of or based upon any untrue statement of a material fact, or any omission to state a material fact necessary to make statements in any registration statement filed with the SEC as required pursuant to the Registration Rights Agreement not misleading, or any violation by us of the Securities Act of 1933, as amended, except if such statement or omission was made by us in reliance upon and in conformity with information furnished to us in writing by a selling member for use in such registration statement. The selling members, in such capacity as a stockholder of JKA on a post-closing basis, have agreed to indemnify us from and against any expenses, losses, judgments, claims, damages or liabilities arising out of or based upon an untrue statement of a material fact contained in any registration statement filed with the SEC as required pursuant to the Registration Rights Agreement, or any omission to state a material fact necessary to make statement in such registration statement not misleading, if the statement or omission was made by us in reliance upon and in conformity with information furnished in writing to us by the selling members for use in such registration statement.

REASONS FOR THE MERGER

The JKA Board has concluded that the merger with Multi-Shot is in the best interests of JKA’s stockholders.

Each member of JKA’s Board is experienced in evaluating merger and acquisition opportunities. In arriving at its determination to approve the merger agreement with Multi-Shot, the Board of JKA relied on information (including financial information) relating to Multi-Shot, the regulatory environment, the industry dynamics, the reports of outside due diligence consultants and the Board’s experience in building, managing and financing companies.

JKA retained Ernst & Young to perform detailed financial due diligence on Multi-Shot. Ernst & Young prepared a detailed written report stating its findings. Due to the size of the potential transaction and its complexity, management retained the Ernst & Young Transactional Advisory Services (“E&Y”) group to perform specific due diligence procedures. In general E&Y’s procedures were designed to focus on quality of earnings; quality of net assets; an understanding of the issues concerning accounting, processes, policies and financial management; understand the quality of reported EBITDA; an understanding of the company’s historical cost structure, including key profitability drivers; an understanding of historical working capital and capital expenditure trends and seasonality. Additionally, E&Y reviewed the year to date (at the time of their report) results and remaining budget for 2006 and projections for 2007 considering historical trends in revenues and expenses. JKA hired Hein & Associates to perform an audit of three years of Multi-Shot’s financials, which has been concluded. JKA retained Longnecker & Associates to perform a compensation survey to evaluate management compensation. Longnecker provided a written report. JKA also had various discussions with the investment banking community regarding the oil and gas service industry. JKA also had numerous discussions with members of the oil and gas industry regarding the industry and specifically regarding Multi-Shot. All of this information was considered by the Board in determining to pursue this merger.

During the due diligence process, JKA’s Board also discussed the option of obtaining a fairness opinion of the proposed merger between JKA and Multi-Shot. The Board decided to obtain such an opinion as a condition to closing the merger. The opinion was sought to confirm to the Board the consideration agreed upon was fair, from a financial point of view, to JKA and its shareholders. The opinion was also sought to provide guidance as to the fair market value of Multi-Shot to satisfy the condition that the fair market value of Multi-Shot is at least equal to 80% of the net asset value of JKA. The opinion was not required in any way by the terms of our initial public offering as a result of any conflict between management of JKA and Multi-Shot. JKA received the fairness opinion prior to entering into the merger agreement. The merger is conditioned on receipt of an acceptable fairness opinion. The fairness opinion was delivered on August 24, 2007 and is described below beginning on page 23.

The JKA Board considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the JKA Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the JKA Board may have given different weight to different factors.

The analysis of the JKA Board in reaching this conclusion is described in more detail below. In considering the merger, the JKA Board gave considerable weight, but did not attempt to assign relative weight, to the following positive factors:

Multi-Shot’s successful record of growth and high potential for future growth

An important criteria to JKA’s Board in identifying an acquisition target was that the target company have strong existing operations, positive and growing EBITDA and possess the opportunity for organic growth through customer development, geographic development, and reinvestment in equipment, personnel and facilities. JKA’s Board believes that Multi-Shot possesses a high degree of name recognition and a positive reputation in the oil and gas service market place and the infrastructure for additional growth. JKA has confirmed Multi-Shot’s name recognition and reputation through its due diligence with financial and operational industry participants. Multi-Shot, through its predecessors, commenced business operations in 1980 and grew its business to approximately $74.0 million in revenue for the fiscal year ended December 31, 2006. For the prior two fiscal years ended, the revenues were approximately $38.1 million and $19.2 million, respectively. This record of consistent growth was impressive to JKA’s Board. JKA’s Board believes that Multi-Shot has the ability to continue this rapid rate of growth because Multi-Shot:

•	can continue to increase revenues both with its existing customer base and from the development of new customers;

•	has meaningful representation in most major land based oil and gas basins;

•	can increase revenues in association with any increased numbers of U.S. based horizontal directional drilling rigs;

•	can service the future exploration and development of non-conventional gas basins in the U.S.; and

•	can potentially leverage the Multi-Shot customer base into additional complimentary drilling services.

The experience of Multi-Shot’s management

Another important criteria to JKA’s Board in identifying an acquisition target was that the target company must have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a growth company. Multi-Shot’s management is led by its President and CEO, Allen Neel, who has significant oil and gas service experience based upon his 26 years of experience in the industry, including the past 17 years with Multi-Shot and its predecessors. Mr. Paul Culbreth, Vice President of Operations has 31 years experience in the drilling services industry, the last 19 of which with Multi-Shot and its predecessor entities. Mr. David Cudd, Vice President of Sales has 31 years experience in the oil and gas services industry, the last 8 years with Multi-Shot and its predecessors. Additionally, Multi-Shot’s 214 employees include 61 drillers as of December 31, 2006.

Diversification of Customer Base

Multi-Shot has a diversified customer base. For the fiscal year ended December 31, 2006, no customer accounted for more than 10% of Multi-Shot’s revenues. This reduces Multi-Shot’s exposure to events outside its control, including events specific to a particular customer and not the entire industry, such as mergers and acquisitions.

The terms of the Merger Agreement

JKA’s Board believes that the terms of the merger agreement with Multi-Shot, including the closing conditions, restrictions on JKA’s and Multi-Shot’s ability to respond to competing proposals and termination provisions, are customary and reasonable. It was important to JKA’s Board that the merger agreement include customary terms and conditions because it believed that such terms and conditions would allow for a more efficient closing process and lower transaction expenses.

Decline in commodity prices

JKA’s Board considered the fact that commodity prices for oil and natural gas may decline. A significant decline in oil and gas prices would likely reduce U.S. based drilling activity. Such a reduction in drilling activity could negatively affect Multi-Shot’s revenues. The JKA Board believes that U.S. and worldwide energy demand will continue to grow over the long term. The JKA Board factored in a short term decline in commodity oil and gas prices in structuring the proposed merger and believes MSE will be well-positioned to withstand a slow down in the industry.

The risk that its public stockholders would vote against the merger and exercise their conversion rights.

JKA’s Board considered the risk that the current public stockholders of JKA would vote against the merger and exercise their conversion rights, thereby depleting the amount of cash available to the combined company following the merger. Based on the estimated opening balance sheet under a range of assumed redemption levels, JKA’s Board deemed this risk to be less with regard to Multi-Shot than it would be for other target companies and believes that Multi-Shot will continue to be able to implement its business plan even if the maximum number of public stockholders exercised their conversion rights and the combined company received only 80% of the funds deposited in the trust account to complete the transaction.

Certain officers and directors of JKA may have different interests in the merger than the JKA stockholders.

JKA’s Board considered the fact that certain officers and directors of JKA may have interests in the merger that are different from, or are in addition to, the interests of JKA stockholders generally, including the matters described under “Interests of JKA Directors and Officers in the Merger” below. However, this fact would exist with respect to a merger with any target company.

The limitations on indemnification set forth in the merger agreement.

JKA’s Board considered the limitations on indemnification set forth in the merger agreement, see “The Second Amended and Restated Agreement and Plan of Merger — Escrow and Indemnification,” but determined that any definitive agreement with any target company would contain similar limitations.

After deliberation, the JKA Board determined that these potentially negative factors were outweighed by the potential benefits of the merger, including the opportunity for JKA stockholders to share in Multi-Shot’s future possible growth and anticipated profitability.

FEDERAL INCOME TAX CONSEQUENCES

As the stockholders of JKA are not receiving any consideration or exchanging any of their outstanding securities in connection with the merger with Multi-Shot, and are simply being asked to vote on the matters, it is not expected that the stockholders will have any tax related issues as a result of voting on these matters. However, if you vote against the merger proposal and elect a cash conversion of your shares of JKA into your pro-rata portion of the trust account and as a result receive cash in exchange for your JKA shares, there may be certain adverse tax consequences. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

CONSEQUENCES IF MERGER IS NOT APPROVED

If the merger proposal is not approved by the stockholders, JKA will not merge with Multi-Shot and JKA will continue to seek other potential business combinations. In addition, JKA would not consummate the other proposals discussed herein. In such an event there is no assurance that JKA will have the time, resources or capital available to find a suitable business combination partner before (i) the proceeds in the trust account are liquidated to holders of shares purchased in JKA’s initial public offering and (ii) JKA is dissolved pursuant to the trust agreement and in accordance with JKA’s certificate of incorporation.

REGULATORY MATTERS

The merger and the transactions contemplated by the First Amended and Restated Agreement and Plan of Merger are not subject to any federal or state regulatory requirement or approval, except the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and except for filings necessary to effectuate the transactions contemplated by the merger proposal and the amendment to the certificate of incorporation proposal with the Secretary of State of Delaware and the Secretary of State of Texas, as applicable, and filings with the American Stock Exchange.

FAIRNESS OPINION

Opinion of RBC

Pursuant to an engagement letter dated August 17, 2007, JKA retained RBC Capital Markets Corporation (which we refer to as “RBC”) to render an opinion to the Board as to (1) the fairness to JKA, from a financial point of view, as of the date of the opinion, of the consideration to be paid by JKA in connection with the merger, and (2) whether the fair market value of Multi-Shot, LLC is equal to at least 80% of the net asset value of JKA. RBC did not provide any other investment banking or advisory services related to this transaction.

On August 24, 2007, RBC delivered to the Board its oral opinion, subsequently confirmed in writing, that, as of the date of its opinion, based upon RBC’s experience as investment bankers and subject to the assumptions, limitations and qualifications contained in its opinion, and other matters RBC considers relevant, (1) the consideration to be paid by JKA pursuant to the Second Amended and Restated Agreement and Plan of Merger is fair, from a financial point of view, to JKA and (2) the fair market value of Multi-Shot, LLC is equal to at least 80% of the net asset value of JKA.

The full text of the written opinion of RBC is attached to this Proxy Statement as Annex F and incorporated into this proxy statement by reference. We urge you to read that opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at that opinion.

RBC’s opinion was directed solely to the Board in connection with the Second Amended and Restated Agreement and Plan of Merger, and is limited to only (1) the fairness to JKA, from a financial point of view, as of the date of the opinion, of the consideration to be paid by JKA pursuant to the Second Amended and Restated Agreement and Plan of Merger, and (2) whether the fair market value of Multi-Shot, LLC is equal to at least 80% of the net asset value of JKA. RBC’s opinion does not in any way address other terms or arrangements of the merger or the Second Amended and Restated Agreement and Plan of Merger, including, without limitation, the financial or other terms of any voting agreement, escrow agreement or employment agreement or the indemnification provisions of the Second Amended and Restated Agreement and Plan of Merger. Furthermore, RBC’s opinion does not address the merits of the underlying decisions by JKA to engage in the transactions contemplated by the Second Amended and Restated Agreement and Plan of Merger or the relative merits of the transactions contemplated by the Second Amended and Restated Agreement and Plan of Merger compared to any alternative business strategy or transaction in which JKA might engage. All advice and opinions (written and oral) rendered by RBC are intended solely for the use and benefit of the Board. RBC expresses no opinion and makes no recommendation to any JKA stockholder as to how such stockholder should vote with respect to the merger, the Second Amended and Restated Agreement and Plan of Merger or any other matter submitted to a vote of the JKA stockholders.

The consideration to be paid in the merger was determined in arm’s-length negotiations between JKA and Multi-Shot, LLC and not by RBC. RBC did not recommend the consideration to be paid in the merger. The consideration was determined in negotiations among the parties to the Second Amended and Restated Agreement and Plan of Merger, in which RBC did not advise the Board. No restrictions or limitations were imposed by the Board on RBC with respect to the investigations made or the procedures followed by RBC in rendering its opinion.

In rendering its opinion, RBC:

•	reviewed and analyzed the financial terms of the draft Second Amended and Restated Agreement and Plan of Merger, dated August 22, 2007;

•	reviewed certain publicly available financial and other data with respect to JKA and Multi-Shot, LLC and certain other relevant historical operating data relating to JKA and Multi-Shot, LLC made available to RBC from published sources and from the internal records of JKA and Multi-Shot, LLC;

•	conducted discussions with members of the senior management of JKA and Multi-Shot, LLC with respect to the business prospects and financial outlook of JKA and Multi-Shot, LLC;

•	reviewed historical financial information relating to JKA and Multi-Shot, LLC and estimates provided to RBC by JKA or Multi-Shot, LLC; and

•	performed other studies and analyses RBC deemed appropriate.

In arriving at its opinion, RBC performed the following analyses in addition to the review, inquiries, and analyses referred to above:

•	compared the financial metrics of selected precedent transactions, to the extent publicly available, with the financial metrics implied by the consideration to be paid by JKA pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger;

•	compared selected comparable publicly-traded companies with the financial metrics implied by the consideration to be paid by JKA pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger;

•	conducted a discounted cash flow analysis based on the projected financials of Multi-Shot, LLC;

•	performed a leveraged buyout analysis of Multi-Shot, LLC; and

•	calculated the net asset value of JKA.

You should note that in rendering its opinion, RBC assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to RBC by JKA and Multi-Shot, LLC (including, without limitation, the financial statements, the capitalization tables, and related notes thereto of JKA and Multi-Shot, LLC), and has not assumed responsibility for independently verifying and has not independently verified such information. For all forward-looking financial information with respect to JKA, RBC has relied upon the forecasts and estimates provided to RBC by JKA management. For all forward-looking financial information with respect to Multi-Shot, LLC, RBC has relied upon the forecasts and estimates provided to RBC by Multi-Shot, LLC management. RBC has assumed that all forecasts and estimates provided to it by JKA management or Multi-Shot, LLC management represent the best currently available estimates and good faith judgments of such management as to the applicable entity’s financial performance, and RBC expresses no opinion as to any aspect of such forecasts or estimates.

Additionally, RBC did not perform an independent evaluation or appraisal of any of the assets or liabilities of JKA or Multi-Shot, LLC, and RBC has not been furnished with any such valuations or appraisals. RBC has not investigated, and makes no assumption regarding, any litigation or other claims affecting JKA, Multi-Shot, LLC, or any other person or entity. RBC’s opinion relates to Multi-Shot, LLC as a going concern and, accordingly, RBC expresses no opinion regarding the liquidation value of Multi-Shot, LLC.

RBC’s opinion speaks only as of the date of such opinion, is based on the conditions as they existed and information which RBC had been supplied as of the date of the opinion, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. RBC has not undertaken to reaffirm or revise its opinion or otherwise comment upon events occurring after the date of the opinion and RBC does not have an obligation to update, revise or reaffirm its opinion. RBC expressed no opinion as to the prices at which JKA common stock or warrants to purchase JKA common stock have traded or will trade following the announcement or consummation of the merger.

For purposes of its opinion, RBC assumed, in all respects material to its analysis, that all conditions to the consummation of the Second Amended and Restated Agreement and Plan of Merger will be satisfied without waiver thereof, that the representations and warranties of each party contained in the Second Amended and Restated Agreement and Plan of Merger are true and correct and that each party to the Second Amended and Restated Agreement and Plan of Merger and any documents ancillary thereto will perform all covenants and agreements required to be performed by it under the Second Amended and Restated Agreement and Plan of Merger and such document, without amendment thereto. RBC also assumed that the executed version of the Agreement will not differ, in any respect material to its opinion, from the draft of the Second Amended and Restated Agreement and Plan of Merger dated August 22, 2007 that RBC reviewed.

The following is a brief summary of the analyses performed by RBC in connection with its opinion. This summary is not intended to be an exhaustive description of the analyses performed by RBC but includes all material factors considered by RBC in rendering its opinion. RBC drew no specific conclusions from any individual analysis, but subjectively factored its observations from all of these analyses into its assessments.

Each analysis performed by RBC is a common methodology utilized in determining valuations. Although other valuation techniques may exist, RBC believes that the analyses described below, when taken as a whole, provide the most appropriate analyses for RBC to arrive at its opinion. Some of the information below is provided in a tabular format. To understand fully the summary of the financial analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses conducted by RBC in rendering its opinion.

Precedent Transaction Analysis

RBC reviewed certain publicly available financial data and purchase prices paid or announced in 19 other comparable merger and acquisition transactions. RBC selected these transactions based on the recent period in which they were completed and the similarity of the target companies in certain respects to Multi-Shot, LLC, including their participation in the oil services industry and their similar end markets and sizes.

Comparable Transactions

			Transaction
			Value
Close Date	Seller Name	Buyer Name	(Millions)(1)

August 2007	Schooner Petroleum Services, Inc.	Oil States International, Inc.	$67.0
March 2007	JetStar Consolidated Holdings, Inc.	Basic Energy Services, Inc.	121.0
January 2007	Triumph Drilling Tools, Inc. (Teal Supply Co.)	Flotek Industries	31.0
January 2007	NQL Energy Services	National Oilwell Varco	253.8
December 2006	Warrior Energy Service, Corp.	Superior Energy Services, Inc.	374.1
December 2006	Oil & Gas Rental Services, Inc.	Allis Chalmers Energy, Inc.	345.0
November 2006	Pumpco Services, Inc.	Complete Production Services, Inc.	196.3
October 2006	Petro Rentals	Allis Chalmers Energy, Inc.	29.8
October 2006	Andergauge	Grant Prideco	155.6
August 2006	Bridas Corp./DLS Drilling Logistics & Services Corp.	Allis Chalmers Energy, Inc.	141.7
January 2006	Specialty Rental Tools, Inc.	Allis Chalmers Energy, Inc.	96.0
November 2005	Oil States International Inc.	Boots & Coots/Int’l Control Inc.	44.8
October 2005	Drillers Technology Corp.	Saxon Energy Services, Inc.	61.5
September 2005	Diamond Energy Services Inc.	TerraVest Income Fund	29.0
June 2005	Competition Wireline Services Ltd.	Peak Energy Services Trust	26.5
February 2005	Elenburg Exploration Corp. Inc.	Oil States International Inc.	22.0
October 2002	Ryan Energy Technologies Inc.	Nabors Industries Ltd.	38.1
September 2002	ICO Incorporated	Varco International	136.7
April 2002	Enserco Energy Service Co., Inc.	Nabors Industries Ltd.	285.5

(1)	Source: SEC and SEDAR filings, press releases, Herold M&A database, Wall Street research, and company websites.

RBC obtained the total transaction value of the relevant reported transaction involving the target company from publicly available sources, and calculated the total transaction value as a multiple of the target company’s EBITDA(1), as disclosed in public documents, for the last twelve months ended on the last day of the period covered by the acquiring company’s Form 10-K, Form 10-Q, or Form 8-K from the SEC, or interim financial from SEDAR as applicable, last filed prior to the announcement of the relevant transaction, using information in such Form 10-K, Form 10-Q, or Form 8-K from the SEC, or interim financial from SEDAR, as applicable. RBC then determined the maximum, mean, median and minimum multiples of last twelve months EBITDA for the selected precedent transactions.

Next, RBC estimated a range of EBITDA multiples (4.9x to 6.9x) for Multi-Shot, LLC around the mean EBITDA (5.9x) multiple of the precedent transactions. RBC then estimated a range of transaction values for Multi-Shot, LLC by multiplying the endpoints of EBITDA multiple ranges (4.9x to 6.9x) by Multi-Shot, LLC’s projected 2007 last twelve months Adjusted EBITDA of approximately $29.5 million for the period ended November 30,

(1) EBITDA as defined as Net Income + Taxes + Net Interest Expense + Depreciation and Amortization

2007. Multi-Shot, LLC’s projected Adjusted EBITDA for the twelve months ended November 30, 2007 was calculated as follows:

($000s)

EBITDA Calculation	$10,831
Net Income
Plus: Taxes	298
Plus: Interest Expense, Net	3,145
Plus: Depreciation and Amortization	6,209

EBITDA	$20,483
Adjustments to EBITDA
Plus: Management Fee(1)	40
Plus: Commissions and Bonuses(2)	8,997

Adjusted EBITDA	$29,520

(1)	Catalyst/Hall management fee that ceased after the private recapitalization closed on April 1, 2007.

(2)	Bonus and incentive plan that will cease following the closing of the proposed merger.

These adjustments were made to reflect the EBITDA comparable to the selected precedent transactions.

RBC noted that the assumed aggregate merger consideration for Multi-Shot, LLC of $197.5 was within the estimated range of transaction values (approximately $145 million to $204 million) calculated by RBC based on comparable precedent transactions. The assumed aggregate merger consideration of $197.5 million for Multi-Shot, LLC is comprised of $20 million in cash, $60 million in assumed third party debt, and $117.5 million in JKA stock and warrants.

No transaction utilized in the precedent transaction analysis is identical to the merger. In evaluating the transactions, RBC made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the parties to the Second Amended and Restated Agreement and Plan of Merger. Mathematical analysis of comparable transaction data (such as determining means and medians) in isolation from other analyses is not an effective method of evaluating transactions.

Comparable Public Company Analysis

RBC reviewed and compared publicly available selected financial data and stock trading prices for nine publicly traded companies chosen by RBC. RBC believed these nine companies to be comparable to Multi-Shot, LLC because of their participation in the oil services industry, similar end markets and similar service and product lines. The comparable companies chosen by RBC included:

Allis-Chalmers Energy Inc.	RPC, Inc.
Basic Energy Services, Inc.	Superior Energy Services, Inc.
Complete Production Services, Inc.	Superior Well Services, Inc.
Key Energy Services, Inc.	W-H Energy Services, Inc.
Oil States International, Inc.

For each of these comparable companies, RBC calculated the applicable company’s total enterprise value as of August 22, 2007 (based on its market capitalization as of August 22, 2007), as a multiple of that company’s Adjusted EBITDA(2)for the last twelve months ended June 30, 2007. Comparable company last twelve months Adjusted EBITDA was calculated from information set forth in the applicable company’s SEC filings, press

(2) Adjusted EBITDA as definted as EBITDA + Extraordinary Items + Non-Recurring Expenses + Non-Cash Expenses

releases, IBES, FactSet, Wall Street research and company websites. RBC then estimated a range of Adjusted EBITDA multiples for Multi-Shot, LLC around the Adjusted EBITDA multiple of the comparable companies. RBC then estimated a range of enterprise values for Multi-Shot, LLC by multiplying the endpoints of the mean Adjusted EBITDA multiple range by Multi-Shot, LLC’s Adjusted EBITDA for the last twelve months ended June 30, 2007 (calculated as described above under Precedent Transaction Analysis).

					Multi-Shot
	Comparable		Comparable		June 30,
	Public Company		Public Company		2007 LTM		Implied Range of
	Mean Multiple		Multiple Range		Financials		Enterprise Values
					($ millions)		($ millions)

Enterprise Value/June 30, 2007 LTM Revenues	1.87	x	1.7x - 2.3	x	$88.3	(1)	$160.1 - $213.1(1)
Enterprise Value/June 30, 2007 LTM Adjusted EBITDA	6.16	x	5.2x - 7.2	x	$26.3	(1)	$146.6 - $199.2(1)

(1)	June 30, 2007 LTM revenues and EBITDA are not pro forma for the Ulterra asset acquisition dated July 1, 2007. Multi-Shot, LLC paid $10 million in total consideration for Ulterra, hence, RBC added $10 million in value to the implied enterprise value ranges.

RBC noted that assumed aggregate merger consideration for Multi-Shot, LLC of $197.5 million was within range of implied enterprise values (approximately $160 million to $213 million based on LTM revenues and $147 million to $199 million based on LTM Adjusted EBITDA) calculated by RBC based on comparable public company analyses.

No company utilized in the comparable public company analysis is identical to Multi-Shot, LLC. Each of the comparable companies analyzed is a publicly traded company, which generally have higher valuations than private companies like Multi-Shot, LLC due to their greater size and market penetration and the comparative liquidity of their securities, among other reasons. RBC made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the parties to the Second Amended and Restated Agreement and Plan of Merger. Mathematical analysis of comparable public companies (such as determining means and medians) in isolation from other analyses is not an effective method of evaluating transactions.

Discounted Cash Flow Analysis

RBC examined the value of Multi-Shot, LLC based on projected free cash flow estimates. The free cash flow estimates were generated utilizing financial projections for the years ending December 31, 2008 through December 31, 2012 that were prepared and furnished to RBC by Multi-Shot, LLC’s management. RBC did not perform any independent inquiry regarding the reasonableness of any assumptions underlying the financial projections provided by Multi-Shot, LLC’s management.

RBC calculated a 20.6% weighted average cost of capital, or discount rate, using the Capital Asset Pricing Model, which included a size premium, and the cost of capital for the comparable public companies. Next, RBC calculated terminal values using a range of exit EBITDA multiples (4.4x to 6.4x). Resulting enterprise values ranged from approximately $159 million to approximately $203 million, as set forth in the chart below.

	Exit EBITDA Multiple
	4.4x	5.4x	6.4x
	($ in millions)

Discount Rate 20.6%	159.3	181.3	203.3

RBC noted that the assumed aggregate merger consideration for Multi-Shot, LLC of $197.5 was within the estimated range of transaction values (approximately $159 million to $203 million) calculated by RBC based on the discounted cash flow analysis.

While discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, terminal multiples and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of Multi-Shot, LLC’s present or future value or results. Discounted cash flow analysis in isolation from other analyses is not an effective method of evaluating transactions.

Leveraged Buyout Analysis

Using Multi-Shot, LLC management’s financial projections for the years ending December 31, 2008 through December 31, 2012, RBC analyzed Multi-Shot, LLC from the perspective of a potential financial buyer effecting a leveraged buyout of Multi-Shot, LLC using leveraged capital structures typically employed by financial buyers. RBC assumed that the buyer would value its investment in Multi-Shot, LLC as of December 31, 2012 using a range of exit EBITDA multiples (4.4x to 6.4x). RBC then calculated Multi-Shot, LLC’s projected equity value as of December 31, 2012 by adding its cash balance projected as of December 31, 2012 and subtracting its debt outstanding projected as of that same date. Based on these and certain other assumptions, RBC calculated projected equity values for Multi-Shot, LLC between $324.5 and $375.7 million as of December 31, 2012, and projected enterprise values between $225.0 and $327.3 million as of December 31, 2012. The foregoing equity and enterprise values would result in a financial buyer realizing an internal rate of return range of 25.4% to 29.1% if it purchased Multi-Shot, LLC for a purchase price equal to the assumed aggregate merger consideration of $197.5 million. Based on RBC’s experience, it believes that financial buyers would considerable these to be reasonable returns.

Net Asset Value Test

RBC calculated that 80% of the JKA’s pre-deal net assets based on JKA’s June 30, 2007 balance sheet is an amount equal to $62.8 million based on:

JKA Net Assets (as of 6/30/07)	$78.5 MM
X 80%

$62.8 MM

Based on the foregoing analyses, RBC concluded that the value of Multi-Shot, LLC implied in the merger is greater than 80% of JKA’s net assets as of June 30, 2007.

Other Considerations

The summary set forth above describes the principal analyses performed by RBC in connection with its opinion delivered to JKA Board on August 24, 2007. The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial consideration of the analyses or summary description. RBC believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all of the factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

In view of the wide variety of factors considered in connection with its evaluation of the fairness of the consideration to be paid by JKA in connection with the merger, from a financial point of view, RBC did not find it practicable to assign relative weights to the factors considered in reaching its opinion. No single company or transaction used in the above analyses as a comparison is identical to JKA or Multi-Shot, LLC or the proposed merger. The analyses were prepared solely for purposes of RBC providing an opinion as to the fairness, from a financial point of view, to JKA of the consideration proposed to be paid by JKA in the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

In connection with its analyses, RBC made, and was provided by JKA’s and Multi-Shot, LLC’s managements, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond JKA’s or Multi-Shot, LLC’s control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. None of JKA, Multi-Shot, LLC, RBC, or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions as these analyses are inherently subject to uncertainty, and are based upon numerous factors or events beyond the control of JKA, Multi-Shot, LLC, or their advisors,

Pursuant to the terms of an engagement letter dated August 17, 2007, JKA agreed to pay RBC fees for rendering its August 24, 2007 opinion to the Board that are customary in transactions similar to the merger. The terms of the fee arrangement with RBC were negotiated at arm’s-length between the Board and RBC. In accordance with the terms of the August 17, 2007 engagement letter, JKA will pay RBC a fee of $175,000 for the delivery of RBC’s August 24, 2007 fairness opinion, which addresses the Second Amended and Restated Agreement and Plan of Merger. The fee is payable without regard to whether or not the opinion was accepted or the merger was consummated. JKA also agreed to reimburse RBC for its reasonable out-of-pocket expenses under certain circumstances, and to indemnify RBC and related persons against liabilities in connection with its engagement.

RBC has not provided any services to Multi-Shot, LLC or any services to JKA other than in connection with the fairness opinion summarized above. JKA selected RBC to render its opinion based on RBC’s experience in mergers and acquisitions and in securities valuation generally. RBC is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, RBC and its affiliates may act as a market maker and broker in the publicly traded securities of JKA and receive customary compensation, and may also actively trade securities (whether debt or equity) of JKA for its own account and the accounts of its customers, and accordingly, RBC and its affiliates, may hold a long or short position in such securities.

BACKGROUND AND HISTORY OF NEGOTIATIONS

The terms of the merger agreement are the result of arm’s-length negotiations between representatives of JKA, Catalyst and Multi-Shot. The following is a brief discussion of the background of the formation of JKA, the negotiations between JKA and Multi-Shot, the merger and related transactions.

JKA was incorporated in Delaware on May 11, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with a then currently unidentified operating business.

On April 10, 2006 JKA sold 333,334 units (“Private Placement Shares”) of common stock to two existing shareholders (James P. Wilson and Keith D. Spickelmier) for $2,000,004.

A registration statement for JKA’s initial public offering was declared effective on April 10, 2006. On April 11, 2006, JKA consummated its initial public offering of 11,500,000 units and on April 17, 2006, consummated the closing of an additional 1,725,000 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant expires on April 10, 2010, or earlier upon redemption, and entitles the holder to purchase one share of our common stock at an exercise price of $5.00 per share. The common stock and warrants started trading separately as of May 11, 2006.

The net proceeds from the sale of the JKA units and private placement shares were approximately $76,632,404. Of this amount, $76,532,404 was deposited in trust and, in accordance with JKA’s amended and restated certificate of incorporation, will be released either upon the consummation of a business combination or upon the liquidation of JKA. The remaining $100,000 was held outside of the trust for use to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses (“working capital”). Additionally, up to $900,000 of working capital may be funded from the interest earned from the trust account. As of December 31, 2006, approximately $77,627,249 was held in deposit in the trust account.

During the period from April 12, 2006 through September 2006, JKA evaluated approximately 20 prospective businesses regarding potential business combinations. Other than Multi-Shot, none of these evaluations led to an offer by JKA to pursue a business combination. JKA focused on companies that had experienced management, a track record of growth in revenues and cash flow that were involved in industries providing opportunity for additional acquisitions, regulatory or technical barriers to entry and growth prospects with a need for growth capital. These companies were sourced from contact with prospective target companies, private equity firms, investment firms, investment banks, banks, lawyers, accountants and other professionals. JKA chose to pursue Multi-Shot based on the terms it negotiated, its familiarity with the reputation of Messrs. Hermann and Nixon and because Multi-Shot met the investment parameters discussed above.

In May 2006, Multi-Shot began exploring potential strategic alternatives. On May 18, 2006, Multi-Shot’s Board of Managers engaged Parks Paton Hoepfl & Brown (“PPHB”), as its exclusive financial advisor to assist it with determining a range of market values and to make contact with certain agreed to prospective financing sources. PPHB and Multi-Shot’s Board of Managers, consisting of Messrs. Nixon, Neel and Robert P. Vilyus, evaluated various potential strategic alternatives, including an initial public offering of the Multi-Shot’s stock both in the U.S. and in the U.K. “AIM” markets, leveraged recapitalization transactions, acquisition and merger transactions and the continued execution of Multi-Shot’s strategic plan with its existing levels of capitalization. With respect to the evaluating potential merger or sale alternatives, Multi-Shot requested that PPHB approach a targeted group of strategic and financial financing sources. Multi-Shot prepared a Confidential Information Memorandum to facilitate those discussions. During a period of approximately 60 days, PPHB approached a select group of potential strategic investors, which process was ongoing at the time when JKA approached Catalyst (which was then Multi-Shot’s controlling equity member, but JKA was unaware of this at such time).

On April 20, 2006 JKA sent a mass email to prospective target companies, investment banks, banks, lawyers, accountants and other professionals. The source of the email marketing campaign was JKA’s internal data base. Ron Nixon and Rick Herrman of Catalyst were included in the JKA internal data base and received the email from JKA.

Mr. Wilson has known Mr. Nixon and Mr. Herrman professionally since approximately 1992. Mr. Wilson’s firm, RSTW Partners, provided a subordinated debt investment to Messrs. Nixon and Herrman’s firm, the Catalyst Group, in 1994. The Catalyst Group’s principals have been in Mr. Wilson’s contact data base since they met in 1992. Mr. Spickelmier met Mr. Herrman and the Catalyst Group in approximately 2005 when they reviewed an investment opportunity together. After the JKA email of April 20, 2006, Mr. Spickelmier contacted Mr. Herrman at Catalyst in early May 2006 to inquire as to whether the Catalyst investment vehicles might have any assets that met the JKA investment parameters. At that time, JKA had no knowledge of the existence of Multi-Shot. Mr. Herrman indicated to Mr. Spickelmier that Catalyst may have assets in the form of security holdings in certain private companies that could fit the JKA investment parameters.

At the request of Catalyst, on May 12, 2006, Messrs. Wilson and Spickelmier met with Messrs. Brown, Hoepfl, Parks and Paton of PPHB to describe JKA and its investment parameters, processes and procedures. At this meeting PPHB informed Messrs. Wilson and Spickelmier that a Catalyst portfolio company, Multi-Shot may be a candidate for a transaction with JKA. PPHB indicated they would discuss this opportunity with representatives of Catalyst.

During the week of May 15, 2006, Mr. Brown contacted Mr. Spickelmier and described Multi-Shot in summary fashion. Mr. Brown requested that JKA review and sign a confidentiality agreement to review certain information related to Multi-Shot. After review of the confidentiality agreement, a meeting was scheduled for May 25, 2006 between JKA and Multi-Shot.

On May 25, 2006, Messrs. Wilson and Spickelmier met, at the offices of PPHB in Houston, Texas, with Messrs. Brown and Nixon and Mr. Allen Neel, President of Multi-Shot. This meeting was the first in-person meeting between JKA, Catalyst and management of Multi-Shot. At the outset of the meeting a confidentiality agreement was executed between JKA and Multi-Shot. Messrs. Wilson and Spickelmier provided a detailed explanation of the JKA entity and described the process to complete a merger/acquisition transaction. Messrs. Wilson and Spickelmier then received a memorandum entitled “Multi-Shot Executive Summary Discussion Materials”. Mr. Neel discussed the document and provided answers to the initial questions posed by Messrs. Wilson and Spickelmier.

On June 7, 2006 Mr. Wilson met with Mr. Brown to review additional due diligence materials prepared by Multi-Shot and PPHB.

On June 8, 2006 Mr. Wilson contacted Jon McCarty of Ernst & Young, LLP (“Ernst & Young”) to schedule an appointment to discuss the use of Ernst & Young’s Oil & Gas Transactional Services Group to provide due diligence assistance to JKA with respect to the Multi-Shot transaction.

On June 9, 2006 Mr. Wilson visited Multi-Shot’s headquarters and manufacturing facility in Conroe, Texas to meet with Mr. Neel. Mr. Wilson toured the facilities and held discussions with other members of the Multi-Shot management team.

On June 12, 2006, Mr. Wilson met with Mr. McCarty to describe a potential transaction with Multi-Shot and to describe the due diligence procedures that JKA would require Ernst & Young to perform.

On June 13, 2006, Messrs. Wilson, Herrman and Nixon met in Catalyst’s offices. Mr. Spickelmier attended by telephone. A series of due diligence questions raised by JKA were discussed. Additionally, general parameters of a merger agreement and terms of a transaction were discussed.

The potential investments that JK management analyzed before agreeing to the Multi Shot merger, included companies in various manufacturing and service sectors. JKA management reviewed five oilfield service companies, including Multi Shot. In reviewing this sector, management began to focus on the natural gas plays that have been driving U.S. land based rig counts. Management information available related to publicly traded oil field service companies. Management believed that a “pure play” horizontal drilling company could be an attractive public company. Management’s analysis of industry data indicated the horizontal/directional drilling rig count was growing at a higher rate (approximately 443% over a five year period versus the overall U.S. land rig count increase of approximately 126%). Additionally, natural gas exploration and production companies are experiencing a significant first year production decline rate. Industry reports indicate U.S. decline rates have risen from roughly 21% in 1997 to an estimated 32% in 2006. The increase in the production decline rates requires a higher number of wells drilled to produce a static amount of natural gas. Service providers, such as Multi Shot have benefited from this increase in drilling activity. JKA’s management’s initial assessment of the Multi Shot operating management team was favorable and met the criteria of an experienced management team to operate the business on a post merger basis. At this time, JKA began exclusively focusing on the Multi Shot opportunity.

On June 14, 2006, Mr. Wilson and Mr. Herrman met in Catalyst’s offices to begin drafting an outline of a proposed transaction. On the same day Mr. Wilson executed, on behalf of JKA, an engagement letter with Ernst & Young to perform certain agreed upon due diligence procedures related to the proposed Multi-Shot merger transactions.

On June 16, 2006, Mr. Wilson visited Multi-Shot’s headquarters to continue due diligence and meet with Mr. Neel, Mr. Paul Culbreth, Vice President of Operations and David Cudd, Vice President of Sales.

On June 20, 2006 Mr. Wilson and Mr. Spickelmier held an informal conference call with Messrs. Michael McConnell and Herb Williamson, both Board members of JKA to discuss a proposed merger transaction with Multi-Shot along with other potential opportunities that JKA was evaluating at that time. Mr. Wilson indicated to the Board that after additional due diligence a Board meeting would likely be called to discuss formal action. The same day, after the conference call with the Board, Messrs. Wilson and Spickelmier met with Messrs. Herrman, Nixon and Neel in the offices of JKA to further discuss and negotiate terms of a proposed transaction.

During the week of June 26, 2006 several conference calls were held between JKA, Catalyst and Multi-Shot to continue due diligence and to further develop the outline of a proposed merger transaction. Also during this week, Multi-Shot delivered its comprehensive overview of key accounting policies and procedures and controls to assist in JKA’s due diligence.

On July 5, 2006, Mr. Wilson visited Multi-Shot’s headquarters to meet with Mr. Neel and to introduce the Ernst & Young due diligence team, who began their due diligence procedures per the terms of the engagement letter with JKA.

On July 11, 2006 Messrs. Wilson and Spickelmier met with Messrs. Herrman, Nixon and Neel to further negotiate the outline of terms of the proposed merger transaction. The same afternoon, Messrs. Wilson, Nixon and Neel met with representative of Hein & Associates, LLP (“Hein”) to discuss retaining Hein to perform certain audit procedures necessary for the requirements of this proxy statement. Subsequently, on July 13, 2006, Hein was engaged by JKA to perform certain audit procedures related to Multi-Shot.

On July 13, 2006 a meeting of the JKA Board was held in the offices of JKA. Messrs. Wilson, Spickelmier and McConnell attended in person and Mr. Williamson participated by telephone. Mr. Wilson described the potential transaction with Multi-Shot. Mr. Wilson gave a brief history of Multi-Shot and its primary owner, Catalyst. Mr. Wilson notified the Board that Ernst & Young had been retained to perform due diligence and to prepare a report for the Board and that Hein had been retained to perform the audits of Multi-Shot necessary to meet the proxy requirements. Mr. Wilson also noted that an investor relations firm would be retained to assist JKA in preparing an investor presentation and to prepare for investor meetings. Mr. Wilson also noted that a compensation expert would be retained to evaluate the terms of employment agreements and to offer guidance on director compensation. During the meeting, the Board also discussed the option of obtaining a fairness opinion for the proposed merger. It was determined by the Board that a nationally recognized firm would be retained after the signing of the merger agreement to conduct a fairness opinion on behalf of the shareholders of JKA, and that the merger agreement would contain a provision whereby, prior to the closing of the merger, a fairness opinion would be issued by a nationally recognized firm stating that (i) the merger is fair, from a financial point of view, to JKA and (ii) the fair market value of Multi-Shot is equal to at least 80% of JKA’s net assets. Mr. Wilson reviewed with the Board an executive summary that described the business of Multi-Shot. Mr. Wilson also discussed the internal growth prospects of Multi-Shot, including the possibilities for add-on acquisitions. Mr. Wilson also discussed the management team of Multi-Shot and the structure of the proposed merger transaction. Mr. Wilson did not ask for formal Board action on the transaction at this meeting.

On July 14, 2006, Messrs. Wilson and Spickelmier met with representatives of Ernst & Young to review and discuss the draft financial due diligence report.

From July 17, 2006 through August 2, 2006, JKA, Multi-Shot and Catalyst and their respective counsel had a series of conference calls, meetings and drafting sessions to negotiate and document the terms of the merger agreement and related documents.

On August 3, 2006, the JKA Board met again to review the merger with Multi-Shot and discussed in detail the draft merger agreement. After a full discussion and review of the draft merger agreement, the Board resolved for JKA to enter into the merger transaction with Multi-Shot, as detailed in the draft merger agreement, and the Board gave its officers the authority to sign any documents necessary to carry out the resolution. While no one factor determined the final agreed upon consideration in the merger, JKA’s Board again reviewed various industry and financial data, including certain valuation analysis and metrics compiled by JKA and its consultants, in order to determine that the consideration to be paid to the members of Multi-Shot was fair to and in the best interest of JKA’s shareholders.

From August 3, 2006 through September 6, 2006, JKA, Multi-Shot and Catalyst and the respective counsels for JKA and Multi-Shot had a series of conference calls, meetings and drafting sessions to further negotiate and document the terms of the merger agreement and related documents. During this time, a presentation regarding Multi-Shot and the proposed merger transaction was drafted and filed with the SEC for use in discussions with current and prospective investors after the signing of the merger agreement.

On September 6, 2006, JKA, Multi-Shot and various other parties entered into the original merger agreement and related agreements.

On September 7, 2006 JKA and Multi-Shot publicly announced their agreement through a joint press release.

On September 10, 2006, JKA engaged KeyBanc to issue and deliver a fairness opinion, and on October 23, 2006, KeyBanc delivered a fairness opinion to the JKA Board. This fairness opinion addressed the original merger agreement, which was superceded by the First Amended and Restated Agreement and Plan of Merger.

On November 22, 2006, JKA filed a preliminary proxy on Schedule 14A with the Securities and Exchange Commission.

In January 2007, JKA and Multi-Shot began discussions to extend the original merger agreement past the January 31, 2007 deadline stipulated in the original merger agreement. Through a series of conversations and negotiations between JKA, Multi-Shot and Catalyst, an amended and restated merger agreement was signed on February 14, 2007 as described in the JKA Form 8-K filing on February 15, 2007.

On April 3, 2007, JKA filed a Form 8-K announcing the closing of the private recapitalization (as defined in the amended and restated merger agreement) between Multi-Shot and SG-Directional, LLC, an entity wholly-owned by The Stephens Group, LLC.

On May 8, 2007, JKA filed Amendment No. 1 to its preliminary proxy statement on Schedule 14A with the SEC.

On July 6, 2007, Multi-Shot verbally notified JK Acquisition that if JK Acquisition was unable to obtain stockholder approval of the transactions contemplated by the amended and restated merger agreement prior to July 31, 2007, then Multi-Shot intended to exercise its termination rights on July 31, 2007 or soon thereafter pursuant to Section 9.01(a) of the amended and restated merger agreement.

On July 16, 2007, JK Acquisition filed suit in the state district court of Harris County, Texas against Multi-Shot, LLC and twelve other named defendants. JK Acquisition sought injunctive relief and other damages related to various claims of breach of contract in connection with the amended and restated merger agreement that JK Acquisition previously entered into with Multi-Shot and other parties on February 14, 2007.

On August 15, 2007, JKA and Multi-Shot began discussions to extend the amended and restated merger agreement past the July 31, 2007 deadline stipulated in the amended and restated merger agreement dated February 14, 2007. Through a series of conversations and negotiations between JKA and Multi-Shot, a second amended and restated merger agreement was signed on August 27, 2007.

On August 17, 2007, JKA engaged RBC Capital Markets Corporation to issue and deliver a fairness opinion, and on August 24, 2007, RBC Capital Markets Corporation delivered a fairness opinion to the JKA Board in connection with a second amended and restated merger agreement.

On August 27, 2007, JKA, Multi-Shot and other parties entered into a settlement agreement with respect to the suit filed by JKA on July 16, 2007. Pursuant to the settlement agreement, JKA, Multi-Shot and other parties have agreed to waive any prior claims any of the parties have, or may have had against any and all parties to the Settlement Agreement in exchange for, among other consideration, JKA and Multi-Shot entering into the second amended and restated merger agreement.

INTEREST OF JKA DIRECTORS AND OFFICERS IN THE MERGER

In considering the recommendation of the Board of JKA to vote for the proposals to adopt the merger, you should be aware that certain members of the JKA Board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of JKA stockholders generally. In particular, if the merger is not approved and JKA fails to consummate an alternative business combination within the time allotted pursuant to its amended and restated certificate of incorporation and JKA is therefore required to liquidate, the shares of common stock and warrants held by JKA’s executives and directors will be worthless because JKA’s executives and directors are not entitled to receive any of the net proceeds of JKA’s initial public offering held in trust that will be distributed upon liquidation of JKA. JKA’s executives and directors own a total 2,958,333 shares of JKA common stock that have a market value of approximately $17,158,331 based on JKA’s share price of $5.80 as of June 30, 2007. JKA’s officers and directors also own 333,334 JKA units that have a market value of approximately $2,466,672 based on JKA’s unit price of $7.40 as of June 30, 2007. However, under the terms of the merger agreement, Messrs. Wilson, Spickelmier, Williamson and McConnell have agreed to the cancellation of 2,458,334 shares of JKA common stock they currently own. The founders will also transfer 92,522 of their remaining JKA shares to Gibbs & Bruns, L.L.P. upon the consummation of the merger pursuant to the terms of the Settlement Agreement. Therefore if the proposed merger is approved, Messrs. Wilson, Spickelmier, Williamson and McConnell will own a total of 740,741 shares of JKA common stock (including the 333,334 shares acquired by Mr. Wilson and Mr. Spickelmier in the private placement described above) upon consummation of the merger. All of these 740,741 shares, without taking into account any discount that may be associated with certain restrictions on these shares, has a market value of $4,281,483 based on JKA’s common stock price of $5.78 per share as of August 17, 2007. Additionally, the warrants associated with the units purchased in the private placement by Mr. Wilson and Mr. Spickelmier have a value of $133,333 based upon the warrant price of $.20 per warrant as of August 17, 2007. All of the JKA units, common stock and warrants owned by JKA’s management were acquired prior to or in connection with the initial public offering, and not in the after-market. As JKA’s executive officers and directors are contractually prohibited from selling their shares of common stock prior to the date that is six months after the merger date (except for the shares included the units sold in the private placement which can be sold immediately after the merger date), during which time the value of the shares may increase or decrease, it is impossible to determine what the financial impact of the merger will have on JKA’s officers and directors.

Mr. Wilson and Mr. Spickelmier have agreed to indemnify the Company related to certain expenses in the event a merger is not consummated within a specified time frame. If a merger is completed within the specified time frame such indemnity will cease. As of June 30, 2007 we estimate the Company had unpaid accounts payable or accrued liabilities of $377,977 that we believe could be covered by Mr. Wilson’s and Mr. Spickelmier’s indemnity agreement. As of June 30, 2007 the Company had approximately $75,484 in cash. Mr. Wilson and Mr. Spickelmier have advanced the Company a total of $300,000 (as described in Form 8-K filings on May 24, 2007, June 15, 2007 and July 19, 2007. Such advances would be repaid at the closing of the merger. If a merger is not consummated by April 10, 2008, these advances would not be repaid to Mr. Wilson and Mr. Spickelmier.

The management fee payable by JKA to 4350 Management LLC (wholly owned by Mr. Wilson) totaling $7,500 per month will cease at the closing date of the proposed merger.

REQUIRED VOTE AND EFFECT OF DISAPPROVAL

Approval of the merger proposal will require the affirmative vote of a majority of the shares of JKA’s common stock issued in JKA’s initial public offering as voted at the Special Meeting. In addition, each JKA stockholder that holds shares of common stock issued in JKA’s initial public offering or purchased following such offering in the open market has the right to vote against the merger proposal and, at the same time, demand that JKA convert such stockholder’s shares into cash equal to a pro rata portion of the trust account into which a substantial portion of the net proceeds of JKA’s initial public offering were and remain deposited. These shares will be converted into cash only if the merger is completed and the stockholder requesting conversion holds such shares until the date the merger is consummated. However, if the holders of 20% or more of the aggregate shares of common stock issued in JKA’s initial public offering and the private placement immediately prior to the initial public offering vote against the merger and demand conversion of their shares into a pro rata portion of the trust account, then JKA will not be able to consummate the merger. Abstentions (not broker non-votes and failures to vote) will have the same effect as a vote against the proposal. Broker non-votes and abstentions are counted for purposes of determining a quorum. Broker non-votes, abstentions and failures to vote will not constitute an election to convert a shareholder’s shares into cash.

RECOMMENDATION

After careful consideration, JKA’s Board has determined unanimously that the merger proposal is fair to, and in the best interests of, JKA and its stockholders. JKA’s Board has approved and declared the merger proposal advisable and unanimously recommends that you vote or give instructions to vote “FOR” the proposal to approve the merger.

The foregoing discussion of the information and factors considered by the JKA Board is not meant to be exhaustive, but includes the material information and factors considered by the JKA Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL TO MERGE WITH MULTI SHOT, LLC. VIA THE ACQUISITION OF ALL OF THE OUTSTANDING SECURITIES OF MULTI-SHOT.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to adopt the merger proposal. As JKA’s operations will be those of Multi-Shot, LLC (“Multi-Shot”) upon completion of the merger, a number of the following risk factors relate to the business and operations of Multi-Shot and JKA, as the successor to Multi-Shot’s business.

Risks Associated with Multi-Shot’s Business and Industry

Multi-Shot’s business depends on the oil and gas industry, and particularly on the level of activity for domestic gas exploration and drilling. Multi-Shot’s markets may be adversely affected by industry conditions that are beyond our control. The domestic energy industry, has historically been highly cyclical.

Multi-Shot’s revenues and profitability, as well as its growth prospects depend primarily on the overall level of drilling and exploration activity by its customers. This activity depends on the willingness of our customers (and their customers) to make operating and capital expenditures to explore for, develop and produce oil and gas in the U.S. Historically, oil and gas prices have been volatile and are subject to fluctuation in response to changes in supply and demand, market uncertainty, and a variety of other factors, each beyond the control of Multi-Shot. The variety of other factors include, but are not limited to:

•	Worldwide and domestic supplies of oil and natural gas;

•	Weather conditions;

•	The level of industrial and consumer demand for energy;

•	The ability of oil and gas producers to raise equity and debt capital to fund their activities;

•	The expected rates of decline for existing production and reserves;

•	The price and availability of alternative sources of energy;

•	The availability or equipment, people and capital to support exploration activity;

•	The availability of transportation infrastructure for natural gas (i.e., pipelines and storage, principally);

•	The price and volume of foreign imports;

•	Domestic and foreign governmental regulations, taxes, and political instabilities;

•	The ability of the member of the Organization of Petroleum Exporting Countries to function effectively as a “cartel”;

•	Political instability in oil and gas producing countries; and

•	The overall level of economic activity in the U.S. and around the world.

Expected trends in oil and gas production activities may not continue and demand for its services may not reflect the level of industry activity. A material decline in oil and gas prices or domestic drilling activity levels could have a material adverse effect on Multi-Shot’s business, financial condition and results of operations and cash flows. Additionally, while it operates in numerous geographic regions, and it believes, most of the more active regions, a decrease in activity in such regions of service may adversely impact us, irrespective of the price for oil and gas production.

Our operating results may fluctuate, due to the cyclical nature of the oil and gas industry.

Oil and gas prices are volatile. During the period of Multi-Shot’s existence (since August, 2004), prices in general have risen and somewhat dramatically, prompting oil and gas companies to increase their levels of expenditures which has benefited us. Over the time frame that includes the predecessors to Multi-Shot (i.e., companies assembled and owned by the prior owner of Multi-Shot) significant changes in the prices for oil and gas reserves have influenced the results and business of the predecessors to Multi-Shot. Similar fluctuations prospectively could be expected to have similar results on Multi-Shot.

Substantially all service and equipment revenues Multi-Shot earns are based on charges for relatively short periods of time (i.e., days, weeks, and occasionally several weeks on a single job order), that correlates to the period of time the service and equipment is provided to the customer. Short term services tend to expose Multi-Shot to the risks of rapid declines in market prices for oil and gas and hence, the activity levels of our customers, while in the alternative, allowing Multi-Shot the ability to participate in service price escalation should market conditions accommodate price increases for its services.

Multi-Shot’s success depends substantially upon the continued retention of certain key personnel.

Multi-Shot believes that its success has depended on and continues to depend to a significant extent on the efforts and abilities of its senior management team, which is a group including the four officers, but also includes a second level of very key members who number between 10-15 persons, at present, and is expected to grow in correlation to Multi-Shot’s ability to grow. The top three members of Multi-Shot’s management team, as well as six persons in its second level of key managers currently are employed pursuant to employment agreements. In connection with the merger, Allen Neel, President and Chief Executive Officer of JKA and Multi-Shot, Inc., David Cudd and Paul Culbreth, each as Vice-Presidents of Multi-Shot, Inc., and Scott Bork as Chief Financial Officer of Multi-Shot, Inc. and the Secretary of JKA, will enter into employment agreements with JKA and/or Multi-Shot, Inc. (as their respective agreements call for) that are effective upon consummation of the merger. As well, the existing contracts covering the six second level Multi-Shot key managers, will be “assumed” by Multi-Shot, Inc., with the expectation that Scott Bork’s contract will be amended to reflect his added responsibilities as Secretary with respect to JKA. Multi-Shot’s failure to retain any of these individuals, and to recruit and retain other similarly skilled individuals to the extent growth so requires, could adversely affect our ability to sustain or expand the size, scope, and results of Multi-Shot’s historical business. Regarding potential new hires, Multi-Shot typically reviews the candidates, including in some instances, performing background checks and reference checks. There is no assurance that the review and assessment of these individuals will prove to be accurate, complete or correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws, which could cause the combined company to have to expend time and resources in assisting them become familiar with such laws.

Multi-Shot may not be able to source equipment on a timely basis, or at all, to replace physically obsolete equipment, or equipment necessary to support expanded activity.

A key component of Multi-Shot’s services is specialized equipment used in directional drilling and directional surveying. While the equipment is provided by third party manufacturers, who Multi-Shot believes are reputable and financially viable, the level of market demand, and its potential effect on equipment pricing and the lead times for order deliveries, fluctuates meaningfully. Multi-Shot attempts to forecast its equipment needs to minimize negative scenarios relating to its requirements for equipment and its available inventory of equipment. When equipment is required that Multi-Shot does not have available, it can, subject to the then existing availability of such third party equipment, rent the equipment from third parties. However, third party rentals do have the effect of reducing the level of profitability of the service revenues earned while utilizing such rented equipment. Additionally, no guarantees exist that third party rental equipment acceptable or appropriate for Multi-Shot’s requirements will be available, should the need arise. Consequently, Multi-Shot may not be able to capitalize on future opportunities it may have and risks losing those opportunities to their competitors.

Multi-Shot’s operating history may not be sufficient for investors to evaluate its business and prospects.

Multi-Shot, LLC was formed via an asset acquisition by management and a private equity firm in August 2004. The assets comprised a former division of a larger, public company, causing Multi-Shot to develop and implement various elements of its business to succeed as a stand alone entity. There are no outstanding payment obligations from such transaction. While the results would indicate the transition to a stand alone entity has succeeded, the time frame for this evaluation is relatively limited. The fiscal year ended December 31, 2005 was the first year that Multi-Shot did not operate at a loss. Multi-Shot’s future results depend on its ability to continue to efficiently manage its personnel and equipment in delivering services to its markets and customers, while focusing on the design and implementation of additional, and in some cases, new systems, procedures, policies, and controls to continue to accommodate growth and to succeed as a public entity.

Multi-Shot may not be able to raise additional capital on acceptable terms.

While expanding its revenue base, Multi-Shot invested approximately $12.0 million in capital expenditures for equipment in 2006 versus approximately $3.8 million in 2005. Multi-Shot expects capital expenditures to be in the range of $11.0 million to $13.0 million in 2007 for new survey, MWD, steering and directional drilling equipment. To meet its capital needs, Multi-Shot expects to rely on its cash flow from operations, the proceeds from JKA’s trust account, the possibility of the exercise of the existing JKA public warrants, the potential ability for MS Energy Services, Inc. to effect future public offerings of securities, and potentially, third-party debt financing. Additional public capital, and/or third-party debt financing may not, however, be available on favorable terms, or at all. The ability to obtain additional funding will be subject to various factors, including public market conditions in general and specifically as it relates to energy service companies, Multi-Shot’s operating performance, lender sentiment and its ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under our credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive or unavailable. Our inability to raise capital could impede its growth, or under extreme conditions, result in more negative outcomes for the financial condition and solvency of Multi-Shot.

Failure of Multi-Shot’s internal control over financial reporting and its operations could harm its business and financial results. The combined company will need to improve and/or expand its operations and financial systems and staff to fully comply with the standards established for public companies and if it cannot successfully achieve these improvements, the company’s operations and financial results may be negatively impacted.

The management of Multi-Shot is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Internal control over financial reporting includes: maintaining records that in reasonable detail accurately and fairly reflect Multi-Shot’s transactions; providing reasonable assurance that transactions are recorded as necessary for preparation of the financial statements; providing reasonable assurance that receipts and expenditures of Multi-Shot’s assets and the incurrence of liabilities are made in accordance with appropriate management authorization; and providing reasonable assurance that unauthorized acquisition, use or disposition of Multi-Shot’s assets or the incurrence of liabilities that could have a material effect on the financial statements would be prevented or detected on a timely basis. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that a misstatement of Multi-Shot’s financial statements would be prevented or detected. Any failure to maintain an effective system of internal control over financial reporting could limit Multi-Shot’s ability to report its financial results accurately and/or timely or to detect and prevent fraud. To date, the management at Multi-Shot has worked with its auditors to assess its internal controls over financial reporting and have not found any material weaknesses and have found the controls to be adequate for a private company. Multi-Shot, has not yet evaluated its adherence to Section 404 of the Sarbanes-Oxley Act but it intends to hire experienced third party consultants to help it assess its compliance with such Section and other public company standards that may be applicable. Multi-Shot is aware that making these disclosures does not release management of its obligation with respect to internal controls. In addition, Multi-Shot’s initial operating and financial systems may not be adequate as it implements its plans to expand and its attempts to improve these systems may be ineffective. Multi-Shot must be able to operate its financial and operations systems effectively, and to recruit suitable employees as it expands its operations, or it may be unable to effectively control and manage a larger operation. Although it is impossible to predict the nature of the errors that might occur as the result of inadequate controls, Multi-Shot believes it is more difficult to oversee a sizable operation than a smaller one and accordingly, more likely that errors will occur as operations grow. As a result, additional management infrastructure and systems will be required to attempt to avoid such errors.

Multi-Shot, Inc. will incur increased costs as a result of being a wholly-owned subsidiary of a public company.

As a wholly-owned subsidiary of a public company, Multi-Shot will incur significant legal, accounting and other expenses that it did not incur as a private company, which may range from $500,000 to $1,000,000 on an annual basis. The U.S. Sarbanes-Oxley Act of 2002 and related rules of the U.S. Securities and Exchange Commission, or SEC, and the AMEX regulate corporate governance practices of public companies. Multi-Shot expects that compliance with these public company requirements will increase our costs and make some activities more time-consuming. For example, new Board committees and adopt new internal controls and disclosure controls and procedures will be created. In addition, additional expenses associated with our SEC reporting requirements will be incurred. A number of those requirements necessitate Multi-Shot to carry out activities it has not previously carried out. For example, under Section 404 of the Sarbanes-Oxley Act, for the annual report on Form 10-K for 2007, depending upon certain facts existing upon closing of the merger, document and test our internal control procedures may need to be tested. As a result, Multi-Shot’s management will need to assess and report on its internal control over financial reporting and its independent accountants will need to issue an opinion on that assessment and the effectiveness of those controls. Furthermore, if it identifies any issues in complying with those requirements (for example, if it or its accountants identify a material weakness or significant deficiency in our internal control over financial reporting), Multi-Shot could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Multi-Shot’s reputation or investor perceptions of Multi-Shot

It is expected that, based on current insurance coverage and investigation in regards to expanded coverage, especially in light of being publicly traded, it will be difficult and expensive to obtain expanded and appropriate director and officer liability insurance. It may be necessary to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult to attract and retain qualified persons to serve on the Board or as executive officers. Advocacy efforts by shareholders and third parties may also prompt even more changes in governance and reporting requirements. The amount of additional costs that may be incurred or the timing of such costs cannot be predicted or estimated.

Multi-Shot’s operations are subject to hazards inherent in the oil and gas industry.

Risks inherent in its industry, such as equipment defects, human error or accident, vehicle accidents, explosions and fires, and uncontrolled flows of oil and gas well fluids, can cause personal injury, loss of life, suspension of operations, claims for damage to well formations or facilities, business interruption, and damage to or destruction of property, equipment and the environment. These risks can expose Multi-Shot to substantial liability for related losses and damages. The frequency, or severity of these types of events is, to some extent, beyond Multi-Shot’s control, and the effect could exceed the liability for loss or damages to the extent customers elect to no longer do business with Multi-Shot due to a perception of unacceptable safety programs, insurance, and controls.

The industry and business are dangerous. Safety procedures and training may not always prevent accidents and do not eliminate the dangers. Adequate insurance for such risks may not be attainable at rates considered reasonable, or the terms (rates, coverage limits, deductible limits, etc.) for such coverage may not be as favorable as current coverage. The incurrence of an uninsured claim (a claim in excess of our coverage limits) could have a material adverse effect on our operations and financial condition. Although safety and training are a meaningful focus and emphasis of management, these efforts may fail to successfully mitigate the risks of the business to Multi-Shot.

A terrorist attack or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts and other armed conflicts involving the U.S. or other countries may adversely affect the U.S. and global economies and could negatively affect the business. Any of these events could reduce overall demand for oil and gas, causing reduced demand for Multi-Shot’s services and therefore, lower revenues and potentially, lower profitability. Attacks on the U.S., and/or on the U.S. energy industry infrastructure, may raise the cost of insurance and make some types of insurance unavailable.

Conservation measures and technological advances could reduce demand for oil and gas.

Fuel and energy conservation measures, alternative fuel and energy developments, technological advances in either conservation and/or alternative sources of fuel and energy could all reduce demand for oil and gas production. Major changes could negatively impact the U.S. and worldwide energy industry, which would likely negatively impact the company’s business and prospects.

If third parties bring claims against Multi-Shot or if Multi-Shot has breached any of its representations, warranties or covenants set forth in the merger agreement, JKA may not be adequately indemnified for any resulting losses related thereto.

Although the merger agreement provides that the members of Multi-Shot will jointly and severally indemnify JKA for losses arising from a breach of the representations, warranties and covenants by Multi-Shot, LLC and the members set forth in the merger agreement, such indemnification is limited to an aggregate amount of $10,000,000 (with an aggregate deductible of $500,000), which corresponds to the merger consideration held in escrow. In addition, the survival period for any claims under the merger agreement relating to all but three representations is limited to eighteen months after the closing of the merger, whereupon the escrowed consideration relating to the maximum liability of the Members is also reduced to $3,000,000. All amounts, subject to outstanding claims at such time, will be released and the escrow terminated sixty months after the closing of the merger. Accordingly, JKA will be prevented from seeking indemnification for any claims that aggregate less than the deductible, and for claims in excess of the then applicable aggregate threshold, and as it relates to all but three claims, from seeking indemnification arising after the eighteen month survival period.

Risks Relating to the JKA Business

If 20% or more of the holders of JKA’s common stock issued in its public offering and the private placement immediately prior to the initial public offering vote against the merger and demand conversion of their shares of JKA common stock, JKA may be forced to liquidate, whereupon stockholders may receive less than $6.00 per share and the warrants will expire worthless.

Under the terms of JKA’s corporate charter, if 20% or more of shares issued in JKA’s initial public offering and the private placement immediately prior to the initial public offering vote against the merger and demand conversion of their shares to cash held in trust, JKA may ultimately be forced to liquidate. While JKA will continue to search to acquire an operating company, if (i) it does not consummate a business combination by October 10, 2007, or, (ii) if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by October 10, 2007, then by April 10, 2008, it will be forced to liquidate. In any liquidation, the net proceeds of JKA’s initial public offering held in the trust account, plus any interest earned thereon (other than amounts distributed to JKA for working capital not exceeding $0.9 million) will be distributed on a pro rata basis to the holders of JKA’s common stock issued in its public offering. If JKA is forced to liquidate its assets, the per-share liquidation will be the $76,532,404 deposited in the trust account at the time of the initial public offering, plus interest accrued thereon until the date of any liquidation (other than amounts distributed to JKA for working capital not exceeding $0.9 million). As of July 31, 2007, there was approximately $79,237,723, or $5.99 per share, held in trust. Furthermore, there will be no distribution with respect to JKA’s outstanding warrants and, accordingly, the warrants will expire worthless.

If the merger’s benefits do not meet the expectations of financial or industry analysts, the market price of JKA’s common stock may decline.

The market price of JKA’s common stock may decline as a result of the merger if:

•	JKA does not achieve the perceived benefits of the merger as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•	the effect of the merger on JKA’s financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price and JKA may not be able to raise future capital, if necessary, in the equity markets.

Failure to complete the merger could negatively impact the market price of JKA’s common stock and may make it more difficult for JKA to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing investors to experience a loss on their investment. If the merger is not completed for any reason, JKA may be subject to a number of material risks, including:

•	the market price of JKA’s common stock may decline to the extent that the current market price of its common stock reflects a market assumption that the merger will be consummated;

•	costs related to the merger, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the merger is not completed; and

•	charges will be made against earnings for transaction-related expenses, which could be higher than expected.

Such decreased market price and added costs and charges of the failed merger, together with the history of failure in consummating a merger, may make it more difficult for JKA to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing investors to experience a loss on their investment.

If Contingent Awards are achieved, additional shares of JKA common stock may be issued causing dilution to current JKA stockholders.

The proposed merger includes a Contingent Award provision whereby Parent Warrants and Redemption Warrants may be redeemed for Contingent Award Shares to the extent that public warrant holders (other than Parent Warrants and Redemption Warrants holders) exercise their warrants or shares of JKA common stock issued in exchange for Cash Exercise Warrants. The issuance of such shares would be dilutive to current JKA shareholders. See Annex B-1 to this proxy statement for an example of the Contingent Award calculation and page 11 for further discussion of the Contingent Awards.

Under Delaware law, JKA’s dissolution requires the approval of the holders of a majority of its outstanding stock, without which JKA will not be able to dissolve and liquidate and distribute its assets to JKA’s public stockholders.

JKA has agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if JKA does not effect a business combination within 18 months after consummation of our initial public offering (or within 24 months after the consummation of our initial public offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of our initial public offering and the business combination related thereto has not yet been consummated within such 18-month period). However, pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of JKA’s stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and could be subject to their review. This process could take a substantial amount of time.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, JKA may need to postpone the stockholders meeting, and solicit our stockholders again or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, JKA will not be able to dissolve and liquidate and JKA will not be able to distribute funds from our trust account to holders of our common stock sold in our initial public offering and these funds will not be available for any other corporate purpose. In the event JKA seeks stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, JKA will nonetheless continue to pursue stockholder approval for our dissolution. However, JKA cannot predict whether our stockholders will approve its dissolution in a timely manner or will ever approve its dissolution. As a result, we cannot provide our initial stockholders with assurances of a specific timeframe for the dissolution and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, JKA may be considered to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”).

If JKA is deemed to be an investment company, JKA may be required to institute burdensome compliance requirements and its activities may be restricted, which may make it difficult for it to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act, unless JKA can qualify for an exclusion, JKA must ensure that it is engaged primarily in a business other than investing, reinvesting or trading of securities and that its activities do not include investing, reinvesting, owning, holding or trading “investment securities.” JKA’s business is to identify and consummate a business combination and thereafter to operate the acquired business or businesses. JKA invests the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until it uses them to complete a business combination. By limiting the investment of the funds to these instruments, JKA believes that it will not be considered an investment company under the Investment Company Act. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If JKA is deemed to be an investment company under the Investment Company Act, its activities may be restricted, including:

•	restrictions on the nature of its investments; and

•	restrictions on the issuance of securities;

each of which may make it difficult for it to consummate a business combination. JKA would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds it has available outside the trust account to consummate a business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders will be less than $5.99 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional or claims not yet matured or due and owing. While we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations.

In addition, although James P. Wilson and Keith D. Spickelmier have agreed to indemnify us for claims by any vendor that is owed money by us for services rendered or products sold to us, to the extent that such claims reduce the amounts in the trust fund to be distributed to the public stockholders upon our dissolution and liquidation, this indemnification is limited to claims by vendors that do not execute a valid and enforceable waiver of all rights, title, interest, and claim of any kind in or to the monies held in the trust account. The indemnification provided by our directors and officers would not cover claims by target businesses or other entities and vendors that execute such waivers. Based on representations made to us by our initial directors and officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, however, the indemnification may be limited as we have not asked them to reserve for or escrow any amounts with respect to such an eventuality. The indemnification obligations may be substantially higher than our directors and officers currently foresee or expect and/or their financial resources may deteriorate in the future which could also act as a limitation to this indemnification. Hence, we cannot assure you that our initial directors and officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us and it is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $5.99 per share, without taking into account interest earned on the trust account, due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

As of June 30, 2007, JKA had $377,977, in outstanding accounts payables. Of these liabilities, $377,977 represent amounts payable to entities which have not waived claims against the trust account. As of June 30, 2007, JKA’s cash balance was $75,484. To the extent there is a shortfall, Messrs. Wilson and Spickelmier have agreed to indemnify the trust for claims by any vendor for service rendered or products provided, to the extent those claims reduce the trust and that vendor has not executed a waiver as against the trust. JKA believes Messrs. Wilson and Spickelmier are capable of funding any foreseeable indemnity obligations, if any.

FORWARD-LOOKING STATEMENTS

JKA believes that some of the information in this proxy statement constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,”’ “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

JKA believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that JKA is not able to accurately predict or over which JKA has no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by JKA in its forward-looking statements, including among other things:

•	the number and percentage of JKA stockholders voting against the merger proposal;

•	changing interpretations of generally accepted accounting principles;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislative or regulatory environments, requirements or changes adversely affecting the businesses in which Multi-Shot is engaged;

•	statements about industry trends;

•	general economic conditions; and

•	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements including those herein attributable to JKA, Multi-Shot or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, JKA undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the approval of the merger and the other proposals, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on JKA upon completion of the merger.

SELECTED HISTORICAL FINANCIAL INFORMATION — MULTI-SHOT, LLC

JKA is providing the following financial information to assist you in the analysis of the financial aspects of the merger. We derived Multi-Shot, LLC’s historical information from the audited financial statements of Multi-Shot, LLC as of and for each of the years ended December 31, 2003, 2004, 2005 and 2006, and from unaudited financial statements as of and for (i) the year ended December 31, 2002 and (ii) the six month periods ended June 30, 2006 and 2007. The information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this document are not indicative of the future performance of Multi-Shot, LLC or JKA following the merger.

	Multi-Shot, LLC Historical Financial Data
						Predecessor to
	Multi-Shot, LLC(1)					Multi-Shot, LLC(1)
					For the Period	For the Period
	Six Months		Fiscal Year	Fiscal Year	from	from	Fiscal Year	Fiscal Year
	Ended		Ended	Ended	August — 6	January — 1	Ended	Ended
	June 30,	June 30,	December 31,	December 31,	December 31,	August 5,	December 31,	December 31,
	2007	2006	2006	2005	2004	2004	2003	2002
	(Unaudited)							(Unaudited)

Statements of Operations Data:
Revenues	$45,644,965	$31,390,721	$73,971,064	$38,080,254	$8,658,814	$10,543,184	$20,031,937	$22,489,270
Operating Expenses	43,327,549	28,298,904	61,710,629	32,577,368	7,691,387	13,531,336	23,778,265	22,932,543
Income (Loss) from Operations	2,317,416	3,091,817	12,260,435	5,502,886	967,427	(2,988,152)	(3,746,328)	(443,273)
Interest Expense	(1,372,416)	(566,620)	(1,185,011)	(857,952)	(284,941)	(328,771)	(596,672)	(471,212)
Other Income	54,351	48,260	70,236	31,310	—	—	—	41,982
Net Income (Loss)	$999,351	$2,573,457	$11,145,660	$4,676,244	$682,486	$(3,316,923)	$(4,343,000)	$(872,503)

(1)	Multi-Shot, LLC was formed via an asset acquisition by management and a private equity firm in August 2004. Such assets comprised the directional drilling division of Warrior Energy Services (formerly Black Warrior Wireline Corp. hereafter referred to as BWWC). There are no outstanding payment obligations from such transaction. The results of operations for the period January 1, 2004 to August 5, 2004 and the years ended December 31, 2003 and 2002 were derived from the historical books and records of the directional drilling division of BWWC. Such directional division of BWWC was neither a separate subsidiary of BWWC nor a separate legal entity for financial reporting purposes.

	As of June 30,	As of December 31,
	2007	2006	2005	2004	2003	2002
	(Unaudited)					(Unaudited)

Balance Sheet Data:
Total Assets	$50,115,848	$43,945,614	$27,068,706	$17,916,623	$16,733,638	$22,032,558
Total Long-Term Debt (net of current maturities)	43,502,755	7,775,152	6,643,717	7,424,133	67,130	35,528
Members’ Equity (Deficit)	(11,844,807)	20,052,595	8,878,730	4,757,486	N/A	N/A

SELECTED HISTORICAL FINANCIAL INFORMATION — JKA

JKA is providing the following selected financial information to assist you in your analysis of the financial aspects of the merger. The following selected financial and other operating data should be read in conjunction with “JKA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its financial statements and the related notes to those statements included elsewhere in this proxy statement. The statement of operations data for the period from May 11, 2005 (inception) through December 31, 2005 and the balance sheet data as of December 31, 2005 have been derived from JKA’s audited financial statements included elsewhere in this proxy statement. The statement of operations data for the year ended December 31, 2006 and the balance sheet data as of December 31, 2006 have been derived from JKA’s audited financial statements included elsewhere in this proxy statement. The statements of operations data for the period from May 11, 2005 (inception) through December 31, 2006 has been derived from JKA’s audited financial statements included elsewhere in this proxy statement. The statement of operations data for the six months ended June 30, 2007 and 2006 and for the period from inception to June 30, 2007 and the balance sheet data as of June 30, 2007 has been derived from JKA’s unaudited financial statements included elsewhere in this proxy statement.

JK Acquisition Corp. Historical Financial Data

					For the Period	For the Period
	For the			For the	from	from
	Six Months			Fiscal Year Ended	Inception(1) to	Inception(1) to
	Ended June 30,			December 31,	December 31,	June 30,
	2007		2006	2006	2005	2007
	(Unaudited)		(Unaudited)			(Unaudited)

Statements of Operations Data:
Operating Expenses	1,212,493	(2)	67,665	$292,378	$4,994	$1,509,865	(2)
Operating Loss	(1,212,493)		(67,665)	(292,378)	(4,994)	(1,509,865)
Gain (Loss) on Derivative Liabilities	1,468,600		2,594,715	(1,265,004)	—	203,596
Other Income			1,382,258	591,569	1,994,845	—

Net Income (Loss) Before Taxes	1,638,365		3,118,619	437,463	(4,994)	2,070,834
Income Tax Expense	—		29,276	14,027	—	14,027
Net Income (Loss)	1,638,365		3,089,343	423,436	(4,994)	2,056,807
Earnings (loss) per share:
Basic	$0.10		$0.36	$0.03	$(0.00)
Diluted	$0.08		$0.33	$0.03	$(0.00)
Cash Dividends Per Share	N/A		N/A	N/A	N/A

(1)	JKA incorporated on May 11, 2005 (its date of inception).

(2)	Includes $975,419 for impairment of deferred transaction costs.

	As of June 30,	As of December 31,
	2007	2006	2005
	(Unaudited)

Balance Sheet Data:
Funds Held in Trust	$79,002,279	$77,627,249	$—
Total Assets	79,079,376	78,637,200	618,953
Derivative Liabilities	—	15,636,834	—
Total Stockholders’ Equity	62,698,898	47,167,169	26,256
Book Value Per Share	$3.80	$3.74	$0.01
Weighted Average Number of Common Shares Outstanding
Basic	16,516,667	12,605,609	2,783,316
Diluted	19,944,649	14,212,584	2,783,316

SUMMARY UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what JKA’s business might have looked like had Multi-Shot and JKA actually been combined. The combined financial information may have been different had Multi-Shot and JKA actually been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the merger occurred or the future results that may be achieved after the merger. The following page selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined pro forma financial statements and related notes thereto starting on page 87 in this proxy statement.

The merger will be accounted for as a reverse acquisition, equivalent to a recapitalization through the issuance of equity by Multi-Shot for the net monetary assets of JKA. This determination was made based on management’s evaluation of the facts and circumstances associated with the merger, including factors such as continuity of Multi-Shot’s management, continuity of Multi-Shot’s operations and business plan, a larger Multi-Shot representation on the board of directors, ownership of the combined company and potential changes to ownership, and affiliations and ownership levels of minority stockholder groups. The net monetary assets of JKA will be recorded as of the merger date, at their respective historical cost, which is considered to be the equivalent of fair value. No goodwill or other intangible assets will be recorded as a result of the acquisition.

The pro forma financial statements have been prepared using two different levels of approval of the merger by the JKA stockholders, as follows:

•	Maximum Approval: this presentation assumes that no stockholders elect to convert their shares into a pro rata share of the trust account (100% of the shares held by JKA’s public stockholders as voted at the Special Meeting approve the merger); and
•	Minimum Approval: this presentation assumes stockholders of JKA holding 2,711,666 of JKA’s outstanding shares of common stock elect to convert shares (majority of the shares held by JKA’s public stockholders as voted at the Special Meeting approve the merger; less than 20% of the aggregate shares of JKA’s common stock issued in the initial public offering and the private placement vote against the merger and elect to convert).

If stockholders holding 20% (2,711,667) or more of the shares of common stock issued in the IPO and private placement vote against the adoption of the merger proposal and elect to convert their shares, JKA will not complete the merger.

	For the Six Months		For the Year Ended
	Ended June 30, 2007		December 31, 2006
	Maximum	Minimum	Maximum	Minimum
	Approval	Approval	Approval	Approval
	(Unaudited)		(Unaudited)

Consolidated Statements of Operations Data:
Revenues	$51,650,986	$51,650,986	$88,677,843	$88,677,843
Operating Expenses	50,731,929	50,731,929	76,244,050	76,244,050
Income from Operations	919,057	919,057	12,433,793	12,433,793
Interest Expense, net	(3,299,329)	(3,299,329)	(3,254,425)	(3,254,425)
Other Income (Expense), net	1,409,755	1,409,755	(1,190,165)	(1,190,165)
Net Income (Loss) Before Income Taxes	(970,517)	(970,517)	7,719,203	7,719,203
Income Tax Expense	—	—	3,369,078	3,369,078
Net Income (Loss)	(970,517)	(970,517)	4,350,125	4,350,125
Earnings (loss) per share:
Basic	($0.03)	($0.03)	$0.17	$0.18
Diluted	($0.02)	($0.02)	$0.15	$0.16
Cash Dividend Per Share	—	—	—	—
Weighted Average Number of Common Shares Outstanding:
Basic	35,817,592	33,107,281	25,636,235	23,707,745
Diluted	41,357,920	38,647,609	28,746,225	26,496,714
Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$41,086,016	$25,292,016
Working Capital	45,331,373	24,246,236
Property, Plant and Equipment (net)	35,667,278	35,667,278
Goodwill and Intangibles	—	—
Total Assets	100,242,724	84,448,724
Long-Term Debt (excluding current maturities)	40,344,377	40,344,377
Stockholders’ Equity	40,852,525	25,058,525
Book Value Per Share
Basic	$1.14	$0.76
Diluted	$0.96	$0.63

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MULTI-SHOT, LLC

Unless the context requires otherwise in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Multi-Shot, LLC,” the term “the Company” refers to Multi-Shot, LLC.

The following is a discussion of Multi-Shot, LLC’s financial condition and results of operations comparing the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004, each of which has been audited, and the six month periods ending June 30, 2007 and 2006, each of which are unaudited. Multi-Shot’s fiscal year ends on December 31. This discussion begins with an overview of the significant factors that have recently affected the Company, including a discussion of industry market trends and management’s perspectives regarding 2007 and beyond. Inclusive in this discussion are the recent investment and subordinated financing from SG-Directional, LLC, an Arkansas limited liability company, resulting in a partial recapitalization of the Company at the beginning of the second quarter of 2007. Next we analyze the results of operations for the past three years. A review of our cash flows and liquidity, capital resources and contractual commitments follows. Finally, we provide a summary of the critical accounting judgments and estimates that we have made which we believe are most important to an understanding of our Management’s Discussion and Analysis and our financial statements, as well as recent and critical accounting pronouncements.

The following discussion includes various forward-looking statements about the markets in which we operate, the demand for our products and services and our future results. These statements are based on certain assumptions that we believe are reasonable. For information about some of the risks that could cause actual results to differ from these forward looking statements please refer to the section entitled “Risk Factors”.

You should consider the foregoing when reviewing Multi-Shot’s consolidated financial statements and this discussion. You should read this section together with Multi-Shot’s consolidated financial statements including the notes to those financial statements for the years and periods referenced above.

GENERAL

Dollar amounts of $1.0 million or more are rounded to the nearest one tenth of a million; all other dollar amounts are rounded to the nearest one thousand and all percentages are stated to the nearest one tenth of one percent.

The following management’s discussion and analysis contains industry specific terms that are defined below:

Bottom Hole Assembly — The portion of the drilling assembly below the drill pipe. It provides force for the drill bit to break the rock (weight on bit), survive a hostile mechanical environment and provide the driller with directional control of the well. Often times the assembly includes a mud motor, directional drilling and measuring equipment, measurements-while-drilling tools, logging-while-drilling tools and other specialized devices.

Measurement while Drilling (MWD) — The evaluation of physical properties, including wellbore trajectory in three-dimensional space, while extending a wellbore. The measurements are made downhole, stored in solid-state memory for some time and later transmitted to the surface. Data transmission methods involve digitally encoding data and transmitting to the surface as pressure pulses in the mud system.

Positive Displacement Motor — A drilling motor that uses hydraulic horsepower of the drilling fluid (Mud) to drive the drill bit. Mud motors are used extensively in directional drilling operations.

Reservoir Delineation — The drawing or survey of a subsurface body of rock having sufficient porosity and permeability to store and transmit fluids.

Wellbore — The open hole or uncased portion of the well.

MULTI-SHOT, LLC OVERVIEW

Multi-Shot provides directional drilling services in Texas, Louisiana, Mississippi, New Mexico, Oklahoma, Wyoming, North Dakota, South Dakota, Utah, Colorado and Montana, which encompasses most of the major oil and natural gas producing basins in the U.S., with the exception of Alaska. Since its inception in 1980, the Company has developed into a leading independent service provider that employs a skilled and experienced labor force. The Company owns and operates equipment and maintains a customer base that includes large, independent exploration and production companies, drilling contractors and other oilfield service companies who operate in the U.S. The majority of the Company’s revenues are generated from charging customers day rates based on the number of days the Company’s services and/or equipment is used. The Company’s primary expenses include salaries or other compensatory expenses, including benefits, for personnel, costs associated with expendable parts and supplies, repairs and maintenance of equipment, rental equipment, as well as general operational costs. As a result of increased demand and competition for skilled personnel, compensation costs to attract and retain employees, including benefits, have been increasing. Likewise, because of increased demand, the cost of equipment and rental equipment is increasing as well. For a further discussion of the services it provides, the manner in which it markets its services and the way it charges its customers, please refer to the discussion entitled “Information About Multi-Shot, LLC” on page 69.

Prices for oil and natural gas are subject to large and often unpredictable fluctuations in response to relatively minor changes in the supply of and domestic and/or worldwide demand for oil and natural gas, market uncertainty and a variety of other factors. Any prolonged increase or decrease in oil and natural gas prices affects the activity levels of exploration, development and production as well as the overall financial performance of the oil and natural gas industry. The demand for Multi-Shot’s services are directly and materially related to the activity levels of exploration, development and production of its customers, who are predominantly exploration and production oil and natural gas companies.

One of Multi-Shot’s primary growth strategies is to continue to grow its customer base and market share in the oil and natural gas basins in which it operates by using the following strategies:

•	Multi-Shot intends to secure new and enhance existing strategic relationships with certain targeted and existing customers. Since Multi-Shot derives a substantial portion of business by forming strategic alliances with exploration and production companies known as “follow-me” rigs, these relationships help the Company to sustain internal growth.

•	Multi-Shot intends to invest capital resources into our existing equipment lines in order to further increase our capabilities of servicing new customers and thus, increasing market share. Based upon current utilization of our equipment, the Company will require additional capital in order to fund the purchase of new equipment. Please refer to the discussion of liquidity and capital resources for details regarding plans to fund future capital growth.

•	Multi-Shot plans to seek certain “niche” mergers or acquisitions of complementary or competing business in an effort to increase our existing customer base, increase the number of service employees, and increase our equipment base to further reduce our reliance on the availability of rental equipment.

•	Finally Multi-Shot plans to expand to other oil and natural gas producing basins as its customers identify and then begin to develop such other U.S. based exploration plays. The Company operates in several distinct geographical areas primarily in Texas, Louisiana, New Mexico, Oklahoma, and in the Wyoming, North Dakota, Utah, Colorado and Montana regions which are generally known in the industry as the “Rockies”. The Company has firmly established itself in the Barnett Shale (Texas) and Rockies (primarily Montana and North Dakota and to a lesser extent the other states comprising the Rockies) areas with continued efforts to gain additional market share are in the mid-continent (Oklahoma), “Ark-La-Tex” basin (Arkansas and Louisiana) and elsewhere in the Rockies, especially Colorado and Utah

Currently, the Company has its corporate headquarters including a warehouse and shop facility in Conroe, Texas, as well as facilities in Corpus Christi, Texas; Odessa, Texas; Grand Junction, Colorado; Lafayette, Louisiana; Rock Springs, Wyoming; and Baker, Montana. In addition, the Company has multiple sales offices in Texas, Louisiana, Colorado, and Oklahoma. These geographical regions served by Multi-Shot have seen substantial growth in land drilling rig activity during the last year from December 2005 to December 2006 as a result of the increase in oil and gas prices and the economic viability of additional drilling. According to Baker Hughes rig count data, drilling activity in the above mentioned geographical areas has accounted for approximately 70% of the growth in U.S. land based drilling activity.

The majority of current land drilling activity in the United States is comprised of drilling for natural gas. During 2003, drilling activity began to recover from low historical drilling activity in 2002 and 2001. Per the Baker Hughes rig count survey, the United States land rig count has increased approximately 126% from March 2002 through March 2007. During this same period, the United States horizontal land rig count has increased approximately 443%. This increase in horizontal drilling rig count and drilling activity is a result of increased exploration and production of natural gas in “unconventional” natural gas reserves. Unconventional gas refers to production of gas from shale and tight sands. Drilling activity is largely dependent upon exploration and production companies’ willingness to spend. So, the fluctuations in natural gas prices tend to determine the level and amount of spending by these companies. Natural gas prices remained steady and drilling activity continued to grow throughout 2006. However, this increase in drilling activity can be attributable more to an increase in land-based rigs versus strong natural gas prices. As utilization rates increase for land rigs equipped to drill directionally, so do the Company’s efforts to create and sustain relationships with operators. We refer to these efforts as having “follow-me” rigs (meaning, Multi-Shot is prepared to follow the rigs our customers utilize and have available equipment and personnel to respond as the needs arise). According to Baker Hughes rig count data, the domestic land rig count increased by 235 rigs from December 2005 (1,391) to December 2006 (1,626).

The increase in U.S. land based drilling rig count and drilling activity has led to increased demand for directional drilling services. Further, the demand in drilling activity specifically for unconventional natural gas wells, which are wells especially suited for directional drilling services like those provided by Multi-Shot, increased substantially in 2006. If market conditions, including the pricing for natural gas and overall land based directional drilling activity remains stable, we expect demand for Multi-Shot’s services will remain strong.

Net revenue for Multi-Shot is comprised of revenue from directional drilling services and equipment provided to oil and gas exploration and production companies associated with their oil and natural gas well exploration production services. The Company’s equipment and personnel assist the operator and contract driller in guiding the bottom hole assembly to the desired locations during the drilling process using positive displacement motors which incorporate significant company specific design enhancements in an attempt to provide a high standard of equipment and operator performance. These enhancements generate increased reliability, longer run times, greater horsepower and torque, and improved penetration rates. In addition, while drilling directionally, Multi-Shot provides MWD services to transmit data to the surface. The Company’s MWD systems and its downhole steering tools assist in measuring the three dimensional representation of the well bore while drilling. Multi-Shot’s surveying equipment provides well bore surveys, which allow precise targeting and reservoir delineation, and help to prevent missed objectives and costly well bore collisions in multi-well structures and allows a more precise identification of the well bore location.

Revenues derived from these services are in direct correlation with Multi-Shot’s ability to acquire and maintain the above mentioned equipment and to retain and attract a skilled workforce. The majority of Multi-Shot’s growth in revenues has been due to the utilization of Multi-Shot’s positive displacement motors and measurement while drilling tools. As drilling activity has increased Multi-Shot has sought strategic alliances with Multi-Shot’s vendors in an effort to offset the current shortage and availability of raw materials and component parts. These alliances, have allowed the Company to develop more efficient and technologically advanced services and tools enabling the Company to compete effectively with major integrated oilfield service companies. Accordingly, Multi-Shot has been able to attract and retain a skilled workforce by offering industry competitive wage and benefit packages.

JK Acquisition Corp. Merger Transaction

On September 6, 2006, JKA, Merger Sub, Multi-Shot, the members of Multi-Shot and Catalyst entered into an Agreement and Plan of Merger, pursuant to which Multi-Shot will merge with and into Merger Sub and Multi-Shot will effectively become a wholly-owned subsidiary of JKA. Following completion of the merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. Because JKA will have no other operating business following the merger, Multi-Shot will effectively become a public company at the conclusion of the merger. On February 14, 2007, the parties entered into the First Amended and Restated Agreement and Plan of Merger which fully amended and restated the parties prior Agreement and Plan of Merger entered into on September 6, 2006. The First Amended and Restated

Agreement and Plan of Merger, among other things, extended the deadline to complete the contemplated merger to July 31, 2007 (from January 31, 2007) and provided that either party may terminate the First Amended and Restated Agreement and Plan of Merger if the merger is not completed by such date. Additionally, the First Amended Merger and Restated Agreement allowed Multi-Shot to enter into the private recapitalization discussed below. On August 27, 2007, the parties entered into the Second Amended and Restated Agreement and Plan of Merger which fully amended the First Amended and Restated Agreement and Plan of Merger entered into on February 14, 2007. The Second Amended and Restated Agreement and Plan of Merger, among other things, extends the deadline to complete the contemplated merger to January 31, 2008, and provides that either party may terminate the Second Amended and Restated Agreement and Plan of Merger if the merger is not completed by such date.

Private Recapitalization of Multi-Shot LLC

The First Amended and Restated Agreement and Plan of Merger was executed on February 14, 2007, replacing the Agreement and Plan of Merger executed on September 6, 2006. The original Agreement and Plan of Merger contemplated a January 31, 2007 closing date. In January 2007, JKA and representatives of Multi-Shot determined that a January 31, 2007 closing date could not be achieved. The controlling members of Multi-Shot desired to seek a potential a liquidity event. Through a series of negotiations, the parties entered into the First Amended and Restated Agreement and Plan of Merger which, among other things, contemplated a private recapitalization of Multi-Shot as a first step to the contemplated merger with JKA.

In late January 2007, principals of Catalyst contacted The Stephens Group, a private equity firm, regarding their potential interest in a possible transaction with Multi-Shot. No officers of JKA, Multi-Shot or any Multi-Shot members had any relationship with The Stephens Group, SG-Directional or any of its affiliates prior to the completion of the private recapitalization. Mr. Nixon of Catalyst had become acquainted with Stephens in May 2006. Through a series of negotiations between Multi-Shot and SG-Directional, a recapitalization and purchase agreement was executed by and among SG-Directional, Multi-Shot, its members and Catalyst. The recapitalization was completed on April 2, 2007. Through the private recapitalization, SG-Directional acquired 61.4% of the membership interests of Multi-Shot directly from certain of the members of Multi-Shot for $45.0 million. In connection with the private recapitalization, Multi-Shot distributed to its members a cash distribution of approximately $39.8 million. SG-Directional owns no assets other than its investment in Multi-Shot. Additionally, SG-Directional provided a subordinated debt loan to Multi-Shot in the amount of $15 million. The subordinated debt loan bears interest at 10% per annum payable quarterly and is due on the earlier of the closing of the JKA merger or 120 days following the third anniversary of the note agreement. See “Liquidity and Capital Resources — Subordinated Financing” below. As part of the private recapitalization, Multi-Shot refinanced its senior debt facility, such that the senior debt balance increased to $34.4 million. See the terms of the senior debt facility included at page 63. The implied enterprise value of Multi-Shot based upon the terms of the private recapitalization is detailed below:

Implied Enterprise Value:

	Pre-	Post-	Members
	Recapitalization	Recapitalization	Interest

MS Members	$96,638,973	$28,294,380	38.6%
SG-Directional Cash Equity Investment	0	45,000,000	61.4%

Equity Value	$96,638,973	73,294,380	100.00%
SG-Directional Subordinated Debt Investment	0	15,000,000
Senior Debt	8,561,057	34,394,670

Gross Enterprise Value	$105,200,030	$122,253,607

Neither SG-Directional nor any of its affiliates received any fees (other than interest earned on the subordinated debt investment) or other compensation as a result of the private recapitalization. SG-Directional will have its subordinated debt loan to Multi-Shot repaid (along with any unpaid and accrued interest) through the proceeds of the JKA trust account at the merger date. SG-Directional will receive an estimated $12.3 million in cash consideration at the closing of the merger, and will receive JKA equity consideration as a member of Multi-

Shot as described in Proposal One — The Merger. The following table details SG-Directional’s cash investment in Multi-Shot and the initial estimated cash merger consideration contemplated by the merger:

Cash Equity Investment	$45,000,000
Subordinated Debt Loan to Multi-Shot	15,000,000

Total SG-Directional Cash Investment in Multi-Shot	$60,000,000

Cash Merger Consideration to SG-Directional:
Repayment of Subordinated Debt	$15,000,000	(1)
Cash Merger Consideration	12,279,250

	$27,279,250

(1)	Plus any accrued interest owed at the date of the merger.

The value of SG-Directional’s investment will, on a post-merger basis, increase or decrease based upon the rise or decline in value of JKA common stock.

The private recapitalization does not effect the proposed merger between Multi-Shot and JKA, other than SG-Directional is now one of the members of Multi-Shot who will receive JKA stock as per the terms of the proposed merger. As described above, SG-Directional is now the majority owner of Multi-Shot.

For accounting purposes the private recapitalization did not result in any step-up to fair value of Multi-Shot’s assets because SG-Directional’s investment was less than 80% of the outstanding member units.

In connection with the private recapitalization, the remaining 11.88 units in Multi-Shot’s 2004 Incentive Plan were awarded, and the Plan was terminated. See “Directors and Management of JKA Following the Merger with Multi-Shot, LLC — Executive Compensation — Long-Term Incentive Awards”.

Accounting Acquiring Entity in Merger with JKA

The merger will be accounted for as a reverse acquisition, equivalent to a recapitalization, through the issuance of equity by Multi-Shot for the net monetary assets of JKA. The net monetary assets of JKA will be recorded as of the merger date at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the merger.

The determination of Multi-Shot as the accounting acquirer has been made based on consideration of all quantitative and qualitative factors of the acquisition, including significant consideration given to the following upon consummation of the merger:

(i)	Multi-Shot’s management will continue in all the officer and senior management positions of the combined company and, accordingly, will have day-to-day authority to carry out the business plan after the merger;

(ii)	Multi-Shot’s employees will continue on with no expected disruption, while no JKA employees are anticipated to become employees of the combined company;

(iii)	the current Multi-Shot business plan and operations will continue as the business plan of the combined company with no changes expected as a result of the merger;

(iv)	of the initial five member board of directors of the combined company, two members will be independent directors. There will not be any director’s from the former JKA officer group;

(v)	the largest minority stockholder group of the combined company will be comprised of members of Multi-Shot who will own approximately 60.75% of the combined company after the completion of the merger compared to an JKA minority stockholder group comprised of its initial stockholders which would represent approximately 39.25% ownership of the combined company after the merger (or 34.74% if JKA public stockholders owning 19.99% of JKA’s common stock vote against the merger); and

(vi)	one individual Multi-Shot member will have ownership of 37.30% of the combined company immediately after the acquisition (or 40.07%, respectively of the combined company if JKA public stockholders owning 19.99% of JKA’s common stock vote against the acquisition).

In addition to the factors described above, in reaching its determination of Multi-Shot as the accounting acquirer, management also contemplated (i) the substance and design of the acquisition; (ii) the impact of potentially dilutive securities on ownership of the combined company under varying scenarios; and (iii) the size of Multi-Shot versus JKA, considering total assets, revenues and operating expenses.

Asset Acquisition of Ulterra MWD, L.P.

Effective July 1, 2007, Multi-Shot acquired certain operating assets of Ulterra MWD, L.P. (“Ulterra”). Ulterra specializing in the manufacture and provision of measurement-while-drilling (“MWD”) tools and services primarily to directional drillers as well as survey-while-drilling (“SWD”) tools and services to exploration and production companies. The Company designs and manufactures its own MWD and SWD tools providing strategically secured in-house supply capability, and offers an independent service to customers. Operating out of two main locations at Fort Worth, Texas and Casper, Wyoming, the Company’s primary service lines are:

•	MWD and MWD with gamma services for the US onshore market focused on directional drilling

•	QuikShot® survey-while-drilling tools

As a result of the asset acquisition of Ulterra, Multi-Shot expects to increase and expand its MWD services. It also expects to reduce costs through economies of scale. During the year ended December 31, 2006, Ulterra generated service revenues of $14.7 million, operating income of $1.3 million and net income of $850 thousand.

The aggregate purchase price was $10,000,000 in cash and an “earnout” provision. The earnout will be measured intermittently over a three year period ending June 30, 2010. The earnout provision calls for up to an additional aggregate $4,000,000 cash payment based upon certain levels of earnings of the combined Multi-Shot MWD and Survey division. As the earnout, if any, is contingent and based upon future results, no amount has been included in the purchase price accounting. See “Liquidity and Capital Resources — 2007 Credit Facilities.”

Multi-Shot recorded the acquired assets at their estimated fair value of $10,000,000 on the balance sheet as follows:

Production Equipment	$10,000,000

To finance the acquisition, Multi-Shot borrowed an additional $10,000,000 under its existing term note with Wells Fargo. See “Liquidity and Capital Resources — 2007 Credit Facilities.”

RESULTS OF OPERATIONS — SIX MONTH PERIOD ENDED JUNE 30, 2007 COMPARED TO JUNE 30, 2006

Net revenue increased $14.2 million or 45.2% to $45.6 million for the six months ended June 30, 2007 from $31.4 million for the prior year period. Approximately 10% of the increase in revenues is attributed to increases in our pricing and the remainder of the increase is attributed to increased demand for our services driven by increased land drilling activity.

Cost of revenues includes compensation for the Company’s drillers, surveyors, MWD hands and related personnel; third party equipment rentals; costs recognized in recognition of physical depreciation associated with the Company’s motor usage; as well as other direct and allocable indirect expenses related to the Company’s directional and surveying services and equipment. Costs of revenues for the six months ended June 30, 2007 increased $6.9 million to $26.4 million from $19.5 million in 2006 or 35.4%, which increase is attributed to our increased activity levels. The percentage increase in cost of revenues is lower than the percentage increase in revenues, at 35.4% versus 45.2%. Costs of revenues as a percentage of revenue decreased to 57.8% for the six months ended June 30, 2007 from 62.0% for 2006. Cost of revenues includes compensation and other payroll expenses, which were $13.1 million for the six months ended June 30, 2007 which was a $3.9 million increase from $9.2 million for the six months ended June 30, 2006. Compensation and other payroll related expenses as a percentage of revenues decreased to 28.8% for 2007 from 29.2% for 2006. The total was a higher percent of revenue for the first six months of 2006 because the salary and other fixed components were a greater percentage of revenues in the first six months before the monthly revenues started the upward trend. Third party equipment rental expenses were $5.4 million for the six months ended June 30, 2007 which was a $0.1 million increase from $5.3 million for the six months ended June 30, 2006. Third party equipment rental expenses as a percentage of revenues decreased to 11.7% for 2007 from 16.8% for 2006. The lower percent of revenue for the first six months of 2007, resulted from the Company having more equipment available as a result of the capital expenditures during 2006 and the first six months of 2007. Expenses attributed to motor usage, reline and equipment dispositions increased to $2.8 million for the six months ended June 30, 2007 from $2.0 million for the six months ended June 30, 2006. These expenses as a percentage of revenues were 6.1% for the six months ended June 30, 2007 which decreased from 6.4% in the first six months of 2006.

General and administrative expenses include executive and administrative salaries (including non cash compensation expense associated with the 2004 Incentive Plan), insurance costs, third party accounting, legal and tax services, utilities, taxes, loan administration costs, and other miscellaneous expenses. General and administrative expenses increased $6.8 million to $14.1 million for the six months ended June 30, 2007 from $7.3 million for the six months ended June 30, 2006 or 93.1%. As a percentage of revenues, general and administrative expenses were 30.8% for the six months ended June 30, 2007 and 23.4% for the six months ended June 30, 2006.

The increase in general and administrative costs in the first six months of 2007 is partially due to increases in executive and administrative cash bonuses. As our financial performance improves, the expenses associated with Multi-Shot’s cash bonus plans are expected to increase, except that a ceiling or maximum exists on certain of the elements of the bonus plans. All wages, including cash bonuses, employee benefits, profit sharing contribution, and sales commissions, increased to $4.0 million for the six months ended June 30, 2007 from $2.6 million for the six months ended June 30, 2006. Also, non-cash compensation expense, consisting of non-cash charges associated with Multi-Shot’s grant of membership interests to certain key employees pursuant to its 2004 Incentive Plan increased $4.3 million to $6.6 million for the six months ended June 30, 2007 from $2.3 million for the six months ended June 30, 2006. The increase in non-cash compensation expense is a result of the vesting of membership interest awards upon the private recapitalization.

Expenses associated with insurance, building lease expense, utilities, property and franchise taxes, professional fees and promotional and entertainment expense, increased $1.0 million to $3.5 million for the six months ended June 30, 2007 from $2.5 million for the six months ended June 30, 2006 . These increases are largely attributable to corresponding increase in revenues (franchise taxes and promotional and entertainment expenses), the acquisition of equipment (insurance, property taxes) and additional costs incurred associated with the JKA transaction.

Depreciation and amortization increased $1.4 million from $1.5 million in the six months ended June 30, 2006 to $2.9 million in the six months ended June 30, 2007 and increased as a percentage of revenue from 4.7% to 6.3% from 2006 to 2007. The increase in depreciation is due to Multi-Shot’s capital expenditures for production equipment, which are necessary to sustain the increase in revenues given the desire to reduce the amount of third party equipment rental. Capital expenditures for the six months ended June 30, 2006 were $5.7 million compared to $7.8 million for the six months ended June 30, 2007, of which $1.5 million was financed in 2006 and $0.1 million in 2007. The Company’s credit institution maintains a perfected security interest in all financed equipment. The largest component of this $2.1 million increase relates to increases in Multi-Shot’s motor fleet, as well as the purchase of new MWD systems. As the Company continues to grow, it has enacted an organic growth plan to increase Company-owned production equipment while reducing its reliance on third party rented equipment to further enhance service quality to its customers and to reduce job costs. In order to consistently expand business, management anticipates the Company will need to spend between $11.0 and $13.0 million during the 2007 year. Correspondingly, as these capital expenditures are under taken, management expects maintenance expense associated with our existing and new capital purchases to remain constant as a percentage of revenue of approximately 2.0 to 3.0% of revenues. Management does not expect the Company to continuously expand without making these capital investments as the current utilization rates of our current motor fleet and MWD systems are at their maximum levels.

Interest expense was $1.4 million for the six months ended June 30, 2007, an increase of $0.8 million compared to $0.6 million for the six months ended June 30, 2006. The increase in interest expense was a result of increased debt levels after the private recapitalization.

The Company is a limited liability company and for federal income tax purposes has elected to be taxed as a partnership. Accordingly, no provision has been made for federal income tax purposes as the Company is a flow-through entity, and any taxes are passed through to its members. On a quarterly basis the Company provides discretionary tax distributions to its members related predominantly to their taxable income. Should the Company not be considered a flow through entity, the Company would be detrimentally impacted by charges for federal income taxes and related deferrals. Based upon the Company’s capital expenditures, management estimates that the impact would be partially offset by deferred tax effects associated with accelerated cost recovery depreciation and amortization of the Company’s capital assets for federal income tax purposes.

Net income for the six months ended June 30, 2007 was $1.0 million which was a decrease of $1.6 million from $2.6 million for the six months ended June 30, 2006.

RESULTS OF OPERATIONS — FISCAL YEAR ENDED DECEMBER 31, 2006 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2005

Net revenue increased $35.9 million or 94.3% to $74.0 million for the year ended December 31, 2006 from $38.1 million for the prior year. Approximately 10% of the increase in revenues is attributed to increases in our pricing and the remainder of the increase is attributed to increased demand for our services driven by increased land drilling activity.

Cost of revenues includes compensation for the Company’s drillers, surveyors, MWD hands and related personnel; third party equipment rentals; costs associated with the Company’s motor usage; as well as other direct and allocable indirect expenses related to the Company’s directional and surveying services and equipment. Costs of revenues for the year ended December 31, 2006 increased $21.5 million to $44.7 million from $23.2 million in 2005 or 92.9%, which increase is attributed to our increased activity levels. The percentage increase in cost of revenues is consistent with the percentage increase in revenues, at 92.9% versus 94.3%. Costs of revenues as a percentage of revenue decreased slightly to 60.5% for 2006 from 60.9% for 2005. Included in cost of revenues, compensation and other payroll expenses were $20.7 million for the year ended December 31, 2006 which was an $8.4 million increase from $12.3 million for the year ended December 31, 2005. Compensation and other payroll related expenses as a percentage of revenues decreased to 28.0% for 2006 from 32.2% for 2005. The total was a higher percent of revenue for 2005 because the salary and other fixed components were a greater percentage of revenues in the first quarter of 2005 before the monthly revenues started an upward trend. Likewise, third party equipment rental expenses were $11.4 million for the year ended December 31, 2006 which was a $7.3 million increase from $4.1 million for the year ended December 31, 2005. Third party equipment rental expenses as a percentage of revenues increased to 15.4% for 2006 from 10.9% for 2005. The lower percent of revenue for 2005 resulted from the Company not increasing its third party usage until the third and fourth quarters of 2005 when the growth rate was outpacing the Company owned equipment availability. Expenses attributed to motor usage, reline and equipment dispositions increased to $4.9 million in 2006 from $2.4 million in 2005. These expenses as a percentage of revenues were 6.7% in 2006 which was consistent with 6.2% in 2005.

General and administrative expenses include executive and administrative salaries (including non cash compensation expense associated with the 2004 Incentive Plan that no longer exists as of the private recapitalization), insurance costs, third party accounting, legal and tax services, utilities, taxes, loan administration costs, and other miscellaneous expenses. General and administrative expenses increased $5.8 million to $13.3 million for the year ended December 31, 2006 from $7.5 million for the year ended December 31, 2005 or 78%. As a percentage of revenues, general and administrative expenses were 18.0% for the year ended December 31, 2006 and 19.6% for the year ended December 31, 2005. General and administrative expenses as a percentage of revenue decreased because the rate of increase in the costs was less than the associated rate of revenue increase. While cost of revenues fluctuate relative to changes in revenues due to the more variable nature of such costs, general and administrative costs are relatively less variable in relationship to ranges of revenue variability.

The increase in general and administrative costs from 2005 to 2006 is partially due to increases in executive and administrative cash bonuses. As our financial performance improves, the expense associated with Multi-Shot’s cash bonus plans are expected to increase, except that a ceiling or maximum exists on certain of the elements of the bonus plans. Further, as the Company has expanded, the Company has hired additional administrative and support personnel in an effort to sustain a high level of customer service, and to maintain a high standard of record keeping associated with the increase in volume. As such all wages, including cash bonuses, employee benefits, profit sharing contribution, and sales commissions, increased $1.3 million to $4.9 million in 2006 from $3.6 million in 2005.

Also, non-cash compensation expense, consisting of non-cash charges associated with Multi-Shot’s grant of membership interests to certain key employees pursuant to its 2004 Incentive Plan increased $2.8 million to $3.0 million for the year ended December 31, 2006 from $0.3 million for the year ended December 31, 2005. The increase in non-cash compensation expense is a result of the increase in fair market value of the membership interests, primarily due to the increase in gross enterprise value attributed to the Company in December 2006 from December 2005. This increase in gross enterprise value is derived from two primary factors: the greater level of revenues and profitability in 2006 over 2005; and the use of the implicit value in the contemplated merger in 2006, which more closely approximated a public company valuation than the private company valuation applied in 2005. This, and other factors, were used in the fair market value computation in 2006, explaining the material increase in gross enterprise value over 2005.

Expenses associated with insurance, building lease expense, utilities, property and franchise taxes, professional fees and promotional and entertainment expense, increased $1.4 million from $2.6 million in 2005 to $4.0 million in 2006. These increases are largely attributable to corresponding increase in revenues (franchise taxes and promotional and entertainment expenses), the acquisition of equipment (insurance and property taxes) and additional costs incurred associated with the JKA transaction.

Depreciation and amortization increased $1.8 million from $1.9 million in the year ended December 31, 2005 to $3.7 million in the year ended December 31, 2006 and decreased as a percentage of revenue from 5.1% to 5.0% from 2005 to 2006. The increase in depreciation is due to Multi-Shot’s increased capital expenditures for production equipment, which are necessary to sustain the increase in revenues given the desire to reduce the amount of third party equipment rental.

Capital expenditures for 2005 were $4.9 million compared to $12.0 million in 2006, of which $0.7 million was financed in 2005 and $2.7 million in 2006. The Company’s credit institution maintains a perfected security interest in all financed equipment. The largest component of this $7.1 million increase relates to increases in Multi-Shot’s motor fleet, as well as the refurbishment and redeployment of several MWD systems that were previously out of service, and the purchase of new MWD systems.

Interest expense increased $0.3 million from $0.9 million for the year ended December 31, 2005 to $1.2 million for the year ended December 31, 2006. The increase is attributable both to financing our increased capital expenditures and an increase in interest rates for the respective periods.

The Company is a limited liability company and for federal income tax purposes has elected to be taxed as a partnership. Accordingly, no provision has been made for federal income tax purposes as the Company is a flow-through entity, and any taxes are passed through to its members. On a quarterly basis the Company provides discretionary tax distributions to its members related predominantly to their taxable income. Should the Company not be considered a flow through entity, the Company would be detrimentally impacted by charges for federal income taxes and related deferrals. Based upon the Company’s capital expenditures, management estimates that the impact would be partially offset by deferred tax effects associated with accelerated cost recovery depreciation and amortization of the Company’s capital assets for federal income tax purposes.

Net income for the year ended December 31, 2006 was $11.1 million which is an increase of $6.4 million from $4.7 million for the year ended December 31, 2005.

RESULTS OF OPERATIONS — FISCAL YEAR ENDED DECEMBER 31, 2005 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2004

Effective August 6, 2004, the Company acquired the assets and assumed certain liabilities of the directional drilling division of Warrior Energy Services Inc. (formerly Black Warrior Wireline Corporation (BWWC)), for a purchase price of $11.2 million. The Company borrowed $6.5 million from a financial institution and $2.0 million from a member to fund a portion of cash necessary to complete the acquisition. The acquisition was recorded under the purchase method of accounting whereby the acquired assets and liabilities assumed were recorded in proportion their estimated fair values due to the fact that the total estimated net amount of the fair value of the net assets (assets, less liabilities assumed) exceeded the purchase price. The following is a table of the purchase price, borrowed funds, and net cash paid by the Multi-Shot to BWWC for its directional drilling division:

Assets Acquired:
Accounts receivable	$3,018,286
Inventory	2,142,246
Production equipment	8,774,747
Property and equipment	421,140
Other assets and deposits	95,548	$14,451,967

Liabilities Assumed:
Accounts payable	2,511,479
Accrued expenses	1,720,758	4,232,237

Plus: working capital adjustment due from Seller		940,000

Total Purchase Price		11,159,730
Less: notes payable issued		(8,500,000)

Net cash paid		$2,659,730

The statement of operations reflects the revenues and expenses covering the period from January 1, 2004 through August 5, 2004 for the predecessor directional drilling division (predecessor), as well as from August 6, 2004 (the date of the asset acquisition) to December 31, 2004 the results of Multi-Shot, LLC (successor). The 2004 statement of operations, as it relates to the predecessor period ended August 5, 2004, includes an amount representing a corporate allocation of costs and expenses of shared services including certain executive and administrative salaries, insurance costs, loan administration costs, legal and consulting expenses, among others. Management believes the methods used to allocate or reclassify these amounts are reasonable and allow the results for the three calendar year ends to be comparable, as the predecessor’s results (January 1, 2004 to August 5, 2004) include costs comparable to those that Multi-Shot, LLC (the successor, operating as a stand alone company) incurred in its operations. Certain provisions for debt and interest were recorded in order to reflect the necessary interest expense and required debt obligations “as if” the Company (the predecessor division and the Company, beginning August 6, 2004) existed on a stand alone basis throughout the reporting period. However, the financial information for the period ended August 5, 2004 does not necessarily reflect the financial position or results of operations that would have resulted had the division operated as a stand alone public entity during this period and may not be indicative of future results of operations. For comparability purposes, the following discussion will include predecessor and successor results for 2004 as well as combine the two for comparison purposes to 2005.

Net revenue increased $18.9 million, or 98% to $38.1 million for the year ended December 31, 2005, from a combined total for predecessor ($10.5 million) and successor ($8.7 million) periods of $19.2 million in 2004. This increase is primarily attributed to increased demand for our services which was driven primarily by increased land drilling activity.

Costs of revenues increased $10.6 million or 84% to $23.2 million for the year ended December 31, 2005 from $12.6 million for the combined predecessor and successor periods in 2004, which increase is attributed to our increased activity levels. Cost of revenues as a percentage of revenue decreased to 60.8% for 2005 from 65.6% for the combined predecessor and successor periods in 2004. The increase in total amount of such direct costs is largely attributable to, and consistent with the expansion of Multi-Shot’s revenues and operations. The costs of revenues for the successor period in 2004 were $5.2 million or 60.0% of the successor period revenues, which is consistent with the year ended 2005. The costs of revenues for the predecessor period in 2004 were $7.4 million or 70.3% of the predecessor period revenues. The higher percentage of revenues in the predecessor period is directly tied to higher salaries costs, third party rentals, motor usage and freight. Salaries and other payroll related expenses were $12.2 million or 32.2% of revenues for 2005. They were $4.3 million for the predecessor, $3.3 million for the successor and $7.6 million combined, or 41.0%, 38.1% and 39.7% respectively. Third-party equipment rental expenses were $4.1 million, or 10.9% of revenues for 2005 compared to $1.0 million for the predecessor, $0.6 million for the successor and $1.6 million combined which is 9.5%, 7.0% and 8.4% of revenues respectively. Motor usage, reline costs, and costs of equipment lost in hole or damaged were $2.4 million or 6.2% of revenues for 2005 compared to $1.0 million for the predecessor, $0.5 million for the successor and $1.5 million combined, or 9.4%, 5.3% and 7.5%, respectively. Freight expense was $1.2 million or 3.1% of revenues for 2005, compared to $0.3 million for the predecessor, $0.2 million for the successor and $0.5 million combined, or 2.4%, 1.9% and 2.2%, respectively.

General and administrative expenses increased $2.5 million to $7.4 million for the year ended December 31, 2005 from $4.9 million for the combined predecessor and successor periods in 2004 or an increase of 47.0%. As a percentage of revenues general and administrative expenses were 19.6% in 2005 and 25.4% for the combined predecessor and successor periods in 2004. General and administrative expenses as a percentage of revenue decreased because the rate of increase in the costs was less than the associated rate of revenue increase. While cost of revenue fluctuates relative to changes in revenues due to the more variable nature of such costs, general and administrative costs are relatively less variable in relationship to ranges of revenue variability. As previously discussed, general and administrative expenses for the predecessor period contain a corporate allocation for certain costs previously incurred by and on behalf of Multi-Shot by BWWC. Included in the allocation are certain executive and administrative salaries, insurance costs, loan administration costs, legal and consulting expenses, and other miscellaneous expenses which represent management’s best estimate of the costs that would have been incurred if the directional division had been a stand alone public entity for those periods, based in part with reference to the comparable costs incurred by Multi-Shot for the successor period. For the predecessor period ended August 5, 2004 the corporate allocation totaled $1.3 million.

As our financial performance improves, the expenses associated with Multi-Shot’s cash bonus plans are expected to increase, except that a ceiling or maximum exists on certain of the elements of the bonus plans. Further, as the Company has expanded, the Company has hired additional administrative and support personnel in an effort to sustain a high level of customer service, and to maintain a high standard of record keeping associated with the increase in volume. As such all wages, including cash bonuses, employee benefits, profit sharing contribution, and sales commissions, increased $1.7 million to $3.6 million in 2005 from $1.9 million for the combined predecessor and successor periods in 2004. Also, non-cash compensation expense, consisting of non-cash charges associated with Multi-Shot’s grant of membership interests to certain key employees pursuant to its 2004 Incentive Plan was $0.3 million for the year ended December 31, 2005. The amount of non-cash compensation expense is a result of the increase in the fair market value of the membership interests, using a private company valuation, with appropriate discounts for lack of marketability and lack of control, at the date of the grant in 2005. There were no grants of membership interests in 2004. Expenses associated with insurance, building lease expense, utilities, property and franchise taxes, professional fees and promotional and entertainment expense, increased $0.3 million from $2.3 million for the combined predecessor and successor periods in 2004 to $2.6 million in 2005 These increases are largely attributable to corresponding increase in revenues (franchise taxes and promotional and entertainment expenses) and the acquisition of equipment (insurance, property taxes).

Depreciation and amortization decreased $0.5 million from $2.4 million ($0.6 million successor and $1.8 million predecessor) for the twelve months ended December 31, 2004 to $1.9 million for the twelve months ended December 31, 2005 and decreased as a percentage of revenue from 12.5% to 5% from 2004 to 2005. As previously mentioned the Company purchased the assets and liabilities from BWWC on August 6, 2004. Consistent with GAAP and purchase accounting rules, the acquired assets were recorded at an amount less than the book value recorded on BWWC’s books. As a result, depreciation for the first 7 months of 2004 (January 1, 2004 through August 5, 2004) calculated on a straight line basis was greater than the amount calculated with reference to the lower carrying value by Multi-Shot from August 6, 2004 until year end, because these assets carried a higher carrying cost for 7 of the 12 months of 2004, and carried a reduced carrying value for 5 of the 12 months of 2004, or from the effective date of Multi-Shot’s formation of Multi-Shot as of the asset acquisition. This reduced amount of carrying value continued thereafter, and therefore the lower value partially contributed to the reduced level of depreciation in 2005 compared to 2004.

During 2004, based upon the BWWC’s plans to dispose of the directional drilling services division, BWWC applied SFAS 144 under the “held for sale” criteria, causing it to analyze the recoverability of its long lived assets, including the directional division which became Multi-Shot. The analysis resulted in a charge to operating costs and expenses for long-lived asset impairment for the year ended December 31, 2004 (covering the period January 1, 2004 through August 5, 2004) in the amount of $1.3 million. Subsequent to its acquisition and formation Multi-Shot similarly assessed the recoverability of long lived assets pursuant to the “held and used” criteria of SFAS 144 and determined that no impairment exists for the year ended December 31, 2005.

Interest expense increased $0.3 million from $0.6 million ($0.3 million successor and $0.3 million predecessor) for the year ended December 31, 2004 to $0.9 million for the year ended December 31, 2005. The increase is reflective of modestly higher debt amounts and higher prevailing interest rates for the respective periods.

Net income for the twelve months ended December 31, 2005 was $4.7 million which is an increase of $7.3 million from a net loss of ($2.6 million) for the combined twelve months ended December 31, 2004 or net income of $0.7 million for the successor and a net loss of $3.3 million for the predecessor periods.

LIQUIDITY AND CAPITAL RESOURCES

Multi-Shot’s primary uses for cash are capital expenditures, working capital, membership tax distributions, and principal and interest payments on indebtedness. Multi-Shot’s primary sources of liquidity are cash reserves, cash generated by operations, and availability to be drawn under its revolving credit facility. In such case that the cash requirements exceed liquidity, we will be forced to seek additional debt or equity financing activities, or to curtail its expenditures on capital equipment. After the closing of the merger, Multi-Shot will no longer make tax distributions to its members.

Cash Flow Requirements for 2007

Prospectively, the Company believes that cash flows from operations, existing cash and cash equivalents including the potential cash from the contemplated merger with JKA, and borrowing capacity under its revolving credit facility and term loans, should be sufficient to finance capital requirements for its business for the foreseeable future. Significant expansion in response to expanding market conditions in the U.S. land based drilling and exploration for oil and natural gas as well as the Company intentions to expand its geographic presence in the U.S. and potentially North America, and/or acquiring or developing other business opportunities consistent with its business plan, may require additional outside funding. Such funding, provided the merger with JKA is completed, could include the issuance of public debt and/or equity securities, as well as privately secured debt and equity financing. Multi-Shot has no research and development costs at this time, as it is not currently developing any new equipment or services.

Other than normal operating expenses, cash requirements for fiscal year 2007 are expected to consist primarily of capital expenditures for new survey, MWD, steering and directional drilling equipment. The Company expects capital expenditures to be in the range of $11 million to $13 million for the year ended December 31, 2007 which management anticipates will mostly be funded through operations.

Additionally, the Company distributed $1.5 million to its members in early 2007 to enable them to pay the income taxes related to the flow through effect of Multi-Shot’s fiscal 2006 income. In connection with the private recapitalization, Multi-Shot distributed to its members approximately $39.8 million in cash. Our primary sources of cash are our new credit facility (see “— 2007 Credit Facilities” below) as well as subordinated debt from the new member, SG-Directional, LLC. Under the terms of the contemplated JKA transaction all income tax distributions will cease upon consummation of the merger.

Cash Flow Comparisons — six months ended June 30, 2007 versus six months ended June 30, 2006

Working capital was $5.8 million as of June 30, 2007 and $1.8 million as of June 30, 2006. The increase in working capital is primarily due to our line of credit no longer being reflected as a current liability and by increases in activity levels across our business. This is principally due to increases in accounts receivable and unbilled receivables which are reflective of the Company’s ability to secure, sustain, and obtain customer relationships throughout 2007 as a result of increased drilling activity in the geographical areas in which the Company operates. Prospectively, as drilling activity remains at relatively high levels management expects this trend to continue.

As of June 30, 2007 the Company’s liquidity and capital resources included cash and cash equivalents of $1.0 million compared to $0.8 million as of June 30, 2006. The changes in total cash and cash equivalents from June 30, 2006 to June 30, 2007 was primarily due to cash provided by operating activities, proceeds from term loans and increased draws on the Company’s revolving credit facility, offset partially by, an increases in capital expenditures and cash distributions to members, all as described below.

Cash provided by operating activities totaled $13.6 million for the six months ended June 30, 2007 compared to $5.5 million for the six months ended June 30, 2006 and was generated primarily from net income of $1.0 million plus non cash charges such as depreciation of $2.8 million and non cash compensation expense of $6.6 million, plus increases in accounts payable and accruals of $3.7 million, offset by increases in accounts receivable and inventory of $1.7 million. The increases in accounts receivable, inventory, accounts payable and accruals are reflective of increased activity in our business. Further, the increase in non cash charges are reflective of our increased capital expenditures and the increase in fair market value of membership interest awards.

Cash used in investing activities totaled $7.8 million in 2007 compared to $5.7 million in 2006 primarily due to capital expenditures of $7.8 million for equipment as a result of our continuing growth efforts.

Cash used in financing activities totaled $5.1 million for the six months ended June 30, 2007 due to net increases of $3.2 million under the Company’s line-of-credit agreement and net proceeds of $31.6 million from term loans in excess of term loan repayments, the proceeds of which were used to fund member distributions in connection with the private recapitalization and to provide financing for capital expenditures. Multi-Shot is a partnership for income tax purposes, and thus taxable income and losses flow through to the members. In 2007, Multi-Shot made distributions of $1.5 million to its members in relation predominately to their current year taxable income flow through. These payments are made quarterly at the discretion of management. See “Information About Multi-Shot, LLC — Market Price of and Dividend Policy on Multi-Shot, LLC Interests.” Should the Company not maintain the liquidity and cash provided through operations, these tax distributions could be reduced or cease. Should the Company not be considered a flow through entity for tax purposes, it would have a detrimental impact on profitability and the amounts that could be distributed to members. In connection with the private recapitalization in April 2007, Multi-Shot distributed $39.8 million in cash to its members. Neither the income tax distribution to our members in early 2007 nor the distribution to our members in connection with the private recapitalization impacted or will impact the merger consideration. Cash provided by financing activities for the six months ended June 30, 2006 totaled $0.6 million primarily due to proceeds under the revolving line of credit and under the term loans in excess of term loan borrowings during the period. Also, during the six months ended June 30, 2006 distributions of $0.6 million were made in relation to the members’ 2005 and 2006 taxable income flow through.

Cash Flow Comparisons — 2006 versus 2005

Working capital was $7.1 million as of December 31, 2006 and $3.1 as of December 31, 2005. The increase in working capital is largely attributable to increases in activity levels across Multi-Shot’s business. This is principally due to increases in accounts receivable and unbilled receivables which are reflective of the Company’s ability to secure, sustain, and obtain customer relationships throughout 2006 as a result of increased drilling activity in the geographical areas in which the Company operates. Prospectively, as drilling activity remains at relatively high levels management expects this trend to continue.

As of December 31, 2006 the Company’s liquidity and capital resources included cash and cash equivalents of $0.1 million compared to $0.0 and $0.1 million as of December 31, 2005 and 2004. The change in total cash and cash equivalents from December 31, 2004 2005 to December 31, 2006 was primarily due to cash provided by operating activities, proceeds from term loans and increased draws on the Company’s revolving credit facility, offset partially by, an increases of $7.2 million in capital expenditures from 2006 to 2005 and $2.1 million from 2005 to 2004, cash distributions to members of $2.4 million and $0.8 million for the period ending December 31, 2006 and December 31, 2005 respectively, and certain loan principal reductions during the periods, as well as the cash effects of the asset acquisition as of August 6, 2004.

Cash provided by operating activities totaled $12.8 million for the year ended December 31, 2006 compared to $3.1 million for the year ended December 31, 2005 and was generated primarily from net income of $11.1 million plus non cash charges such as depreciation of $3.7 million and non cash compensation expense of $3.0 million, plus increases in accounts payable and accruals of $3.1 million, offset by increases in accounts receivable and inventory of $8.3 million. The increases in accounts receivable, inventory, accounts payable and accruals are reflective of increased activity in our business. Further, the increase in non cash charges are reflective of our increased capital expenditures and the increase in fair market value of the membership interest awards.

Cash used in investing activities totaled $12.0 million in 2006 compared to $3.8 million in 2005 primarily due to capital expenditures for equipment of $12.0 million as a result of the Company’s continuing growth efforts. The increase in cash used from 2005 to 2006 was slightly offset in early 2005 due to the collection of $0.9 million from BWWC in consideration and in settlement of certain working capital adjustments which related to the asset purchase agreement for the August 6, 2004 acquisition of the directional drilling division from BWWC.

Cash used in financing activities totaled $0.7 million the year ended December 31, 2006 due to net increases under the Company’s line-of-credit agreement of $0.7 million and net proceeds from term loans in excess of term loan repayments of $1.3 million, the proceeds of which were used to provide financing for capital expenditures. Multi-Shot is a partnership for income tax purposes, and thus taxable income and losses flow through to the members. In 2006, Multi-Shot made distributions of $2.4 million to its members in relation predominately to their current year taxable income flow through. These payments are made quarterly at the discretion of management. See “Information About Multi-Shot LLC — Market Price of and Dividend Policy on Multi-Shot, LLC Interests.” Should the Company not maintain the liquidity and cash provided through operations, these tax distributions could be reduced or cease. Should the Company not be considered a flow through entity for tax purposes, it would have a detrimental impact on profitability and the amounts that could be distributed to members. Cash provided by financing activities for the year ended December 31, 2005 totaled $0.6 million primarily due to proceeds under the revolving line of credit and under the term loans in excess of term loan borrowings during the period. Also, in 2005 distributions of $0.8 million were made in relation to the members’ 2005 taxable income flow through.

Cash Flow Comparisons — 2005 versus 2004

Cash provided by operating activities for the year ended December 31, 2005 and predecessor and successor periods of 2004 totaled $3.1 million and $0.4 million respectively, primarily as a result of meaningful earnings of $4.7 million before non cash charges for 2005 as opposed to a net loss of $2.6 million for the predecessor and successor combined in 2004, although $3.7 million of the $2.6 million loss resulted from non cash charges, specifically depreciation and impairment charges previously discussed. For the predecessor and successor periods in 2004, the Company had increases in accounts payable and accruals of $1.7 million, and decreases in inventory levels of $0.6 million offset by increases in accounts receivable of $2.7 million. In 2005, the Company had increases in accounts payable and accruals of $3.5 million, offset by increases in accounts receivable and inventory of $7.5 million. All third party liabilities of the former division were settled upon closing of the acquisition by Multi-Shot, LLC, either by virtue of the liability being extinguished from the purchase proceeds, or by virtue of Multi-Shot assuming the liabilities and retiring them according to their terms.

Cash used in investing activities for the year ended December 31, 2005 and the predecessor and successor periods combined in 2004 totaled $3.8 million and $5.3 million, respectively. The 2004 use of cash results from $2.7 million paid by Multi-Shot, LLC to BWWC to acquire BWWC’s directional drilling division in August 2004 and the purchase of production equipment. Cash used for capital expenditures to acquire the necessary capital assets to expand the Company’s services totaled $2.7 million for the combined predecessor and successor periods in 2004 and $4.8 million in 2005. As mentioned, in early 2005, Multi-Shot received a $0.9 million cash settlement which related to various purchase price adjustments owed by BWWC per the terms of the asset purchase agreement.

Cash provided by financing activities totaled $0.6 million and $5.1 million for the year ended December 31, 2005 and the predecessor and successor periods combined in 2004. The primary factor resulting in a decrease year over year is reflective of the $4.1 million in proceeds contributed by Multi-Shot’s members in forming the entity, which was used to partially fund the acquisition of the directional drilling division of BWWC in August 2004. Primarily, the cash provided by financing activities is generated from using the Company’s revolving and term debt credit facilities in the amount of $1.5 million in 2005 and $0.3 million for the predecessor and successor periods in 2004 to fund operations and its acquisition of capital assets. As previously described, in the last half of 2005, $0.8 million was distributed to Multi-Shot’s members in relation to their taxable income they recognize due to Multi-Shot’s flow through tax status and for which they must pay the income taxes.

2007 Credit Facilities

In April 2007 the Company entered into a term note and revolving line of credit with Wells Fargo that replaced the revolving line of credit, term notes and CAPEX note. The revolving line of credit includes a maximum borrowing capacity of up to $10,000,000. Borrowings bear interest at the prime rate plus a margin, which is currently 0.5%, and are secured by substantially all of the assets of the Company. Interest payments are due in monthly installments with the outstanding principal balance becoming due in March 2010. Advances on the line cannot exceed 85% of the Company’s eligible accounts receivable. Eligible accounts receivable means all unpaid accounts arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such accounts having a balance greater than ninety days or that are otherwise encumbered. The line of credit requires compliance with certain financial and non financial covenants. These covenants include, but are not limited to, the Company providing financial statements on a monthly basis and other reporting covenants, maintaining a total leverage ratio of no more than 3.50 to 1.0, maintaining a fixed charge coverage ratio of at least 1.25 to 1.0, and limiting its annual capital expenditures to no greater than $12,000,000 without the lender’s consent.

The term note is for $30,000,000, with principal due in 36 monthly installments of approximately $357,000 plus interest at the prime rate plus a margin, which is currently 0.5%, and is secured by substantially all of the assets of the Company. Additionally, when the compliance certificate is delivered to the lender for the fiscal year ending December 31, commencing December 31, 2007, if the leverage ratio is equal to or greater than 2.00 to 1.00, then the borrower shall prepay the term note in an amount equal to 50% of Excess Cash Flow for such prior fiscal year. Excess Cash Flow for a given period is the amount by which (a) EBITDA exceeds (b) the sum of (i) cash tax payments (which includes distributions to members for their tax liability), (ii) interest expense paid for such period, (iii) all scheduled principal payments made in respect of indebtedness during such period, (iv) capital expenditures (to the extent they were made in cash or due to be made in cash within such period) and, plus if positive (or minus if negative), (v) working capital. Assuming the merger with JKA is approved and consummated, the trust fund process should not have any effect on the Excess Cash Flow calculation for purposes of the term note.

2006 Credit Facilities

At the beginning of 2006, Multi-Shot had a term loan with a maximum borrowing capacity of $6,500,000 which was secured by substantially all the assets of the Company, and provided for monthly payments of $93,403 in principal, plus interest at the prime rate. In addition each July 31, with the next such payment being July 31, 2007, a payment equal to 25% of the Borrower’s Excess Cash Flow as defined in the loan agreement for the prior fiscal year is due. Borrower’s Excess Cash Flow for a given period is defined as operating cash flow (an amount equal to (i) EBITDA minus (ii) capital expenditures minus (iii) income tax expense which for a pass-through entity means pass-through liability incurred during such period for which distributions will be made) minus the sum of (a) scheduled principal payments (including scheduled payments on subordinated debt payable to the subordinated creditor), (b) voluntary prepayments under all term notes and (c) cash interest expense, for each such period. The payment is applied to the principal balance of the loan. The Company also had two term loans with the same bank, with a borrowing capacity of $1,200,000 each, which were secured by substantially all the assets of the Company, calling for monthly principal payments of $18,621 and $25,000 respective, plus interest at the prime rate. Proceeds from these loans were used to finance capital expenditures on production and other property and equipment.

These three loans were refinanced thru an amendment in July 2006, in addition to a portion of the Company’s vehicle notes, and as a result the Company had a term note with a balance of $6,750,575, which again was secured by substantially all the assets of the Company, and provided for monthly principal payments of $112,510 plus interest at the prime rate. Additionally, the term note called for each July 31, with the next such payment being July 31, 2007, a payment equal to 25% of the Borrower’s Excess Cash Flow.

The amendment provided for an additional capital expenditures loan (“CAPEX note”) with a maximum borrowing of $10,000,000 which further cannot exceed 75% of new eligible equipment purchased. Payments on the CAPEX note were to have begun on August 1, 2007 in monthly installments equal to 1/48th of the July 31, 2007 ending balance. The Company borrowed $1,000,000 in October 2006 under the CAPEX note. The term on all bank notes were to expire July 31, 2008.

During 2006 the Company maintained a revolving line of credit that included a maximum borrowing capacity of up to $10,000,000. Borrowings bore interest at the prime rate and were secured by substantially all the assets of the Company. Interest payments were due in monthly installments with the outstanding principal balance becoming due in July 2008. During 2006 the Company made $0.3 million in monthly interest payments on the revolving line of credit. The bank required the Company to maintain a lockbox and advances on the line cannot exceed 85% of the Company’s eligible accounts receivable. The line of credit required compliance with certain financial and non financial covenants. These covenants included, but were not limited to, the Company providing financial statements on a monthly basis and other reporting covenants, maintaining a debt service ratio in excess of 1.10, maintaining a minimum net income in excess of ($0.1) million, and limiting its annual capital expenditures to no greater than $10,750,000 without the lender’s consent. In July 2006 the Company refinanced its credit facility and upon such refinancing, the Company was in compliance with these covenants or had obtained waivers for events of non-compliance.

Subordinated Financing

During 2006, the Company had a subordinated note payable to a member of $2.0 million that was unsecured, bore interest at 12% per annum that was due monthly, with the principal due August 2009. This subordinated note was paid off at the time of the private recapitalization with SG-Directional. In conjunction with the private recapitalization on April 2, 2007, the Company entered into a new subordinated note payable with SG-Directional, one of its members, in the principal amount of $15.0 million This subordinated note is secured by the assets of the Company, but is subordinated to the term note and revolving line of credit discussed above. The proceeds of the subordinated note were used to pay off the Company’s previous subordinated note and to provide funds for member distributions until the completion of the merger. See “Cash Flow Requirements for 2007.” The terms of the subordinated note were negotiated by the Company at arms’ length and the annual interest rate of 10% was considered the market rate for a subordinated note of that level. Payments on the subordinate note are due quarterly, with the principal due on the earlier of the closing of the JKA merger or 120 days following the third anniversary of the note agreement.

Other Credit Facilities

From time to time, the Company enters into lending arrangements with certain financing companies to finance the purchase of certain vehicles and operating equipment. Typically, these loans are for a term of 60 months with interest rates that range from 6.74% to 8.99% and payments in the amounts ranging from $695 to $1,197 per month. The terms on these loans extend through January 15, 2010.

As previously discussed the debt reflected in the financial statements for the periods covering the predecessor period in 2004 represent amounts resulting from an allocation of BWWC’s net investment in the Company at the time, as further representative of the debt the Company would have required in order to sustain operations as a stand alone public company (the “as if”, or “carve out” basis of presentation). Management believes these allocations to be consistent with “carve out” accounting rules consistent with generally accepted accounting principles in the United States of America. Given the application of these “carve out” accounting procedures for the historical periods presented prior to the August 6, 2004 acquisition date of the directional division of BWWC, any such related estimates made by management are not intended to be reflective of actual results for those periods.

Finally, in order to provide operating facilities and to maintain certain administrative facilities for its operations, the Company has entered into multiple operating leases in addition to a single facility it owns in Midland, TX which houses a relatively small field operation. Total rent expense for the years ended December 31, 2006, 2005 and the combined predecessor and successor periods in 2004 was $0.4 million, $0.3 million, and $0.3 million respectively.

Contractual Obligations

	Payments due by Period
	Less			More	Less
	Than 1	1-3	4-5	Than 5	Than 1
	Year	Years	Years	Years	Year
	(In thousands)

Long-term Debt obligation	$1,534	$7,775	$—	$—	$—
Interest Obligations	787	665	—	—	—
Operating Lease Obligations	356	260	—	—	—
Open Purchase Commitments**	2,261

	$4,938	$8,700	—	—	—

**	Open purchase obligations represent orders to purchase various rental equipment, third part services to our equipment, inventory items, and other supplies that have not yet been delivered.

Accounts Receivable — Trade

As of December 31, 2006, the Company’s trade accounts receivable balance was $14,225,391 (net of allowance for doubtful accounts of $380,000), which is consistent with its revenue growth. The Company extends credit to customers in the normal course of business and performs continuing credit evaluations of its customers and generally does not require collateral. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. Accounts deemed uncollectible are charged against the allowance for doubtful accounts.

Off Balance Sheet Financing

With the exception of operating leases on real property the Company has no off balance sheet debt or off balance sheet financing arrangements. The Company does provide certain indemnities to certain key employees and to its Managers for third party claims assessed them resulting from their actions in furtherance of Company interests in their respective capacities. All such indemnities are customary and Multi Shot does maintain what it believes is adequate insurance to assist in it satisfying any such indemnities, should legitimate and reimbursable claims arise.

Contingent Liabilities

The Company has employment agreements with three officers, Allen Neel, President and CEO; Paul Culbreth, Vice President of Operations; and David Cudd, Vice-President of Sales, all of whom are also members of the Company. As of December 31, 2006, the aggregate commitment for future base salaries for the three is approximately $0.5 million per year through July 2009, subject to the employee satisfying all conditions and terms of his employment agreement.

Prior to the private recapitalization with SG-Directional LLC in 2007, the Company had a consulting agreement with a member. The aggregate commitment for future fees is $0.1 million per year through August 6, 2007. Such consulting agreement was terminated in connection with the private recapitalization.

COMMODITY PRICES, AVAILABILITY AND GENERAL RISK CONDITIONS

As previously discussed, price levels in the oil and natural gas industry have been at historically high levels for the past three years, although those prices have moderated from their high points beginning in the summer of 2006.

Higher prices and increasing demand has helped to facilitate increased drilling activity and as a result, increased demand for our services. Relatively minor changes in the supply and demand for oil and natural gas, both domestically and globally, continue to affect the activity levels for exploration and production companies. Any slowing of demand, or expansion of supply could result in declining prices for the production, which would have an adverse affect on demand for our services and hence, a negative impact on our financial results.

Multi-Shot believes that the overall long-term outlook for domestic natural gas exploration and development activity remains positive. Despite significant increases in drilling activity in 2005 and 2006, natural gas production has only increased nominally, in part due to a trend towards successful wells having smaller average reserves than historically completed wells, and in part due to the apparent fact of more rapidly declining reserve levels for these wells that possess reduced average total reserve levels. One impact of these production and well characteristic trends in relation to increasing demand appears to be that companies continue to invest more capital, for more drilling, including alternative or “unconventional” means of extracting natural gas. Industrial gas consumption, gas powered electricity generation, and a healthy economy will continue to produce natural gas demand. Opinions vary in regards to natural gas prices for the foreseeable future. Some forecasters expect pricing to be suppressed based upon the volume on natural gas inventory in storage, which as of April 27, 2007, per the Energy Information Administration, was approximately 19.2% above the five-year average storage numbers. However, as of May 4, 2007 the forward natural gas price quoted on NYMEX for June 2007 was $7.947 per thousand cubic feet versus the actual (per the Energy Information Administration) June 2006 price of $7.22 per thousand cubic feet.

SEASONALITY AND QUARTERLY RESULTS

The U.S. land based drilling and exploration industry does not experience material levels of seasonality, although certain portions of the Rockies are subject to drilling slowdowns late in the fourth and early in the first quarters of the year, due to harsh winter weather. Occasionally, heavy rains will impede activity for certain periods, but overall, these periods do not materially impact the quarter to quarter results of the Company. The Company performs limited services offshore, including in the Gulf of Mexico, so the risks of business interruption resulting from hurricanes that occur from May through November in the gulf coast region of the United States, are minimal.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Multi-Shot, LLC’s accounting policies are more fully described in Note 3 “Significant Accounting Policies” in the “Notes to the Consolidated Financial Statements,” included elsewhere in this proxy. Multi-Shot, LLC has identified the following critical accounting policies in relation to its business and results:

Impairment of Long-Lived Assets

In accordance with SFAS 144 “Impairment of Long-Lived Assets” the Company recognizes impairment losses on long lived assets used in operations when indicators of impairment are present. The appearance of impairment results when, in the opinion of management, the undiscounted cash flows over the life of the assets are less than the assets’ carrying amount at the time of the measurement. If any impairment exists, the amount of such impairment is calculated based on projections of future discounted cash flows from the asset. These projections use a discount rate and terminal value multiple that would be customary for evaluating current oil and gas service company transactions. The Company considers external factors in making its assessment. Specifically the following are considered, among other factors: changes in oil and natural gas prices and other economic conditions surrounding the industry; consolidation within the industry; competition from other oil and gas well service providers; the ability to employ and maintain a skilled workforce, and other pertinent factors. During 2004, BWWC’s management, given its intention to divest the directional drilling division, using the “held for sale” criteria, applied SFAS 144 including an analysis of the recoverability of long lived assets of its business segments. The analysis resulted in a charge to operations for impairment for the year ended December 31, 2004 in the amount of $1.3 million

Management believes no impairment charges for long lived assets or goodwill (none of the latter of which is carried on Multi-Shot’s balance sheet) are appropriate for the period ending December 31, 2006 and none are presently anticipated.

Revenue Recognition and credit policy

The Company provides directional drilling services and rental equipment to its customers at per day and per job rates, which are agreed to in advance of the commencement of the activity, and recognizes the related revenue as the work is performed, and only if collection of the resulting receivable is reasonably assured. Customers pay for equipment that is involuntarily damaged or lost in the hole. Such payments are recorded as revenues.

Property, plant and equipment

Equipment held for production consists of drilling motors and other equipment used primarily in directional drilling. Property and equipment consists of office furniture and related equipment, vehicles and all other property not directly affecting directional drilling operations. All production equipment and property and equipment are presented at cost. The cost of ordinary maintenance, including relining and re-chroming equipment, and repairs is charged to operations, while renewals and replacements are capitalized. Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives, using the straight-line method.

Income taxes

Multi-Shot, LLC is treated as a partnership for income tax purposes, and thus is treated as a “pass-through” entity. Upon completion of the merger with JKA, Multi-Shot will become a taxable entity for income tax purposes. As noted above, presently Multi-Shot distributes cash to its members in amounts reasonably determined to represent the tax liabilities its member owe in the aggregate for the taxable income of the Company, given that Multi-Shot’s taxable income flows through to its members. This practice of permitted “tax distributions” will cease upon the successful completion of the merger, whereupon Multi-Shot, Inc. will recognize and record a provision for income taxes and payments to taxing authorities will replace the historical practice of making “tax distributions” to members.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123R “Shared Based Payment” (SFAS 123R). This statement is a revision of SFAS Statement No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS 123R addresses all forms of share-based compensation (SBP) awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation cost in the historical financial statements. This statement is effective for public entities that do not file as small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company adopted SFAS No. 123R effective January 1, 2006.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, which is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The amendments made by SFAS No. 151 require that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The Company’s adoption of SFAS No. 151 did not have a material effect on the financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which supersedes APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of changes in accounting principles. The statement requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company’s adoption of SFAS No. 154 did not have a material impact on our financial statements.

In June 2006, the FASB issued Financial Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 is effective for financial statement issuers for fiscal years beginning after December 15, 2006. The Company has elected to be taxed as a “pass-through” entity (as more fully described in Note 3), therefore the adoption of FIN No. 48 has no impact on the Company.

Quantitative and Qualitative Disclosures About Market Risk

The Company is exposed to market risks. Market risk is the potential loss arising from adverse changes in market prices and rates. As an energy services company, the Company could attempt to minimize its exposure to declines in the price for oil and natural gas, to the extent such declines negatively affect drilling and activity levels of the Company’s customers, and therefore, negatively affect the Company. However, the Company has not entered into any derivative or other financial instruments for any reasons, including in an attempt to moderate such market risks or otherwise for trading or speculative purposes. Our market risk could arise from changes in interest rates to the extent our revolving line and long term debt fluctuates in regards to the interest rates charged in relation to changes in market rates of interest.

Interest Rate Risk.  The Company is subject to market exposure related to changes in interest rates.

INFORMATION ABOUT MULTI-SHOT, LLC

Unless the context requires otherwise in this section “Information About Multi-Shot, LLC,” the terms “company,” “we,” “us,” and “our” refer to Multi-Shot, LLC.

General

We are an oilfield service company that primarily provides services, and selectively rents equipment, used in connection with the drilling and completion of oil & natural gas wells. We have operations on land in the U.S., principally in TX, LA, OK, CO, MT, NM, WY, UT and ND. We were formed via an asset acquisition of the directional drilling and surveying division of Warrior Energy Services, Inc. (formerly Black Warrior Wireline Corporation or “BWCC”)(“Warrior”) in August 2004. We (and our predecessor entities from which we were formed via a combination of acquisitions and internal growth) deliver the following lines of business through our product and service offerings: drilling related products and services, which include, directional drilling, measurement-while-drilling, directional surveying, down-hole drilling motors, and to a limited extent, rental equipment used in surveying.

We focus on products and services that provide our customers with cost effective, but technologically comparable alternatives to the integrated services typically marketed by the major integrated oilfield service companies. We believe our business approach enables us to compete successfully against these larger oilfield service companies and against other smaller independent service providers by: (a) emphasizing customer service, responsiveness and reliability of equipment and personnel; (b) offering technologically advanced and cost effective products and services; (c) operating our business services autonomously of other services; and (d) focusing on niche geographic markets in which leading market positions can be achieved.

Our customers principally include major, mid-major and independent oil and natural gas companies and drilling contractors and other oilfield service companies.

Business

Multi-Shot provides equipment and personnel to deliver directional drilling services to the U.S. based oil & natural gas drilling and exploration industry. A directional well is simply a non vertical well. The two primary measurements required to assist the driller in his awareness of the drill bit in relationship to the targeted reservoir are: inclination of the wellbore (the deviation from vertical), and the azimuth (the direction from vertical, in relation to the geographic grid in which the wellbore is running). Azimuth is mechanically the more complicated of the two measurements, and was initially successfully addressed by using gyroscopic compasses used in aviation, which were adapted to downhole drilling applications over sixty years ago. Generically, the tools used to determine location are called surveying tools.

In addition to surveying equipment used to identify downhole location, directional drilling requires specialized equipment configurations known as the bottom hole assembly (“BHA”). The major advancement in the industry that improved the efficiency and effectiveness of directional drilling occurred in the 1970s when downhole drilling motors became common. These “motors” allowed the drill bit to rotate while the drill pipe was held stationary. The “power” to the motor is derived from the hydraulic effect of the drilling fluid (“mud”) being pumped though the drill pipe while drilling takes place. A bent metal joint (“bent sub”) completes the BHA and joins the bearing pack and bits to the drilling motor and allows the drill bit’s direction to be altered from the surface by the driller without the need to withdraw the BHA. These advances in BHAs, coupled with advances in measurement while drilling (or “MWD”) technologies (which employ mud pulse telemetry or electronic measurement telemetry transmitted information to the surface, communicating critical downhole data to the drillers) have greatly aided the cost, effectiveness and efficiency of directional drilling. None of this equipment is proprietary to Multi-Shot.

A directionally completed well offers some or most of the following potential advantages over a vertically completed well: an enlarged area of reservoir exposure since the well intersects the reservoir at an angle, exposing more feet of reservoir, than a vertical well; enables the drilling of wells to a producing reservoir where a vertical approach would be impossible or impractical (e.g., under a structure or other structural impediment); multiple reservoirs can be accessed from one wellbore utilizing multiple laterals., which reduces costs and enhances efficiency; and in certain instances, wells drilled to relieve dangerous or destructive excessive bottom hole pressures can most optimally and safely be achieved via a vertically completed relief well.

Therefore, our customers rely on our experienced well trained personnel and specialized, high quality equipment to assist them in their use of directional drilling in pursuit of their natural gas discoveries.

Industry

Our business depends on the level of exploration, development and production expenditures made by our customers. These expenditures are driven by the current and expected future prices for oil and gas, as well as the perceived stability and sustainability of those current and expected prices. Our business is predominantly driven by oil and natural gas drilling activity in the United States, and particularly in the most prolific producing basins. We believe the following two economic factors will principally affect our industry in the coming years:

•	Expanding demand for natural gas in the U.S., given the increasing popularity of this clean burning fuel, and

•	Supply constraints relating both to diminishing supplies and limitations on transportation infrastructure.

These two factors (expanding demand and constrained supplies) have led to higher prices for natural gas and increasing drilling activity. Additionally, as more conventional reservoirs have been discovered and depleted from years of production, operators must increasingly turn to unconventional resources, including tight sands, shales and coal-bed methane. Each of these resources utilizes directional drilling equipment and expertise. These resources characteristically require a greater number of drilled wells to optimize their producible reserves. Knowledge and experience in these areas and/or basins is becoming more critical. Technology is increasingly important to pursue increased discovery and production rates, and to lower costs, which will also favor companies like Multi-Shot who continuously recruit, train and develop professional personnel and invest in state of the art equipment.

While we believe the overall trends are favorable for us, oil and gas markets have historically been volatile and this volatility is beyond our control (see Risk Factors). Any prolonged or substantial decline in the price for oil and natural gas would likely negatively affect drilling levels and therefore the demand for our services.

Business Strategy

Our strategy is to grow revenues, cash flow and earnings by providing our customers with an alternative to the major integrated oilfield service companies, while preserving our entrepreneurial culture. Our strategy consists of the following key components:

Provide Leading Third Party Technology Solutions to Our Customers.  We believe equipment technology, especially when skillfully delivered by experienced personnel, is an important aspect of our business. Innovations in equipment and processes, developed by third parties, but normally readily distributed within the service sector in which we compete, helps us provide, to the extent we adopt the technology within our equipment fleet and train our personnel to professionally deliver the new developments, our customers with more efficient and cost effective tools to find and produce oil and natural gas. We believe our personnel and equipment, which in tandem comprise our services, are among the best in the industry and will provide us with the opportunity to grow our business and service the needs of our customers.

Avoid Customer Concentration, While Performing Services for the Industry’s Largest Independent Exploration and Production Operators and Their Contract Drillers.  We believe that the value and stability of our Company will be enhanced if we continue to broaden and diversify our revenue base, both operationally and geographically. However, we do provide services primarily used in drilling, so we are vulnerable to revenue declines during periods of low drilling activity when demand for our drilling related products and services is reduced. We are very careful to avoid becoming dependent on any single customer, or any single region of exploration, in an attempt to mediate the risks of customer or geographic concentration., We operate in the major land based gas producing regions in the U.S. Our costumers are exploration and production and or drilling companies that range greatly in size. During 2006 our top ten customers (representing approximately 52% of our revenue) included two companies with a minimum of $10.0 billion each in reported revenue, another three companies with a minimum of $2.0 billion each in reported revenue, four companies with a minimum of $160 million each in reported revenue, and one company with $83 million in reported revenue.

Capitalize on the Growth of Select Emerging Markets.  We believe that the longer-term domestic outlook will continue to reflect upward pressure on oil and natural gas prices as supply struggles to satisfy demand. Industry data suggests that the size of the average completed well in terms of proved and producing reserves continues to decline, suggesting the continued growth of drilling activity to the extent the goal remains to reduce the rate of decline in “net reserves”. As a result, we expect the domestic search for energy sources, and especially natural gas, to continue its recent growth trend, recognizing that there will be occasional interruptions in this trend when energy prices decline as a result of events such as abnormally warm winters. Our response to this expectation is to expand our geographic coverage in North America. For example, we have, or are in process of expanding our presence in the Rocky Mountain region. We also plan to provide our products and services to our customers as they pursue new geographic areas where the geological research indicates other “unconventional” gas reserves exist. An example of such a region that has become a meaningful source of reserves is the Barnett Shale in north central Texas. Other regions, possessing similar geological profiles are likely to be pursued by our customers, prompting us to expand to these regions in response thereto.

Capitalize on the Growth of Directional Drilling.  Almost all of our drilling related products and services are designed for use in directional drilling and directional surveying. We believe that the long-term trends in directional drilling are positive. We provide directional drilling services only in the U.S., but may explore expanding more broadly to North America. We believe that providing directional drilling services will continue to increase the utilization of our measurement-while-drilling and down-hole drilling motors and rental surveying tools.

Selectively Acquire Complementary Businesses and Technologies.  Multi-Shot expect to pursue acquisitions of complementary businesses, which increase our equipment, personnel and potentially our technological base and expand the market reach of our product and service offerings. We intend to focus on acquisitions that broaden our geographic scope, increase our market share and sustain or improve our ability to compete with the primary companies with whom we compete. We intend, in these instances, to the extent we are successful in acquisitions, to provide management and key personnel of acquired businesses with stock-based incentives in our Company, such as the 2007 Equity Incentive Plan, and very likely to continue to market the products and services of these companies under their established name. We design our equipment, and purchase the components from third party manufacturers which for the most part enable us to commercialize the latest in equipment technology. We assemble our equipment to the specifications we establish to ensure optimal performance in the markets and under the conditions we anticipate the equipment will be used. We own trade names and trademarks with respect to our equipment and our Company. Some of these trademarks are registered or are pending registration.

Competitive Strengths

We believe we’re well positioned to execute our strategy and capitalize on U.S. oil & natural gas market opportunities based on the following competitive strengths:

Experienced senior management and basin-level expertise:  We operate in several regional basins, which we believe represent the most active and promising in the U.S. We are committed to possessing the equipment and experienced personnel to follow our customers and support their drilling, exploration and development activities anywhere in the U.S. that is commercially viable for us. Our managers, sales professionals and drillers have extensive experience in these local basins, most of which have unique and geologically specific traits, and we therefore are able to understand our customer’s needs and requirements and deliver a responsive, effective, and competitive service. Some of our drillers are independent contractors, that status of which allows us to correlate the costs of a meaningful portion of our personnel to direct revenue activities, which is a component of our overall risk management strategies. As in the case of any independent contractor environment, we cannot control the availability or loyalty of these professionals and are at risk of their lack of availability in times when our revenues are directly dependent thereon.

One of the largest independent directional drillers:  We are in the top ten (excluding the major integrated oilfield service companies) of directional drilling service companies, based on revenues for 2006. We possess a considerable amount of equipment, personnel and resources and serve the major basins in the U.S. and enjoy an excellent reputation with many of the industry’s largest operators. The major directional drillers in the world are subsidiaries of large, multi line service companies. As such, most of these majors focus on delivering a complete or more full package of services to the industry, and often times focus on offshore and international plays, which provides us a competitive advantage given our independent status (i.e., we only provide these directional drilling services, independent of any more expansive joint service strategy, which we believe provides objectivity and focus) and given our sole commitment to U.S., land based oil & natural gas plays.

Significant presence in major U.S. basins:  We operate in the major oil and gas producing regions of the U.S. Rocky Mountains, Texas, New Mexico, Oklahoma, Louisiana, Mississippi, and Arkansas, with concentrations in areas of key resource plays and in unconventional basins. We have an excellent position in highly active markets such as the Barnett Shale region of north Texas and others. Operators increasingly focus on accelerating their production rates, while reducing finding costs and increasing discovery rates.

Experienced team with a proven record of growth and success:  Each of our executive officers (except our CFO) and most of our key operational management team has over 20 years experience in the oil and gas services industry, and predominantly in directional drilling. This knowledge should allow us to operate successfully throughout industry cycles, which have historically occurred with some frequency. Each, along with the experience of numerous of our directors, possesses experience in identifying, completing and integrating acquisitions.

Our Formation

Multi-Shot, LLC was formed by our executive officers and a private equity firm (Catalyst/Hall) in August, 2004, when they acquired the net assets of (assets, less certain assumed liabilities, including leases for facilities, etc.) of the directional drilling division of Warrior Energy Services, Inc. (formerly Black Warrior Wireline Corporation, or “BWWC”). Effective August 6, 2004, the Company acquired the assets and assumed certain liabilities of the directional drilling division of Warrior Energy Services Inc. (formerly Black Warrior Wireline Corporation (BWWC)) for a total net purchase price of $11,159,730. The Company borrowed $6,500,000 from a financial institution and $2,000,000 from a member to fund a portion of cash necessary to complete the acquisition. The acquisition was accounted for as a purchase whereby the assets acquired and the liabilities assumed were recorded in proportion to their estimated fair value as the total estimated net amount of the fair values exceeded the purchase price. During 2005, the Company’s claim for working capital adjustments was settled in exchange for it receiving $940,000 from BWWC. The following is a table of the assets acquired, net of the liabilities assumed and the referenced working capital adjustment, used to determine the total net purchase price, funds borrowed, and net cash paid by the Company:

Assets Acquired:
Accounts receivable	$3,018,286
Inventory	2,142,246
Production equipment	8,774,747
Property and equipment	421,140
Other assets and deposits	95,548	$14,451,967

Liabilities Assumed:
Accounts payable	2,511,479
Accrued expenses	1,720,758	4,232,237

Plus: working capital adjustment due from Seller		940,000

Total Purchase Price		11,159,730
Less: notes payable issued		(8,500,000)

Net cash paid		$2,659,730

There are no outstanding payment obligations from this transaction. This directional drilling division was the result of numerous acquisitions by BWWC and its predecessors. The original company named Multi-Shot was a surveying company formed in 1980. BWWC acquired Multi-Shot and other companies that had been assembled in 1997, or some 8 years prior to our formation. Since August, 2004, we have operated as a stand alone limited liability company, controlled by its Board of Managers.

Properties

As of December 31, 2006, we leased thirteen offices and/or facilities, of which eight are located in Texas, one is in Louisiana; two are in Colorado; one is in Wyoming; and one is in Montana. All are leases, with the exception of one office lease with a monthly rent of less than $1,000, with third parties. Moreover, all leases are on conventional terms and at market rates. We own a facility (yard and office) in Midland, TX. We believe our current facilities are adequate for our existing operations, but we expect to require additional and expanded facilities should our growth continue as we anticipate. We believe such future facilities will be available on market lease terms.

Sales and Marketing

Most sales and marketing activities are performed through our local operating offices and our professional personnel, including 20 full time sales professionals, all under the guidance and direction of our VP of Sales. These personnel (many of whom generate revenue activity for us by virtue of their expertise, experience and high quality, and consistently delivered services) possess meaningful knowledge of their selected basins and regions, as well as the primary operators associated therewith and the issues and concerns of these customers.

Customers

Our customers consist predominately of independent oil and gas producers and operators such as Chesapeake Operating, Devon Energy, XTO Energy, and Encore Operating, as well as some land based drilling contractors, all of whom are operating in the major U.S. oil & natural gas basins. For the years ended December 31, 2006 and 2005, our top ten customers accounted for 53% of our revenues. No single customer represented more than 10% of our revenues for the year ended December 31, 2006. No single customer represented more than 10% of our revenues for the year ended December 31, 2005 except for Encore Operating LP, who comprised 16% of our revenue for the year ended December 31, 2005. At December 31, 2005 we had receivables from Encore Operating LP of $378,925. We possess and emphasize this diversification feature as a component of our overall risk management. We serve a broad customer base across our various geographic regions, although we serve many of our customers in more than a single region or basin. We believe this partially insulates us from regional or customer specific risks of sudden revenue erosion.

We typically enter into master service agreements with our customers. These agreements govern the terms of our relationship with our customers, but they generally do not create binding commitments on the part of our customers to use our services or on us to provide services. Specific jobs are created on a case by case basis under the master service agreement, where we generally provide our customers with our equipment and specialized and skilled personnel to perform the desired services. We bill our customers a day rate based on the number of days our services and/or equipment is used with ancillary charges for stand-by or downtime and charges for lost or damaged equipment. An average job will last less than one month. Our personnel and either third party rental equipment or our equipment are allocated to each job based upon availability.

Operating Risk and Insurance

Our operations are subject to hazards inherent in the oil and gas industry, such as accidents, blowouts, explosions, fires and oil spills that can be the proximate cause of: personal injury or loss of life; damage to or destruction of property (include damage to the well formation), equipment and the environment; and the suspension of operations. If a serious accident occurs involving our personnel or equipment, we could be named as a defendant in a lawsuit, including a lawsuit asserting substantial claims. Our operations also involve transportation of equipment and personnel, exposing us to vehicular accidents, and related damages and injuries, including the loss of life.

In spite of our rigorous safety standards and procedures and training, we have historically suffered some accidents. We have had very little lost time due to injury in 2004, 2005, and 2006. All incidents have been covered under our workers compensation insurance policy. We don’t currently have any pending claims or current liability associated with our activities. We could experience future accidents. The frequency and severity of accidents not only affects our potential for directly related losses, but other affects could include our insurability (and our costs of obtaining insurance, even if it’s available), and relationships with our customers, employees and regulators. These events could have a material adverse effect on our financial condition and results of operations. To date we have had no governmental investigations with regards to any accidents.

We maintain what we believe is reasonable and customary insurance for these risks, both in type and coverage scope and amounts of coverage. However, we do not profess to being fully insured against any and all losses, either because such insurance is not affordable or available. We do maintain commercial general liability, workers’ compensation, business auto, excess auto liability, commercial property, umbrella liability, directors and officers, and commercial crime insurance coverage. However, any insurance obtained by us may not continue to be available at all or available at rates and terms we find acceptable. Uninsured liabilities could have a material adverse effect on us.

Competition

The markets in which we operate are highly competitive. A successful company must provide services that meet the specific requirements of oil and gas exploration companies and drilling services contractors at competitive prices. We provide our services in most of the major basins and regions in the U.S., and we compete against companies larger and smaller than we are. Some of our larger competitors are affiliates of the largest integrated oilfield services companies in the U.S. and the world. The major integrated oilfield service companies that we compete with are Schlumberger, Ltd, Baker Hughes Inc. Halliburton Corp. and Weatherford International, all of which are multinational corporations and provide a broad spectrum of services including those services that we provide.

Government Regulation

Our business is significantly affected by foreign, federal, state and local laws and regulations relating to the oil and natural gas industry, worker safety and environmental protection. Changes in these laws, including more stringent administrative regulations and increased levels of enforcement of these laws and regulations, could affect our business. We cannot predict the level of enforcement of, or the costs of compliance with existing laws and regulations or how these laws and regulations may be interpreted by enforcement agencies or court rulings or the effect changes in these laws and regulations may have on us or our businesses, our results of operations, our cash flows or our financial condition. We also are not able to predict whether additional laws and regulations will be adopted.

We depend on the demand for our services from oil and natural gas companies, drilling contractors and other oilfield service companies. This demand is affected by changing taxes, price controls and other laws and regulations relating to the oil and natural gas industry. The adoption of laws and regulations curtailing exploration and development drilling for oil and natural gas in our areas of operation for economic, environmental or other policy reasons could also adversely affect our operations by limiting demand for our products and services. We cannot determine the extent to which our future operations and earnings may be affected by new laws or legislation, new regulations or changes in existing laws, regulations or enforcement.

Our operations, particularly our three locations where we assemble equipment, including our MWD systems, drilling motors, and surveying equipment, are subject to numerous, federal, state and local laws and regulations governing the manufacture, management and/or disposal of materials and wastes in the environment and otherwise relating to environmental protection. Numerous governmental agencies issue regulations to implement and enforce these laws which are often difficult and costly to comply with and the violation of which may result in the revocation of permits, issuance of corrective action orders and assessment of administrative, civil and even criminal penalties. For example, state and federal agencies have issued regulations implementing environmental laws that regulate environmental and safety matters, such as restrictions on the types, quantities and concentration of various substances that can be released into the environment from certain field service operations, remedial measures to prevent pollution arising from current and former operations, and requirements for worker safety training and equipment usage. While our management believes that we are in compliance in all material respects with applicable environmental laws and regulations, there can be no assurance that future compliance with environmental laws and regulations will not have a material effect on us.

We generate wastes (principally machine oils and lubricants used in our machining and assembly operations and mercury batteries used in certain of our equipment), including hazardous wastes, which are subject to the federal Resource Conservation and Recovery Act, or RCRA, and comparable state statutes. The U.S. Environmental Protection Agency and state agencies have limited the approved methods of disposal for some types of hazardous and non-hazardous wastes. Furthermore, it is possible that certain wastes handled by us in connection with our field service activities that currently are exempt from treatment as “hazardous wastes” may in the future be designated as “hazardous wastes” under RCRA or other applicable statutes and therefore be subject to more rigorous and costly operating and disposal requirements.

The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law and comparable state statutes impose liability, without regard to fault or legality of the original conduct, on classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances at the site where the release occurred. Under CERCLA, these persons may be subject to strict joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. We currently lease a number of properties upon which activities involving the handling of hazardous substances or wastes may have been conducted by third parties not under our control and prior to our occupation of the subject property. These properties may be subject to CERCLA, RCRA and analogous state laws in the future. Under these laws and implementing regulations, we could be required to remove or remediate previously discarded hazardous substances and wastes or property contamination that was caused by these third parties. These laws and regulations may also expose us to liability for our acts, including acts that were in compliance with applicable laws at the time they were performed.

Labor

We are continuously in the process of trying to attract and maintain a skilled labor force. None of our employees are represented by a union, thus eliminating any risks associated with strikes or work stoppages. The labor market in which the Company operates is highly competitive and as is the case in any highly competitive market the Company is subject to shortages in the supply of these skilled personnel, specifically our drillers, MWD service hands, and surveyors. Management feels that our wage and benefit packages are in line with industry standards and the independent nature of our business lends to our ability to attract these skilled employees. Moreover, we offer on-the-job training under the directions of our managers whose 20 plus years of expertise optimizes our ability to maintain a high level of quality in our services.

Related Party Transactions

We have accrued expenses to three members (Messrs. Neel, Culbreth, and Cudd), who are also officers of Multi-Shot, of $0.1 million, $0.1 million and $0.1 million at December 31, 2006, 2005 and 2004, respectively, for bonuses and other compensation earned under the terms of their employment agreements with Multi-Shot.

Multi-Shot had a $2.0 million subordinated note (interest rate of 12% per annum) payable to a member, Catalyst-Hall. This subordinated note was repaid in full on April 2, 2007. Interest expense on this note for the year ended December 31, 2006, 2005, and 2004, was $0.2 million, $0.2 million and $0.1 million, respectively. Additionally, consulting fees to this member were $0.1 million, $0.1 million and $50,000 for the years ended December 31, 2006, 2005 and 2004, respectively, of which $20,000 was accrued at each of December 31, 2006, 2005 and 2004. The Catalyst-Hall consulting agreement was terminated in conjunction with the private recapitalization on April 2, 2007.

In connection with the private recapitalization, SG-Directional provided a subordinated debt loan to Multi-Shot in the amount of $15 million. The subordinated debt loan bears interest at 10% per annum payable quarterly and is due on the earlier of the closing of the JKA merger or 120 days following the third anniversary of such note agreement.

Finally, a member and key employee is a minority partner in a real property partnership which is the landlord for a small office Multi-Shot leases therein, where the monthly rent paid for such facility is less than $1,000 and which is, in the judgment of management and the Board of Managers, fair market and on arm’s length terms. This lease is terminable with 30 days notice by Multi-Shot.

Legal proceedings

From time to time, Multi-Shot and/or its subsidiaries is a party to various legal proceedings incident to their business. At June 30, 2006 there were no legal proceedings to which either Multi-Shot or its subsidiaries was a party, or to which any of their property was subject, which were expected by management to result in a material loss to Multi-Shot or its subsidiaries. There are no pending regulatory proceedings to which Multi-Shot or its subsidiaries is a party or to which their properties is subject which are currently expected to result in a material loss.

See “Background and History of Negotiations” for information related to the settlement agreement entered into on August 27, 2007 by JKA, Multi-Shot and other parties with respect to the suit filed by JKA on July 16, 2007.

Market Price of and Dividend Policy on Multi-Shot, LLC Interests

There is no established public market for ownership interests in Multi-Shot. The ownership interests in Multi-Shot are currently owned by (i) four (4) individuals that are part of management or managers of Multi-Shot and (ii) six (6) investment limited partnerships or limited liability companies. Multi-Shot has not paid any dividends or distributed any amounts to its members in the previous two years and does not have any equity compensation plans, other than amounts distributed to its Members with respect to (i) the private recapitalization transaction with SG-Directional, LLC as described on page 52 and (ii) federal income taxes and interests awarded pursuant to incentive plans that terminate upon the closing of the merger. Neither the income tax distribution to our members in early 2007 nor the distribution to our members in connection with the private recapitalization impacted or will impact the merger consideration.

INFORMATION ABOUT JKA

Business of JKA

General

We were incorporated in Delaware on May 11, 2005, as a blank check company formed to serve as a vehicle for the acquisition, through a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition.

A registration statement for our initial public offering was declared effective on April 10, 2006. On April 17, 2006, we consummated our initial public offering of 13,225,000 units, including 1,725,000 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00 per share. Our common stock and warrants started trading separately as of May 11, 2006.

Our net proceeds from the sale of our units were approximately $76,632,404. Of this amount, $76,532,404 was deposited in trust and the remaining $100,000 was held outside of the trust. The proceeds held outside the trust are available to be used by us, and are being used by us, to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Up to $900,000 of working capital may be funded from the interest earned from the trust account. On July 31, 2007, the amount in the trust account was $79,237,723. We evaluated a number of candidates before moving forward, including executing the merger agreement, with Multi-Shot, LLC. If the merger with Multi-Shot, LLC is not consummated, we may not have enough time or resources to continue searching for an alternative target. However, we intend to continue to conduct a search for a possible candidate in accordance with the criteria as previously disclosed in our publicly available filings with the Securities and Exchange Commission.

Employees

We have two officers, each of whom are also members of our Board. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Properties

We maintain our executive offices at 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027. 4350 Management, LLC, a wholly-owned entity owned by James P. Wilson, agreed that, commencing on April 17, 2006 through the acquisition of a target business, it will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Houston, Texas, each as we may require from time to time. We have agreed to pay 4350 Management, LLC $7,500 per month for these services and facilities. James P. Wilson is the sole owner of 4350 Management, LLC and, as a result, has benefited from the transaction to the extent of his interest in or position with 4350 Management, LLC. We believe, based on rents and fees for similar services in the Houston, Texas area, that the fee charged by 4350 Management, LLC is at least as favorable as we could obtain from an unaffiliated person.

Periodic Reporting and Audited Financial Statements

JKA has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act of 1934, JKA’s annual reports will contain financial statements audited and reported on by JKA independent accountants. JKA has filed a Form 10-Q with the Securities and Exchange Commission covering the fiscal quarters ended March 31, 2006, June 30, 2006,

September 30, 2006, March 31, 2007 and June 30, 2007, respectively. JKA has filed a Form 10-K with the Securities and Exchange Commission covering the fiscal year ended December 31, 2006.

Legal Proceedings

To the knowledge of management, other than the Multi-Shot litigation described below, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

See “Background and History of Negotiations” for information related to the settlement agreement entered into on August 27, 2007 by JKA, Multi-Shot and other parties with respect to the suit filed by JKA on July 16, 2007.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of JKA

The following discussion should be read in conjunction with JKA’s financial statements and related Notes thereto included elsewhere in this proxy statement.

JKA was formed on May 11, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business headquartered in North America, focusing in the manufacturing, distribution or service sectors, though JKA may acquire an operating business in any industry that it chooses. JKA’s initial business combination must be with a target business or businesses whose fair market value is at least equal to 80% of JKA’s net assets at the time of such acquisition. JKA has the ability to use the cash derived from the proceeds of its public offering, its capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

As discussed in greater detail in the section “The Merger Proposal — Background of the Merger,” prior to entering into the First Amended and Restated Agreement and Plan of Merger with Multi-Shot, LLC, JKA was engaged in the process of sourcing suitable business combination candidates from which a viable candidate could be identified. JKA had met with target companies, service professionals and other intermediaries to discuss JKA with them, including the background of JKA’s management and JKA’s combination preferences. In the course of these discussions, JKA also spent time explaining the capital structure of the initial public offering, the combination approval process, and the timeline under which JKA was operating before the proceeds of the offering are returned to its common shareholders.

Overall, JKA would conclude that the environment for target companies has been competitive and believes that private equity firms and strategic buyers represented its biggest competition. JKA’s management believes that many of the fundamental features of alternative investment vehicles like JKA are becoming more accepted by investors and potential business combination targets; including a difficult IPO environment, a cash-rich investment community looking for differentiated opportunities for incremental yield, and business owners seeking new ways to maximize their shareholder value while remaining invested in their businesses.

RESULTS OF OPERATIONS

Comparison of Six Months Ended June 30, 2007 and 2006

For the six months ended June 30, 2007 and 2006, we had net income (loss) of $1,638,365 and $3,089,343, respectively. For the six months ended June 30, 2007, we incurred $237,074 of general and administrative expenses, a charge due to impairment of deferred transaction costs of $975,419 due to the uncertainty of closing the proposed merger transaction, offset by gain on derivative liabilities of $1,468,600 and interest income on the trust fund investments of $1,382,258 as compared to the six months ended June 30, 2006 when we incurred only $67,665 of general and administrative expenses in connection with our formation.

Comparison of Six Months Ended June 30, 2007 with Period from Inception to June 30, 2007

For the six months ended June 30, 2007 we had net income of $1,638,365. For the period from May 11, 2005 (our date of inception) to June 30, 2007, we had net income of $2,056,807. For the six months ended June 30, 2007, we incurred $237,034 of general and administrative expenses, a charge due to impairment of deferred transaction costs of $975,419 due to the uncertainty of closing the proposed merger transaction, offset by gain on derivative liabilities of $1,468,600 and interest income on the trust fund investments of $1,382,258, as compared to the period from May 11, 2005 to June 30, 2007 when we incurred only $534,446 of general and administrative expenses in connection with our formation offset by gain on derivative liabilities of $203,596 and interest income on the trust fund investments of $3,580,699.

Comparison of Fiscal Year Ended December 31, 2006 with Period from Inception to December 31, 2005

For the fiscal year ended December 31, 2006, we had net income of $423,436. For the period from May 11, 2005 (our date of inception) to December 31, 2005, we had a net loss of $4,994. For the fiscal year ended December 31, 2006, we incurred $292,378 of general and administrative expenses, a loss of $1,265,004 on derivative liabilities of the Company’s warrants as a result of the change in valuation of the derivative liabilities (see Notes to the Financial Statements for more information) and $14,027 of income tax expense, offset by interest income on the trust fund investments of $1,994,845, as compared to the period from May 11, 2005 to December 31, 2005 when we incurred only $4,994 of general and administrative expenses in connection with our formation.

As of June 30, 2007 we had impaired deferred acquisition costs (an expense item) of $975,419 related to the Multi-Shot merger. Of this amount $379,510 was accrued but unpaid.

CHANGES IN FINANCIAL CONDITION

Liquidity and Capital Resources

On April 10, 2006, we entered into an agreement with certain of our directors for the sale of 333,334 units in a private placement. Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00.

On April 17, 2006, we consummated our initial public offering of 13,225,000 units, including 1,725,000 units that were attributable to the full exercise of the underwriters’ over-allotment option. Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $5.00. Our common stock and warrants started trading separately as of May 11, 2006.

Our net proceeds from the sale of our units, including the exercise of the underwriters’ over-allotment option, after deducting certain offering expenses of approximately $750,100 and underwriting discounts of approximately $3,967,000, were approximately $76,632,404. Of this amount, $76,532,404 is being held in a trust account at J.P. Morgan Chase Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The remaining proceeds of $100,000 are not being held in trust and are available to be used by us for working capital purposes to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. We expect to use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination.

The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. The underwriters have agreed to defer approximately $1,552,500 of the proceeds attributable to their non-accountable expense allowance until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds held in trust. Any amounts not paid as consideration to the sellers of the target business or to the underwriters for deferred underwriting fees and expenses may be used to finance operations of the target business. We expect that the operating expenses of a target business may include some or all of the following: capital expenditures, expenditures for future projects, general ongoing expenses including supplies and payroll, expanding markets and strategic acquisitions or alliances. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. At the time of our initial public offering, we expected that funds available to us outside of the trust account would be sufficient to allow us to operate for through April 2009, assuming that a business combination is not consummated during that time. Over such time period, and exclusive of the expenses related to our public offering, we anticipated approximately $200,000 of expenses for the due diligence and investigation of a target business, $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to 4350 Management, LLC ($7,500 per month for two years), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $220,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $50,000 for director and officer liability insurance premiums. However, our actual costs through June 30, 2007 have exceeded the anticipated costs as described above (see table below). We believe that the funds currently available to us outside of the trust account are not sufficient to allow us to operate until the proposed merger with Multi-Shot is consummated within the agreed upon time period however, Messrs. Wilson and Spickelmier have agreed to advance to us up to an additional $500,000 to allow us to operate until the proposed merger with Multi-Shot is consumated. In the event the proposed merger with Multi-Shot is not consummated within the agreed upon time period, we believe that we will not have sufficient funds to operate through April 2008, assuming a business combination is not consummated by that time, unless we receive advances from Messrs. Wilson and Spickelmier, or other interested parties sufficient to continue operations. Alternatively, we may need to raise additional funds to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We expect that we would only consummate such a financing simultaneously with the consummation of a business combination.

	Anticipated	Actual Costs
	Costs	Through
	Per Form S-1	6/30/07	Variance

Due diligence expenses(1)	$200,000	$556,259	$(356,259)
Legal, accounting and other expense(2)	300,000	519,646	(219,646)
Administrative Fee(3)	180,000	112,500	67,500
Legal and accounting for SEC reporting(4)	100,000	47,252	52,748
Miscellaneous expenses and reserves(5)	220,000	196,863	23,137

	$1,000,000	$1,432,520	$(432,520)

(1)	Detail of Actual Due Diligence Related Costs:

Fairness Opinion(a)	133,465
Fairness Opinion(b)	50,000
Third party financial and operating due diligence costs	106,755
Third party audit and review costs(c)	222,354
Third party compensation study	27,000
Travel expenses	16,686

556,259

(a)	Fairness opinion cost related to original Agreement and Plan of Merger signed September 6, 2006

(b)	Fairness opinion update to include revised transaction related to the First Amended and Restated Agreement and Plan of Merger dated February 14, 2007

(c)	Third party audit cost years ended 2004 and 2005 and review of 2002 and 2003 unaudited supplemental financial information

(2)	Detail of legal, accounting and other expense:

Legal cost related to proxy preparation	376,436
Non target audit related accounting expenses	1,800
Proxy printing costs	12,441
Transaction sourcing expenses	24,910
American Stock Exchange filing fees	24,500
Third party corporate relations firm fees	78,759
PCAOB fees	800

519,646

(3)	Timing difference. Administrative Fee calculated over 24 month period in Form S-1 filing.

(4)	Timing difference. Legal and accounting for SEC reporting was calculated over a 24 month period in Form S-1 filings.

(5)	Detail of actual miscellaneous expense:

Directors and Officers Insurance	110,865
Third party trust account fees and expenses	14,439
Printing costs related to JKA filings (10Q’s,10K,8K’s)	21,511
Franchise taxes	3,275
Other miscellaneous	46,772

196,862

Commencing on April 10, 2006 and ending upon the acquisition of a target business, we began incurring a fee of $7,500 per month for office space and certain administrative, technology and secretarial services from 4350 Management, LLC, an affiliate of James P. Wilson, our chairman of the board and chief executive officer. In addition, on May 18, 2005 and December 20, 2005, Messrs. Wilson and Spickelmier advanced us an aggregate of $329,000 for payment of offering expenses on our behalf. These advances were repaid following our initial public offering from the proceeds of the offering. On May 23, 2007, June 14, 2007 and July 19, 2007, we received an aggregate of $300,000 in advances for expenses from two shareholders, Messrs. Wilson and Spickelmier. Proceeds from each of the advances will fund the Company’s ongoing continuing operating expenses. Under the terms of the advances, the Company will: (i) pay no interest on such advances and (ii) the amounts of the advances are due to be reimbursed upon the consummation of a business combination. In the event the Company fails to complete a business combination with any entity (I) by October 10, 2007 or, (II) if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by October 10, 2007, then by April 10, 2008, then the Company shall not be required to repay the advances. The two shareholders who advanced such funds, Messrs. Wilson and Spickelmier, have waived any recourse against the Company’s trust account with respect to the advances in the event that a business combination is not consummated by the Company in a timely manner as described herein above.

We currently have no operating business, but have selected Multi-Shot, LLC as a target business with which we are seeking to consummate a business combination. If we are unable to secure stockholder approval for (i) the merger with Multi-Shot, LLC by January 31, 2008 or (ii) a business combination with another suitable target business by October 10, 2007 (or April 10, 2008 if a letter of intent, agreement in principle or a definitive agreement has been executed by October 10, 2007), we will be forced to liquidate. If we are forced to liquidate, the per-share liquidation amount may be less than the price at which public stockholders purchased their shares because of the expenses related to our initial public offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Additionally, if third parties make claims against us, the offering proceeds held in the trust account could be subject to those claims, potentially resulting in a further reduction to the per-share liquidation price, as well as a delay in the liquidation process and effective date. Under Delaware law, our stockholders who have received distributions from us may be held liable for claims by third parties to the extent such claims are not been paid by us. Furthermore, our warrants will expire worthless if we liquidate before the completion of a business combination.

As of June 30, 2007, JKA had $377,977 in outstanding accounts payables. Of these liabilities, $377,977 represent amounts payable to entities which have not waived claims against the trust account. As of June 30, 2007, JKA’s cash balance was $75,484. To the extent there is a shortfall, Messrs. Wilson and Spickelmier have agreed to indemnify the trust for claims by any vendor for service rendered or products provided, to the extent those claims reduce the trust and that vendor has not executed a waiver as against the trust. JKA believes Messrs Wilson and Spickelmier are capable of funding any foreseeable indemnity obligations, if any. JKA believes it, based on the agreement by Messrs. Wilson and Spickelmier to advance up to an additional $500,000, does have adequate funds to complete the proposed merger with Multi-Shot, LLC. In the event the proposed merger with Multi-Shot is not consummated within the agreed upon time period, we believe that we will not have sufficient funds to operate through October 2007, assuming a business combination is not consummated by that time, unless we receive advances from Messrs. Wilson and Spickelmier, or other interested parties sufficient to continue operations. Alternatively, we may need to raise additional funds to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination. We expect that we would only consummate such a financing simultaneously with the consummation of a business combination.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2006, JKA did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations other than our payments to 4350 Management LLC as described above.

In connection with our initial public offering, we agreed to pay the underwriters a deferred non-accountable expense allowance of $1,552,500 upon the consummation of our initial business combination. We expect that such allowance will be paid out of the proceeds in the trust account. Other than contractual obligations incurred in the ordinary course of business, we do not have any other long-term contractual obligations.

Quantitative and Qualitative Disclosures About Market Risk.

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. Our exposure to market risk is limited to interest income sensitivity with respect to the funds placed in the trust account. However, the funds held in our trust account have been invested only in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so we are not deemed to be an investment company under the Investment Company Act. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as foreign exchange rates, commodity prices and/or equity prices, does not pose significant market risk to us.

Dissolution and Liquidation if No Business Combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of our initial public offering (or within 24 months after the consummation of the offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of our initial public offering and the business combination related thereto has not been consummated, but is in process, within such 18-month period). The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets (net of any liabilities and obligations) solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our initial stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of our initial public offering and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. On June 30, 2007, the amount in the trust account was $79,237,723. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $5.99 (as of July 31, 2007) per share (net of taxes payable on such interest and assuming no liabilities and liquidation costs). We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will exceed our assets not held in the trust account. Accordingly, if we do not have sufficient or any funds for those purposes, the amount distributed from the trust funds to our public stockholders will be less than $5.99 per share as a result of the trust account being reduced to satisfy the costs and potential liabilities associated with a liquidation.

As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

•	our Board will, consistent with its obligations described in our certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the Board’s recommendation of such plan;

•	upon such deadline (or earlier date if voluntarily elected as described below), we would file our preliminary proxy statement with the Securities and Exchange Commission (the “SEC”);

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will call and convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of the 18 and 24 month deadlines after the consummation of our initial public offering, the proxy statement related to such business combination will also seek stockholder approval for our Board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is either 18 or 24 months after the consummation of our initial public offering, our Board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation and, on such date, file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Following the expiration of such time periods, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account, and the funds will not be available for any other corporate purpose. Our initial stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and distribution.

We estimate that our total costs and expenses for implementing and completing our dissolution and stockholder approved plan of distribution of our assets will be in the range of $50,000 to $75,000. This amount includes all costs of our certificate of dissolution in the State of Delaware, the winding up of our company and the cost of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution. If the funds outside the trust are insufficient to cover the costs of dissolution and liquidation, we expect that the indemnification provided by our officers would cover these costs to the extent the dissolution and liquidation expenses relate to vendor claims.

Under Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that a corporation makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. Further, any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims, and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we seek to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account and to date have entered into such agreements with Multi-Shot, LLC. As a result, we believe the claims that could be made against us will be significantly reduced and the likelihood that any claim that would result in any liability extending to the trust will be limited.

Officer Indemnification

Each of Messrs. Wilson and Spickelmier executed agreements in connection with our initial public offering pursuant to which each agreed to indemnify and hold harmless JKA against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which JKA may become subject to as a result of any claim by any vendor that is owed money by JKA for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expenses does not reduce the amount in the trust fund. However, as we previously disclosed in our initial public offering, we cannot assure you that Messrs. Wilson and Spickelmier will be able to satisfy those obligations; though we expect they will be able to satisfy such obligations based on JKA’s third-party liabilities as of June 30, 2007 ($377,977). However, JKA will take such action necessary to enforce the obligations of Messrs. Wilson and Spickelmier as required. Because Messrs. Spickelmier and Wilson’s indemnification agreement only applies to any claim by any vendor that is owed money by JKA for services rendered or products sold, it does not extend any claims that may be made by (i) a target company that does not execute such waivers or (ii) other entities and vendors that execute such waivers of claims against the trust fund. Multi-Shot, LLC has not executed a waiver against the trust funds.

Accounting for Warrants and Derivative Instruments

Unit Purchase Option

On April 17, 2006, JKA consummated its initial public offering of 13,225,000 units, including 1,725,000 units that were subject to the underwriters’ over-allotment option. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from JKA one share of its common stock at an exercise price of $5.00.

Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11(a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. We have determined that the option issued to our underwriters in connection with our initial public offering to purchase 700,000 units, each unit consisting of two warrants and one share of common stock, is a derivative that also contains an embedded derivative. The option to purchase 700,000 shares of common stock and the warrants to purchase an additional 1,400,000 shares, the latter being the embedded derivative, are separately valued and accounted for on our balance sheet. While the warrants to purchase the additional 1,400,000 shares is indexed to our common stock, the fact that the shares underlying the warrants require future registration in accordance with the warrant agreement, requires us to classify these instruments as a liability in accordance with EITF 00-19, paragraph 14.

As such, the option to purchase 700,000 units is considered an equity instrument, as the underlying shares do not need to be registered, and all other criteria in EITF 00-19 required for the instrument to be accounted for as an equity instrument have been fulfilled. The embedded derivative which is the warrant to purchase 1,400,000 shares for $6.25 each, follows the same accounting guidelines as the warrants sold in the public offering and is considered a liability. These derivative liabilities have been, and will continue to be adjusted to fair value in our quarterly filings.

Upon the consummation of our initial public offering, we performed a valuation of the option to purchase 700,000 units, and then allocated its fair value to its two components, the underlying 700,000 shares and the embedded warrants to purchase an additional 1,400,000 shares. The fair value at inception was calculated at $4,201,277, of which $1,218,448 was allocated to the purchase option of 700,000 shares and $2,982,829 was allocated to the warrants to purchase an additional 1,400,000 shares, according to their respective fair values.

The fair value of the warrants was $13,287,167 as of December 31, 2006, an amount greater than initially recorded. Therefore, a loss on derivative liability of $1,898,166 was reported in the accompanying statement of operations resulting from the change in valuation of the derivative liability related to these warrants for the fiscal year ended December 31, 2006.

The pricing model we use for determining fair values of the purchase option and the embedded derivative is the Black Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income.

In particular, we use volatility rates based upon a sample of comparable companies in our industry, which are special purpose acquisition corporations. At the time a company to be acquired has been identified and agreements to acquire are in place (as is the case for JKA as it related to Multi-Shot, LLC), the volatility rates used for such valuations will shift and will be based on comparable companies to the acquired company (which, in the case of Multi-Shot, LLC, are energy service companies). We use a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. The volatility factor used in Black Scholes has a significant effect on the resulting valuation of the derivative liabilities on our balance sheet. The volatility for the calculation of the embedded derivatives was approximated at 38.6%, this volatility-rate will likely change in the future. We use the closing market price of its common stock at the end of a quarter when a derivative is valued at fair value. Our stock price will also change in the future. To the extent that our stock price increases or decreases, our derivative liabilities will also increase or decrease triggering the recognition of gains or losses, absent any change in volatility rates and risk-free interest rates.

Derivative Liability

Under EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”), the fair value of the warrants issued in our initial public offering have been reported as a liability. The warrant agreement provides for JK Acquisition to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, registration of the common stock underlying the warrants is not within the Company’s control. As a result, JK Acquisition must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further EITF No. 00-19, requires the Company to record the potential settlement liability at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through the statement of income and expenses. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or JK Acquisition is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability at the date of issuance in the accompanying balance sheets was estimated using the initial trading value of the warrants after they were separated from the initial units and began to trade. The fair value of the warrants as of December 31, 2006 was determined by the trading value of the securities on that date. The values assigned to the warrant liability at April 17, 2006 (the date of issuance) and December 31, 2006 were $11,389,001 and $13,287,167, respectively.

Loss on derivative liability resulting from the change in valuation of the derivative liability related to these warrants was $1,898,166 for the year ended December 31, 2006. For the six months ended June 30, 2007, gain on derivative liability resulting from the change in valuation of the derivative liability related to these warrants was $1,355,833.

On January 10, 2007, JKA entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of April 10, 2006 (the “Warrant Agreement”) by and between JKA and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in the JKA’s prospectus, dated April 11, 2006, that if JKA is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would JKA be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise.

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On August 27, 2007, JK Acquisition Corp. (“JKA”) and Multi-Shot, Inc. (“Merger Sub”), a wholly-owned Delaware corporate subsidiary of JKA, Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), the members of Multi-Shot and Catalyst/Hall Growth Capital Management Co., LLC (“Catalyst”), entered into the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Multi-Shot will merge into Merger Sub and Multi-Shot will effectively become a wholly-owned subsidiary of JKA. Following completion of the merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. Because JKA will have no other operating business following the merger, Multi-Shot will effectively become a public company at the conclusion of the merger.

The accompanying unaudited pro forma condensed balance sheet combines the historical balance sheets of Multi-Shot, LLC as of June 30, 2007 and JK Acquisition Corp. as of June 30, 2007, giving effect to (i) the acquisition of certain operating assets of Ulterra MWD, LLP effective July 1, 2007 (the “Ulterra Acquisition”) and (ii) the transaction described in the Merger Agreement (the “Transaction”), accounted for as a reverse acquisition, as if both had occurred on June 30, 2007.

The accompanying unaudited pro forma condensed statements of operations combine the historical statements of operations of Multi-Shot for the periods from January 1, 2006 to December 31, 2006 and January 1, 2007 to June 30, 2007, and JKA for the periods from January 1, 2006 to December 31, 2006 and January 1, 2007 to June 30, 2007, giving effect to the partial recapitalization transaction Multi-Shot and its members entered into with SG-Directional, LLC, effective April 1, 2007, in which SG-Directional, LLC acquired a majority equity investment in Multi-Shot and provided subordinated debt financing to Multi-Shot (the “Recapitalization”), the Ulterra Acquisition and the Transaction as if they had occurred in the beginning of the respective period.

The unaudited pro forma condensed balance sheet at June 30, 2007 and the statement of operations for the period ended June 30, 2007 have been prepared using two different levels of approval of the Transaction by the JKA stockholders, as follows:

•	Maximum Approval: this presentation assumes that no stockholders elect to convert their shares into a pro rata share of the trust account (100% of the shares held by JKA’s public stockholders as voted at the Special Meeting approve the merger); and

•	Minimum Approval: this presentation assumes stockholders of JKA holding 2,711,666 of JKA’s outstanding shares of common stock elect to convert shares (majority of the shares held by JKA’s public stockholders as voted at the Special Meeting approve the merger; less than 20% of the aggregate shares of JKA’s common stock issued in the initial public offering and the private placement vote against the merger and elect to convert).

If stockholders holding 20% (2,711,667) or more of the shares of common stock issued in the IPO and the private placement vote against the adoption of the merger proposal and elect to convert their shares, JKA will not complete the merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto beginning on page 93.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Ulterra Acquisition and the Transaction, and factually supportable and are expected to have a continuing impact on the combined results. Accordingly the adjustments presented on the pro forma condensed combined financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Ulterra Acquisition and the Transaction.

We are providing the following information to aid you in your analysis of the financial aspects of the Transaction. We derived the historical financial information of Multi-Shot for the year ended December 31, 2006 from the audited financial statements of Multi-Shot for the year ended December 31, 2006 included elsewhere in this proxy statement. We derived the historical financial information of JKA from the December 31, 2006 audited financial statements of JKA included elsewhere in this proxy statement. We derived the historical financial information of Ulterra from the December 31, 2006 audited financial statements of Ulterra included elsewhere in this proxy statement. We derived the pro forma information for the six months ended June 30, 2007 from the unaudited financial statements of Multi-Shot and JKA for the six months ended June 30, 2007 included elsewhere in this proxy statement. This information should be read together with Multi-Shot’s and JKA’s audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Multi-Shot and JKA and other financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Multi-Shot and JKA have not had any historical relationships prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

In the Transaction, JKA intends to purchase all the issued and outstanding member units of Multi-Shot from its members in exchange for consideration consisting of 21,759,259 shares of JKA common stock and 28,516,668 warrants. The shares issuable are subject to adjustment if the Third Party indebtedness is greater than $60,000,000. Immediately after the Transaction the Multi-Shot members will own approximately 60.75% of the then issued and outstanding common stock of the combined company and the existing JKA stockholders will own approximately 39.25% of the then issued and outstanding common stock of the combined company, assuming 100% of the public stockholders of JKA vote for the transaction. If public holders of 19.99% of JKA’s common stock seek cash payment, the Multi-Shot stockholders would own approximately 65.26% of the outstanding shares of common stock of the combined company compared to approximately 34.74% for JKA stockholders.

Additionally, warrants to acquire common shares of the combined company may be issued to Multi-Shot members based on the future exercises of warrants by JKA public stockholders. See Annex B-1 for example of Contingent Award calculation Multi-Shot members are eligible to receive additional warrants if the cash consideration paid by JKA to its stockholders with respect to such stockholders exercising their conversion exceeds $3,000,000. See Annex B-2, for example of such calculation.

JKA and Multi-Shot plan to complete the Transaction promptly after the special meeting, provided that:

•	holders of a majority of JKA’s common stock have approved the Transaction;

•	holders of less than 20% of the shares of common stock issued in JKA’s initial public offering vote against the Transaction and elect conversion of their shares into cash; and

•	other conditions specified in the purchase documents have been satisfied or waived.

The Transaction will be accounted for as a reverse acquisition, equivalent to a recapitalization, through the issuance of equity by Multi-Shot for the net monetary assets of JKA. The net monetary assets of JKA will be recorded as of the Transaction date at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the Transaction.

The determination of Multi-Shot as the accounting acquirer has been made based on consideration of all quantitative and qualitative factors of the Transaction, including significant consideration given to the following upon consummation of the Transaction that (i) Multi-Shot’s management will continue in all the officer and senior management positions of the combined company and, accordingly, will have day-to-day authority to carry out the business plan after the Transaction; (ii) Multi-Shot’s employees will continue on with no expected disruption, while no JKA employees are anticipated to become employees of the combined company; (iii) the current Multi-Shot business plan and operations will continue as the business plan of the combined company with no changes expected as a result of the Transaction; (iv) of the five member board of directors of the combined company, two members will be independent directors; (v) the largest minority stockholder group is comprised of members of Multi-Shot’s who will own approximately 60.75% of the combined company after the completion of the Transaction compared to an JKA minority stockholder group comprised of its initial stockholders which would represent approximately 39.25% ownership of the combined company after the Transaction (or 34.74% if JKA public stockholders owning 19.99% of JKA’s common stock vote against the Transaction); and (vi)  one individual Multi-Shot stockholders will have ownership of 37.30% of the combined company immediately after the Transaction (or 40.35, respectively of the combined company if JKA public stockholders owning 19.99% of JKA’s common stock vote against the Transaction).

In addition to the factors described above, in reaching its determination of Multi-Shot as the accounting acquirer, management also contemplated (i) the substance and design of the Transaction; (ii) the impact of potentially dilutive securities on ownership of the combined company under varying scenarios; and (iii) the size of Multi-Shot versus JKA, considering total assets, revenues and operating expenses

Unaudited Pro Forma Condensed Combined Balance Sheet With Maximum and Minimum Approval
June 30, 2007

								Combined			Combined
								Total			Total
								(Assuming	Adjustments		(Assuming
		Multi-Shot		Multi-Shot, LLC		Merger		Maximum	for minimum		Minimum
	Multi-Shot, LLC	Adjustments		(post-Acquisition)	JKA	Adjustments		Approval)	Approval		Approval)

Current Assets:
Cash and cash equivalents	$960,753	$—		$960,753	$75,484	$79,002,279	(b)	$41,086,016	$(15,794,000	)(j)	$25,292,016
						(20,000,000	)(c)
						(3,952,500	)(c)
						(15,000,000	)(d)
Accounts receivable:
Trade (net of allowance for doubtful accounts)	13,197,037	—		13,197,037	—	—		13,197,037	—		13,197,037
Unbilled receivables	4,056,434	—		4,056,434	—	—		4,056,434	—		4,056,434
Employee advances	9,850	—		9,850	—	—		9,850	—		9,850
Inventory	5,909,357	—		5,909,357	—	—		5,909,357	—		5,909,357
Deferred Tax Asset					1,613			1,613	—		1,613
Prepaid expenses	116,888	—		116,888	—	—		116,888	—		116,888

Total current assets	24,250,319	—		24,250,319	77,097	40,049,779		64,377,195	(15,794,000)		48,583,195

Production Equipment (net)	24,170,993	10,000,000	(a)	34,170,993	—	—		34,170,993	—		34,170,993
								—
								—
Property and Other Equipment (net)	1,496,285	—		1,496,285	—	—		1,496,285	—		1,496,285
Other Assets:
Trust Fund	—	—		—	79,002,279	(79,002,279	)(b)	—	—		—
Deferred offering costs	—	—		—	—	—		—	—		—
Deferred transaction costs	—	—		—	—	—		—	—		—
Other assets	198,251	—		198,251	—	—		198,251	—		198,251

	198,251	0		198,251	79,002,279	(79,002,279)		198,251			198,251

Total assets	$50,115,848	$10,000,000		$60,115,848	$79,079,376	(38,952,500)		$100,242,724	(15,794,000)		$84,448,724

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Short-term debt	$—	$—		$—	$—	$100,227,123		$—	$—		$—
Current maturities of long-term debt	4,655,624	—		4,655,624	—	—		4,655,624	—		4,655,624
Accounts payable — trade	9,588,102	—		9,588,102	379,510	—		9,967,612	—		9,967,612
Accrued expenses	4,214,174			4,214,174	—	—		4,214,174	—		4,214,174
Advances from Stockholders	—	—		—	200,000	—		200,000	—		200,000
Federal income tax payable	—	—		—	8,412	—		8,412	—		8,412

Total current liabilities	18,457,900	—		18,457,900	587,922	—		19,045,822	—		19,045,822

Deferred Income Tax Payable — long term	—	—		—				—	—		—
Deferred non accountable expenses due underwriters	—	—		—				—	—		—
Derivative liabilities	—	—		—	—	—		—	—		—
Long-Term Debt	28,502,755	10,000,000	(a)	38,502,755	—	1,841,622	(e)	40,344,377	—		40,344,377
Subordinated Long-term Debt	15,000,000	—		15,000,000	—	(15,000,000	)(d)	—	—		—

Total Liabilities	61,960,655	10,000,000		71,960,655	587,922	(13,158,378)		59,309,199	—		59,390,199
Common stock subject to redemption	—	—		—	15,792,556	(15,792,556	)(f)	—	—		—

Stockholders’ equity:
Preferred stock	—	—		—	—	—		—	—		—
Common stock	—	—		—	1,652	2,547	(g)	4,199	—		4,199
Paid-in-capital	—	—		—	60,640,440	(7,947,307	)(h)	52,693,133	(15,794,000	)(j)	36,899,133
Accumulated Earnings (deficit)	—	—		—	2,056,806	(13,901,613	)(h)	(11,844,807)	—		(11,844,807)

Total Stockholders’ equity	—	—		—	62,698,898	(21,844,929)		40,852,525	(15,794,000)		25,058,525
Members’ equity	(11,844,807)	—		(11,844,807)	—	11,844,807	(h)	—	—		—

Total liabilities and members’ equity	$50,115,848	10,000,000		$60,115,848	$79,079,376	$(38,952,500)		$100,242,724	$(15,794,000)		$84,448,724

See Notes to Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations With Maximum and Minimum Approval
Six Months Ended June 30, 2007

								Combined		Combined
				Multi-Shot, LLC				Total	Adjustments	Total
	Multi-Shot,	Multi-Shot		(post-		Merger		(Maximum	for Minimum	(Minimum
	LLC	Adjustments		Acquisition)	JKA	Adjustments		Approval)	Approval	Approval)

Revenues	$45,644,965	$6,006,021	(k)	$51,650,986	$—	$—		$51,650,986	$—	$51,650,986
Operating Costs and Expenses
Cost of Revenues	26,366,939	4,251,839	(k)	30,618,778	—	—		30,618,778	—	30,618,778
General and administrative	14,073,106	940,056	(k)	15,013,162	237,074	—		15,250,236	—	15,250,236
Non-cash compensation expense	—	—		—	—	—		—	—	—
Impairment of deferred transaction costs	—	—		—	975,419	—		975,419	—	975,419
Depreciation and amortization	2,887,504	1,000,000	(k)	3,887,504	—	—		3,887,504	—	3,887,504

Total Operating Expenses	43,327,549	6,191,895		49,519,444	1,212,493	—		50,731,937	—	50,731,937
Income (Loss) from Operations	2,317,416	(185,874)		2,131,542	(1,212,493)	—		919,049	—	919,049
Other Income (Expense):
Investment income	—	—		—	1,382,258	(1,382,258	)(m)	—	(1,382,258)	—
Gain on derivative liabilities	—	—		—	1,468,600	—		1,468,600	—	1,468,600
Interest expense	(1,372,416)	(1,926,914	)(l)	(3,299,330)	—	—		(3,299,330)	—	(3,299,330)
Other	54,351	(113,187	)(k)	(58,836)	—			(58,836)	—	(58,836)

Total Other Income (Expense)	(1,318,065)	(2,040,101)		(3,358,166)	2,850,858	(1,382,258)		(1,889,566)	—	(1,889,566)
Net Income (Loss) Before Income Taxes	999,351	(2,225,975)		(1,226,624)	1,638,365	(1,382,258)		(970,517)	—	(970,517)
Total Income Taxes	—	—		—	—	—	(n)	—	—	—

Net Income (Loss)	$999,351	$(2,225,975)		$(1,226,624)	$1,638,365	$(1,382,258)		$(970,517)	$(1,382,258)	$(970,517)

Net Income Per Share of Common Stock(o):
Basic					$0.10			$(0.03)		$(0.03)
Diluted					$0.08			$(0.02)		$(0.03)
Weighted-Average Shares Outstanding(o):
Basic					16,516,667			35,817,592		33,107,281
Diluted					19,944,649			41,357,920		38,647,609

See notes to Unaudited Pro Forma Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations With Maximum and Minimum Approval
Year Ended December 31, 2006

								Combined		Combined
				Multi-Shot, LLC				Total	Adjustments	Total
	Multi-Shot,	Multi-Shot		(post-		Merger		(Maximum	for Minimum	(Minimum
	LLC	Adjustments		Acquisition)	JKA	Adjustments		Approval)	Approval	Approval)

Revenues	$73,971,064	$14,706,779	(k)	$88,677,843	$—	$—		$88,677,843	$—	$88,677,843
Operating Costs and Expenses
Cost of Revenues	44,720,803	9,939,153	(k)	54,659,956	—	—		54,659,956	—	54,659,956
General and administrative	13,285,913	2,301,890	(k)	15,587,803	292,378	—		15,880,181		15,880,181
Impairment of deferred transaction costs	—	—		—	—	—		—	—	—
Depreciation and amortization	3,703,913	2,000,000	(k)	5,703,913	—	—		5,703,913	—	5,703,913

Total Operating Expenses	61,710,629	14,241,043		75,951,672	292,378	—		76,244,050	—	76,244,050
Income (Loss) from Operations	12,260,435	465,736		12,726,171	(292,378)	—		12,433,793	—	12,433,793
Other Income (Expense):
Investment income	—	—		—	1,994,845	(1,994,845	)(m)	—	—	—
Gain (Loss) on derivative liabilities	—	—		—	(1,265,004)	—		(1,265,004)	—	(1,265,004)
Interest expense	(1,185,011)	(2,339,414	)(k)	(3,524,425)	—	—		(3,524,425)	—	3,524,425
Other	70,236	4,603	(k)	74,839	—	—		74,839	—	74,839

Total Other Income (Expense)	(1,114,775)	(2,334,811)		(3,449,586)	729,841	(1,994,845)		(4,714,590)	—	(4,714,590)
Net Income (Loss) Before Income Taxes	11,145,660	(1,869,075)		9,276,585	437,463	(1,994,845)		7,719,203	—	7,719,203
Total Income Taxes	—	457,926		457,926	—	3,369,078	(n)	3,369,078	—	3,369,078

Net Income (Loss)	$11,145,660	$(2,327,001)		$8,818,659	$437,463	$(5,363,923)		$4,350,125	$(1,994,845)	$4,350,125

Net Income Per Share of Common Stock(o):
Basic					$0.03			$0.17		$0.18
Diluted					$0.03			$0.15		$0.16
Weighted-Average Shares Outstanding(o):
Basic					12,605,609			25,636,235		23,707,745
Diluted					14,212,584			28,746,225		26,496,714

See notes to Unaudited Pro Forma Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
AS OF JUNE 30, 2007

Multi-Shot Adjustments Related to Transaction

The pro forma condensed combined balance sheet reflects the Transaction as a recapitalization through the issuance of equity by Multi-Shot in exchange for the net monetary assets of JKA, assuming that the transaction had been completed as June 30, 2007. The historical balance sheets used in the preparation of the pro forma financial statements have been derived from Multi-Shot’s unaudited financial statements as of June 30, 2007 and JKA’s unaudited financial statements as of June 30, 2007.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2006 combines the audited consolidated and combined statement of operations of Multi-Shot, JKA and Ulterra for the year ended December 31, assuming that the transaction occurred at the beginning of the period presented.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 combines the unaudited condensed statement of operations of Multi-Shot for the six months ended June 30, 2007 with the unaudited condensed statement of operation of JKA and the unaudited condensed statement of operations for Ulterra for the six months ended June 30, 2007 assuming that the acquisition occurred at the beginning of the period presented. The historical statements of operations of Multi-Shot and JKA for the six months ended June 30, 2007 have been derived from the companies’ respective historical unaudited statements of operations for such period included elsewhere in this proxy statement.

The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had JKA and Multi-Shot filed consolidated income tax returns during the periods presented.

On August 27, 2007, JK Acquisition Corp. (“JKA”) and Multi-Shot, Inc. (“Merger Sub”), a wholly-owned Delaware corporate subsidiary of JKA, Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), the members of Multi-Shot and Catalyst/Hall Growth Capital Management Co., LLC, entered into the Second Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Multi-Shot will merge into Merger Sub and Multi-Shot will effectively become a wholly-owned subsidiary of JKA. Following completion of the merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. Because JKA will have no other operating business following the merger, Multi-Shot will effectively become a public company at the conclusion of the merger. The initial merger consideration to be paid is approximately $197,500,000. For purposes of these unaudited pro forma condensed financial statements, JKA has assumed the total cash payments by JKA from the trust account at the completion of the merger to be $23,952,500.

	Maximum	Minimum
	Approval	Approval

Calculation of merger cash consideration payable at closing(i):
Total merger consideration (in the case of minimum approval includes issuance of redemption shares)(iv)	$197,500,000	$198,758,445
Assumption of third party indebtedness	(45,000,000)	(45,000,000)
Retirement of Subordinated Debt	(15,000,000)	(15,000,000)
Issuance of JKA common stock and warrants(iv)	(117,500,000)	(117,500,000)
Issuance of JKA common stock redemption shares(v)	—	(1,258,445)

Merger cash consideration payable at closing	$20,000,000	$20,000,000
Estimated fees and expenses of JKA(ii)	2,400,000	2,400,000
Deferred non-accountable expenses(iii)	1,552,500	1,552,500

Total Cash Consideration	$23,952,500	$23,952,500

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(i)	For purposes of the unaudited pro forma condensed combined financial statements, JKA has assumed no working capital adjustments.

(ii)	Estimated fees and expenses include fees of consultants, legal fees and expenses, printing and mailing costs for this proxy statement, SEC and HSR filing fees, and other miscellaneous expenses directly related to the merger.

(iii)	In connection with the IPO, JKA agreed to pay the underwriters additional non-accountable expenses of $1,552,500 upon the completion of the merger.

(iv)	The Contingent Awards are contingent upon the occurrence of future events including but not limited to the following:

(i) The Contingent Awards are not exercisable by the Holders unless and until public warrant holders choose to exercise warrants. Public warrant holders will likely exercise their warrants only if the price of JKA (or MS Energy Services on a post-closing basis) common stock is at a price above the $5.00 exercise price as of the warrant expiration date of April 10, 2010. There can be no assurance the price of JKA common stock will be above the $5.00 exercise price at this future warrant expiration date.

(ii) JKA only has the right to call and thus “force” the exercise of the public warrants (and thus ultimately the Contingent Awards) if the JKA common stock trades at or above $8.50 on each of twenty (20) trading days within any thirty (30) day trading period. There can be no assurance that the JKA stock will reach or maintain the $8.50 price per share level before the warrant expiration date of April 10, 2010. Further, JKA is not required to call the warrants at the $8.50 per share price level.

Additionally, the Contingent Awards are not tradable by the holders of such awards. These Holders merely have a right to convert the Contingent Awards to JKA common stock (based upon a formula as described in Annex B-1) if and when public warrant holders’ exercise their warrants in the future. Further, the Contingent Awards are not registered securities. In summary, the Contingent Awards are a contingent, unregistered, non-tradable security, subject to contractual restrictions, with the ultimate value, if any, based upon the performance of JKA in the future.

(v)	In the case of minimum approval, assumes conversion price per share of $5.97, resulting in a redemption price differential of $0.52 per share and 233,045 redemption shares issued to Multi-Shot members.

JKA has assumed that the cash payments to be made upon the completion of the merger will be funded as follows:

	Maximum	Minimum
	Approval	Approval

Amounts in trust account	$79,002,279	$63,208,279
Cash to Working Capital(i)	(55,049,779)	(39,255,779)

Total	$23,952,500	$23,952,500

(i)	JKA expects, in the event of minimum approval, to use cash from the Trust Account to fund redemptions.

Pro forma adjustments are necessary to record (i) certain events related or attributable to the Transaction which have occurred at Multi-Shot prior to closing and (ii) the accounting upon consummation of the Transaction. No pro forma adjustments were required to conform Multi-Shot’s accounting policies to JKA’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Multi-Shot Balance Sheet Adjustments

(a) On July 1, 2007, Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), the members of Multi-Shot and Catalyst/Hall Growth Capital Management Co., LLC, and S-G Directional LLC and Ulterra MWD, L.P. (“Ulterra”) entered into an Asset Purchase Agreement, pursuant to which the members of Multi-Shot LLC acquired certain assets of Ulterra. Reflects the acquisition of certain operating assets from Ulterra. Multi-Shot paid $10 million cash for certain operating assets of Ulterra. Multi-Shot increased its credit facility and borrowed an additional $10 million to fund the acquisition of Ulterra’s assets. The entire purchase price was allocated to production equipment. The pro forma adjustments reflect the increase in production equipment and debt associated with this acquisition.

Transaction Balance Sheet Adjustments

(b) Reflects the release of JKA’s restricted cash held in trust and the transfer of the balance to cash and cash equivalents, assuming no holders of JKA common stock sold in its initial public offering exercise their right to have their shares redeemed upon the consummation of the Transaction.

(c) Gives effect to the payment of $20,000,000 in cash merger consideration and $3,952,500 of estimated costs payable in cash directly attributable to the Transaction. Estimated fees and expenses include fees of consultants, legal fees and expenses, printing and mailing costs for this proxy, SEC and HSR filing fees and other miscellaneous expenses directly related to the merger. In addition, in connection with the IPO, JKA agreed to pay the underwriters additional non-accountable expenses of $1,552,000 upon completion of the merger which is included in this estimated cash payment of costs.

(d) Reflects the payment of $15,000,000 of Multi-Shot’s Senior Subordinated Debt held by Multi-Shot’s members per the Merger Agreement.

(e) Reflects the estimated assumed debt per the Merger Agreement.

(f) Reflects reclass of liability to additional paid in capital because the common stock will no longer be subject to redemption.

(g) Reflects the adjustment to conform the equity of Multi-Shot to that of the combined company after the Transaction.

(h) Reflects the transaction through the elimination of JKA’s retained earnings and the issuance of 21,759,259 shares of common stock $.0001 par value.

(i) To reflect the issuance of JKA warrants in connection with the merger.

(j) To reflect the payment of cash to the maximum amount of dissenting JKA stockholders as consideration for the return and cancellation of their shares of common stock.

Multi-Shot Statement of Operations Adjustments Related to Ulterra Acquisition

(k) Reflects the unaudited pro forma income statement of Ulterra for the six months ended June 30, 2007. Depreciation expense includes an additional $200,000 which is the estimated incremental increase over the amount recorded by Ulterra based on a five year life.

(l) Reflects additional interest expense related to the promissory note issued related to the Ulterra asset purchase as described in (b) plus the additional interest expense for the period January 1, 2007 through March 31, 2007 related to the additional debt which was incurred by Multi-Shot during the SG-Recapitalization.     % was used for the additional term loans with the bank debt with an offsetting reduction in interest expense associated with the payoff of the subordinated debt using a rate of 15%.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Transaction Statement of Operations Adjustments

(m) Reflects elimination of interest income on the funds in the trust account, as the trust account would not have existed if the transaction had been consummated on the first day of the period.

(n) Reflects the pro-forma adjustment to record the tax provision as if Multi-Shot, LLC had been a corporation since the first day of the period. We have used an estimated tax rate of 37.5% in the tax calculation. Reflects the elimination of the provision for tax related to JKA investment income.

	Maximum	Minimum
	Approval	Approval

June 30, 2007 Net Income (Loss) before income taxes	$(970,517)	$(970,517)
Gain on derivative liabilities	(1,468,600)	(1,468,600)

Net Income before income taxes	(2,439,117)	(2,439,117)
Estimated federal tax rate	37.50%	37.50%

Tax Provision	n/a	n/a

	Maximum	Minimum
	Approval	Approval

December 31, 2006 Net Income (Loss)(i)	$7,719,203	$7,719,203
Loss on derivative liabilities	1,265,004	1,265,004

Net Income before income taxes	8,984,207	8,984,207
Estimated federal tax rate	37.50%	37.50%

Tax Provision	3,369,078	3,369,078

(o) Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Maximum	Minimum
	Approval	Approval

Six Months Ended June 30, 2007:
Basic	16,516,667	13,806,356
Shares issued in connection with the transaction	21,759,259	21,759,259
Shares cancelled in connection with the transaction	(2,458,334)	(2,458,334)

Basic-Total	35,817,592	33,107,281
Incremental shares on exercise of warrants:
JKA Warrantholders	3,427,982	3,427,982
Multi-Shot warrantholders	2,112,346	2,112,346

Diluted	41,357,920	38,647,609

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

	Maximum	Minimum
	Approval	Approval

Twelve Months Ended December 31, 2006:
Basic	12,612,019	10,683,529
Shares issued in connection with the transaction	15,482,550	15,482,550
Shares cancelled in connection with the transaction	(2,458,334)	(2,458,334)

Basic-Total	25,636,235	23,707,745
Incremental shares on exercise of warrants:
JKA Warrantholders	1,606,975	1,285,954
Multi-Shot warrantholders	1,503,015	1,503,015

Diluted	28,746,225	26,496,714

DIRECTORS AND MANAGEMENT OF JKA
FOLLOWING THE MERGER WITH MULTI-SHOT, LLC

As of the completion of the merger, the Board, executive officers and significant employees will be as set forth below. Directors serve for terms of one year unless they die, retire or are removed by our stockholders. Officers serve at the discretion of the Board, subject to any rights under employment contracts

Name	Age	Position

Allen Neel	49	Chief Executive Officer, President and Director
Scott Bork	34	Chief Financial Officer and Secretary
David Cudd	53	Vice President
Paul Culbreth	48	Vice President
Ron Nixon	51	Director
K. Rick Turner	49	Director
James O. Jacoby, Jr.	44	Director
Kim Eubanks	50	Director

Allen Neel has been President of Multi-Shot, LLC since August 2004. Mr. Neel was with Warrior Energy Services (formerly Black Warrior Wireline Corp.) from 1990 until August 2004. Mr. Neel held management positions including Vice President — Operations for Black Warrior Drilling and Completions, Vice President of Black Warrior Mideast, Vice President of Black Warrior Wireline Corp. and most recently Executive Vice President and Secretary of Black Warrior Wireline Corp. Prior to joining Black Warrior he was a District Manager for Graves Well Drilling. Mr. Neel began his career with Halliburton Services. He received his BS in Mineral Engineering (Petroleum Option) from the University of Alabama in 1981.

Scott Bork has been Chief Financial Officer of Multi-Shot, LLC since April 21, 2005. Prior to that, Mr. Bork was in public accounting from 1995 to 2005, predominantly with a large local firm in Houston. He received his BBA and MPA degrees from the University of Texas at Austin.

David Cudd has been Vice President of Multi-Shot, LLC since August 2004. Mr. Cudd was with Warrior Energy Services (formerly known as Black Warrior Wireline Corp.) from 2002 until 2004. During that time he was the sales manager for the directional drilling division. In 1998 he founded Sales Management Group which he owned and operated until 2002. Mr. Cudd began his career with Smith International in 1978 where he held various sales positions, most recently Director of Sales for Smith Bits. Mr. Cudd began his career with Smith International in 1978 where he held various sales and management positions, most recently Regional VP — Southern U.S. and Latin America.

Paul Culbreth has been Vice President of Multi-Shot, LLC since August 2004. Mr. Culbreth was with the Multi-Shot Division of Warrior Energy Services (formerly known as Black Warrior Wireline Corp.) from 2000 until August 2004 where he was the Vice President of Operations. From 1998 until 2000 he was a founder and owner of Houston Directional Services. Mr. Culbreth was with Phoenix Drilling Services and its predecessors from 1987 until 1998 where he held various operations and management positions, most recently Vice President of Operations. He began his career with Ocean Drilling and Exploration Company where he worked from 1977 until 1987.

Ron Nixon will serve as a member of the Board of JKA upon consummation of the merger. Mr. Nixon is a principal at Catalyst/Hall, having co-founded Catalyst in 1990. Ron has operating experience in manufacturing, distribution and service businesses in mid-market companies, including energy service companies. He has owned or operated mid-market businesses that were sold to larger industry or strategic buyers prior to forming Catalyst. Mr. Nixon holds a B.S. in Mechanical Engineering from the University of Texas at Austin and is a registered Professional Engineer in the State of Texas. Ron serves on the boards of numerous privately held corporations, the Board of LHC Group, Inc. (a NASDAQ-listed company), and various civic boards. It is anticipated that Mr. Nixon will be considered an independent director under the AMEX Company Guide.

K. Rick Turner will serve as a member of the Board of JKA upon consummation of the merger. Mr. Turner has been employed by Stephens’ family entities since 1983. He is currently Senior Managing Principal of The Stephens Group, LLC. He first became a private equity principal in 1990 after serving as the Assistant to the Chairman,

Jackson T. Stephens. His areas of focus have been oil and gas exploration, natural gas gathering, processing industries and power technology. Mr. Turner currently serves as a director of Atlantic Oil Corporation, SmartSignal Corporation, JV Industrials, LLC, JEBCO Seismic LLC, North American Energy Partners, Inc. (NOA), Seminole Energy Services, LLC, BTEC Turbines LP, Multi-Shot and Vestcom, and the general partner of Energy Transfer Partners, LP (ETP) and the general partner of Energy Transfer Equity, LP (ETE). Prior to joining Stephens, he was employed by Peat, Marwick, Mitchell and Company. Mr. Turner earned his B.B.A. from the University of Arkansas and is a non-practicing CPA.

James O. Jacoby, Jr. will serve as a member of the Board of JKA upon consummation of the merger. Mr. Jacoby is a principal at The Stephens Group LLC. Prior to joining The Stephens Group, he was a Managing Director and Head of the Healthcare Investment Banking Group within the Corporate Finance department at Stephens Inc, where he served as a board member or had oversight of companies such as United Medical, Inc., Vascular Solutions, Inc., Neucoll, Inc.; and Precision Therapeutics, Inc. Before joining Stephens in 1994, he was a Vice President in the Mergers and Acquisitions Group at Chemical Bank in its New York and London offices. He has served as advisor on over $4 billion of mergers and acquisitions and financing transactions, and has helped identify a number of private equity investments in the healthcare sector. While many of his relationships have focused on earlier stage opportunities, later stage situations have also benefited from his experience in building sales teams, and his assistance in expanding a company’s product or service offerings. Mr. Jacoby received a B.B.A. in Finance from the University of Notre Dame, and an M.B.A. from Harvard Business School.

Kim Eubanks will serve as a member of the Board of JKA upon consummation of the merger. Mr. Eubanks founded CamWest Limited Partnership in March 1992 with the financial backing of the Stephens Group of Little Rock, Arkansas. He served as President of CamWest, Inc., the Managing Partner for CamWest Limited Partnership. In March 2002 Mr. Eubanks and his partner bought the majority of the key fields owned by CamWest L.P. and rolled them into CamWest II L. P. Prior to forming CamWest, Mr. Eubanks served as VP of Leede Exploration (Denver, Colorado) and Operations Manager for Leede Oil & Gas, Inc. where he was responsible for all drilling and completion operations with particular emphasis on horizontal drilling technologies throughout North America. Mr. Eubanks earned his BS degree in Petroleum Engineering from Texas A&M and his MBA from the University of Houston — Clear Lake where he graduated with Honors. It is anticipated that Mr. Eubanks will be considered an independent director under the AMEX Company Guide.

Other than their respective relationships with Multi-Shot, LLC, none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan, and none of these individuals is currently affiliated with such an entity.

After the merger, the officers and employee directors will devote their full time and attention to the ongoing operations of JKA and the non-employee directors will devote such time as is necessary and required to satisfy their duties as a director of a public company.

Board of Directors and Committees of the Board

All directors are expected to attend each annual meeting of stockholders. After the merger with Multi-Shot, our Board will consist of up to seven members, and it is anticipated that a majority of the members will be considered “independent.” The determination of whether a director is independent will be made pursuant to the standards required by the AMEX Company Guide. It is anticipated that one additional independent director may be appointed within three months of the consummation of the merger. Stockholders may communicate with the Board or any individual director by written communication addressed at the principal office of JKA. All written communications are delivered to the individual addressee or to all members of the Board.

We do not currently have a Compensation Committee. Pursuant to Section 805 of the AMEX Company Guide, compensation of our chief executive officer, if any, will be determined, or recommended to the Board for determination, by a majority of the independent directors on our Board. The chief executive officer will not be present during voting or deliberations. Compensation for all other officers, if any, will be determined, or recommended to the Board for determination, by a majority of the independent directors on our Board. None of our officers currently receive compensation. We do not expect to pay any compensation to any of our officers until following the consummation of the merger with Multi-Shot, LLC. Following the consummation of the merger, we plan to establish a Compensation Committee comprised of independent directors to handle such duties as approving executive compensation and administering the 2007 Equity Incentive Plan.

JKA’s Board has established a Nominating and Governance Committee and an Audit Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members, as well as anticipated membership, are set forth below.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for assisting identifying and recommending qualified candidates for director nominees to the Board, and leading the Board in its annual review of the Board’s performance. All members of the Nominating Committee qualify as independent under the definition promulgated by the American Stock Exchange. The Nominating and Governance Committee had no meetings during 2005 and 2006. Michael McConnell and Herbert Williamson are the current members of the Nominating and Governance Committee and following the acquisition of Multi-Shot, LLC, it is anticipated that the Nominating and Governance Committee will consist of additional Board members who will be appointed to such committee prior to or simultaneous with the closing of the merger. The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors is deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need in the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders using the procedures set forth in the Company’s Bylaws, it must follow the procedures described in Section 3.3 entitled “Nominations.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Nominating and Governance Committee by mail at our address. A copy of the Nominating Committee’s written charter is available at www.jkacq.com. Upon consummation of the merger, it is anticipated that Mr. McConnell and Mr. Williamson will resign from the Board of JKA and will no longer serve on the Nominating Committee.

Audit Committee

The Audit Committee recommends to the Board the appointment of the firm selected to serve as our independent auditors and our subsidiaries and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditors our annual audit and annual financial statements; reviews with management the status of internal accounting controls; evaluates issues having a potential financial impact on us which may be brought to the Audit Committee’s attention by management, the independent auditors or the Board; evaluates our public financial reporting documents; reviews the non-audit services to be performed by the independent auditors, if any; and considers the effect of such performance on the auditor’s independence. Keith Spickelmier, Michael McConnell and Herbert Williamson are the current members of the Audit Committee and following the merger with Multi-Shot, LLC, as well as Messrs. Spickelmier, Williamson and McConnell’s respective resignations in connection therewith, it is anticipated that the Audit Committee will consist of Board members who will be appointed to such committee prior to or simultaneous with the closing of the merger. All members of the Audit Committee, except for Mr. Spickelmier, satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the American Stock Exchange, as such standards apply specifically to members of audit committees. Although Mr. Spickelmier is temporarily serving on our audit committee, he currently does not qualify as an independent director as a result of his present position as President of JKA. A copy of the Audit Committee’s written charter is available at www.jkacq.com. The board has determined that Mr. Williamson is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Upon consummation of the merger, Messrs. Spickelmier, Williamson and McConnell will resign from the Board of JKA and will no longer serve on the Audit Committee. Moreover, upon consummation of the merger, Mr. Nixon will serve on the Audit Committee as its chairman.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. A copy of the JKA Code of Ethics and any amendments thereto is available at www.jkacq.com.

Director Compensation

It is anticipated that immediately after the closing of the merger with Multi-Shot, LLC, the compensation to be paid to members of the Board of JKA will be established and such compensation will be reasonable and customary for the industry.

Executive Compensation

No executive officer of JKA has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the merger with Multi-Shot, LLC. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our Board, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of JKA’s directors are not deemed “independent,” JKA will not have the benefit of independent directors examining the propriety of expenses incurred on JKA’s behalf and subject to reimbursement.

Upon completion of the merger, it is anticipated that employment agreements with the following individuals: Allen Neel, David Cudd, Paul Culbreth and Scott Bork, will become effective with Multi-Shot, Inc. A summary of the employment agreements can be found under “Employment Agreements” on page 18. In addition, upon completion of the merger, it is anticipated that most of the employees of Multi-Shot, LLC will continue their employment with Multi-Shot, Inc.

Multi-Shot’s executive compensation program is administered by Multi-Shot’s full board of directors, as Multi-Shot does not currently maintain a separate compensation committee. The primary components of the Multi-Shot executive compensation program for 2006 were base salary, participation in Multi-Shot’s annual cash bonus plan and long-term incentive compensation.

The Multi-Shot board of directors believes that the structure and amounts payable under the compensation program are consistent with the structure and amounts payable under compensation programs made available to executives of other private companies whose businesses are similar in nature and size to that of Multi-Shot. The Board further believes that the structure and amounts payable under the compensation program, including the allocation of the compensation among base salary, annual cash bonus and long-term incentive awards, provide appropriate financial certainty to the Multi-Shot executives, while at the same properly incentivizing the executives to increase Multi-Shot’s profitability and shareholder return, thereby aligning their interests with those of the Multi-Shot shareholders.

Multi-Shot’s executive officers are Allen Neel, President and Chief Executive Officer, Scott Bork, Chief Financial Officer, David Cudd, Vice President — Sales and Marketing, and Paul Culbreth, Vice President — Operations.

Base Salary

Base salaries provide executives with a set level of monthly cash income, which levels are based on factors including individual performance and level and scope of responsibility. For 2006, Multi-Shot’s executive officers received the following base salaries: Mr. Neel — $181,500, Mr. Culbreth — $171,600, Mr. Cudd — $132,000 and Mr. Bork — $89,600.

Cash Bonus

Annual cash bonuses are designed to encourage exceptional corporate and individual performance for any given year. Bonus amounts are determined based on two criteria: Multi-Shot’s actual EBITDA for the relevant period compared against budgeted EBITDA (which represents two-thirds of the potential bonus payment) and the executive’s individual contributions to Multi-Shot (which represents one-third of the potential bonus payment). Bonus amounts are capped at 75% of the executive officer’s then current base salary.

Based on Multi-Shot’s financial performance for 2006 and the individual performance of the executive officers, Multi-Shot’s executive officers received the following annual bonus payments in 2006: Mr. Neel — $175,000, Mr. Culbreth — $175,000, and Mr. Cudd — $175,000. In addition, Multi-Shot provided cash bonuses to Messrs. Neel, Culbreth, and Cudd based upon monthly EBITDA results and sales commissions. The aggregate bonus amount paid during the year resulting from the achievement of these measurements for Messrs. Neel, Culbreth, and Cudd were $173,909, $173,909, and $319,090, respectively. In addition, Mr. Bork received an aggregate of $54,553 in quarterly discretionary bonuses during 2006.

Long-Term Incentive Awards

Multi-Shot’s Long-Term Incentive Awards are intended to focus the executive officers on the long-term performance of Multi-Shot, directly linking the executive officer’s interests with those of Multi-Shot’s other members.

Pursuant to Multi-Shot’s 2004 Incentive Plan, during 2006, an aggregate of 5.06 units representing 23% of the total potential unit awards under the Plan and valued at $2.5 million were awarded equally to Messrs. Neel, Culbreth, and Cudd.

The Company previously adopted the 2004 Incentive Plan (the “Plan”) that could award membership interests in the Company to eligible persons. The total number of units of membership interest that could have been issued to the eligible persons under the Plan could not exceed 22 units or 22% of the Company, fully diluted, if all such units were ultimately awarded. The awards were determined annually on the Plan’s anniversary of July 31 and were based upon the Company’s average EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization for all years since the date Company operations commenced) exceeding annual predetermined amounts. The Plan was administered by the Board of Managers of Multi-Shot and carried an anniversary of July 31 of each year (e.g., July 31, 2005 was the first anniversary of the Plan). During 2005 for the first anniversary ending July 31, 2005, 5.06 of the 22 units were awarded and were valued at $0.3 million, representing 23% of the total potential awards as stated in the Plan. For the second plan year, ending July 31, 2006, an additional 5.06 units also representing 23% of the total potential unit awards and valued at $2.5 million were awarded. For the remaining 3 years of the plan (for the years ended July 31, 2007, 2008 and 2009) 3.96 units could have been awarded (each representing 18% of the total of 22 maximum units subject to such award). The remaining 11.88 units in the Plan were awarded with the private recapitalization with SG-Directional LLC, whereupon the Plan was terminated.

Perquisites and Other Compensation

In addition to base salary, annual cash bonuses and long-term incentive awards, Messrs. Neel, Culbreth and Cudd receive a car allowance of $9,000 per year. Each of the executive officers also participate in Multi-Shot’s various benefit and welfare plans.

Employment Agreements and Payments upon Termination

Each of the executive officers is a party to an employment agreement dated April 1, 2007, the initial term of which expires on December 31, 2009, and is automatically renewed for successive one year terms thereafter, unless earlier terminated. These employment agreements set forth each executive officer’s duties and compensation as discussed above.

In addition, the employment agreements contain certain termination provisions. If Multi-Shot terminates any executive for cause or misconduct (each as defined in the employment agreements) or any executive voluntarily terminates his employment, Multi-Shot shall have no further obligation to such executive, other than payment of accrued but unpaid base salary and vacation time.

If Multi-Shot terminates any executive without cause, including any constructive termination (as defined in the employment agreements), such executive shall be entitled to payment of all accrued and prorated but unpaid base salary, bonus, any vested incentive award and vacation time, and shall also be entitled to a severance payment equal to $500,000, payable at Multi-Shot’s option, either in a lump sum or over a period of twelve months.

As noted above, upon completion of the merger, it is in anticipated that the executive officers will enter into new employment agreements, as described on page 18 hereof.

PROPOSAL TWO

AMENDMENT TO CERTIFICATE OF INCORPORATION PROPOSAL

The discussion in this proxy statement of the amendment to our Amended and Restated Certificate of Incorporation, as amended, which is attached hereto as Annex G, is subject to, and qualified in its entirety by reference to, the Fourth Amendment, a copy of which is attached as Annex H to this proxy statement and is incorporated in this proxy statement by reference.

Background

We are seeking your approval to authorize the Board, to amend our certificate of incorporation to (i) increase the number of authorized shares of common stock from 50,000,000 shares to 150,000,000 shares, which will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000; (ii) change our name from “JK Acquisition Corp.” to “MS Energy Services, Inc” and (iii) to remove certain provisions that will no longer be applicable to JKA following the consummation of the merger with Multi-Shot. The management of JKA has not reserved or determined to set aside any securities of the increased amount of authorized common stock pursuant to this proposal.

The increase in the number of authorized shares of common stock and the name change are being undertaken as a result of and in conjunction with the merger with Multi-Shot, LLC. As a result of the issuance of shares of common stock and adoption of a new equity incentive plan, as described in the equity incentive plan proposal, we will require additional shares of common stock to be reserved in our Amended and Restated Certificate of Incorporation. In addition, in the event that the merger is completed, we will change our name to “MS Energy Services, Inc.” Accordingly, this proposal to amend our certificate of incorporation is conditioned upon and subject to the approval of the merger proposal and the election of director’s proposal, but not the equity incentive plan proposal.

Of the 50,000,000 shares of common stock currently authorized, as of June 30, 2007, 16,516,667 shares were issued and outstanding, 26,450,000 shares were reserved for issuance upon exercise of our currently outstanding publicly traded warrants, 666,668 shares were reserved for issuance upon the exercise of the warrants underlying the units purchased in the private placement immediately prior to our initial public offering, and 2,100,000 shares were reserved for issuance for the shares underlying the underwriter’s purchase option to purchase 700,000 units. As a result, only 4,266,665 shares of common stock remain available for future issuance. It is anticipated that pursuant to the proposed financing of the merger, the incentive plan proposal as described in Proposal Four, and the transactions conditioned on such issuances, that we will issue or reserve for future issuance [     ] shares of our common stock. Accordingly, an increase in the number of authorized shares of common stock is necessary in order to insure a sufficient number of shares are available for issuance upon the transactions described in Proposals One and Four. Accordingly, this proposal to increase the authorized number of shares of common stock is conditioned upon the approval of Proposals One and Three, and the Board, even if this proposal is approved, will not undertake to amend our certificate of incorporation if Proposals One and Three are not approved. Additionally, our current name will not adequately reflect our business operations in the event the merger with Multi-Shot, LLC is consummated. Accordingly, we believe that changing our name to “MS Energy Services, Inc.” in connection with the consummation of the merger will better reflect our operating business after the merger.

Proposal

Under the proposed amendment, Article I of our certificate of incorporation would be amended as follows:

“The name of the corporation is MS Energy Services, Inc. (the “Corporation”).”

Further, under the proposed amendment, Article IV, Section A of our certificate of incorporation would be amended as follows:

“A: This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares the Corporation is authorized to issue is one hundred fifty one million (151,000,000) shares, one hundred fifty million (150,000,000) shares of which shall be Common Stock

(the “Common Stock”) and one million (1,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.”

Further, under the proposed amendment, Article V(A) of our certificate of incorporation would be deleted in its entirety.

The proposed amendment does not change the number of authorized shares of preferred stock. Our Board has recommended that our stockholders approve the amendment to the certificate of incorporation. The proposed amendment would provide a sufficient number of available shares to enable us to close the transaction discussed in Proposal One and issue awards under the equity incentive plan discussed in Proposal Four and would provide the Board with the ability to issue additional shares of common stock without requiring stockholder approval of such issuances except as otherwise may be required by applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded, including the American Stock Exchange. Other than as previously disclosed, our Board does not intend to issue any common stock except on terms that the Board deems to be in the best interest of JKA and our stockholders.

Required Vote

The approval of the amendment to the certificate of incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, as well as failing to vote by not returning your proxy card, because they are not affirmative votes, will have the same effect as a vote against this proposal. APPROVAL OF PROPOSALS ONE AND THREE ARE CONDITIONED UPON APPROVAL OF THIS PROPOSAL.

Recommendation

The Board believes that it is in the best interests of JKA that the stockholders approve the proposal to authorize the Board, in its discretion (based on stockholder approval), to amend our certificate of incorporation in such manner as described herein. However, the Board’s discretion is limited to what JKA’s stockholders actually vote for — which is described in full in this section.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF JKA VOTE “FOR” THIS PROPOSAL TWO TO AUTHORIZE THE BOARD OF DIRECTORS, AS AUTHORIZED HEREIN, TO AMEND JKA’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 150,000,000, TO CHANGE OUR NAME TO “MS ENERGY SERVICES, INC” AND TO DELETE ARTICLE V IN ITS ENTIRETY.

PROPOSAL THREE

APPROVAL OF THE ELECTION OF THE NOMINEES TO OUR BOARD OF DIRECTORS

General Description of the Nomination Proposal

Our Board presently is comprised of four directors. Upon the consummation of the merger, we expect that James P. Wilson, Keith D. Spickelmier, Herbert C. Williamson III and Michael H. McConnell will resign from the JKA Board. At the special meeting, our Board will be increased to seven members and five new directors are to be elected to serve until their successors are duly elected and qualified. One vacancy will exist on our Board following the Special Meeting.

Our Board has approved the nomination of Allen Neel, Ron Nixon K. Rick Turner, James O. Jacoby, Jr. and Kim Eubanks to serve as directors of the JKA Board. These nominees have consented to being named in this proxy statement and to serve if elected. This proposal to elect additional directors is conditioned upon the approval of the merger proposal, and the amendment proposal, but not the equity incentive plan proposal.

Required Vote

For election as a director, a nominee must receive, at a meeting at which a quorum exists, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. Failure to return your proxy and broker non-votes will have no effect on the election of directors if a quorum is present. Cumulative voting for directors is not permitted by our Bylaws. APPROVAL OF PROPOSAL ONE AND TWO ARE CONDITIONED UPON APPROVAL OF THIS PROPOSAL.

Additional Information

For additional information about our Board and committees thereof, please see “Directors and Executive Officers at JK Acquisition Corp. Following the Acquisition” on page 98.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL THREE REGARDING THE ELECTION OF ALLEN NEEL, RON NIXON, K. RICK TURNER, JIM JACBOY AND KIM EUBANKS AS DIRECTORS.

PROPOSAL FOUR

THE 2007 EQUITY INCENTIVE PLAN PROPOSAL

The discussion in this proxy statement of the JKA 2007 Equity Incentive Plan (the “Plan”) is subject to, and qualified in its entirety by reference to, the Plan, a copy of which is attached as Annex I to this proxy statement and incorporated in this proxy statement by reference.

Background

We are seeking your approval on the adoption of the Plan providing for the issuance of a maximum of [          ] shares of common stock in connection with the grant of options, restricted stock and/or other stock-based or stock-denominated awards.

On [          ], 2007, our Board approved the Plan, and recommended that the Plan be submitted to the stockholders for approval at the special meeting. If approved by the stockholders at the special meeting, the Plan will become effective as of the closing of the merger. A copy of the Plan is attached as Annex I. This proposal is conditioned upon approval of the merger proposal, amendment proposal and election of directors proposal.

The Plan being submitted under this proposal does not have any securities issued pursuant to it and, no future issuances which may be awarded have been determined, approved or granted. JKA does not presently have any other equity compensation plans.

The Plan includes the following features that protect the interests of our stockholders:

•	Administration by a Compensation Committee composed entirely of independent directors;

•	Exercise prices for stock options and certain stock-based awards must be at least 100% of fair market value on the grant date of the award;

•	The Plan sets the maximum number of options, stock grants or stock-based awards to any one employee during any fiscal year of JKA at 100,000;

•	Awards may not be re-priced; and

•	No material amendments will be made to the Plan without the approval of JKA stockholders.

Description of the JKA 2007 Equity Incentive Plan

The following is a brief description of certain important features of the Plan, the full text of which is attached as Annex I. This summary does not purport to be complete and is qualified in its entirety by reference to Annex I. If the proposal to adopt the Plan is approved, we intend to promptly file a registration statement on Form S-8 under the Securities Act of 1933, as amended, registering the shares available for issuance under the Plan. If Proposals One, Two and Three are not approved, then JKA will not adopt the Plan.

General.  The Plan is intended to encourage ownership of shares by employees and directors of and certain consultants to JKA in order to attract and retain such people and to induce them to provide services for the benefit of JKA or of an Affiliate of JKA (as defined in the Plan). The Plan provides for the granting of incentive stock options, non-qualified options, restricted stock grants and stock-based awards.

Administration.  The Plan will be administered by the Compensation Committee (the “Administrator”), except to the extent the Compensation Committee delegates its authority to the Board. All members of the Compensation Committee must satisfy the requirements for independence of SEC Rule 16b-3 and remain qualified as “outside directors” within the meaning of Section 162(m) of the Code. The Administrator has the authority to administer and interpret the Plan, to determine the employees to whom awards will be granted under the Plan and, subject to the terms of the Plan, the type and size of each award, the terms and conditions for vesting, cancellation and forfeiture of awards and the other features applicable to each award or type of award. The Administrator may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the stock issued pursuant to awards and make any and all other determinations that it deems appropriate, subject to the limitations contained in the Plan, including minimum vesting requirements, prohibitions against re-pricing, and provisions designed to maintain compliance with the requirements of Sections 422 (for incentive stock options), 162(m) and 409A of the Code, as well as other applicable laws and stock exchange rules.

Eligibility.  All “employees” of JKA, defined by the Plan to include any employee of JKA or of an Affiliate, including employees who are also serving as an officer or director of JKA or of an Affiliate, are eligible to receive awards under the Plan. Incentive stock options may be granted only to employees. All other awards may be granted to any participant in the Plan. Participation is discretionary, and awards are subject to approval by the Administrator. As of          , 2007, there were no employees that would be eligible to participate in the plan because JKA did not have any employees.

Shares Subject to the Plan.  The maximum number of shares of common stock that may be subject to awards during the term of the Plan is [          ] shares. The AMEX closing price of a share of JKA’s common stock on [          ] [  ], 2007, was $[     ].

The maximum number of shares of common stock that may be issued under the Plan will not be affected by or awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who have become employees as a result of a merger, consolidation, or acquisition or other corporate transaction involving JKA or a subsidiary. No awards are contemplated as part of the merger. Additionally, shares used by a participant to exercise an option, and shares withheld by JKA to cover the withholding tax liability associated with the exercise of an option, are not counted toward the maximum number of shares that may be issued under the Plan and, accordingly, will not reduce the number of shares that will be available for future awards.

Shares of common stock issued in connection with awards under the Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. If an award under the Plan is forfeited, canceled, terminated or expires prior to the issuance of shares, the shares subject to the award will be available for future grants under the Plan. Shares subject to outstanding awards granted under other plans shall not be subject to future issuance under the Plan, if such awards are forfeited, canceled, terminated or expire prior to the issuance of shares.

Limits on Awards.  The aggregate number of shares of common stock subject to awards that may be granted to any one participant during any fiscal year of JKA may not exceed 100,000.

Types of Awards.  The following types of awards may be granted under the Plan. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Administrator, in its sole discretion, subject to such limitations as are provided in the Plan. The number of shares subject to any award is also determined by the Administrator, in its discretion. At the discretion of the Administrator, awards may be made subject to or may vest on an accelerated basis upon the achievement of performance related criteria, which may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries, and may be based upon the attainment of criteria as may be determined by the Administrator and set forth in the participant’s award agreement. None of the awards available under the Plan may be granted to any participant who is not subject to United States federal income tax, unless such grant would not constitute deferred compensation within the meaning of Section 409A of the Code.

Stock Grants.  A stock grant is an award of outstanding shares of common stock that does not vest until after a specified period of time, or upon the satisfaction of other vesting conditions as determined by the Administrator, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to a restricted stock grant award during the vesting period, and are also generally entitled to vote the shares underlying their awards.

Non-Qualified Stock Options.  An award of a non-qualified stock option under the Plan grants a participant the right to purchase a certain number of shares of common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of the common stock on the grant date. The term of a non-qualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid by any of the means described below under “Payment of Exercise Price.” A non-qualified stock option is an option that does not qualify under Section 422 of the Code.

Incentive Stock Options.  An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of fair market value on the grant date, a term of no more than 10 years, and that the option be granted from a plan that has been approved by stockholders. Additional requirements apply to an incentive stock option granted to a participant who beneficially owns stock representing more than 10% of the total voting power of all outstanding stock of JKA on the date of grant. If certain holding period requirements are met and there is no disqualifying disposition of the shares, the participant will be able to receive capital gain (rather than ordinary income) treatment under the Code with respect to any gain related to the exercise of the option.

Stock-Based Awards.  A stock-based award is a grant by JKA under the Plan of an equity award or an equity based award which is not a non-qualified stock option, an incentive stock option, or a stock grant. The Administrator has the right to grant stock-based awards having such terms and conditions as the Administrator may determine, including, without limitation, the grants of shares based upon certain conditions, the grant of securities convertible into shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each stock-based award will be set forth in the participant’s award agreement, in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate to be appropriate and in the best interests of JKA.

Payment of Exercise Price.  Payment of the exercise price of a non-qualified stock option or incentive stock option may be made in cash or, if permitted by the Administrator, by tendering shares of common stock owned by the participant and acquired at least six (6) months prior to exercise, having a fair market value equal to the exercise price, by a combination of cash and shares of common stock or by authorizing the sale of shares otherwise issuable upon exercise, with the sale proceeds applied towards the exercise price. Additionally, the Administrator may provide that stock options can be net exercised — that is exercised by issuing shares having a value approximately equal to the difference between the aggregate value of the shares as to which the option is being exercised and the aggregate exercise price for such number of shares.

Prohibition Against Re-pricing.  The Plan prohibits the issuance of awards in substitution for outstanding awards or any other adjustment that would constitute a re-pricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of awards.

Additional Forfeiture Provisions.  Awards granted under the Plan are subject to forfeiture if, after a termination of employment, the participant engages in certain activities that breach an obligation or duty of the participant to JKA, or that are materially injurious to or in competition with JKA.

Deferrals.  Subject to the limitation described below, the Administrator may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Administrator determines. In addition, the Administrator may determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent JKA or any subsidiary from being denied a United States federal income tax deduction under Section 162(m) of the Code with respect to an award granted under the Plan. If any of such deferrals, however, would cause the Plan to become subject to Section 409A of the Code, the Administrator generally may not take such actions unless it affirmatively determines to subject the Plan to all of the requirements of Section 409A.

Non-Transferability.  By its terms, awards granted under the Plan are not transferable other than (i) by will or the laws of descent and distribution or (ii) as approved by the Administrator in its discretion and set forth in the applicable agreement with the participant. Notwithstanding the foregoing, an incentive stock option transferred except in compliance with clause (i) above will no longer qualify as an incentive stock option. During a participant’s lifetime, all rights with respect to an award may be exercised only by the participant (or by his or her legal representative) and cannot be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and cannot be subject to execution, attachment or similar process.

Adjustments.  Subject to certain limitations, the maximum number of shares available for issuance under the Plan, the number of shares covered by outstanding awards, the exercise price applicable to outstanding awards and the limit on awards to a single employee may be adjusted by the Administrator if it determines that any stock split, extraordinary dividend, stock dividend, distribution (other than ordinary cash dividends), recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event equitably requires such an adjustment.

Corporate Transaction.  Upon the occurrence of a “Corporate Transaction,” as defined in the Plan, the Administrator, may, in its discretion and as it deems appropriate as a consequence of such Corporate Transaction, accelerate, purchase, adjust, modify or terminate awards or cause awards to be assumed by the surviving corporation in the transaction that triggered such Corporate Transaction. Any such actions that would cause the Plan to become subject to Section 409A of the Code, however, generally may not be taken unless the Administrator affirmatively determines to subject the Plan to all of the requirements of Section 409A.

Amendment and Termination.  The Plan will terminate ten years after adoption, the date which is ten years from the earlier of the date of its adoption by the Board and the date of its approval by the stockholders of JKA. The Plan may be amended or terminated by the Administrator at an earlier date, provided that no amendment that would require stockholder approval under any applicable law or regulation (including the rules of any exchange on which JKA’s shares are then listed for trading) or under any provision of the Code, may become effective without stockholder approval, and, provided further, that no amendments to the Plan will permit JKA to re-price any outstanding awards. A termination, suspension or amendment of the Plan may not adversely affect the rights of any participant with respect to a previously granted award, without the participant’s written consent; provided, however, that any award may be amended, revised or revoked as deemed necessary by the Administrator to avoid penalties under Code Section 409A. Additionally, JKA’s Board has the power, without further approval of JKA’s stockholders, to amend the Plan in any respect necessary at any point in time to permit the Plan, and awards granted thereunder, to continue to comply with Rule 16b-3 under the 1934 Act and with Code Section 422.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of transactions under the Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Stock Grants.  A participant generally will not be taxed at the time a stock grant is awarded, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award (or the portion of the award that is then vesting) at that time. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If an award with respect to which a participant has made such an election under Section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income. Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted stock grant will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income, which generally is subject to the same rate as capital gains income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, JKA will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to a stock grant award. Unless a participant has made a Section 83(b) election, JKA will also be entitled to a deduction, for federal income tax purposes, for dividends paid on awards of unvested restricted stock grants when the restrictions lapse.

Non-Qualified Stock Options.  Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, JKA will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Incentive Stock Options (ISOs).  No taxable income is recognized by a participant on the grant of an ISO. If a participant exercises an ISO in accordance with the terms of the ISO and does not dispose of the shares acquired within two years from the date of the grant of the ISO, nor within one year from the date of exercise, the participant will be entitled to treat any gain or loss related to the exercise of the ISO as capital gain or loss (instead of ordinary income), and JKA will not be entitled to a deduction by reason of the grant or exercise of the ISO. The amount of the gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. Additionally, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, JKA will ordinarily be entitled to a deduction equal to the amount of the ordinary income taxable to a participant as a result of any disqualifying disposition.

Stock-Based Awards.  A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, JKA will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award. Other rules apply with regard to other forms of stock-based awards.

Withholding.  JKA retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes, required by law or regulation to be withheld with respect to any taxable event as a result of the Plan.

Certain Limitations on Deductibility of Executive Compensation.  With certain exceptions, Section 162(m) of the Code limits the deduction to JKA for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance — based compensation” within the meaning of Section 162(m) or is otherwise exempt from Section 162(m). The Plan is designed so that options and SARs qualify for this exemption, and it permits the Committee to grant other awards designed to qualify for this exemption.

Treatment of “Excess Parachute Payments.”  The accelerated vesting of awards under the Plan upon a change of control of JKA could result in a participant being considered to receive “excess parachute payments” (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. JKA would not be able to deduct the excess parachute payments made to a participant.

Required Vote

To be approved by the stockholders, the proposal to approve the adoption of JKA’s 2007 Equity Incentive Plan must receive the affirmative vote of a majority of the votes cast, in person or by proxy, at the Special Meeting. Abstentions are treated as shares present or represented and entitled to vote at the Special Meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and, therefore, will have no effect on the outcome of this proposal. A failure to vote by not returning a signed proxy will have no impact on the proposal. THIS PROPOSAL IS CONDITIONED UPON THE APPROVAL OF PROPOSALS ONE, TWO AND THREE.

Recommendation

The Board believes that it is in the best interests of, and fair to, JKA and its stockholders that the stockholders approve JKA’s 2007 Equity Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL FOUR REGARDING THE ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN.

PROPOSAL FIVE

ADJOURNMENT OF THE SPECIAL MEETING

General Description of the Adjournment Proposal

The adjournment proposal allows our Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposals One, Two, Three and Four.

Consequences if Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the stockholders, our Board may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the initially scheduled time of the special meeting to approve the acquisition.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote on the proposal. No vote of the warrant holders is necessary to adopt the adjournment proposal, and we are not asking the warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of Proposal One, Two, Three and Four.

Recommendation:

The Board believes that it is in the best interests of JKA and its stockholders that the stockholders approve this proposal to adjourn the special meeting in the event that there are not sufficient votes at the initially scheduled time of the special meeting to approve Proposals One, Two, Three and Four.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of June 30, 2007, directors and officers of JKA owned 3,291,667 shares of our common stock, including:

	Number of
Name	Shares	Relationship to Us

James P. Wilson(1)	1,781,130	Chairman of the Board, CEO and Secretary
Keith D. Spickelmier(2)	1,457,287	President and Director
Michael H. McConnell	26,625	Director
Herbert C. Williamson	26,625	Director

(1)	Mr. Wilson also owns 366,668 warrants issued in the private placement immediately prior to the initial public offering. Each warrant entitles the holder to purchase one share of common stock at $5.00 per share. The warrants will become exercisable on the later of the completion of (i) a business combination by JKA and (ii) April 10, 2007, and will expire on April 10, 2010.

(2)	Mr. Spickelmier also owns 300,000 warrants issued in the private placement immediately prior to the initial public offering. Each warrant entitles the holder to purchase one share of common stock at $5.00 per share. The warrants will become exercisable on the later of the completion of (i) a business combination by JKA and (ii) April 10, 2007, and will expire on April 10, 2010.

The holders of the majority of these shares are entitled to make up to two demands that we register these shares pursuant to a registration rights agreement executed on April 10, 2006. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

On April 10, 2006, the Board approved and declared the issuance of a stock dividend of 0.183333 shares of common stock on each share of common stock currently issued and outstanding, after which the existing stockholders held, in the aggregate, 2,958,333 shares. The stock dividend was paid prior to the private placement pursuant to which Mr. Wilson and Mr. Spickelmier purchased in the aggregate 333,334 units prior to the initial public offering at a price equal to the price of our initial public offering ($6.00 per unit). Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The existing stockholders agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to the initial public offering, and the 333,334 shares included in the units they purchased in the private placement. Therefore, they will only participate in any liquidation distribution with respect to any shares of common stock acquired in connection with, or open market purchases following, our initial public offering. In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers, directors and special advisors, have agreed to vote all of the shares of common stock owned by them, including those acquired in the private placement or during or after our initial public offering, in accordance with the majority of the shares of common stock voted by the public stockholders.

Per the terms of the merger agreement, at the effective date of the merger, 2,458,334 of the shares described in the table above will be cancelled, and 92,522 shares described above will be transferred to Gibbs & Bruns, L.L.P., which is not an affiliate of JKA or JKA’s officers and directors. If the merger occurs, the current directors and officers of JKA will own 740,741 shares our common stock including:

	Number of
Name	Shares	Relationship to Us
James P. Wilson	403,375	Chairman of the Board, CEO and Secretary
Keith D. Spickelmier	330,033	President and Director
Michael McConnell	3,667	Director
Herb D. Williamson	3,667	Director

4350 Management, LLC, a wholly-owned entity owned by James P. Wilson, agreed that, commencing on April 17, 2006 through the acquisition of a target business, it will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Houston, Texas, each as we may require from time to time. We have agreed to pay 4350 Management, LLC $7,500 per month for these services and facilities. James P. Wilson is the sole owner of 4350 Management, LLC and, as a result, has benefitted from the transaction to the extent of his interest in or position with 4350 Management, LLC. However, this arrangement is, and remains, solely for our benefit and is not intended to provide James P. Wilson compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Houston, Texas area, that the fee charged by 4350 Management, LLC is at least as favorable as we could obtain from an unaffiliated person.

James P. Wilson and Keith D. Spickelmier previously advanced a total of $329,000, on a non-interest bearing basis, to us to cover expenses related to the initial public offering. The advances were repaid upon the consummation of the initial public offering with the proceeds of such offering.

On May 23, 2007, June 14, 2007 and July 19, 2007, we received an aggregate of $300,000 in advances for expenses from two shareholders, Messrs. Wilson and Spickelmier. Proceeds from each of the advances will fund the Company’s ongoing continuing operating expenses. Under the terms of the advances, the Company will: (i) pay no interest on such advances and (ii) the amounts of the advances are due to be reimbursed upon the consummation of a business combination. In the event the Company fails to complete a business combination with any entity (I) by October 10, 2007 or, (II) if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by October 10, 2007, then by April 10, 2008, then the Company shall not be required to repay the advances. The two shareholders who advanced such funds, Messrs. Wilson and Spickelmier, have waived any recourse against the Company’s trust account with respect to the advances in the event that a business combination is not consummated by the Company in a timely manner as described herein above.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. The limit on the amount of accountable out-of-pocket expenses reimbursable to our officers and directors by us is $800,000. As of June 30, 2007, JKA has reimbursed its officers and directors for $30,545 of such out-of-pocket business expenses incurred by them.

Other than the $7,500 per-month administrative fee payable to 4350 Management LLC and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to the public offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between JKA and any of its officers and directors or their respective affiliates, including loans by JKA’s officers and directors, will be on terms believed by JKA to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of JKA’s uninterested “independent” directors (to the extent we have any) or the members of JKA’s Board who do not have an interest in the transaction, in either case who had access, at JKA’s expense, to JKA’s attorneys or independent legal counsel. In addition, JKA’s management will gather pricing information, estimates or fairness opinions from unaffiliated third parties with respect to similar transactions undertaken by JKA.

Please see “Related Party Transactions” on page 75 for information about such transactions as related to Multi-Shot, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Act of 1934, JKA’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and JKA. Specific due dates for those reports have been established, and JKA is required to report herein any failure to file such reports by those due dates. Based on JKA’s review of Forms 3, 4 and 5 filed by such persons, it believes that during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the common stock of JKA as of June 30, 2007, which amounts include shares of common stock which may be acquired by such persons within 60 days from June 30, 2007 by:

•	each person known by JKA to be the beneficial owner of more than 5% of its outstanding shares of common stock based solely upon the amounts and percentages as are contained in the public filings of such persons as of June 30, 2007;

•	each of JKA’s officers and directors; and

•	all of JKA’s officers and directors as a group.

Unless otherwise indicated, JKA believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Based solely upon information contained in public filings, as of June 30, 2007, the following stockholders beneficially own greater than five (5%) percent of JKA’s issued and outstanding common stock as such amounts and percentages (based on 16,516,667 shares outstanding on June 30, 2007) are reflected in the public filings of such stockholder:

	Amount
	and Nature	Percentage
	of Beneficial	of Outstanding
Name and of Beneficial Owner(1)	Ownership	Common Stock

James P. Wilson(2)(4)	1,781,130	10.78%
Keith D. Spickelmier(3)(4)	1,457,287	8.79%
Herbert C. Williamson II(4)	26,625	*
Michael H. McConnell(4)	26,625	*
Staley Capital Advisers, Inc.(5)	1,723,900	10.44%
The Baupost Group, LLC(6)	1,453,300	8.80%
Satellite Asset Management, L.P.(7)	1,284,500	6.85%
Azimuth Opportunity, Ltd.(8)	1,209,400	6.75%
D.B. Zwirn & Co, L.P.(9)	863,900	5.23%
All directors and executive officers as a group (4 individuals)	3,291,667	19.93%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027.

(2)	Mr. Wilson is our Chairman of the Board and Chief Executive Officer. Mr. Wilson also owns 366,668 warrants issued in the private placement immediately prior to the initial public offering. Each warrant entitles the holder to purchase one share of common stock at $5.00 per share. The warrants will become exercisable on the later of the completion of (i) a business combination by us and (ii) April 10, 2007, and will expire on April 10, 2010.

(3)	Mr. Spickelmier is our President and Secretary. Mr. Spickelmier also owns 300,000 warrants issued in the private placement immediately prior to the initial public offering. Each warrant entitles the holder to purchase one share of common stock at $5.00 per share. The warrants will become exercisable on the later of the completion of (i) a business combination by us and (ii) April 10, 2007, and will expire on April 10, 2010.

(4)	Each of these individuals is a director.

(5)	Based upon information contained in the Schedule 13G filed by Staley Capital Advisers, Inc. on June 25, 2007.

(6)	Based upon information contained in the Schedule 13G filed by The Baupost Group, LLC on February 13, 2007.

(7)	Based upon information contained in the Schedule 13G filed by Satellite Asset Management, L.P. on February 14, 2007.

(8)	Based on information contained in the Schedule 13G/A (as amended) filed by Azimuth Opportunity, Ltd. on February 14, 2007.

(9)	Based upon information contained in the Schedule 13G/A filed on February 6, 2007. D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn may each be deemed the beneficial owner of (i) 317,699 Shares owned by D.B. Zwirn Special Opportunities Fund, L.P. and (ii) 546,201 Shares owned by D.B. Zwirn Special Opportunities Fund, Ltd. (each entity referred to in (i) and (ii) is herein referred to as a “Fund” and, collectively, as the “Funds”). D.B. Zwirn & Co., L.P. is the manager of each of the Funds, and consequently has voting control and investment discretion over the Shares held by each of the Funds. Daniel B. Zwirn is the managing member of and thereby controls Zwirn Holdings, LLC, which in turn is the managing member of and thereby controls DBZ GP, LLC, which in turn is the general partner of and thereby controls D.B. Zwirn & Co., L.P. The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of Shares owned by another Reporting Person. In addition, each of D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC, and Daniel B. Zwirn disclaims beneficial ownership of the Shares held by the Funds.

Beneficial Ownership following the Merger:

As a result of the merger and assuming that no JKA stockholders exercise any of the stockholders’ conversion rights and no outstanding warrants or options are exercised, immediately after the consummation of the merger, the selling members of Multi-Shot, LLC will own approximately 60.75% of the outstanding JKA common stock, the present public stockholders of JKA (or their transferees) will own approximately 39.25% of the outstanding JKA common stock and the present officers and directors of JKA (or their transferees) will own approximately 2.07% of the outstanding JKA common stock. As a result, a change of control of JKA will occur upon consummation of the merger. Upon the consummation of the merger, assuming that no JKA stockholders exercise any of the stockholders’ conversion rights and no outstanding warrants or options are exercised, SG-Directional, LLC and Catalyst/Hall Growth Capital, LP and its affiliates will each hold more than 5% of the outstanding shares of JKA common stock. The percentage ownership of the selling members of Multi-Shot, LLC will be increased and that of JKA’s stockholders will be decreased upon issuances of the contingent shares to be issued pursuant to the provisions of the merger agreement or upon the issuances of shares upon exercise of the warrants to be delivered to the selling members of Multi-Shot, LLC at the consummation of the merger or upon the election of JKA stockholders to convert shares to cash.

Upon the consummation of the merger, assuming that no JKA stockholders exercise any of the stockholders’ conversion rights and no outstanding warrants or options are exercised, the directors and officers of MS Energy Services, Inc. will own approximately 54.67% of JKA common stock (based on 35,817,592 shares issued and outstanding):

	Amount
	and Nature	Percentage
	of Beneficial	of Outstanding
	Ownership	Common Stock

Allen Neel	750,807	2.22%
Paul Culbreth	723,844	2.14%
David Cudd	723,844	2.14%
Ron Nixon(1)	4,659,133	13.01%
K. Rick Turner(2)	12,279,250	37.30%
James O. Jacoby, Jr.(3)	12,275,250	37.30%
Kim Eubanks	—	—%
All directors and executive officers as a group (7 individuals)	18,413,034	54.67%

(1)	Includes 4,659,133 shares to be held by the Catalyst Group through its affiliates, Catalyst/Hall Growth Capital, LP, Catalyst/Hall Private Equity, LP, Catalyst Capital Partners I, Ltd. and Catalyst Capital Partners II, Ltd. Mr. Nixon intends to disclaim ownership of these shares.

(2)	Includes 12,279,250 shares to be held by the Stephens Group through its affiliate, SG-Directional, LLC. Mr. Turner intends to disclaim ownership of these shares.

(3)	Includes 12,279,250 shares to be held by the Stephens Group through its affiliate, SG-Directional, LLC. Mr. Jacoby intends to disclaim ownership of these shares.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The shares of JKA common stock, warrants and units are currently quoted on the American Stock Exchange under the symbols JKA, JKA.WS and JKA.U, respectively. The closing prices per share of common stock, warrant and unit of JKA on August 27, 2007, the last trading day before the announcement of the execution of the Second Amended and Restated Agreement and Plan of Merger, were $5.75, $0.21 and $5.95 (the closing price on August 24, 2007). Each unit of JKA consists of one share of JKA common stock and two redeemable common stock purchase warrants. JKA warrants became separable from JKA common stock on May 11, 2006. Each warrant entitles the holder to purchase from JKA one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination or April 10, 2007. The JKA warrants will expire at 5:00 p.m., New York City time, on April 10, 2010, or earlier upon redemption. Prior to April 17, 2006, there was no established public trading market for our common stock.

The closing price per share of JKA common stock, warrants and units as reported on the American Stock Exchange on June 30, 2007, was $5.80, $0.85 and $7.40, respectively.

Except for the Plan contemplated herein, JKA does not currently have any authorized or outstanding equity compensation plans.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low sales prices of our units, common stock and warrants as reported on the American Stock Exchange since our units commenced public trading on April 18, 2006 and since our common stock and warrants commenced public trading on May 11, 2006.

	Common Stock		Warrants		Units
Quarter Ended	High	Low	High	Low	High	Low

June 30, 2006	$5.45	$5.31	$0.55	$0.32	$6.28	$6.02
September 30, 2006	$5.65	$5.31	$0.46	$0.28	$6.35	$5.80
December 31, 2006	$5.65	$5.40	$0.52	$0.24	$6.57	$5.89
March 31, 2007	$5.80	$5.58	$0.54	$0.37	$6.57	$6.25
June 30, 2007	$5.89	$5.65	$0.85	$0.54	$7.40	$6.55

Holders

As of June 30, 2007, there was one holder of record of our units, five holders of record of our common stock and one holder of record of our warrants.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future, assuming we successfully complete a business combination, will be contingent upon our revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our Board of Directors at such time. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Multi-Shot, LLC

There is no established public trading market for the membership interests of Multi-Shot, LLC. There are currently 10 holders of the membership interests of Multi-Shot, LLC. Multi-Shot, LLC had two authorized and outstanding equity (or equity-oriented) compensation plans, the 2004 Incentive Plan and the Special Bonus Plan, as previously described, both of which were terminated effective April 1, 2007. Upon consummation of the merger, all of the outstanding membership interests of Multi-Shot, LLC will be held by JKA’s wholly-owned subsidiary, Multi-Shot, Inc.

Dividends Upon Completion of the Merger

Upon completion of the merger with Multi-Shot, JKA does not intend to pay any dividends on its shares of common stock. Rather, it intends to reinvest any earnings back into the combined company. At this time, the combined company anticipates that it will retain any earnings and will not pay dividends in the foreseeable future. The combined company also expects that any loan or credit facilities into which it enters will limit its ability to pay dividends.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. If the proposals in these proxy materials are approved, we will be authorized to issue up to 150,000,000 shares of common stock. As of June 30, 2007, 16,516,667 shares of common stock are outstanding, held by five record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants began to trade separately on May 11, 2006.

Common stock

As of June 30, 2007, we have 16,516,667 shares of common stock outstanding.

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to our public offering in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted at the Special Meeting by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares issued in our initial public offering and the private placement immediately prior to the initial public offering exercise their conversion rights discussed below.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of related costs, expenses and liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the initial public offering, including units purchased in the private placement immediately prior to such offering, if we are forced to liquidate.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders, who purchased and still own units or common stock, and who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units in our initial public offering or subsequently purchased.

Preferred stock

Our certificate of incorporation, as amended, authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. No shares of preferred stock have been issued or registered. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Although no preferred stock issuances are involved in the proposed merger with Multi-Shot, LLC, we may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

We currently have 26,450,000 outstanding warrants. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination, and

•	April 10, 2007.

The warrants expire on April 10, 2010 at 5:00 p.m., New York City local time or earlier upon redemption.

We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•	at such time an effective registration statement covering the exercise of warrants is available; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. We may not call the warrants for redemption at any time an effective registration statement covering the warrant exercise is unavailable. You are urged to review a copy of the warrant agreement, which was filed as an exhibit to the registration statement in connection with our initial public offering, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, including any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified for sale as a result of JKA registering such shares, or unless the shares are exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

On April 10, 2006, the Board declared a stock dividend of 0.183333 shares of common stock on each share of common stock then issued and outstanding. The stock dividend was paid prior to the private placement and initial public offering. We have not paid any other dividends on our common stock to date and do not intend to pay any other dividends prior to the completion of a business combination nor are dividends a component of the proposed multi-shot transaction. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current Board. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares eligible for future sale

As of June 30, 2007, we have 16,516,667 shares of common stock outstanding. Of these shares, 13,225,000 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one or any of our affiliates within the meaning of Rule 144 under the Securities Act. The 333,334 shares included in the units purchased in the private placement on April 10, 2006 by our officers and directors are “restricted securities” as defined in Rule 144 and cannot be resold to the public without registration for a period of one year from the closing of the initial public offering. These units are also subject to a lock-up agreement with the holders, us and the representative of the underwriters until we complete a business combination. All of the remaining 2,958,333 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Currently, each holder of these shares is our affiliate. These 2,958,333 shares became eligible for sale under Rule 144 commencing on May 19, 2006, subject to the restrictions set forth in Rule 144 regarding sales by our affiliates. If one of the holders of these shares ceases to be our affiliate, the shares held by such holder could be sold, without restrictions, on the later of (i) May 19, 2007 or (ii) 90 days after such holder ceases to be our affiliate. In addition, all of those shares have been placed in escrow until six months after we consummate a business combination and will only be released prior to that date subject to certain limited exceptions. The 2,958,333 shares are subject to a cancellation provision, if the merger transaction is approved, whereby 2,458,334 of such shares will be cancelled.

Additionally, in connection with the merger with Multi-Shot, we will issue 21,759,259 shares of JKA common stock to the members of Multi-Shot. Such shares of JKA common stock will not be freely tradable without restriction or registration under the Securities Act. Moreover, these shares are subject to the terms and conditions of the Registration Rights Agreement included herewith as Annex D.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which equals approximately 165,167 shares as of December 31, 2006, and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Availability of Rule 144 to Resales of Stock of Blank Check Companies

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 2,958,333 issued and outstanding shares of common stock prior to our initial public offering are entitled to registration rights pursuant to an agreement effective as of April 10, 2006. The 333,334 units purchased by such persons or their designees in the private placement are also entitled to registration rights pursuant to the same agreement. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. Beginning 180 days following the effective date of a business combination, the holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. All of the above stockholders also have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which certain of these shares of common stock are released from escrow. In addition, the holders of the units underlying warrants for 1,400,000 shares of common stock and 700,000 shares of common stock issuable under the Ferris, Baker Watts, Inc. purchase option are entitled to make one demand that we register these securities at the election of the holders of 51% of such securities. In addition, these holders have certain “piggy-back” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Additionally, in connection with the merger with Multi-Shot, we will issue 21,759,259 shares of JKA common stock to the members of Multi-Shot. Such shares of JKA common stock will not be freely tradable without restriction or registration under the Securities Act. Moreover, these shares are subject to the terms and conditions of the Registration Rights Agreement included herewith as Annex D.

Delaware Anti-Takeover Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

APPRAISAL RIGHTS

JKA stockholders do not have appraisal rights in connection the merger under the DGCL.

INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of Multi-Shot, LLC at December 31, 2005 and December 31, 2006, and for each of the two years ended December 31, 2006 and December 31, 2005, the five months ended December 31, 2004, and the seven months ended August 5, 2004 appearing in this proxy statement have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein.

The financial statements of Ulterra MWD, L.P. at December 31, 2006 and for the year ended December 31, 2006 appearing in this proxy statement have been audited by Pustorino, Puglisi & Co., LLP, independent accounting firm, as set forth in their report appearing elsewhere herein.

The financial statements of JKA at December 31, 2005 and December 31, 2006, and the periods from May 11, 2005 (inception) to December 31, 2005 and May 11, 2005 (inception) to December 31, 2006, and the year ended December 31, 2006, included in this proxy statement have been audited by Malone & Bailey, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein.

Malone & Bailey, PC is currently JKA’s independent registered public accounting firm. Representatives of Malone & Bailey, PC will not be present at the Special Meeting.

Fees of the Independent Registered Public Accounting Firm

The fees billed by Malone & Bailey, PC for services rendered to us in 2005 and 2006 were as follows (JKA did not pay any fees to Malone & Bailey, PC for services that fall under the categories “Audit-Related Fees,” “Tax Fees” or “All Other Fees”, as such categories are defined in the rules promulgated by the Securities and Exchange Commission):

Audit Fees

Fees incurred in connection with our initial public offering, the review of our quarterly financial statements, and services provided in connection with the our statutory and regulatory filings in respect of year ended December 31, 2005 and December 31, 2006 were $26,700 and $34,700, respectively.

Pre-Approval of Fees

The Board of Directors granted to the Audit Committee the authority to pre-approve all auditing services and all non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Audit Committee pre-approved all auditing services and all non-audit services (including the fees and terms thereof) performed by the independent auditors in 2005 and 2006. Substantially all hours expended by the independent registered public accounting firm to audit the Company’s financial statement for the years ended December 31, 2005 and December 31, 2006 were attributed to work performed by persons that were full-time, permanent employees of the independent registered public accounting firm.

STOCKHOLDER PROPOSALS

Regardless of whether the merger with Multi-Shot, LLC is consummated, the JKA 2007 annual meeting of stockholders will be held on or about          , 2007, unless the date is changed by the Board. If you are a stockholder and you want to include a proposal in the proxy statement for the 2007 annual meeting, you need to provide it to us by no later than          , 2007. Any proposal to be considered by the stockholders at our Annual Meeting must be received by us on or before          , 2007.

WHERE YOU CAN FIND MORE INFORMATION

JKA files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by JKA with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

JKA files its reports, proxy statements and other information electronically with the Securities and Exchange Commission. You may access information on JKA at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this proxy statement relating to JKA has been supplied by JKA, and all such information relating to Multi-Shot, LLC has been supplied by Multi-Shot, LLC. Information provided by either of JKA or Multi-Shot does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the acquisition or the financing, you should contact:

JK Acquisition Corp.
Attn: James P. Wilson
4400 Post Oak Parkway, Suite 2530
Houston, Texas 77027
(713) 978-7557

Index

Multi-Shot, LLC

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-3
Financial Statements:
Balance Sheets as of December 31, 2006 and December 31, 2005	F-5
Statements of Operations for the years ended December 31, 2006 and December 31, 2005, the five months ended December 31, 2004 and the seven months ended August 5, 2004	F-6
Statements of Members’ Equity for the years ended December 31, 2006 and December 31, 2005, the five months ended December 31, 2004 and the seven months ended August 5, 2004	F-7
Statements of Cash Flows for the years ended December 31, 2006 and December 31, 2005, the five months ended December 31, 2004 and the seven months ended August 5, 2004	F-8
Notes to Financial Statements	F-9
Unaudited Balance Sheet as of June 30, 2007	F-19
Unaudited Statements of Operations for the six-months ended June 30, 2007 and 2006	F-20
Unaudited Statements of Cash Flows for the six-months ended June 30, 2007 and 2006	F-21
Notes to Unaudited Financial Statements	F-22

ULTERRA MWD, L.P.

JK Acquisition Corp.

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-35
Financial Statements:
Balance Sheets as of December 31, 2006 and December 31, 2005	F-36
Statements of Operations for the year ended December 31, 2006, period from May 11, 2005 (inception) to December 31, 2005 and period from May 11, 2005 (inception) to December 31, 2006	F-37
Statement of Changes in Stockholders’ Equity for the year ended December 31, 2006, period from May 11, 2005 (inception) to December 31, 2005 and period from May 11, 2005 (inception) to December 31, 2006
F-38
Statement of Cash Flows for the year ended December 31, 2006, period from May 11, 2005 (inception) to December 31, 2005 and period from May 11, 2005 (inception) to December 31, 2006	F-39
Notes to Financial Statements	F-40
Unaudited Balance Sheet as of June 30, 2007	F-46
Unaudited Statements of Operations for the Three and Six months Ended June 30, 2007 and 2006 and the Period May 11, 2005 (inception) to June 30, 2007	F-47
Unaudited Statement of Cash Flows for the Six Months Ended June 30, 2007 and 2006 and the period May 11, 2005 (inception) to June 30, 2007	F-48
Notes to Unaudited Financial Statement	F-49

Report of Independent Registered Public Accounting Firm

To the Members of
Multi-Shot, LLC
Conroe, Texas

We have audited the accompanying balance sheets of Multi-Shot, LLC as of December 31, 2006 and 2005 and the related statements of operations, members’ equity and cash flows for the years ended December 31, 2006 and 2005 and for the five months ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multi-Shot, LLC as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and the five months ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/
Hein & Associates LLP

Houston, Texas
March 16, 2007, except for note 13, as to which the date is August 27, 2007.

Report of Independent Registered Public Accounting Firm

To the Members of
Multi-Shot, LLC
Conroe, Texas

We have audited the accompanying statements of operations, members’ equity and cash flows for the seven months ended August 5, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flows for the seven months ended August 5, 2004, in conformity with U.S. generally accepted accounting principles.

/s/
Hein & Associates LLP

Houston, Texas
March 16, 2007

Multi-Shot, LLC

Balance Sheets

	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$104,589	$—
Restricted cash	455,813	107,204
Accounts receivable:
Trade, net of allowance for doubtful accounts of approximately $380,000, and $90,000 in 2006 and 2005, respectively	14,605,391	8,978,049
Unbilled receivables	2,655,483	1,736,800
Employee advances	12,574	5,574
Inventory	4,776,539	3,339,398
Prepaid expenses	590,676	461,193

Total current assets	23,201,065	14,628,218

Production Equipment, net	19,057,043	11,494,184
Property and Equipment, net	1,626,780	874,328
Other Assets, net	60,726	71,976

Total Assets	$43,945,614	$27,068,706

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Short-term debt	$3,994,017	$3,178,876
Current maturities of long-term debt	1,533,684	1,414,456
Accounts payable	7,223,536	5,408,680
Accrued expenses	3,366,630	1,544,247

Total current liabilities	16,117,867	11,546,259

Long-Term Debt	5,775,152	4,643,717
Subordinated Note Payable to Member	2,000,000	2,000,000

Total liabilities	23,893,019	18,189,976
Commitments and Contingencies (Notes 8, 11, 12 and 13)
Members’ Equity	20,052,595	8,878,730

Total Liabilities and Members’ Equity	$43,945,614	$27,068,706

See accompanying notes to these financial statements.

Multi-Shot, LLC

Statements of Operations

	MS, LLC			MS, LLC
	Successor			Predecessor
			Five	Seven
			Months Ended	Months Ended
	Years Ended December 31,		December 31,	August 5,
	2006	2005	2004	2004
Revenues	$73,971,064	$38,080,254	$8,658,814	$10,543,184
Operating Costs and Expenses:
Cost of revenues	44,720,803	23,177,863	5,190,792	7,416,929
Selling, general and administrative:
Salary and other payroll expenses	10,260,664	4,709,052	844,253	1,175,509
Other	3,025,249	2,737,536	1,078,588	1,783,179
Depreciation and amortization	3,703,913	1,952,917	577,754	1,838,668
Long — lived asset impairment	—	—	—	1,317,481

	61,710,629	32,577,368	7,691,387	13,531,336

Income (Loss) from Operations	12,260,435	5,502,886	967,427	(2,988,152)
Other Income (Expense):
Interest expense	(1,185,011)	(857,952)	(284,941)	(328,771)
Other income	70,236	31,310	—	—

	(1,114,775)	(826,642)	(284,941)	(328,771)

Net Income (Loss)	$11,145,660	$4,676,244	$682,486	$(3,316,923)

See accompanying notes to these financial statements.

Multi-Shot, LLC

Statements of Members’ Equity
Years Ended December 31, 2006 and 2005, the Five Months Ended December 31, 2004
and Seven Months Ended August 5, 2004

	MS, LLC	MS, LLC
	Successor	Predecessor
	Members’ Equity	Members’ Equity	Total

Balances, December 31, 2003	$	$(688,039)	$(688,039)
Intercompany charges		(1,643,559)	(1,643,559)
Recapitalization		5,648,521	5,648,521
Net loss		(3,316,923)	(3,316,923)

Balances, August 6, 2004		—	—
Cash contributions	4,075,000	—	4,075,000
Net income	682,486	—	682,486

Balances, December 31, 2004	4,757,486	—	4,757,486
Issuance of membership interests	273,000	—	273,000
Cash distributions	(828,000)	—	(828,000)
Net income	4,676,244	—	4,676,244

Balances, December 31, 2005	8,878,730	—	8,878,730
Issuance of membership interests	2,475,000	—	2,475,000
Cash distributions	(2,446,795)	—	(2,446,795)
Net income	11,145,660	—	11,145,660

Balances, December 31, 2006	$20,052,595	$—	$20,052,595

See accompanying notes to these financial statements.

Multi-Shot, LLC
Statements of Cash Flows

				MS, LLC
	MS, LLC			Predecessor
	Successor			Seven
			Five Months	Months Ended
	Years Ended December 31,		Ended December 31,	August 5,
	2006	2005	2004	2004
Cash Flows From Operating Activities:
Net income (loss)	$11,145,660	$4,676,244	$682,486	$(3,316,923)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Long-lived asset impairment	—	—	—	1,317,481
Depreciation and amortization	3,677,163	1,928,584	567,962	1,838,668
Amortization of loan costs	26,750	24,333	9,792	—
Bad debt expense (recovery)	306,519	316,478	43,000	(10,625)
Membership issued for compensation	2,475,000	273,000	—
Accrued membership interest awards	519,000	—	—
Changes in operating assets and liabilities, net of business combination:
Accounts receivable	(6,859,544)	(6,481,900)	(1,579,715)	(1,089,046)
Inventory	(1,437,141)	(1,042,698)	(154,454)	712,541
Deposits	(9,500)	18,545	(23,098)	33,167
Prepaid expenses	(129,483)	(91,289)	(369,904)	37,633
Accounts payable	1,814,856	3,257,589	(1,798,086)	2,955,043
Accrued expenses	1,303,383	265,426	995,761	(493,274)

Net cash provided by (used in) operating activities	12,832,663	3,144,312	(1,626,256)	1,984,665

Cash Flows From Investing Activities:
Purchase of production equipment	(10,904,103)	(4,285,099)	(770,320)	(1,749,995)
Purchase of property and equipment	(1,103,771)	(473,232)	(140,520)	(10,244)
Proceeds from sale of vehicles		15,400	—	—
Net cash paid for acquisition of certain assets from Warrior Energy Services, Inc (“Seller”)	—	—	(2,659,730)
Collection of receivable from Seller	—	940,000	—

Net cash used in investing activities	(11,992,474)	(3,818,331)	(3,570,570)	(1,760,239)

Cash Flows From Financing Activities:
Net receipts under line-of-credit agreement	744,448	1,906,849	996,310	—
Payments on debt	(2,502,442)	(1,748,707)	(655,726)	—
Proceeds of debt	3,823,798	1,349,682	888,641	—
Payment of loan costs	(6,000)	(6,000)	—	—
Transfer to restricted cash	(348,609)	(107,204)		—
Capital contributions	—	—	4,075,000	—
Distributions paid	(2,446,795)	(828,000)	—	—
Payments to parent	—	—	—	(224,426)

Net cash provided by (used in) financing activities	(735,600)	566,620	5,304,225	(224,426)

Net Increase (Decrease) in Cash and Cash Equivalents	104,589	(107,399)	107,399	—
Cash and Cash Equivalents at Beginning of Period	—	107,399	—	—

Cash and Cash Equivalents at End of Period	$104,589	$—	$107,399	$—

Supplemental Disclosure of Cash Flow Information —
Cash paid during the period for interest	$1,170,442	$838,019	$242,887	$—

See accompanying notes to these financial statements.

Multi-Shot, LLC

Notes to Financial Statements
December 31, 2006, 2005, and 2004

1.	Description of Business and Basis of Presentation

Multi-Shot, LLC (the “Company” or “MS, LLC”) was formed in the state of Texas on April 21, 2004 as a limited liability company to acquire certain assets and liabilities of the directional drilling division of Warrior Energy Services, Inc. (formerly Black Warrior Wireline Corporation) which occurred on August 6, 2004. The Company had no operations prior to the acquisition. The operations of the division up to the acquisition on August 6, 2004 are presented in these financial statements as “MS, LLC Predecessor”. The Company is a domestic energy services company providing directional drilling, downhole surveying, measurement while drilling (MWD), steering tools and motor rentals to independent oil and gas operators operating in the oil and gas producing regions of the Gulf Coast, Rocky Mountains and Mid Continent regions of the United States.

The Company operates from facilities located in Odessa, Texas; Lafayette, Louisiana; Grand Junction, Colorado; Baker, Montana; Rock Springs, Wyoming; Corpus Christi, Texas and Conroe, Texas. The Company also has sales offices located in Midland, Texas; Houston, Texas; Dallas, Texas and Denver, Colorado. The Company’s corporate offices are located in Conroe, Texas.

The preparation of these financial statements includes the use of “carve out” accounting procedures for the predecessor presentation wherein certain expenses historically recorded or incurred at the Warrior Energy Services, Inc. level, which related to or were incurred on behalf of the Company, have been identified and allocated as appropriate to reflect the stand-alone financial results of the Company, in accordance with the accounting principles generally accepted in the United States of America. The operations of the acquired division from January 1, 2004 through August 5, 2004 (“seven months ended”) have been carved out of the consolidated financial statements of Warrior Energy Services, Inc. and are presented in these financial statements as MS, LLC Predecessor. The statements of operations for the carve-out periods include allocations of certain expenses primarily consisting of the expenses associated with executive compensation, administrative salaries, insurance costs, legal and consulting expenses and interest expense. These expense allocations totaled $1,643,559 for the seven months ended August 5, 2004.

The preparation of these carve-out financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.  Significant Accounting Policies

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by the Company and the methods of applying those principles which materially affect the determination of financial position, results of operations and cash flows are summarized below:

Revenue Recognition — The Company provides directional drilling and surveying services and rental equipment to its customers at agreed upon per day and per job rates and recognizes the related revenue as the work is performed and when collectibility is reasonably assured. Payments from customers for the cost of equipment that is involuntarily damaged by the customer or lost-in-hole are reflected as revenues.

Allowance for Doubtful Accounts — The Company extends credit to customers in the normal course of business and performs continuing credit evaluations of its customers and generally does not require collateral. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. Accounts deemed uncollectible are charged against the allowance for doubtful accounts.

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

Financial Instruments — Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt. The carrying value of cash and cash equivalents and accounts receivable and payable approximate fair value due to their short-term nature. The Company believes the fair values and the carrying value of its debt would not be materially different due to the debt’s interest rates approximating market rates for similar obligations at December 31, 2006, and 2005.

Cash and Cash Equivalents — The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2006 and December 31, 2005 the Company had deposits with a financial institution in excess of federally insured limits. Cash includes cash in bank at December 31, 2006 and 2005. The Company has a cash management system under which a cash overdraft exists for uncleared checks that have been issued but not yet presented to the banks of record for the Company’s primary disbursement accounts. Accordingly, there was a negative book balance of $.2 million at December 31, 2005 that is reclassified to accounts payable in the accompanying balance sheets.

Restricted Cash — Restricted cash consists of deposits in the Company’s lock-box account that will be automatically applied by the lender against the outstanding balance of the line of credit within forty-eight hours of the deposit.

Inventory — Inventory consists of tool components, subassemblies and expendable parts for the Company’s equipment used in directional oil and gas well drilling activities. Inventory is recorded at the lower of cost (first-in, first-out) or market to establish its net realizable value. Appropriate consideration is given to obsolescence, excess quantities, and other factors in evaluating net realizable value.

Production Equipment and Property and Equipment — Production equipment consists of drilling motors and other equipment used primarily in directional drilling and surveying. Property and equipment consists of office furniture and related equipment, vehicles and all other property not directly affecting directional drilling operations. All production equipment and property and equipment are presented at cost. The cost of ordinary maintenance, including relining and rechroming equipment, and repairs is charged to operations, while renewals and replacements are capitalized.

Depreciation is computed at rates considered sufficient to amortize the cost of the assets over their estimated useful lives, using the straight-line method. Depreciation is based on the following estimated useful lives:

Years

Production equipment	5 — 10 years
Motor shop equipment	7 years
Vehicles	5 years
Office furniture and fixtures	5 years
Computer software and hardware	5 years
Leasehold improvements	2 — 3 years

	December 31,
	2006	2005

Production equipment	$24,665,577	$13,829,080
Less: accumulated depreciation	(5,608,534)	(2,334,896)

	$19,057,043	$11,494,184

Property and equipment	$2,112,535	$1,035,215
Less: accumulated depreciation	(485,755)	(160,887)

	$1,626,780	$874,328

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

Depreciation expense for the years ended December 31, 2006 and 2005 totaled approximately $3,677,000 and $1,929,000, respectively. Depreciation expense for the five months ended December 31, 2004 and seven months ended August 5, 2004 totaled approximately $568,000 and $1,839,000, respectively.

Long-Lived Assets — In accordance with SFAS 144 “Impairment of Long-Lived Assets” the Company recognizes impairment losses on long lived assets used in operations when indicators of impairment are present and the undiscounted cash flows over the life of the assets are less than the assets’ carrying amount. If an impairment exists, the amount of such impairment is calculated based on projections of future discounted cash flows. These projections use a discount rate and terminal value multiple that would be customary for evaluating current oil and gas service company transactions. The Company considers external factors in making its assessment.

Specifically, changes in oil and natural gas prices and other economic conditions surrounding the industry, consolidation within the industry, competition from other oil and gas well service company providers, the ability to employ and maintain a skilled workforce and other pertinent factors are among the items that could lead management to reassess the realizability and/or amortization periods of its long-lived assets.

During 2004, based upon its plans to dispose of the directional drilling services division, management of Warrior Energy Services, Inc., applying SFAS 144, analyzed the recoverability of long lived assets of its business segments including that which comprised the assets that, once acquired, formed the Company. The analysis resulted in a charge to operations for impairment for the seven months ended August 5, 2004 in the amount of $1,317,481.

Loan Costs — The Company records cost associated with establishing its debt facilities as loan costs and amortizes such costs over the terms of the respective loans. Amortization expense of loan costs for the years ended December 31, 2006 and 2005 and the five months ended December 31, 2004 totaled $26,750, $24,333, and $9,792, respectively.

Federal Income Taxes — The Company is a limited liability company and treated as a “pass-through” entity for federal income tax purposes. Each member reports its respective share of the taxable income or loss of the Company. Accordingly, no provisions for federal income taxes are included in the accompanying financial statements. A provision for federal income taxes for the periods presented prior to acquisition by the Company is not included in order to present those periods on a consistent basis with the Company.

Reclassifications — Certain 2005 amounts have been reclassified to conform with 2006 presentation with no effect on net income.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and certain assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123R “Shared Based Payment” (SFAS 123R). This statement is a revision of SFAS Statement No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS 123R addresses all forms of share-based compensation (SBP) awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation cost in the historical financial statements. This statement is effective for

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

public entities that do not file as small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company adopted SFAS No. 123R effective January 1, 2006.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, which is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The amendments made by SFAS No. 151 require that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The Company’s adoption of SFAS No. 151 did not have a material effect on the financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which supersedes APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of changes in accounting principles. The statement requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company’s adoption of SFAS No. 154 did not have a material impact on our financial statements.

In June 2006, the FASB issued Financial Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 is effective for financial statement issuers for fiscal years beginning after December 15, 2006. The Company has elected to be taxed as a “pass-through” entity (as more fully described in Note 3), therefore the adoption of FIN No. 48 has no impact on the Company.

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

4.  Acquisition

Effective August 6, 2004, the Company acquired the assets and assumed certain liabilities of the directional drilling division of Warrior Energy Services Inc. (formerly Black Warrior Wireline Corporation (BWWC)) for a total net purchase price of $11,159,730. The Company borrowed $6,500,000 from a financial institution and $2,000,000 from a member to fund a portion of cash necessary to complete the acquisition. The acquisition was accounted for as a purchase whereby the assets acquired and the liabilities assumed were recorded in proportion to their estimated fair value as the total estimated net amount of the fair values exceeded the purchase price. The operations have been included in these accompanying financial statements from the date of acquisition. (See Note 5 and 6 for additional discussion of the short and long term debt obligations.) During 2005, the Company’s claim for working capital adjustments was settled in exchange for it receiving $940,000 from BWWC as reflected in the 2005 Statement of Cash Flows. The following is a table of the assets acquired, net of the liabilities assumed and the referenced working capital adjustment, used to determine the total net purchase price, funds borrowed, and net cash paid by the Company:

Assets Acquired:
Accounts receivable	$3,018,286
Inventory	2,142,246
Production equipment	8,774,747
Property and equipment	421,140
Other assets and deposits	95,548	$14,451,967

Liabilities Assumed:
Accounts payable	2,511,479
Accrued expenses	1,720,758	4,232,237

Plus: working capital adjustment due from Seller		940,000

Total Purchase Price		11,159,730
Less: notes payable issued		(8,500,000)

Net cash paid		$2,659,730

5.  Short-Term Debt

Short-term debt at December 31, 2006 and 2005, is comprised of the following:

	2006	2005

$10,000,000, as amended in March 2006, revolving line-of-credit with a bank secured by substantially all assets of the Company, bearing interest at the prime rate (8.25% at December 31, 2006 and 7.25% at December 31, 2005), due monthly, principal due July 2008; however, classified as short-term debt due to lock box arrangement and other provisions in the debt agreement; advances on the line are based on 85% of the Company’s eligible accounts receivable.	$3,647,607	$2,903,159
Notes payable to a premium finance company, due in monthly installments of $87,828, including interest at 6.77%, maturing April 2007.	346,410	—
Notes payable to a premium finance company, paid in full in 2006, including interest at 3.14%, maturing April 2006.	—	275,717

	$3,994,017	$3,178,876

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

6.  Long-Term Debt and Subordinated Note Payable to a Member

Long-term debt at December 31, 2006 and 2005, is comprised of the following:

	2006	2005

$6,750,575 term note with a bank, secured by substantially all assets of the Company, payable in monthly installments of $112,510 plus interest at the prime rate (8.25% at December 31, 2006), maturing July 2008. Also, beginning July 31, 2007 and each July 31st thereafter, the Company may owe a payment equal to 25% of Borrower’s Excess Cash Flow as defined in the loan agreement, for the prior fiscal year.	$6,071,004	$—
$10,000,000 term note with a bank, borrowings which cannot exceed seventy-five percent of new eligible equipment purchased, secured by substantially all assets of the company with payments beginning on August 1, 2007 in monthly installments equal to 1/48th of the July 31, 2007 ending balance plus interest at the prime rate (8.25% at December 31, 2006) and maturing July 2008.	996,637
$6,500,000 term note with a bank, refinanced in 2006, under the term note above.	—	5,039,931
$1,200,000 term note with a bank, refinanced in 2006, under the term note above.	—	800,684
Notes payable to financing companies, secured by vehicles, due in monthly installments ranging from $695 to $1,197, bearing interest at rates ranging from 6.74% to 8.99%, and maturing at various dates through January 15, 2010.	241,195	217,558

	7,308,836	6,058,173
Less: current maturities	1,533,684	1,414,456

	$5,775,152	$4,643,717

Subordinated note payable to a member of $2,000,000 at December 31, 2006 and 2005 is unsecured, bears interest at 12% per annum due monthly, and principal is due August 2009.

Future maturities of long-term debt and subordinated note payable are as follows:

Years Ending December 31,
2007	$1,533,684
2008	5,702,405
2009	2,072,747

$9,308,836

The Company’s debt obligations to banks contain certain financial covenants and restrictions, which include a minimum debt service coverage ratio, minimum monthly net income, limits on capital expenditures as well as requirements to deliver monthly financial statements within 30 days after month end, annual audited financial statements within 120 days after year end, and annual projections 30 days before year end. The Company was in compliance with these covenants or had obtained waivers for events of non-compliance, which included violation of the limit on capital expenditures for the years ended December 31, 2006 and 2005 and a shortfall regarding the minimum debt services coverage ratio as of June 30, 2006.

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

7.  Members’ Equity

The regulations of the Company stipulate that income, expenses, gains and losses are allocated among the members, first to the members until the cumulative profits equal the amount of cumulative losses previously allocated, and then according to the members’ percentage interests. Distributions are made in proportion to the members’ percentage interests. The Company’s regulations provide that minimum distributions of the Company’s Net Cash Flow, as defined, are to be made to its members quarterly. Such distributions are in an amount equal to the members’ estimated tax liability based on the highest individual tax rate in effect for the applicable fiscal year and are subject to certain restrictions and reserves as determined by the Company’s Board of Managers.

In 2004, the Company adopted an Incentive Plan (the “Plan”) that will award membership interests in the Company to eligible persons annually on the July 31 anniversary date of the Plan, beginning July 31, 2005. The total number of units of membership interest that may be issued to the eligible persons under the Plan shall not exceed 22 units or 22% of the Company. The award will be determined annually and is based upon the Company’s average earnings before interest, taxes, depreciation and amortization (“EBITDA”) for all years since the date Company operations commenced) exceeding annual predetermined amounts. During 2005, 5.06 of the 22 units, which represented 23% of the total potential awards as stated in the Plan, were awarded to the eligible persons, valued at $273,000, using an estimated fair market value for the Company, based upon trailing twelve months EBITDA. During 2006, 5.06 of the 22 units, which represented 23% of the total potential awards as stated in the Plan, were awarded to the eligible persons, valued at $2,475,000, using an estimated fair market value for the Company, based upon the Merger Agreement that was entered into with JK Acquisition Corp. (see Note 13), net of discounts applied for lack of marketability and lack of control. In addition, the Company has accrued $519,000 for the ratable portion of the 3.96 membership interests earned between August 1, 2006 through December 31, 2006 that are eligible to be awarded in 2007.

8.  Operating Leases

The Company has real property and equipment lease agreements expiring through 2009. The following is a schedule of future minimum rental payments under these noncancelable agreements:

For the Years Ending December 31,
2007	$356,000
2008	228,000
2009	32,000

$616,000

Total rent expense for the years ended December 31, 2006 and 2005 was $459,317 $346,323, respectively. Rent expense was $103,455 and $170,876 for the five month period ended December 31, 2004 and the seven month period ended August 4, 2004, respectively.

9.  Related Party Transactions

The Company has accrued expenses to members, who are also officers of the Company, of $130,781 and $98,656 at December 31, 2006 and 2005, respectively, for bonuses and other compensation earned under the terms of their employment agreements with the Company.

As further described in Note 6, the Company has a $2,000,000 subordinated note payable to a member. Interest expense on this note for the years ended December 31, 2006, 2005, and five months ended December 31, 2004 was $243,333, $243,333 and $99,523, respectively. Additionally, consulting fees to this member were $120,000, $120,000 and $50,000 for the years ended December 31, 2006 and 2005 and five months ended December 31, 2004, respectively, of which $20,000 was accrued at December 31, 2006 and 2005.

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

10.  Major Customers

During the years ended December 31, 2005 and 2004 the Company recognized revenues from one customer during the normal course of business in the amount of approximately $6,104,000, and $6,302,000 representing 16%, and 33% of the Company’s revenues, respectively. At December 31, 2005 and 2004 the Company had receivables from this customer in the amount of $378,925 and $1,077,000, representing 4% and 24% of the Company’s trade accounts receivable (billed and unbilled), respectively. No other customer accounted for more than 10% of the Company’s revenues for the years ending December 31, 2006, 2005 or periods ended December 31, 2004 and August 4, 2004.

11.  Commitments and Contingencies

The Company has employment agreements with three officers, who are also members of the Company. As of December 31, 2006, the aggregate commitment for future base salaries for these three officers is approximately $485,100 per year through July 2009, subject to the employee satisfying all conditions and terms of the employment agreement.

The Company has a consulting agreement with a member. The aggregate commitment for future fees is $120,000 per year through the earlier of August 6, 2007, or the date in which a change of control of the Company’s membership interests occurs.

The Company has a special bonus plan whereby certain employees may receive discretionary bonuses. No bonuses have been granted, thus no amounts have been included in the accompanying financial statements related to these potential bonuses.

12.  Employee Benefit Plan

The Company has an employee benefit plan under Section 401(k) of the Internal Revenue Code for all eligible employees who are permitted to defer compensation up to a maximum of 15% of their income subject to limitations imposed by the Internal Revenue Code. The Company may make matching contributions or discretionary contributions. The Company accrued $352,000 and $181,000 in matching and discretionary contributions for years ended December 31, 2006 and 2005, respectively. Total expenses for the years ended December 31, 2006 and 2005 and from August 2004 to December 31, 2004 were $352,000, $181,000, and $62,263, respectively.

13.  Subsequent Events

Recapitalization and purchase agreement — On April 2, 2007 the Company and it’s members, executed a private recapitalization purchase agreement with S-G Directional LLC (“recapitalization”), a privately held Arkansas limited liability company controlled by The Stephens Group, LLC., whereby S-G Directional, LLC purchased 61.4% of the membership interests of the Company from it’s members for $45,000,000.

In addition, as described in the recapitalization agreement the selling members of the Company received a distribution of $39,883,139. The distribution was funded by a new senior term loan with a financing institution and a new subordinated debt agreement with the Stephens Group, LLC as noted below.

The amount received by the members was equal to 75% of the closing net enterprise value of the Company as determined by a pre-determined multiple, which was consistent with existing market conditions, of adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), as defined in the agreement, less third party indebtedness.

Under the terms of a 2004 Incentive Plan, in the event, of a change in control of the Company, certain employees, members of management and the Company’s 401k Plan could receive a discretionary contribution. The Company elected to make the contributions which totaled $1,371,000.

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

Short — Term Debt, Long-Term Debt and subordinated note payable — On April 2, 2007, the Company refinanced its revolving line of credit. The Company has a $10,000,000 revolving line of credit with a bank. The line of credit is secured by substantially all assets of the Company and bears interest at the prime rate (8.25% at June 30, 2007) plus a margin (1% at June 30, 2007) which is due monthly. Principle is due March 30, 2010. The previous revolving line of credit was previously classified as short-term due to a lock box arrangement. The current revolving facility does not have a mandatory lockbox arrangement and thus is will be shown as long term. Advances on the line are based on 85% of the Company’s eligible accounts receivable.

Also on April 2, 2007, the Company refinanced its long-term bank notes. The Company obtained a $30,000,000 term note, whereby the remaining balances under the old term notes were paid off, with the remaining amounts being loaned to the Company. The borrowing under this term note is secured by substantially all assets of the Company, payable in monthly installments of $357,143 plus interest at the prime rate (8.25% at June 30, 2007) plus a margin (1% at June 30, 2007). Principle is due March 30, 2010.

On April 2, 2007 the Company obtained subordinated unsecured notes payable from the new member equal to $15,000,000 bearing interest at 10% monthly to be paid in quarterly installments with the principal balance becoming due July 30, 2010.

Members’ Equity — Related to the 2004 Incentive Plan (see Note 7) that awards membership interests in the Company to eligible persons , during 2007, the Company accrued $693,000 for the ratable portion of the 3.96 membership interests earned between January 1, 2007 through March 31, 2007 that are eligible to be awarded in 2007. On April 2, 2007, upon completion of the Recapitalization with Stephens Group LLC, the 3.96 membership interests that would have been earned in July 2007, as well as the 3.96 membership interests that would have been earned in July 2008 and the 3.96 membership interests that would have been earned July 2009 were immediately vested, for a total of 11.88 membership interests, or 54% of the total potential awards and the remaining balance. The 11.88 membership awards were valued at $7,115,353, with $1,212,000 being previously recognized in the fourth quarter of 2006 and the first quarter of 2007, with the remaining, $5,903,353 being recognized in the second quarter of 2007. The valuation was based upon the estimated fair market value of the Company, based upon the First Amended and Restated Merger Agreement with JK Acquisition Corp. and the Recapitalization and Repurchase Agreement with Stephens Group LLC, net of discounts applied for lack of marketability and lack of control.

The Company made distributions of $41,383,139 of which $1,500,000 for the members’ ratable portion of the tax liability and the remaining $39,883,139 in accordance with the recapitalization and purchase agreement as noted above.

Employment agreements — The Company amended its employment agreements with three officers, who are also members of the Company as a result of the recapitalization. The initial term of the agreements expire December 31, 2009 and is automatically renewed for successive one year terms thereafter, unless earlier terminated. The employment agreements contain certain terminations provisions whereby if the Company terminates any of the officers without cause, as defined in the agreement, the Company will be required to pay the officers all accrued and prorated unpaid base salary, bonus and vacation time. In addition, the Company would be required to pay a one time severance payment of $500,000.

Asset Acquisition — In July 2007, the Company entered into an Asset Purchase Agreement whereby the Company purchased the operating assets of Ulterra MWD, L.P., a subsidiary of Ulterra Drilling Technologies, for a total purchase price of $10 million. Ulterra MWD, L.P. specializes in the manufacture and provision of MWD tools and services to exploration and production companies in the oil and gas industry.

The Company has recorded the assets at their estimated fair value on their balance sheet as of July 31, 2007 as follows:

Production equipment	$10,000,000

Multi-Shot, LLC

Notes to Financial Statements — (Continued)

The Company financed the purchase of the assets under a new financing arrangement with its financial institution for $10,000,000 secured by the purchased assets, due in 33 installments of $119,048, plus interest at the prime rate plus a margin with the balance due March, 2010.

The allocation of the purchase prices is based on preliminary data and could change when a final analysis is obtained.

Merger with a Public Company — In August 2007, the Company entered into a Second and Restated Merger Agreement with JK Acquisition Corp. (“JKA”) and Multi-Shot, Inc. (“MSI”), a Delaware corporation and wholly-owned subsidiary of JKA pursuant to which the Company will merge with and into MSI (the “Merger”). The Second and Restated Merger Agreement fully amends and restates the Agreement and Plan of Merger, dated September 6, 2006 and its first amendment dated February 14, 2007, by and among JKA, MSI, and the Company and the Company’s members. Following completion of the Merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. The Board of Directors of MS Energy Services, Inc. and Multi-Shot, Inc. will have representation from the former members of Multi-Shot, LLC.

The acquisition will be accounted for as a reverse acquisition, equivalent to a recapitalization through the issuance of stock by the Company for the net monetary assets of JKA. This determination was made based on management’s evaluation of the facts and circumstances associated with the acquisition, including factors such as continuity of the Company’s management, continuity of the Company’s operations and business plan, representation on the board of directors, ownership of the combined company and potential changes to ownership, and affiliations and ownership levels of minority stockholder groups. The net monetary assets of JKA will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair value. No goodwill or other intangible assets will be recorded as a result of the Merger.

Multi-Shot, LLC

Unaudited Balance Sheet

June 30,
2007

ASSETS
Current Assets:
Cash and cash equivalents	$773,893
Restricted cash	186,860
Accounts receivable:
Trade, net of allowance for doubtful accounts of approximately $709,000	13,197,037
Unbilled receivables	4,056,434
Employee advances	9,850
Inventory	5,909,357
Prepaid expenses	116,888

Total current assets	24,250,319

Production Equipment, net	24,170,993
Property and Equipment, net	1,496,285
Other Assets, net	198,251

Total Assets	$50,115,848

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities:
Current maturities of long-term debt	4,655,624
Accounts payable	9,588,102
Accrued expenses	4,214,174

Total current liabilities	18,457,900

Long-Term Debt	28,502,755
Subordinated Note Payable to Member	15,000,000

Total liabilities	61,960,655
Commitments and Contingencies
Members’ Deficit	(11,844,807)

Total Liabilities and Members’ deficit	$50,115,848

See accompanying notes to these unaudited financial statements.

Multi-Shot, LLC

Unaudited Statements of Operations
Six Months Ended June 30, 2007 and 2006

	2007	2006

Revenues	$45,644,965	$31,390,721
Operating Costs and Expenses:
Cost of revenues	26,366,939	19,452,143
Selling, general and administrative
Salary and other payroll expenses	10,617,333	4,889,918
Other	3,455,773	2,458,036
Depreciation and amortization	2,887,504	1,498,807

	43,327,549	28,298,904

Income from Operations	2,317,416	3,091,817
Other Income (Expense):
Interest expense	(1,372,416)	(566,620)
Other income	54,351	48,260

	(1,318,065)	(518,360)

Net Income	$999,351	$2,573,457

See accompanying notes to these unaudited financial statements.

Multi-Shot, LLC

Unaudited Statements of Cash Flows
Six Months Ended June 30, 2007 and 2006

	2007	2006

Cash Flows From Operating Activities:
Net income	$999,351	$2,573,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,826,214	1,486,057
Amortization of loan costs	61,290	12,750
Bad debt expense	563,276	214,151
Membership issued for compensation	6,596,353	2,268,750
Changes in operating assets and liabilities, net of business combination:
Accounts receivable	(553,149)	(3,482,254)
Inventory	(1,132,818)	(1,179,149)
Deposits	—	(36,751)
Prepaid expenses	473,787	343,632
Accounts payable	2,364,567	2,372,792
Accrued expenses	1,366,544	951,896

Net cash provided by operating activities	13,565,415	5,525,331

Cash Flows From Investing Activities:
Purchase of production equipment	(7,711,324)	(5,190,016)
Purchase of property and equipment	(98,345)	(480,286)
Proceeds from sale of vehicles	—	15,400

Net cash used in investing activities	(7,809,669)	(5,654,902)

Cash Flows From Financing Activities:
Net receipts under line-of-credit agreement	3,208,975	894,715
Payments on debt	(3,641,380)	(1,017,829)
Proceeds of debt	35,287,931	1,487,745
Payment of loan costs	(198,815)	—
Transfer to restricted cash	268,953	(119,231)
Capital contributions	1,371,033	—
Distributions paid	(41,383,139)	(633,795)

Net cash provided by (used in) financing activities	(5,086,442)	611,605

Net Increase in Cash and Cash Equivalents	669,304	482,034
Cash and Cash Equivalents at Beginning of Period	104,589	107,204

Cash and Cash Equivalents at End of Period	$773,893	$589,238

Supplemental Disclosure of Cash Flow Information —
Cash paid during the period for interest	$841,662	$566,147

See accompanying notes to these unaudited financial statements.

Multi-Shot, LLC

Notes to Unaudited Financial Statements

1.	Basis of Presentation

Operations

Multi-Shot, LLC (the “Company” or “MS, LLC”) was formed in the state of Texas on April 21, 2004 as a limited liability company to acquire certain assets and liabilities of the directional drilling division of Warrior Energy Services, Inc. (formerly Black Warrior Wireline Corporation) which occurred on August 6, 2004. The Company is a domestic energy services company providing directional drilling, downhole surveying, measurement while drilling (MWD), steering tools and motor rentals to independent oil and gas operators operating in the oil and gas producing regions of the Gulf Coast, Rocky Mountains and Mid Continent regions of the United States.

The Company operates from facilities located in Odessa, Texas; Lafayette, Louisiana; Grand Junction, Colorado; Baker, Montana; Rock Springs, Wyoming; Corpus Christi, Texas and Conroe, Texas. The Company also has sales offices located in Midland, Texas; Houston, Texas; Dallas, Texas and Denver, Colorado. The Company’s corporate offices are located in Conroe, Texas.

General

The accompanying unaudited interim Condensed Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America and the interim financial statement rules and regulations of the Securities and Exchange Commission. In the opinion of management, these statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Condensed Financial Statements. The interim operating results are not necessarily indicative of the results for a full year or any interim period.

Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. These Condensed Financial Statements should be read in conjunction with the Company’s Financial Statements and Notes thereto included in the Company’s Fiscal Year 2006, 2005 and 2004 Audited Financial Statements included in the Company’s Proxy filed on August 27, 2007. The June 30, 2006 balance sheet has been derived from the audited financial statements.

2.	Recent Accounting Pronouncements

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities (“FAS 159”). This statement allows the option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements. The fair value option established by FAS 159 permits the Company to elect to measure eligible items at fair value on an instrument-by-instrument basis and then report unrealized gains and losses for those items in the Company’s earnings. FAS 159 is effective for fiscal years beginning after November 15, 2007. The Company has not yet determined the impact, if any, on its financial statements.

In May 2007, the FASB issued FASB Staff Position (“FSP”) FIN 48-1, an amendment to FIN 48, which provides guidance on how an entity is to determine whether a tax position has effectively settled for purposes of recognizing previously unrecognized tax benefits. Specifically, this guidance states that an entity would recognize a benefit when a tax position is effectively settled using the following criteria: (1) the taxing authority has completed its examination including all appeals and administrative reviews; (2) the entity does not plan to appeal or litigate any aspect of the tax position; and (3) it is remote that the taxing authority would examine or reexamine any aspect of the tax position, assuming the taxing authority has full knowledge of all relevant information relative to making their assessment on the position. The adoption of FIN 48-1 did not have a material impact on the Company’s financial statements.

Multi-Shot, LLC

Notes to Unaudited Financial Statements — (Continued)

3.	Recapitalization and purchase agreement

On April 2, 2007 the Company and it’s members, executed a private recapitalization purchase agreement with S-G Directional LLC, a privately held Arkansas limited liability company controlled by The Stephens Group, LLC., whereby S-G Directional, LLC purchased 61.4% of the membership interests of the Company from it’s members for $45,000,000 (“recapitalization‘).

In addition, as described in the recapitalization agreement the selling members of the Company received a distribution of $39,883,139. The distribution was funded by a new senior term loan with a financing institution and a new subordinated debt agreement with the Stephens Group, LLC (see footnote 4).

The amount received by the members was equal to 75% of the closing net enterprise value of the Company as determined by a pre-determined multiple, which was consistent with existing market conditions, of adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), as defined in the agreement less third party indebtedness.

Under the terms of a 2004 Incentive Plan, in the event, of a change in control of the Company, certain employees, members of management and the Company’s 401k Plan could receive a discretionary contribution. The Company elected to make the contributions which totaled $1,371,000.

4.	Short-Term Debt, Long-Term Debt and subordinated note payable

On June 30, 2007 Long-Term Debt consisted of the following:

2007
(Unaudited)

Senior Credit Facility:
Term Loan	$29,285,714
Revolving Credit Facility	3,835,025
Other	37,640
Less Current Maturities	(4,655,624)

$28,502,755

On April 2, 2007, the Company refinanced its revolving line of credit. The Company has a $10,000,000 revolving line of credit with a bank. The line of credit is secured by substantially all assets of the Company and bears interest at the prime rate (8.25% at June 30, 2007) plus a margin (1% at June 30, 2007) which is due monthly. Principle is due March 30, 2010. The previous revolving line of credit was previously classified as short-term due to a lock box arrangement. The current revolving facility does not have a mandatory lockbox arrangement and thus will be shown as long term. Advances on the line are based on 85% of the Company’s eligible accounts receivable.

Also on April 2, 2007, the Company refinanced its long-term bank notes. The Company obtained a $30,000,000 term note, whereby the remaining balances under the old term notes were paid off, with the remaining amounts being loaned to the Company. The borrowing under this term note is secured by substantially all assets of the Company, payable in monthly installments of $357,143 plus interest at the prime rate (8.25% at June 30, 2007) plus a margin (1% at June 30, 2007). Principle is due March 30, 2010.

On April 2, 2007 the Company obtained subordinated unsecured notes payable from the new member equal to $15,000,000 bearing interest at 10% monthly to be paid in quarterly installments with the principal balance becoming due July 30, 2010.

Multi-Shot, LLC

Notes to Unaudited Financial Statements — (Continued)

5.	Members’ Equity

The regulations of the Company stipulate that income, expenses, gains and losses are allocated among the members, first to the members until the cumulative profits equal the amount of cumulative losses previously allocated, and then according to the members’ percentage interests. Distributions are made in proportion to the members’ percentage interests. The Company’s regulations provide that minimum distributions of the Company’s Net Cash Flow, as defined, are to be made to its members quarterly. Such distributions are in an amount equal to the members’ estimated tax liability based on the highest individual tax rate in effect for the applicable fiscal year and are subject to certain restrictions and reserves as determined by the Company’s Board of Managers.

In 2004, the Company adopted an Incentive Plan (the “Plan”) that will award membership interests in the Company to eligible persons annually on the July 31 anniversary date of the Plan, beginning July 31, 2005. The total number of units of membership interest that may be issued to the eligible persons under the Plan shall not exceed 22 units or 22% of the Company. The award will be determined annually and is based upon the Company’s average earnings before interest, taxes, depreciation and amortization (“EBITDA”) for all years since the date Company operations commenced) exceeding annual predetermined amounts.

During 2005, 5.06 of the 22 units, which represented 23% of the total potential awards as stated in the Plan, were awarded to the eligible persons, valued at $273,000, using an estimated fair market value for the Company, based upon trailing twelve months EBITDA. In addition, the Company accrued $2,268,750 for the ratable portion of the 3.96 membership interests earned between August 1, 2005 to June 30, 2006.

During 2006, 5.06 of the 22 units, which represented 23% of the total potential awards as stated in the Plan, were awarded to the eligible persons, valued at $2,475,000, using an estimated fair market value for the Company, based upon the Merger Agreement that was entered into with JK Acquisition Corp. (see Note 9), net of discounts applied for lack of marketability and lack of control. In addition, the Company has accrued $519,000 for the ratable portion of the 3.96 membership interests earned between August 1, 2006 through December 31, 2006 that are eligible to be awarded in 2007.

Related to the 2004 Incentive Plan, the Company accrued $693,000 for the ratable portion of the 3.96 membership interests earned between January 1, 2007 through March 31, 2007 that are eligible to be awarded in 2007. On April 2, 2007, upon completion of the Recapitalization with Stephens Group LLC, the 3.96 membership interests that would have been earned in July 2007, as well as the 3.96 membership interests that would have been earned in July 2008 and the 3.96 membership interests that would have been earned July 2009 were immediately vested, for a total of 11.88 membership interests, or 54% of the total potential awards and the remaining balance. The 11.88 membership awards were valued at $7,115,353, with $1,212,000 being previously recognized in the fourth quarter of 2006 and the first quarter of 2007, with the remaining, $5,903,353 being recognized in the second quarter of 2007. The valuation was based upon the estimated fair market value of the Company, based upon the First Amended and Restated Merger Agreement with JK Acquisition Corp. and the Recapitalization and Repurchase Agreement with Stephens Group LLC, net of discounts applied for lack of marketability and lack of control.

The Company made distributions of $41,383,139 of which $1,500,000 for the members’ ratable portion of the tax liability and the remaining $39,883,139 in accordance with the recapitalization and purchase agreement (See Note 3).

6.	Related Party Transactions

The Company has accrued expenses to members, who are also officers of the Company, of $145,885 and $587,927 at June 30, 2006 and 2005, respectively, for bonuses and other compensation earned under the terms of their employment agreements with the Company.

As further described in Note 4, the Company has a $15,000,000 subordinated note payable to a member. Interest expense on this note for the six months ended June 30, 2007, was $365,752.

Multi-Shot, LLC

Notes to Unaudited Financial Statements — (Continued)

The Company had a $2,000,000 subordinated note payable to a member that was paid off in March of 2007. Interest expense on this note was $58,000 for the period from January 1, 2007 thru the date the note was paid off. Additionally, consulting fees to this member were $30,000 for the six months ended June 30, 2007. The agreement expired upon the change of control that resulted from the Recapitalization and Purchase Agreement in footnote 2.

7.	Major Customers

During the six months ended June 30, 2007 the Company recognized revenues from two customers during the normal course of business in the amount of approximately $13,800,000 representing 30.7%, of the Company’s revenues. At June 30, 2007 the Company had receivables from these customers in the amount of approximately $5,400,000 representing 31.9% of the Company’s trade accounts receivable (billed and unbilled), respectively. No other customer accounted for more than 10% of the Company’s revenues for the six months ending June 30, 2006.

8.	Commitments and Contingencies

The Company amended its employment agreements with three officers, who are also members of the Company as a result of the recapitalization. The initial term of the agreements expire December 31, 2009 and is automatically renewed for successive one year terms thereafter, unless earlier terminated. The employment agreements contain certain termination provisions whereby if the Company terminates any of the officers without cause, as defined in the agreement, the Company will be required to pay the officers all accrued and prorated unpaid base salary, bonus and vacation time. In addition, the Company would be required to pay a one time severance payment of $500,000. As of June 30, 2007, the aggregate commitment for future base salaries for these three officers is approximately $735,000 per year through December 31, 2009, subject to the employee satisfying all conditions and terms of the employment agreement.

9.	Subsequent Events

Asset Acquisition

In July 2007, the Company entered into an Asset Purchase Agreement whereby the Company purchased the operating assets of Ulterra MWD, L.P., a subsidiary of Ulterra Drilling Technologies, for a total purchase price of $10 million. Ulterra MWD, L.P. specializes in the manufacture and provision of MWD tools and services to exploration and production companies in the oil and gas industry.

The Company has recorded the assets at their estimated fair value on their balance sheet as of July 31, 2007 as follows:

Production equipment	$10,000,000

The Company financed the purchase of the assets under a new financing arrangement with its financial institution for $10,000,000 secured by the purchased assets, due in 33 installments of 119,048, plus interest at the prime rate (8.25% at June 30, 2007) plus a margin (1% at June 30, 2007) with the balance due March, 2010.

The allocation of the purchase prices is based on preliminary data and could change when a final analysis is obtained.

Merger with Public Company

In August 2007, the Company entered into a Second and Restated Merger Agreement with JK Acquisition Corp. (“JKA”) and Multi-Shot, Inc. (“MSI”), a Delaware corporation and wholly-owned subsidiary of JKA pursuant to which the Company will merge with and into

MSI (the “Merger”). The Second and Restated Merger Agreement fully amends and restates the Agreement and Plan of Merger, dated September 6, 2006 and its first amendment dated February 14, 2007, by and among JKA,

Multi-Shot, LLC

Notes to Unaudited Financial Statements — (Continued)

MSI, and the Company and the Company’s members. Following completion of the Merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. The Board of Directors of MS Energy Services, Inc. and Multi-Shot, Inc. will have representation from the former members of Multi-Shot, LLC.

The acquisition will be accounted for as a reverse acquisition, equivalent to a recapitalization through the issuance of stock by the Company for the net monetary assets of JKA. This determination was made based on management’s evaluation of the facts and circumstances associated with the acquisition, including factors such as continuity of the Company’s management, continuity of the Company’s operations and business plan, representation on the board of directors, ownership of the combined company and potential changes to ownership, and affiliations and ownership levels of minority stockholder groups. The net monetary assets of JKA will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair value. No goodwill or other intangible assets will be recorded as a result of the merger.

ULTERRA MWD, L.P.

FINANCIAL STATEMENTS

AND INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2006

INDEPENDENT AUDITOR’S REPORT

To the Partners’ of Ulterra MWD, L.P.

We have audited the accompanying balance sheet of Ulterra MWD, L.P., as of December 31, 2006 and the related statements of operations, partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ulterra MWD, L.P. as of December 31, 2006, and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

PUSTORINO, PUGLISI & CO., LLP
New York, New York
March 2, 2007, except for Note 8, as to which the date is May 31, 2007.

ULTERRA MWD, L.P.
BALANCE SHEET
DECEMBER 31, 2006

ASSETS
Current Assets:
Accounts receivable	$3,404,423
Parts and supply inventory	964,210
Prepaid expenses	124,473

Total Current Assets	4,493,106

Property and Equipment:
Leasehold improvements	128,446
MWD rental equipment	8,409,332
Office furniture and equipment	56,616
Vehicles	702,465

Total Property and Equipment	9,296,859
Less: accumulated depreciation and amortization	1,525,497

Property and equipment, net	7,771,362

Total Assets	$12,264,468

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Bank Overdraft	$233,019
Accounts payable	907,949
Accrued expenses	556,795
Income taxes payable	457,926

Total Current Liability	2,155,689

Long-Term Liabilities:
Due to parent	6,480,140

Total Long-Term Liabilities	6,480,140

Total Liabilities	8,635,829

Commitments and contingencies
Partners’ Capital	3,628,639

Total Liabilities and Partners’ Capital	$12,264,468

The accompanying notes are an integral part of these financial statements.

ULTERRA MWD, L.P.
STATEMENT OF OPERATIONS AND PARTNERS’ CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2006

Service revenues	$14,706,779
Cost of services	11,101,133

Gross Profit	3,605,646
Selling, general and administrative expenses	2,301,890

Income From Continuing Operations	1,303,756

Other Income:
Other income	4,603

Total Other Income	4,603

Net income before provision for income taxes	1,308,359
Provision for income taxes	457,926

Net income	850,433
Partners’ capital at December 31, 2005	2,778,206

Partners’ capital at December 31, 2006	$3,628,639

The accompanying notes are an integral part of these financial statements.

ULTERRA MWD, L.P.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006

Operating Activities:
Net income	$850,433
Adjustment to reconcile net income to net cash used by operating activities:
Gain on sale of property and equipment	(4,603)
Depreciation and amortization	1,161,980
Changes in operating assets and liabilities:
Accounts receivable	(1,027,121)
Inventories	(267,920)
Prepaid expenses	(53,642)
Accounts payable and accrued expenses	393,329
Due to parent	1,510,870
Income taxes payable	(38,474)

Net Cash Used By Operating Activities	2,524,852

Investing Activities:
Purchases of MWD rental equipment	(2,373,627)
Purchases of other fixed assets	(368,633)
Proceeds from sale of property and equipment	33,752

Net Cash Used by Investing Activities	(2,708,508)

Net decrease in cash equivalents	(183,656)
Cash and cash equivalents at December 31, 2005	(49,363)

Cash and cash equivalents at December 31, 2006	$(233,019)

The accompanying notes are an integral part of these financial statements.

ULTERRA MWD, L.P.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

Note 1 — Nature of Operations:

Ulterra MWD, L.P., (formerly known as No-Drift Tech Systems, L.P.) (“MWD”) is a subsidiary of Ulterra Drilling Technologies. MWD, a Texas limited partnership that has elected to be treated as a “C” Corporation for income taxes, was formed in May 2000. The company is in the business of providing measurement while drilling services to the oil and gas industries.

The Company’s corporate offices and primary facilities are located in Fort Worth, Texas.

Note 2 — Summary of Significant Accounting Policies:

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

a. Basis of Accounting:

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

b. Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and accompanying notes. Accordingly, actual results could differ from these estimates.

c. Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has no such investments at December 31, 2006.

d. Accounts Receivable:

The Company performs ongoing credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers on an uncollaterized basis. The Company has a world wide customer base. The Company maintains allowances for potential credit losses which, when realized, have been within management’s expectations. In the event of complete non-performance of the Company’s customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

f. Inventories:

Parts and supplies inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out (“FIFO”) basis. During 2006 the company reclassed assets of $728,858 held in inventory to property and equipment.

g. Property and Equipment:

Property and equipment are recorded at cost and depreciation expense is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Repairs and maintenance costs are charged to expense as incurred. The cost and accumulated deprecation for assets retired or sold are eliminated from the respective accounts and any gains or losses thereon are reflected in the accompanying statements of operations and changes in partners’ capital of the respective period.

ULTERRA MWD, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Estimated useful lives of the major classes of property and equipment are as follows:

Leasehold improvements	Life of the Lease
MWD rental equipment	3-10 years
Office furniture and equipment	3-10 years
Vehicles	3 years

Depreciation expense on property and equipment totaled approximately $1,161,980.

i. Revenue Recognition:

The Company recognizes revenue upon the completion of the service being provided to its customers. Rental revenue is recorded when the rental process is completed.

j. Advertising:

Advertising costs are expensed when incurred and totaled approximately $138,000.

k. Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the “liability method” of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement basis and tax basis of assets and liabilities as well as net operating loss or other tax credit carryforwards, if any. Current income taxes are based on the year’s income taxable for federal and state income tax reporting purposes. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that the related tax benefits will not be realized.

Note 3 — Impairment of Long-Lived Assets:

In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” management reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of an asset may not be recoverable, a write-down to fair value is recorded. Fair values are determined based on the discounted cash flows, quoted market values, or external appraisals, as applicable. Long-lived assets are reviewed for impairment at the individual asset or the asset group level for which the lowest level of independent cash flows can be identified.

No impairment charge was necessary for the period ended December 31, 2006.

Note 4 — Income Taxes:

Components of the provision for income taxes consist of the following:

Federal tax provision	$444,842
State tax provisions	13,084

Current tax provision	$457,926

Note 5 — Commitments and Contingencies:

The Company is involved in various suits and claims arising in the normal course of business. In management’s opinion, the ultimate outcome of these items will not have a material adverse effect on the Company’s results of operations or financial position.

ULTERRA MWD, L.P.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Debt held on the books of MWD’s parent entity, Ulterra Drilling Technologies, L.P., is collateralized with the assets of MWD in addition to the parent’s assets.

Note 6 — Operating Leases:

The Company leases manufacturing and administrative facilities that are located in the states of Texas and Wyoming for periods ranging up to fifteen years.

At December 31, 2006, the future minimum lease payments required are as follows:

Year Ending December 31,

2007	$151,556
2008	129,356
2009	129,356
2010	129,356
2011	137,288
Thereafter	594,711

Total	$1,271,623

Rent expense for December 31, 2006 was approximately $106,000.

Note 7 — Concentration of Risk:

The Company maintains all of its cash in financial institutions, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not subject to any significant credit risk on cash.

Note 8 — Subsequent Events:

On March 21, 2007, MWD received a letter of intent from certain investment partners and management of Multi-Shot, LLC (MSIP) to purchase all of the assets and intellectual property of MWD. The transaction will be effected pursuant to a definitive asset purchase agreement the terms of which are under discussion by the parties. Excluded from the transaction are trade accounts receivable and payable as of the closing date, which will be retained by Ulterra MWD, L.P. until liquidation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
JK Acquisition Corp.
(A Development Stage Company)
Houston, Texas

We have audited the accompanying balance sheets of JK Acquisition Corp. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006, the period from May 11, 2005 (inception) to December 31, 2005 and the period from May 11, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of JK Acquisition Corp.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JK Acquisition Corp. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

/s/
Malone & Bailey, PC

Houston, Texas
www.malone-bailey.com
March 22, 2007

JK ACQUISITION CORP.
(A Development Stage Company)

BALANCE SHEETS
As of December 31, 2006 and 2005

	December 31,
	2006	2005

ASSETS
Current assets:
Cash	$220,104	$26,137
Deferred tax asset	1,613	—

Total current assets	221,717	26,137

Trust fund	77,627,249	—
Deferred offering costs	—	592,816
Deferred acquisition costs	788,234	—

Total Assets	$78,637,200	$618,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$299,870	$263,697
Federal income tax payable	15,640	—
Derivative liabilities	15,636,834	—
Advances payable	—	329,000

Total Liabilities	15,952,344	592,697

Common stock subject to redemption, 2,710,311 shares	15,517,687	—

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 16,516,667 and 2,958,333 shares issued and outstanding, respectively (including 2,710,311 and 0 shares subject to redemption, respectively)	1,652	296
Paid-in capital	46,747,075	30,954
Earnings (deficit) accumulated during the development stage	418,442	(4,994)

Total Stockholders’ Equity	47,167,169	26,256

Total Liabilities and Stockholders’ Equity	$78,637,200	$618,953

See notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
Year ended December 31, 2006,
Period from May 11, 2005 (Inception) to December 31, 2005 and
Period from May 11, 2005 (Inception) to December 31, 2006

	Year	Period From	Period from
	Ended	Inception to	Inception to
	December 31,	December 31,	December 31,
	2006	2005	2006

Operating expenses:
General & administrative	$292,378	$4,994	$297,372

Operating loss	(292,378)	(4,994)	(297,372)

Other income (expense):
Interest income	1,994,845	—	1,994,845
Loss on derivative liabilities	(1,265,004)	—	(1,265,004)

Total other income	729,841	—	729,841

Net income (loss) before income tax expense	437,463	(4,994)	432,469
Income tax expense	14,027	—	14,027

Net income (loss)	$423,436	$(4,994)	$418,442

Earnings (loss) per share:
Basic	$0.03	$(0.00)

Diluted	$0.03	$(0.00)

Weighted average number of common shares outstanding:
Basic	12,605,609	2,783,316

Diluted	14,212,584	2,783,316

See notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Year ended December 31, 2006 and
Period from May 11, 2005 (Inception) to December 31, 2005 and
Period from May 11, 2005 (Inception) to December 31, 2006

				Earnings
				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Stock issued for cash	2,958,333	$296	$30,954		$30,954
Net loss				$(4,994)	(4,994)

Balance at December 31, 2005	2,958,333	296	30,954	(4,994)	$26,256
Stock issued for cash, net of offering costs	13,558,334	1,356	76,605,538		76,606,894
Proceeds subject to redemption			(15,299,099)		(15,299,099)
Sale of underwriter option			100		100
Derivative liability			(14,371,830)		(14,371,830)
Increase in value of common stock subject to redemption			(218,588)		(218,588)
Net income				423,436	423,436

Balance at December 31, 2006	16,516,667	$1,652	$46,747,075	$418,442	$47,167,169

See notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
Year ended December 31, 2006 and
Period from May 11, 2005 (Inception) to December 31, 2005 and
Period from May 11, 2005 (Inception) to December 31, 2006

	Year	Period from	Period from
	Ended	Inception to	Inception to
	December 31,	December 31,	December 31,
	2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$423,436	$(4,994)	$418,442
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Investment income on trust fund	(1,994,845)	—	(1,994,845)
Gain on derivative liabilities	1,265,004	—	1,265,004
Change in:
Deferred tax asset	(1,613)	—	(1,613)
Account payable and accrued liabilities	299,870	—	299,870
Federal income tax payable	15,640	—	15,640

Net cash provided by (used in) operating activities	7,492	(4,994)	2,498

CASH FLOWS FROM INVESTING ACTIVITIES
Deferred acquisition costs	(788,234)	—	(788,234)
Payment to trust account	(76,532,404)	—	(76,532,404)
Disbursements from trust account	900,000		900,000

Net cash used in investing activities	(76,420,638)	—	(76,420,638)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from public offering	79,350,000	—	79,350,000
Gross proceeds from private placement	2,000,004	—	2,000,004
Proceeds from sale of stock	—	31,250	31,250
Proceeds from sale of underwriter option	100	—	100
Proceeds from advances from stockholders	—	329,000	329,000
Payments on advances from stockholders	(329,000)	—	(329,000)
Cash paid for offering costs	(4,413,991)	(329,119)	(4,743,110)

Net cash provided by financing activities	76,607,113	31,131	76,638,244

Net change in cash	193,967	26,138	220,104
Cash at beginning of period	26,137	—	—

Cash at end of period	$220,104	$26,138	$220,104

Supplemental disclosures:
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	—	—	—
Non-cash investing and financing transactions:
Common stock subject to redemption	$15,299,099	$—	$15,299,099
Increase in value of common stock subject to redemption	218,588		218,588
Derivative liabilities	15,636,834	—	15,636,834

See notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

JK Acquisition Corp.  (also hereinafter referred to as “JK Acquisition” or the “Company”) was incorporated in Delaware on May 11, 2005 for the purpose of acquiring an operating business. JK Acquisition’s year end is December 31.

Development stage company

JK Acquisition Corp.  has had no operations since inception and is a development stage company.

Use of Estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

Cash and equivalents

JK Acquisition considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Investment securities

Investment securities in the trust fund are classified as trading securities and are carried at fair value, with gains or losses resulting from changes in fair value recognized currently in earnings.

Deferred offering costs

Certain costs associated with the proposed initial public offering of $592,816 were deferred as of December 31, 2005 until the offering was effective in April 2006. The deferred offering costs were charged to equity against the proceeds raised.

Deferred acquisition costs

Deferred acquisition costs consist primarily of accounting fees, legal fees, due diligence fees and other fees incurred through the balance sheet that are related to the proposed merger discussed in Note 10.

Income taxes

JK Acquisition recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. JK Acquisition provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net income (loss) per share

The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding. The diluted net income per common share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares or resulted in the issuance of common shares that then shared in the earnings.

JK ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

Recently issued accounting pronouncements

JK Acquisition Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 — INITIAL PUBLIC OFFERING

On April 17, 2006, JK Acquisition sold 13,225,000 units to the public at a price of $6.00 per unit. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. JK Acquisition received proceeds of $74,606,890, net of offering costs of $4,743,110. On May 11, 2006, the warrants and common stock were separated from the units and began to trade separately. JK Acquisition has recorded 2,710,311 of these units as common stock subject to redemption under the terms of the initial public offering. These units have a redemption value of $15,313,257.

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00. The warrants have a life of four years after which they will expire. JK Acquisition has a right to call the warrants, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If JK Acquisition calls the warrants, the holder will either have to redeem the warrants by purchasing the common stock from JK Acquisition for $5.00 or the warrants will expire.

In connection with the initial public offering, JK Acquisition has committed to pay to the underwriters a non-accountable expense allowance equal to 5% of the gross offering proceeds upon the consummation of the initial public offering. The underwriters have agreed to defer approximately $1,552,500 attributable to their non-accountable expense allowance (equal to 2.25% of the gross proceeds of the offering) until the consummation of a business combination. Upon the consummation of a business combination, JK Acquisition will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of our initial public offering held in trust.

NOTE 3 — ADVANCES FROM SHAREHOLDERS

On May 18, 2005 and December 20, 2005, JK Acquisition Corp. received an aggregate of $329,000 as advances for expenses from two shareholders. These advances bear no interest and were repaid from the proceeds of the Company’s initial public offering.

NOTE 4 — DERIVATIVE LIABILITY

Under EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”), the fair value of the warrants have been reported as a liability. The warrant agreement provides for JK Acquisition to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, registration of the common stock underlying the warrants is not within the Company’s control. As a result, JK Acquisition must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires the Company to record the potential settlement liability at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through the statement of income and expenses. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or JK Acquisition is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability at the date of issuance in the accompanying balance sheets was estimated using the initial trading value of the warrants after they were separated from the initial units and began to trade. The fair value of the warrants as of

JK ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2006 was determined by the trading value of the securities on that date. The value assigned to the warrant liability at April 17, 2006 (the date of issuance) and December 31, 2006 was $11,389,001 and $13,287,167, respectively.

Loss on derivative liability reported in the accompanying statement of operations resulting from the change in valuation of the derivative liability related to these warrants was $1,898,166 for the year ended December 31, 2006.

On January 10, 2007, JK Acquisition entered into a Warrant Clarification Agreement to clarify the terms of the warrants. The Warrant Clarification Agreement clarified that if JK Acquisition is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would JK Acquisition be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise. Accordingly, in the first quarter of 2007, JK Acquisition will reverse the derivative liability on the balance sheet as of December 31, 2006.

NOTE 5 — EQUITY

On April 10, 2006, JK Acquisition declared a stock dividend of 0.1833332 shares for each share outstanding. After the stock dividend, there were 2,958,333 shares outstanding. All transactions and disclosures in the financial statements, related to the Company’s common stock, have been adjusted to reflect the results of the stock dividend.

On April 10, 2006, JK Acquisition sold 333,334 shares of common stock to two existing shareholders for $2,000,004 in a private placement.

NOTE 6 — STOCK OPTION

JK Acquisition sold to Ferris Baker, Watts, Inc. for $100, an option to purchase up to a total of 700,000 units. This option was issued upon closing of the initial public offering. The units that would be issued upon exercise of this option are identical to those sold in the initial public offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This Underwriter’s Purchase Option (“UPO”) is exercisable at $7.50 per unit at the latter of one year from the effective date, or the consummation of a business combination and may be exercised on a cashless basis. The UPO will have a life of four years from the effective date.

Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11(a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. We have determined that the option to purchase 700,000 units, each unit consisting of one warrant and one share of common stock, is a derivative that also contains an embedded derivative. The option to purchase 700,000 shares of common stock and the warrant to purchase an additional 1,400,000 shares, the latter being the embedded derivative, are separately valued and accounted for on JK Acquisition’s balance sheet. While the warrant to purchase the additional 1,400,000 shares is indexed to JK Acquisition’s common stock, the fact that the shares underlying the warrants require future registration in accordance with the warrant agreement, requires JK Acquisition to classify these instruments as a liability in accordance with EITF 00-19, paragraph 14.

As such, the option to purchase 700,000 units is considered an equity instrument, as the underlying shares do not need to be registered, and all other criteria in EITF 00-19 required for the instrument to be accounted for as an equity instrument have been fulfilled. The embedded derivative which is the warrant to purchase 1,400,000 shares for $6.25 each, follows the same accounting guidelines as the warrants sold in the public offering and is considered a liability. These derivative liabilities have been, and will continue to be adjusted to fair value in our quarterly filings.

JK ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

JK Acquisition performed a valuation of the option to purchase 700,000 units, and then allocated its fair value to its two components, the underlying 700,000 shares and the embedded warrant to purchase an additional 1,400,000 shares. The fair value at inception was calculated at $4,201,277, of which $1,218,448 was allocated to the purchase option of 700,000 shares and $2,982,829 was allocated to the warrants to purchase an additional 1,400,000 shares, according to their respective fair values.

The fair value of the warrants was $2,349,666 as of December 31, 2006. Gain on derivative liability reported in the accompanying statement of operations resulting from the change in valuation of the derivative liability related to these warrants was $633,163 for the year ended December 31, 2006.

The pricing model JK Acquisition uses for determining fair values of the purchase option and the embedded derivative is the Black Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income.

In particular, JK Acquisition uses volatility rates based upon a sample of comparable companies in its industry, special purpose acquisition corporations. At the time a company to be acquired has been identified and agreements to acquire are in place, the volatility rates will be based on comparable companies to the acquired company. JK Acquisition uses a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. The volatility factor used in Black Scholes has a significant effect on the resulting valuation of the derivative liabilities on JK Acquisition’s balance sheet. The volatility for the calculation of the embedded derivatives was approximated at 38.6%, this volatility-rate will likely change in the future. JK Acquisition uses the closing market price of its common stock at the end of a quarter when a derivative is valued at fair value. JK Acquisition’s stock price will also change in the future. To the extent that JK Acquisition’s stock price increases or decreases, its derivative liabilities will also increase or decrease, absent any change in volatility rates and risk-free interest rates.

NOTE 7 — RELATED PARTY TRANSACTION

JK Acquisition has agreed to pay 4350 Management, LLC, a related party and privately-held company owned by JK Acquisition’s chief executive officer, an administrative fee of $7,500 per month for office space and administrative, technology and secretarial services from the effective date of the initial public offering through the acquisition date of a target business. For the year ended December 31, 2006, $67,500 has been expensed for the administrative fee.

NOTE 8 — INCOME TAXES

The provision for income taxes for the year ended December 31, 2006 of $14,027 was comprised of:

Current U.S. federal income tax expense	$15,640
Deferred U.S. federal income tax benefit	(1,613)

Total Tax Expense	$14,027

JK ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

The provision for income taxes differs from the amount computed by applying the U.S. statutory income tax rate to net income for the reasons set forth below:

Tax At Statutory Rate	$148,736
Tax Effected Permanent Differences:
Unrealized loss on derivatives	430,101
Non-taxable investment income	(554,164)
Other-net	(10,646)

Total Tax Expense	$14,027

Deferred tax assets as of December 31, 2006 and 2005 consisted of the following:

	2006	2005

Amortization of organizational costs	$1,613	$1,698
Less: valuation allowance	—	(1,698)

Total deferred tax assets	$1,613	$—

A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets depends on the ability to generate sufficient taxable income of the appropriate character in the future.

NOTE 9 — EARNINGS PER SHARE

A reconciliation of the number of shares used for the basic and diluted earnings per share computations is as follows for the year ended December 31, 2006:

Weighted average common shares outstanding — basic	12,605,609
Effect of dilutive securities — warrants	1,606,975

Weighted average common shares outstanding — diluted	14,212,584

The effect of the 700,000 units issued with the Underwriter’s Purchase Option (Note 6) on the number weighted average shares outstanding was anti-dilutive and therefore not included in the calculation.

NOTE 10 — PROPOSED MERGER

On February 14, 2007, JK Acquisition and Multi-Shot, Inc., a Delaware corporation and wholly-owned subsidiary of JK Acquisition (“MSI”), entered into the First Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), Catalyst/Hall Growth Capital Management Co., LLC, as Members’ representative, and the members of Multi-Shot (the “Members”), pursuant to which Multi-Shot will merge with and into MSI. The Amended Merger Agreement fully amends and restates the Agreement and Plan of Merger dated September 6, 2006. Following completion of the merger, it is anticipated that JK Acquisition will change its name to MS Energy Services, Inc. The Board of Directors of MS Energy Services, Inc. and Multi-Shot, Inc. will have representation from the management of JK Acquisition and the members of Multi-Shot, LLC.

Based in Conroe, Texas, Multi-Shot provides directional drilling services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, Multi-Shot has developed into a leading independent service provider that employs a highly skilled and experienced labor force. Multi-Shot owns and

JK ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.

NOTE 11 — SELECTED QUARTERLY INFORMATION (Unaudited)

	Mar. 31	Jun. 30	Sept. 30	Dec. 31	Total

Year ended December 31, 2006:
Net income (loss) before income taxes	$(4,954)	$3,123,573	91,576	(2,772,732)	$437,463
Net income (loss)	(4,954)	3,094,297	57,168	(2,723,075)	423,436
Earnings (loss) per share — basic	(0.00)	0.22	0.00	(0.16)	0.03
Earnings (loss) per share — diluted	(0.00)	0.20	0.00	(0.16)	0.03
Period from May 11, 2005 (inception) to December 31, 2005:
Net income (loss) before income taxes	N/A	(3,213)	(1,294)	(487)	$(4,994)
Net income (loss)	N/A	(3,213)	(1,294)	(487)	(4,994)
Earnings (loss) per share — basic	N/A	(0.00)	(0.00)	(0.00)	(0.00)
Earnings (loss) per share — diluted	N/A	(0.00)	(0.00)	(0.00)	(0.00)

JK ACQUISITION CORP.
(A Development Stage Company)
BALANCE SHEETS
As of June 30, 2007 and December 31, 2006
(Unaudited)

	June 30,	December 31,
	2007	2006

ASSETS
Current assets:
Cash	$75,484	$220,104
Deferred tax asset	1,613	1,613

Total current assets	77,097	221,717

Trust fund	79,002,279	77,627,249
Deferred acquisition costs	—	788,234

Total Assets	$79,079,376	$78,637,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses:	$379,510	$299,870
Federal income tax payable	8,412	15,640
Advances from stockholders	200,000	—
Derivative liabilities	—	15,636,834

Total liabilities	587,922	15,952,344

Common stock subject to redemption, 2,710,311 shares	15,792,556	15,517,687

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, non issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 16,516,667 shares issued and outstanding at June 30, 2007 and December 31, 2006 (including 2,710,311 shares subject to redemption)	1,652	1,652
Paid-in capital	60,640,440	46,747,075
Earnings accumulated during the development stage	2,056,806	418,442

Total Stockholders’ Equity	62,698,898	47,167,169

Total Liabilities and Stockholders’ Equity	$79,079,376	$78,637,200

See notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Three Months ended June 30, 2007 and 2006,
Six Months ended June 30, 2007 and 2006 and
Period from May 11, 2005 (Inception) to June 30, 2007
(Unaudited)

					Period from
					Inception to
	Three Months Ended June 30,		Six Months Ended June 30,		June 30,
	2007	2006	2007	2006	2007

Operating Expenses:
General & administrative	$172,131	$62,711	$237,074	$67,665	$534,446
Impairment of deferred transaction costs	975,419	—	975,419	—	975,419

Operating Loss	(1,147,550)	(62,711)	(1,212,493)	(67,665)	(1,509,865)
Other income
Interest income	713,720	591,569	1,382,258	591,569	3,377,103
Gain on derivative liabilities	0	2,594,715	1,468,600	2,594,715	203,596

Total other income	713,720	3,186,284	2,850,858	3,186,284	3,580,699
Net income (loss) before income tax expense	(433,830)	3,123,573	1,638,365	3,118,619	2,070,834
Income tax expense	—	29,276	—	29,276	14,027

Net income (loss)	$(433,830)	$3,094,297	$1,638,365	$3,089,343	$2,056,807

Earnings (loss) per share
Basic	$(0.03)	$0.22	$0.10	$0.36

Diluted	$(0.03)	$0.20	$0.08	$0.33

Weighted average number of common shares outstanding
Basic	16,516,667	13,983,791	16,516,667	8,576,427

Diluted	16,516,667	15,644,372	19,944,649	9,411,305

See notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Six Months ended June 30, 2007 and 2006 and
Period from May 11, 2005 (Inception) to June 30, 2007
(Unaudited)

			Period from
			Inception to
	Six Months Ended June 30,		June 30,
	2007	2006	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,638,365	$3,089,342	$2,056,807
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Investment income	(1,382,258)	(591,569)	(3,377,103)
Gain on derivative liabilities	(1,458,600)	(2,594,715)	(2,733,604)
Impairment of deferred transaction costs	975,419	—	975,419
Change in:
Deferred Tax Asset	—	—	(1,613)
Accrued liabilities and accounts payable	79,640	29,277	379,510
Federal income tax payable	(7,228)	—	8,412

Net cash used in operating activities	(164,663)	(67,665)	(2,692,172)

CASH FLOWS FROM INVESTING ACTIVITIES
Deferred transaction costs	(187,185)	—	(975,419)
Payment to trust account	—	(76,532,404)	(76,532,404)
Disbursements from trust account	7,228	—	907,228

Net cash used in investing activities	(179,957)	(76,532,404)	(76,600,595)

CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from public offering	—	79,350,000	79,350,000
Gross proceeds form private placement	—	2,000,004	2,000,004
Proceeds from sale of stock	—	—	31,250
Proceeds from sale of underwriter option	—	100	100
Proceeds from advances from stockholders	200,000	—	529,000
Payments on advances from stockholders	—	(329,000)	(329,000)
Cash paid for offering costs	—	(4,413,991)	(4,743,110)

Net cash provided by financing activities	200,000	76,607,113	76,838,244

Net change in cash	(144,620)	7,044	75,484
Cash at beginning of period	220,104	26,137	—

Cash at end of period	$75,484	$33,181	$75,484

Supplemental disclosures:
Cash paid for interest	$—	$—	$—
Cash paid for income taxes	7,228	—	7,228
Non-cash transactions:
Common stock subject to redemption	$—	$15,417,082	$15,299,099
Increase in value of common stock subject to redemption	274,869	14,371,830	494,901
Inception of warrants accounted for as derivative liabilities	—	—	15,636,834
Adjustment for elimination of derivatives at fair value — warrants	14,168,233	—	14,168,233

See notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 —	BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of JK Acquisition Corp. (also hereinafter referred to as “JK Acquisition” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the JK Acquisition’s annual report filed with the SEC on Form 10-K for the year ended December 31, 2006. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2006 and the period from May 11, 2005 (inception) to December 31, 2005 as reported in the Form 10-K have been omitted.

NOTE 2 —	INITIAL PUBLIC OFFERING

On April 17, 2006, JK Acquisition sold 13,225,000 units to the public at a price of $6.00 per unit. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. JK Acquisition received proceeds of $74,606,890, net of offering costs of $4,743,110. On May 11, 2006, the warrants and common stock were separated from the units and began to trade separately.

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00. The warrants have a life of four years after which they will expire. JK Acquisition has a right to call the warrants, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If JK Acquisition calls the warrants, the holder will either have to redeem the warrants by purchasing the common stock from JK Acquisition for $5.00 or the warrants will expire.

In connection with the initial public offering, JK Acquisition has committed to pay to the underwriters a non-accountable expense allowance equal to 5% of the gross offering proceeds upon the consummation of the initial public offering. The underwriters have agreed to defer approximately $1,552,500 attributable to their non-accountable expense allowance (equal to 2.25% of the gross proceeds of the offering) until the consummation of a business combination. Upon the consummation of a business combination, JK Acquisition will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust.

NOTE 3 —	TRUST FUND

Investment securities in the trust fund are classified as trading securities and are carried at fair value, with gains or losses resulting from changes in fair value recognized currently in earnings.

NOTE 4 —	ADVANCES FROM SHAREHOLDERS

On May 18, 2005 and December 20, 2005, JK Acquisition received an aggregate of $329,000 as advances for expenses from two shareholders. These advances did not bear any interest and were repaid from the proceeds of the Company’s initial public offering.

On May 23, 2007 and June 14, 2007 JK Acquisition received an aggregate of $200,000 in advances for expenses from two shareholders Messrs. Wilson and Spickelmier. On July 19, 2007, JK Acquisition received an additional $100,000 in advances from the two shareholders. Proceeds from each of the advances will fund JK Acquisition’s ongoing continuing operating expenses. Under the terms of the advances, JK Acquisition will: (i) pay no interest and (ii) the amounts of the advances are due to be reimbursed upon the consummation of a business combination. In the event JK Acquisition fails to complete a business combination with any entity (I) by October 10, 2007 or, (II) if a letter of intent, agreement in principle or definitive agreement is executed, but not consummated, by October 10, 2007, then by April 10, 2008, then JK Acquisition shall not be required to repay the advances. The two shareholders who advanced such funds, Messrs. Wilson and Spickelmier have waived any recourse against JK Acquisition’s trust account with respect to the advances in the event that a business combination is not consummated by JK Acquisition in a timely manner as described herein above.

NOTE 5 —	DERIVATIVE LIABILITY

On January 10, 2007, JK Acquisition entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of April 10, 2006 (the “Warrant Agreement”) by and between JK Acquisition and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in JK Acquisition’s Prospectus, dated April 11, 2006, that if JK Acquisition is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would JK Acquisition be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise. As of January 10, 2007, JK Acquisition determined that net cash settlement of the warrants could no longer be required; therefore, the warrants should not be treated as derivative liabilities. The fair value of these warrants was marked to market on January 10, 2007 and derivative gain was recorded. The balance of the derivative liability was then recorded as a contribution to paid-in capital on that date. The fair value of the warrants as of January 10, 2007 was determined by the trading value of the securities on that date.

Prior to the Warrant Clarification Agreement and under EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF No. 00-19”), the fair value of the warrants have been reported as a liability. The warrant agreement provides for JK Acquisition to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of JK Acquisition’s ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, registration of the common stock underlying the warrants is not within JK Acquisition’s control. As a result, JK Acquisition must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further EITF No. 00-19, requires JK Acquisition to record the potential settlement liability at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through the statement of income and expenses. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or JK Acquisition is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions which require this treatment. The fair value of the warrant liability at the date of issuance in the accompanying balance sheets was estimated using the initial trading value of the warrants after they were separated from the initial units and began to trade. The value assigned to the warrant liability at April 17, 2006 (the date of issuance) and January 10, 2007 was $11,389,001 and $11,931,334, respectively.

Gain on derivative liability reported in the accompanying statement of operations resulting from the change in valuation of the derivative liability related to these warrants was $1,355,833 for the six months ended June 30, 2007.

NOTE 6 —	EQUITY

On April 10, 2006, JK Acquisition declared a stock dividend of 0.1833332 shares for each share outstanding. After the stock dividend, there were 2,958,333 shares outstanding. All transactions and disclosures in the financial statements, related to JK Acquisition’s common stock, have been adjusted to reflect the results of the stock dividend.

On April 10, 2006, JK Acquisition sold 333,334 shares of common stock to two existing shareholders for $2,000,004 in a private placement.

NOTE 7 —	STOCK OPTION

JK Acquisition sold to Ferris Baker, Watts, Inc. for $100, an option to purchase up to a total of 700,000 units. This option was issued upon closing of the initial public offering. The units that would be issued upon exercise of this option are identical to those sold in the initial public offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This Underwriter’s Purchase Option (“UPO”) is exercisable at $7.50 per unit at the latter of one year from the effective date, or the consummation of a business combination and may be exercised on a cashless basis. The UPO will have a life of four years from the effective date.

Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Furthermore, paragraph 11(a) of SFAS No. 133 precludes contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified as stockholders’ equity in its statement of financial position from being treated as derivative instruments. We have determined that the option to purchase 700,000 units, each unit consisting of one warrant and one share of common stock, is a derivative that also contains an embedded derivative. The option to purchase 700,000 shares of common stock and the warrant to purchase an additional 1,400,000 shares, the latter being the embedded derivative, are separately valued and accounted for on JK Acquisition’s balance sheet. While the warrant to purchase the additional 1,400,000 shares is indexed to JK Acquisition’s common stock, the fact that the shares underlying the warrants require future registration in accordance with the warrant agreement, required JK Acquisition, prior to the Warrant Clarification Agreement, to classify these instruments as a liability in accordance with EITF 00-19, paragraph 14.

On January 10, 2007, JK Acquisition entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of April 10, 2006 (the “Warrant Agreement”) by and between JK Acquisition and Continental Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification Agreement clarified, consistent with the terms of the Warrant Agreement and the disclosure contained in JK Acquisition’s Prospectus, dated April 11, 2006, that if JK Acquisition is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would JK Acquisition be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise. As of January 10, 2007, JK Acquisition determined that net cash settlement of the warrants could no longer be required; therefore, the warrants should not be treated as derivative liabilities. The fair value of these warrants was marked to market on January 10, 2007 and derivative gain was recorded. The balance of the derivative liability was then recorded as a contribution to paid-in capital on that date. The fair value of the warrants as of January 10, 2007 was determined by the trading value of the securities on that date.

As such, the option to purchase 700,000 units is considered an equity instrument, as the underlying shares do not need to be registered, and all other criteria in EITF 00-19 required for the instrument to be accounted for as an equity instrument have been fulfilled. The embedded derivative which is the warrant to purchase 1,400,000 shares for $6.25 each follows the same accounting guidelines as the warrants sold in the public offering and is considered a liability. Through January 10, 2007 these derivative liabilities have been adjusted to fair value in our quarterly filings.

JK Acquisition performed a valuation of the option to purchase 700,000 units, and then allocated its fair value to its two components, the underlying 700,000 shares and the embedded warrant to purchase an additional 1,400,000 shares. The fair value at inception was calculated at $4,201277, of which $1,218,448 was allocated to the purchase option of 700,000 shares and $2,982,829 was allocated to the warrants to purchase an additional 1,400,000 shares, according to their respective fair values.

The fair value of the warrants was $2,236,899 as of January 10, 2007. Gain on derivative liability reported in the accompanying statement of operations resulting from the change in valuation of the derivative liability related to these warrants was $112,767 for the six months ended June 30, 2007.

The pricing model JK Acquisition uses for determining fair values of the purchase option and the embedded derivative is the Black Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income.

In particular, JK Acquisition uses volatility rates based upon a sample of comparable companies in its industry, special purpose acquisition corporations. At the time a company to be acquired has been identified and agreements to acquire are in place, the volatility rates will be based on comparable companies to the acquired company. JK Acquisition uses a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining contractual life of the derivative. The volatility factor used in Black Scholes has a significant effect on the resulting valuation of the derivative liabilities on JK Acquisition’s balance sheet. The volatility for the calculation of the embedded derivatives was approximated at 38.6%, this volatility-rate will likely change in the future. JK Acquisition uses the closing market price of its common stock at the end of a quarter when a derivative is valued at fair value. JK Acquisition’s stock price will also change in the future. To the extent that JK Acquisition’s stock price increases or decreases, its derivative liabilities will also increase or decrease, absent any change in volatility rates and risk-free interest rates.

NOTE 8 —	RELATED PARTY TRANSACTION

JK Acquisition has agreed to pay 4350 Management, LLC, a related party and privately-held company owned by JK Acquisition’s chief executive officer, an administrative fee of $7,500 per month for office space and administrative, technology and secretarial services from the effective date of the initial public offering through the acquisition date of a target business. For the six months ended June 30, 2007, $45,000 has been expensed for the administrative fee.

NOTE 9 —	DEFERRED ACQUISITION COSTS

Deferred acquisition costs consist primarily of accounting fees, legal fees, due diligence fees and other fees incurred through the balance sheet that are related to the proposed merger discussed in Note 10. Due to the uncertainty of the proposed merger, as further described in Note 12, the deferred acquisition costs were written off to impairment expense during the quarter ended June 30, 2007.

NOTE 10 —	PROPOSED MERGER

On February 14, 2007, JK Acquisition and Multi-Shot, Inc., a Delaware corporation and wholly-owned subsidiary of JK Acquisition (“MSI”), entered into the First Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), Catalyst/Hall Growth Capital Management Co., LLC, as Members’ Representative (“Members’ Representative”), and the members of Multi-Shot (the “Members”), pursuant to which Multi-Shot will merge with and into MSI (the “Merger”): The Amended Merger Agreement fully amends and restates the Agreement and Plan of Merger, dated September 6, 2006, by and among JK Acquisition, MSI, Multi-Shot, Members’ Representative and the Members. Following completion of the Merger, it is anticipated that JK Acquisition will change its name to MS Energy Services, Inc. The Board of Directors of MS Energy Services, Inc. and Multi-Shot, Inc. will have representation from the management of JK Acquisition and the members of Multi-Shot, LLC. Based in Conroe, Texas, Multi-Shot provides directional drilling services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, Multi-Shot has developed into a leading independent service provider that employs a highly skilled and experienced labor force. Multi-Shot owns and operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.

At closing, the initial Merger consideration for all the issued and outstanding membership interests of Multi-Shot is expected to be approximately $120,750,000 (assuming the Third-Party Indebtedness, as such term is defined in the merger Agreement, of Multi-Shot does not exceed $49,400,000 on the closing date), consisting of the following:

•	13,203,700 shares of JK Acquisition common stock;

•	26,407,400 warrants (each warrant may be exchanged for one share of JK Acquisition common stock solely pursuant to the grant of a Contingent Award (as defined in the Merger Agreement) pursuant to the Merger Agreement); and

•	the assumption of third-party indebtedness, which is expected to be approximately $49,400,000.

See Note 12 regarding litigation related to this proposed merger and Note 13 for a modification to the consideration.

NOTE 11 —	LIQUIDITY

JK acquisition’s cash position as of June 30, 2007 is approximately $75,483. JK Acquisition has outstanding payables of approximately $379,510 as of June 30, 2007. As of June 30, 2007, advances from shareholders was $200,000. As described in Note 4, such shareholders have waived any recourse against JK Acquisition’s trust account with respect to the advances in the event that a business combination is not consummated by JK Acquisition in a timely manner as described herein above. Approximately $363,000 of the outstanding payables represent legal expense incurred in conjunction with the proposed merger and will be due at the close of the proposed merger described in Note 10. If we liquidate before the completion of a business combination and distribute the proceeds of the trust to our public stockholders, Messrs. Wilson and Spickelmier have agreed to indemnify us against any claims by any vendor or other entities that are owed money by us for services rendered or products sold to us that would reduce the amounts of the funds in the trust. However, we cannot assure you that Messrs. Wilson and Spickelmier will be able to satisfy those obligations.

In the event the proposed merger is not consummated within the agreed upon time period, JK Acquisition believes it will not have sufficient funds to operate through October 2007 unless we receive additional advances from Mesas. Wilson and Spickelmier, or other interested parties sufficient to continue operations.

NOTE 12 —	OTHER CONTINGENCIES

On July 9, 2007, Multi-Shot verbally notified JK Acquisition that if JK Acquisition is unable to obtain stockholder approval of the transactions contemplated by the Amended Merger Agreement prior to July 31, 2007, Multi-Shot intended to exercise its termination rights on July 31, 2007 or soon thereafter pursuant to Section 9.01(a) of the Amended Merger Agreement. Based on the then current status of JK Acquisition’s proxy materials on Schedule 14A related to the Amended Merger Agreement, as well as certain terms and provisions in the Amended Merger Agreement and JK Acquisition’s bylaws, as amended, JK Acquisition did not then believe that it would obtain the necessary stockholder approval of the transactions contemplated by Amended Merger Agreement prior to July 31, 2007. It is JK Acquisition’s current belief that any inability to obtain the necessary stockholder approval prior to July 31, 2007 was the result of wrongful acts and omissions by Multi-Shot, and JK Acquisition is exploring its options to protect the interests of its stockholders.

On July 16, 2007, JK Acquisition filed suit in the state district court of Harris County, Texas against Multi-Shot, LLC and twelve other named defendants. JK Acquisition is seeking injunctive relief and other damages related to various claims of breach of contract in connection with the Amended Merger Agreement that JK Acquisition previously entered into the Multi-Shot and other parties on February 14, 2007. Although JK Acquisition intends to diligently pursue its claims again Multi-Shot and the other named defendants on behalf of its stockholders, there is no assurance that JK Acquisition will ultimately obtain the remedies it is seeking.

NOTE 13 —	SUBSEQUENT EVENT

The modified initial merger consideration is as follows; at closing, the initial merger consideration for all the issued and outstanding membership interests of Multi-Shot is expected to be approximately $197,500,000 (assuming the third-party indebtedness, as such term is defined in the Amended Merger Agreement, of Multi-Shot does not exceed $60,000,000 on the closing date), consisting of the following:

•	21,759,259 shares of JKA common stock;

•	28,516,668 warrants solely exercisable pursuant to an a Contingent Award (each warrant may be exchanged for of Contingent Award Shares or, in certain circumstances, for a cash exercise price of $5.00-$6.25 pursuant to the Amended Merger Agreement); and

•	the payment or assumption of third-party indebtedness, which is expected to be approximately $60,000,000.

•	the cancellation of 2,458,334 shares of JKA common stock currently owned by the officers and directors of JKA.

If the third-party indebtedness is less than or equal to $60,000,000, then no adjustment is made to the initial merger consideration. If Third-Party Indebtedness is greater than $60,000,000, then the Multi-Shot members will pay to JKA the amount of such difference. The payment by the Multi-Shot members to JKA will be satisfied by payment from the Escrow Shares (as defined the Amended Merger Agreement).

ANNEX A

SECOND AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER
among
JK ACQUISITION CORP.,
MULTI-SHOT, INC.,
MULTI-SHOT, LLC,
And Each of
CATALYST/HALL GROWTH CAPITAL MANAGEMENT CO., LLC,
And
SG-DIRECTIONAL, LLC, as
MEMBERS’ REPRESENTATIVE
Dated as of August 27, 2007

Section 11.11 Further Assurances	A-80
Section 11.12 Headings	A-80
Section 11.13 Counterparts	A-80
Section 11.14 Entire Agreement	A-80

Schedule 2.03(g)	Target Working Capital Calculation — Example
Schedule 2.04(a)	Holders of Escrow Securities
Schedule 2.06(d)	Contingent Award Calculation — Example
Schedule 6.01(k)	Conduct of Business by the Company
Schedule 6.02(s)	Bonus Payments to Officers or Employees
Schedule 7.05(b)	Individuals Entering Into Employment Agreement
Schedule 7.05(c)	Individuals Entering Into Non-Solicitation Agreement
Schedule 8.02(r)	Company Employees to be Employed at Closing
Schedule 8.02(t)	Existing Employment Agreements

Exhibit A	Form of Parent Warrant
Exhibit B	Form of Escrow Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Company Counsel Legal Opinion
Exhibit E	Form of Parent Counsel Legal Opinion
Exhibit F	Form of GB Agreement
Exhibit G	Form of PB Agreement

Company Disclosure Schedules
Parent Disclosure Schedules

SECOND AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of August 27, 2007 (the “Execution Date”), among JK ACQUISITION CORP., a Delaware corporation (“Parent”), MULTI-SHOT, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), MULTI-SHOT, LLC, a Texas limited liability company (the “Company”), and each of CATALYST/HALL GROWTH CAPITAL MANAGEMENT CO., LLC, a Texas limited liability company (“CHGCM”) and SG-DIRECTIONAL, LLC, an Arkansas limited liability company (“SGD”), collectively as Members’ Representative (as defined in Section 10.05 hereof).

W I T N E S S E T H

WHEREAS, that certain First Amended and Restated Agreement and Plan of Merger dated as of February 14, 2007 was executed by and among the Parent, Merger Sub, the Company, and the Members that are parties thereto (the “Second Agreement”), which Second Agreement amended and restated in its entirety that certain Agreement and Plan of Merger dated as of September 6, 2006 (the “Original Agreement”), executed by and among the Parent, Merger Sub, the Company, and the Members that were parties thereto;

WHEREAS, the parties thereto desire to enter into this Agreement to fully supersede and replace the Second Agreement;

WHEREAS, upon the terms and subject to the conditions of this Agreement, Parent and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into the Merger Sub (the “Merger”);

WHEREAS, as of the Execution Date, the Board of Managers of the Company has (i) determined that the Merger is fair to, and in the best interests of, the Company and the Members, and (ii) approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement;

WHEREAS, the Boards of Directors of each of Parent and Merger Sub have (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent, Merger Sub and their respective stockholders, (ii) unanimously approved and adopted this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) determined to unanimously recommend that the stockholders of Parent approve and adopt this Agreement and the Merger;

WHEREAS, the Members of the Company currently own the membership interests of the Company (the “Company Interests”) as is set forth opposite each such Member’s name in Section 1.01 of the Company Disclosure Schedule (as defined in Article III) (such members being referred to herein as the “Members”);

WHEREAS, pursuant to the Merger, each outstanding share of Company Interest shall be converted into the right to receive shares of Parent’s authorized common stock, par value $0.0001 per share (“Parent Common Stock”) and Parent Warrants (as defined herein), at the rate determined in this Agreement;

WHEREAS, Parent has agreed to grant the Members the registration rights set forth in the Registration Rights Agreement (as defined herein);

WHEREAS, all of the Parent Common Stock otherwise issuable by Parent in connection with the Merger to the Original Members (as defined in Section 11.02(a) herein), who own approximately 38.6% of the Company prior to the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in this Agreement and the Escrow Agreement (as defined in Section 2.04(b));

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, each individual listed on Schedule 7.05(b) shall enter into an Employment Agreement (as defined in Section 7.05(b));

WHEREAS, as a condition and inducement to Parent’s willingness to enter into this Agreement, each individual listed on Schedule 7.05(c) shall enter into a Non-Solicitation Agreement (as defined in Section 7.05(c)); and

WHEREAS, certain capitalized terms used in this Agreement are defined in Section 11.02(a) and (b) of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Company, the Members’ Representative and the Members, for the limited purposes stated herein, hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01  The Merger.  Upon the terms of this Agreement and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (“DGCL”) and Texas Limited Liability Company Act (“TLLCA”), at the Effective Time (as defined in Section 1.02), Company shall be merged with and into the Merger Sub. As a result of the Merger, the separate legal existence of Company shall cease, and the Merger Sub shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.02  Effective Time; Closing.  As promptly as practicable following the satisfaction or, if permissible by the express terms of this Agreement, waiver of the conditions set forth in Article VIII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger (the “Certificate of Merger”) with the Secretary of States of (A) the State of Delaware and (B) the State of Texas in such forms as is required by, and executed in accordance with, the relevant provisions of the DGCL and the TLLCA, respectively, and (ii) making all other filings and recordings required under the DGCL and the TLLCA. Parent will prepare and file all proxy materials in accordance with Schedule 14A under the Exchange Act that set forth, among other things, the proposed officers and directors of Parent and Merger Sub after the Closing. The term “Effective Time” means the date and time of the filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the “Closing”) will be held at the offices of Patton Boggs LLP (“Patton Boggs”), 2001 Ross Avenue, Suite 3000, Dallas, Texas (or such other place as the parties may agree). The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 1.03  Effect of the Merger.  At and after the Effective Time, the Merger shall have the effects as set forth in the applicable provisions of the DGCL and TLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

Section 1.04  Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) At the Effective Time, the Certificate of Incorporation of Merger Sub as currently in effect shall be the Certificate of Incorporation of the Surviving Corporation, except that Section 1 of the amended and restated Certificate of Incorporation of the Surviving Corporation, instead of reading the same as Section 1 of the Certificate of Incorporation of Merger Sub, shall read as follows: “The name of this corporation is “Multi-Shot, Inc.”

(b) At the Effective Time, the Bylaws of the Surviving Corporation shall be the same as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub in the Bylaws of the Surviving Corporation shall be changed to refer to Multi-Shot, Inc.

Section 1.05  Directors and Officers.

(a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

(b) Effective as of the Effective Time, the directors of Parent and the Surviving Corporation shall be Ron Nixon (Chairman), Allen Neel, Richard Turner, James Jacoby and Kim Eubanks, and up to two (2) other designees of the Members, such designees to be designated by the Members’ Representative at least ninety (90) days prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation, as amended, and Bylaws, as amended, of Parent and the Surviving Corporation, and the initial officers of the Surviving Corporation shall be Allen Neel — Chief Executive Officer, President and Secretary; David Cudd — Vice President; and Paul Culbreth — Vice President. Effective as of the Effective Time, the officers of Parent shall be Allen Neel — Chief Executive Officer and President, and Scott Bork — Secretary. In each case, the foregoing officers shall serve until their respective successors are duly elected or appointed and qualified.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES

Section 2.01  Initial Merger Consideration.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(i) each unit of Company Interest issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the following consideration, payable in the form of:

(1) such number of shares of Parent Common Stock equal to the Company Interest to Parent Common Stock Exchange Ratio; and

(2) such number of Parent Warrants equal to the Company Interest to Parent Warrant Exchange Ratio; and

(3) a cash amount equal to the Company Interest to Cash Exchange Ratio;

(ii) each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, all of which shall be held by Parent, shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. The stock certificate evidencing shares of common stock of Merger Sub shall then evidence ownership of the outstanding shares of common stock of the Surviving Corporation.

(b) As used in this Agreement, the following terms have the following meanings (except as noted in this Agreement):

(i) “Gross Enterprise Value” means the enterprise value of the Company, such enterprise value of which is calculated as the sum of (A) (x) 6.25 multiplied by (y) the forecasted trailing 12 months Adjusted EBITDA as of November 30, 2007, plus (B) $10,000,000, which such Gross Enterprise Value is estimated to be $197,500,000.

(ii) “Estimated Net Enterprise Value” means Gross Enterprise Value less Estimated Third Party Indebtedness as of the Closing Date.

(iii) “Estimated Third Party Indebtedness” means the Indebtedness (as defined in Section 2.01(b)(iv)).

(iv) “Indebtedness” means all indebtedness or other obligations of the Company for borrowed money, including, without limitation, all obligations under capital leases which under GAAP are required to be shown as a liability and all indebtedness of a third party for which the Company is liable pursuant to a guaranty or otherwise.

(v) Intentionally omitted.

(vi) “Parent Stock Consideration” means one hundred percent (100%) of the remainder of Estimated Net Enterprise Value, less the Cash Consideration.

(vii) “Parent Shares” means the number of shares of Parent Common Stock equal to the quotient of (A) Parent Stock Consideration divided by (B) $5.40, rounded to the nearest whole share.

(viii) “Parent Warrants” means the 28,516,668 warrants issued by Parent pursuant to Section 2.01(a)(i)(2), subject to the provisions in Section 2.06 hereof, substantially in the form attached hereto as Exhibit A.

(ix) “Escrow Shares” means all of the Parent Shares issued as Parent Stock Consideration to the Original Members pursuant to Section 2.01 hereto, all of the Redemption Liability Shares to the Original Members, if any, issued pursuant to Section 2.08, and any Parent Common Stock issued to the Original Members pursuant to the exchange of any Escrow Warrants.

(x) “Cash Consideration” means $20,000,000.00.

(xi) “Company Interest to Cash Exchange Ratio” means the quotient (calculated to five decimal places) obtained by dividing (x) the Cash Consideration by (y) the Fully Diluted Company Interest Amount (as defined below).

(xii) “Company Interest to Parent Common Stock Exchange Ratio” means the quotient (calculated to five decimal places) obtained by dividing (x) the Parent Shares by (y) the Fully Diluted Company Interest Amount.

(xiii) “Fully Diluted Company Interest Amount” means a number of units of Company Interests equal to the sum of (x) the number of units of Company Interests issued and outstanding immediately prior to the Effective Time and (y) the number of units of Company Interests issuable upon exercise, conversion and/or exchange of all securities issued and outstanding immediately prior to the Effective Time that are exercisable, convertible and/or exchangeable for units of Company Interests.

(xiv) “Company Interest to Parent Warrant Exchange Ratio” means the quotient (calculated to five decimal places) obtained by dividing (x) the Parent Warrants by (y) the Fully Diluted Company Interest Amount.

(c) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, all of the stock-based items that require adjustment so as to properly reflect the action taken, including, but not limited to, the Initial Merger Consideration, the Parent Shares, the Company Interest to Cash Exchange Ratio, the Company Interest to Parent Common Stock Exchange Ratio, the Parent Warrants, the Redemption Liability Shares (as defined in Section 2.08) and Redemption Warrants (as defined in Section 2.08) shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or readjustment of shares. The parties recognize that the 2004 Incentive Plan has, in 2005 and 2006, and will most likely in 2007 give rise to a Transaction-Related Members’ Equity Charges (defined below). For the purposes of this Agreement and the Adjusted EBITDA will not include any transaction-related charge to Company earnings as required by GAAP (the “Transaction-Related Members’ Equity Charges”).

(d) If any units of Company Interests outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, stock option exercise agreement or other agreement with the Company, then the Parent Shares issued in exchange for such units of Company Interests will also be unvested and/or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such Parent Shares may accordingly be marked with appropriate legends.

(e) The aggregate consideration payable to the holders of Company Interests in accordance with this Section 2.01(a) is referred to in this Agreement as the “Initial Merger Consideration.” The Initial Merger Consideration is subject to adjustment in accordance with Sections 2.02 and 2.03.

Section 2.02  Closing Balance Sheet; Indebtedness; Working Capital.

(a) (i) Intentionally omitted.

(ii) For purposes of this Section 2.02, “Working Capital” shall mean the amount that is the difference between (i) Company’s Current Assets and (ii) Company’s Current Liabilities, calculated in accordance with United States generally accepted accounting principles (“GAAP”) and in a manner consistent with the Company Financial Statements (as defined in Section 3.08(a)). “Current Assets,” as used in the definition of Working Capital, shall mean cash on hand or in deposit accounts, cash equivalents, accounts receivable (net of all reserves), prepaid project costs, prepaid expenses, and any other current assets as defined under GAAP, plus any Transaction Expenses previously paid by the Company. “Current Liabilities”, as used in the definition of Closing Working Capital, shall mean accounts payable, accrued expenses, advanced customer payments and any other current liabilities (excluding any accrued but unpaid Transaction Expenses and current portions of Indebtedness) as defined under GAAP.

(b) The Company will prepare and deliver to Parent at least one (1) business day before the Closing Date an unaudited balance sheet of the Company prepared on an estimated basis as of midnight the day prior to the Closing Date (the “Estimated Closing Balance Sheet”), which shall include detailed supporting calculations of (i) the estimated Indebtedness of the Company as of the Closing Date (the “Estimated Indebtedness”); and (ii) the estimated Working Capital of the Company at the Closing Date (the “Estimated Closing Working Capital”). The Estimated Closing Balance Sheet will be prepared in accordance with GAAP, subject to reasonable exceptions such as the absence of footnotes and customary year-end audit adjustments, in a manner consistent with the methods and practices used to prepare the audited balance sheet as of December 31, 2006 (the “2006 Balance Sheet”). The Company will deliver with the Estimated Closing Balance Sheet, including the Estimated Indebtedness and Estimated Closing Working Capital, a certification executed by the Chief Executive Officer and the Chief Financial Officer that the Estimated Closing Balance Sheet is being delivered in good faith and fairly presents, in all material respects, the financial condition of the Company as of 12:01 a.m. the day before the Closing Date, prepared in accordance with GAAP, subject to reasonable exceptions such as the absence of footnotes and customary year-end audit adjustments. For example, assuming a Closing Date of December 3, 2007, the Company shall deliver the Estimated Closing Balance Sheet on the morning of November 30, 2007 reflecting business activities as of and through November 29, 2007.

Section 2.03  Post-Closing Adjustment.

(a) Within 75 days after the Closing Date, Parent will prepare and deliver to the Members’ Representative written notice (the “Adjustment Notice”) containing an unaudited consolidated balance sheet of the Company as of the close of business on the Closing Date (the “Closing Balance Sheet”), including detailed supporting calculations of (i) the Indebtedness of the Company as of the Closing Date less any Parent Expense Excess (the “Closing Indebtedness”), (ii) the Working Capital of the Company as of the Closing Date (“Closing Working Capital”) and (iii) Parent’s calculation of the amount of any Initial Merger Consideration adjustment required pursuant to Section 2.03(i) (“Adjustment Amount”), if any. If Parent represents that no Adjustment Amount is due and required, the Adjustment Notice shall so state. The Closing Balance Sheet, including the Closing Indebtedness and Closing Working Capital, will be prepared in accordance with GAAP (subject to any adjustments that relate to Transaction Expenses as permitted herein) in a manner consistent with the methods and practices used to prepare the Estimated Balance Sheet, Estimated Indebtedness and Estimated Working Capital.

(b) Within 30 days after delivery of the Adjustment Notice, the Members’ Representative will deliver to Parent a written response in which the Members’ Representative will either:

(i) agree in writing with the Closing Balance Sheet as set forth in the Adjustment Notice, in which case such calculations of Closing Indebtedness, Closing Working Capital and Adjustment Amount, if any, will be final and binding on the parties for purposes of Section 2.03(i); or

(ii) dispute Parent’s determination that no Adjustment Amount is due and required or Parent’s calculation of Closing Indebtedness, Closing Working Capital or Adjustment Amount, if any, as set forth in the Adjustment Notice by delivering to Parent a written notice (a “Dispute Notice”) setting forth in reasonable detail the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.

(c) If the Members’ Representative fails to take either of the foregoing actions within 30 days after delivery of the Adjustment Notice, then the Company will be deemed to have irrevocably accepted Parent’s calculation of

Closing Indebtedness, Closing Working Capital and/or Adjustment Amount, if any, as set forth in the Adjustment Notice, in which case such calculation of Closing Indebtedness, Closing Working Capital and Adjustment Amount will be final and binding on the parties for purposes of Section 2.03(i).

(d) If the Members’ Representative delivers a Dispute Notice to Parent within 30 days after delivery of the Adjustment Notice, then Parent and the Members’ Representative will attempt in good faith, for a period of 30 days, to agree on the calculations of Closing Indebtedness, Closing Working Capital and Adjustment Amount for purposes of Section 2.03(i). Any resolution by Parent and the Members’ Representative during such 30-day period as to any disputed items will be final and binding on the parties for purposes of Section 2.03(i). If Parent and the Members’ Representative do not resolve all disputed items by the end of 30 days after the date of delivery of the Dispute Notice, then Parent and the Members’ Representative will submit the remaining items in dispute to Hein & Associates, LLP, or if that firm is unwilling or unable to serve, Parent and the Members’ Representative will engage another mutually agreeable independent accounting firm of recognized national standing, which is not the regular auditing firm of Parent or the Company. If Parent and the Members’ Representative are unable to jointly select such independent accounting firm within 10 days after such 30-day period, Parent and the Members’ Representative will each select an independent accounting firm of recognized national standing and each such selected accounting firm will select a third independent accounting firm of recognized national standing, which is not the regular auditing firm of Parent or the Company (such selected independent accounting firm, whether pursuant to this sentence or the preceding sentence, the “Independent Accounting Firm”). The Independent Accounting Firm will act as arbitrator to determine (based solely upon presentations made by Parent and the Members’ Representative and not by independent audit or review) only those items still in dispute. The Purchaser and the Members’ Representative will instruct the Independent Accounting Firm to render its determination with respect to the items in dispute in a written report that specifies the conclusions of the Independent Accounting Firm as to each item in dispute and the resulting calculations and determination of the Closing Indebtedness, Closing Working Capital and the Adjustment Amount. The Parent and the Members’ Representative will each use their commercially reasonable efforts to cause the Independent Accounting Firm to render its determination within 30 days after referral of the items to such firm or as soon thereafter as reasonably practicable. The determinations of the Independent Accounting Firm with respect to the Closing Indebtedness, Closing Working Capital and Adjustment Amount will be final and binding on the parties for purposes of Section 2.03(i). Parent and the Members’ Representative will revise the Closing Balance Sheet and the calculation of the Closing Indebtedness, Closing Working Capital and Adjustment Amount as appropriate to reflect the resolution of the issues in dispute pursuant to this Section 2.03. The procedures for payment of an Adjustment Amount, whether in favor of Parent or in favor of Members, are as set forth in Section 2.03(i) hereof. The fees and expenses of the Independent Accounting Firm will be shared by Parent and the Members in inverse proportion to the relative amounts of the disputed amount (as ultimately resolved) determined to be for the account of Parent and the Members, respectively. For example, if the final Adjustment Amount is forty percent (40%) of the Parent’s original Adjustment Amount as determined in accordance with Section 2.03(a), the Members shall pay forty percent (40%) of the fees and expenses of the Independent Accounting Firm and Parent shall pay the remaining sixty percent (60%) of such fees and expenses.

(e) For purposes of complying with this Section 2.03, Parent and the Members’ Representative will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the Independent Accounting Firm may request and as are available to that party (or its independent public accountants) and each such party will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm. Parent must require that the Independent Accounting Firm enter into a customary form of confidentiality agreement with respect to the work papers and other documents and information regarding the matters, including financial information contained in the Adjustment Notice and Dispute Notice, provided to the Independent Accounting Firm pursuant to this Section 2.03.

(f) If the Closing Indebtedness as finally determined in accordance with this Section 2.03 is equal to $60,000,000, then no adjustment shall be made. If the Closing Indebtedness as finally determined pursuant to this Section 2.03 is less than the $60,000,000, then the Parent shall pay the Members the amount of such difference pursuant to Section 2.03(i) below. If the Closing Indebtedness as finally determined pursuant to this Section 2.03 is greater than the $60,000,000, then the Members will pay to Parent the amount of such difference pursuant to Section 2.03(i) below.

(g) If the Closing Working Capital is less than 13.0% of the average annualized monthly revenues of the Company using the three (3) completed months immediately preceding the Closing Date (the “Target Working Capital”), an example of the calculation of which is set forth on Schedule 2.03(g) for the period ending June 30, 2006, then the Members will pay to Parent the amount of such difference pursuant to Section 2.03(i) below.

(h) All payments required to be made by the Members, on a pro rata basis in proportion to each Member’s share (carried to five decimal places) of the Company Interests, pursuant to Sections 2.03(f) and 2.03(g) will be satisfied by payment from the Escrow Shares (based on the Escrow Per Share Market Value (as defined below) of the Parent Common Stock at such time) in accordance with the terms of the Escrow Agreement or otherwise as permitted by Section 2.03(d) above. The Members will be severally, but not jointly, liable for any amount by which any payments required under Sections 2.03(f) or 2.03(g) exceed the Escrow Fund. All payments to be made by the Parent pursuant to Section 2.03(f) will be satisfied by issuance of additional shares of Parent Common Stock and Parent Warrants to the Members, issued and distributed to the Members on a pro rata basis in proportion to each Member’s share (carried to five decimal places) of the Company Interests based upon the Exchange Value. All adjustments to the Initial Merger Consideration pursuant to this Section 2.03 will be applied to the Initial Merger Consideration to be received by each Member pro-rata based in proportion to each Member’s share (carried to five decimal point places) of the Initial Merger Consideration. The term “Escrow Per Share Market Value” shall mean for any date, the price determined by calculating the average of the closing per share prices of the Parent Common Stock on the American Stock Exchange (“AMEX”) (as reported on AMEX) or such other stock exchange on which Parent Common Stock may then be trading (based on a Trading Day closing at 4:02 p.m. New York City time) for the twenty days prior to any distribution date as described in the Escrow Agreement.

(i) To the extent that there is an Adjustment Amount, the Company, the Parent and the Members’ Representative agree as follows:

(i) If an Adjustment Amount is in favor of Parent, then such Adjustment Amount shall be payable from the Escrow Fund and any such payment from the Escrow Fund for an Adjustment Amount shall be payable in Escrow Shares; provided, that, the Members’ Representative may elect to have an Adjustment Amount paid from Proceeds (as defined in the Escrow Agreement) or in other cash provided by the Members in lieu of Escrow Shares. The Parent, the Company and the Members’ Representative will provide instructions to the Escrow Agent consistent with the foregoing; and

(ii) If an Adjustment Amount is in favor of the Members, then the Parent Stock Consideration shall be recalculated under Section 2.01(b)(vi); provided that for purposes of such recalculation the term “Actual Net Enterprise Value” shall be substituted in place of the term “Estimated Net Enterprise Value” (the result of such recalculation being the “Actual Parent Stock Consideration”). Then, Parent will issue such number of Parent Shares and such number of Parent Warrants to the Members as would have originally been issued to the Members under Section 2.01(a)(i)(1) and Section 2.01(a)(i)(2), respectively, had the term “Actual Parent Stock Consideration” been substituted for the term “Parent Stock Consideration” under Section 2.01 at the time such calculations were made. For purposes of this Agreement the term “Actual Net Enterprise Value” means Gross Enterprise Value less Closing Indebtedness as agreed to between Parent and Members’ Representative or as determined pursuant to Section 2.03(d).

Section 2.04  Exchange of Certificates.

(a) Exchange Procedures.  From and after the Effective Time, a bank or trust company to be designated by Parent shall act as exchange agent (the “Exchange Agent”) in effecting the exchange of the applicable Parent Shares, Parent Warrants, Redemption Liability Shares, if any, and Redemption Warrants, if any, for certificates which immediately prior to the Effective Time represented outstanding membership interests of Company Interests (“Company Interest Certificates”) and which were converted into the right to receive the applicable Parent Shares, Parent Warrants, Redemption Liability Shares, if any, and Redemption Warrants, if any, pursuant to Sections 2.01, 2.03 and 2.08. As promptly as practicable after the Effective Time, Parent and the Exchange Agent shall mail to each record holder of Company Interest Certificates a letter of transmittal (the “Letter of Transmittal”) in a form approved by Parent and the Company and will include instructions for use in surrendering such Company Interest Certificates and receiving the applicable Parent Shares, Parent Warrants, Redemption Liability Shares, if any, and Redemption Warrants, if any, pursuant to Sections 2.01, 2.03 and 2.08. Promptly after the Effective Time, but in no event later than ten (10) business days following the delivery to Parent of the Final Conversion Schedule, Parent shall cause to be deposited in escrow with the Escrow Agent all of the Escrow Shares and Escrow Warrants in the names set forth on Schedule 2.04(a) (collectively, the “Escrow Securities”). As used in this Agreement, “Escrow Warrants” shall refer to all Parent Warrants and Redemption Warrants, if any, issued to the Original Members and deposited in escrow with the Escrow Agent.

Upon the surrender of each Company Interest Certificate for cancellation to the Exchange Agent, together with a properly completed Letter of Transmittal and such other documents as may reasonably be required by Parent:

(i) Parent shall cause to be issued to the holder of such Company Interest Certificate in exchange therefor separate certificates representing the Parent Shares, Parent Warrants, Redemption Liability Shares, if any, and Redemption Warrants, if any, to which such holder is entitled pursuant to Sections 2.01, 2.03 and 2.08;

(ii) all Escrow Securities shall be delivered to the Escrow Agent to be held as Escrow Shares pursuant to the Escrow Agreement; and

(iii) the Company Interest Certificates so surrendered shall forthwith be cancelled.

(b) Escrow Fund.

(i) Prior to or simultaneously with the Closing, the Members’ Representative and Parent shall enter into an escrow agreement substantially in the form of Exhibit B hereto (the “Escrow Agreement”) with the Escrow Agent, or if the Escrow Agent is unwilling or unable to serve, then such other financial institution of at least $500,000,000 in total assets mutually acceptable to the Members’ Representative and Parent. Pursuant to the terms of the Escrow Agreement, Parent shall deposit with the Escrow Agreement (i) one or more stock certificates representing the Escrow Shares, and (ii) one or more warrants representing the Escrow Warrants issued to the Original Members at Closing and related irrevocable stock powers in the name of the Original Members representing the Escrow Securities, which account is to be managed by the Escrow Agent (the “Escrow Account”). Any Escrow Securities and Proceeds in the Escrow Account are collectively referred to herein as the “Escrow Fund”. The Escrow Agreement shall provide that so long as a bona fide, good faith claim for indemnification has not been made by Parent, that (i) the entirety of the Escrow Fund remain with the Escrow Agent until December 31, 2008, (ii) after December 31, 2008, that portion of Escrow Shares (and/or any Proceeds or common stock of Parent received by the Original Members by virtue of the exercise of Parent Warrants and Redemption Warrants) in excess of $3,000,000 in value based on the Escrow Per Share Market Value be released to the Original Members as well as the entirety of the Escrow Warrants and (iii) upon completion of (36) thirty-six months after Closing, the Escrow Account shall be closed and all remaining Escrow Shares and any and all other assets of the Original Members held in the Escrow Fund shall be released to the Original Members. In connection with such deposit of the Escrow Securities with the Escrow Agent and as of the Effective Time, each Original Member holder of Company Interests will be deemed to have constructively received and deposited with the Escrow Agent each Original Member’s pro rata interest in the Escrow Fund as determined as of Closing by reference to such Original Member’s ownership of Company Interests (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to shares constituting the Escrow Fund) as reflected on the Company Interest Certificates, without any further action by the Original Members. Distributions of any Escrow Securities or the Escrow Fund or Proceeds from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement, but shall occur no later than the end of the indemnity periods as set forth in Section 10.01. The adoption of this Agreement and the approval of the Merger by the Members shall constitute approval of the Escrow Agreement and of all the arrangements relating thereto, including, without limitation, the placement of the Escrow Securities and Proceeds in the Escrow Fund and the appointment of the Members’ Representative. No Escrow Securities contributed to the Escrow Fund shall be unvested or subject to any right of repurchase, risk of forfeiture or other condition in favor of Parent, the Surviving Corporation or other entity.

(ii) In the event a Parent Indemnified Party (as defined in Section 10.02) is entitled to indemnification from a Member under Article X (“Indemnification Claim”) for any breach by the Company of any representations and warranties made by the Company under Article III hereof, Parent shall seek payment first out of the Escrow Fund. Such Indemnification Amounts shall be payable in Escrow Shares; provided, that the Members’ Representative may elect to have an Indemnification Amount paid from the Proceeds or in other cash provided by the Members in lieu of Escrow Shares. If the Escrow Fund has been reduced to zero, Parent shall then be entitled to seek payment for an unsatisfied Indemnification Amount directly from the Members, subject to the terms and conditions set forth in Article X.

(c) Distributions.  No dividends or other distributions declared or made after the Effective Time with respect to Escrow Shares comprising part of the Initial Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Interest Certificate with respect to the Escrow Shares represented thereby until the holder of such Company Interest Certificate shall surrender such Company Interest Certificate in accordance with this Section 2.04. Dividends or other distributions declared or made after the Effective Time with respect to Escrow Shares comprising part of the Merger Consideration with a record date after the Effective Time shall be paid to the record owners of the Escrow Shares.

(d) No Further Rights in Company Interests.  Except as otherwise specifically provided herein, the Parent Shares, the Parent Warrants, the Redemption Liability Shares and the Redemption Warrants issued upon the conversion of Company Interests in accordance with the terms hereof, including the registration rights applicable thereto, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Interests.

(e) No Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock shall be issued upon the conversion and exchange of Company Interest Certificates, and no holder of Company Interest Certificates shall be entitled to receive a fractional share of Parent Common Stock. In the event that any holder of Company Interest would otherwise be entitled to receive a fractional share of Parent Common Stock (after aggregating all shares and fractional shares of Parent Common Stock issuable to such holder), then such holder will receive an aggregate number of shares of Parent Common Stock rounded up or down to the nearest whole share (with amounts equal to 0.5 and greater being rounded up).

(f) No Liability.  Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Interest for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash properly and legally delivered to a public official pursuant to any abandoned property, escheat or similar Law (as defined in Section 3.06(a)); provided, however, that Parent shall promptly give the Members’ Representative written notice of any such occurrence and such holder of Company Interests shall have the opportunity to dispute the abandonment and reclaim the shares of Parent Common Stock and all related rights as if such occurrence had not occurred, provided such dispute is fairly determined for the benefit of the Member or Members affected.

(g) Withholding Rights.  Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Interest such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax (as defined in Section 3.15(c)) Law, including but not limited to federal and state withholdings as related to the compensatory component of the Merger Consideration that relates to the Company’s 2004 Incentive Plan. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Interest in respect of which such deduction and withholding were made by the Exchange Agent, the Surviving Corporation or Parent, as the case may be. Any amounts so withheld shall be properly and timely transmitted to the appropriate parties.

(h) Lost Certificates.  If any Company Interest Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Interest Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Interest Certificate, Parent shall issue in exchange for such lost, stolen or destroyed Company Interest Certificate, the applicable Parent Shares (and dividends or other distributions pursuant to Section 2.04(c)), Parent Warrants, Redemption Liability Shares (and dividends or other distributions pursuant to

Section 2.04(c)), and Redemption Warrants to which such person is entitled pursuant to the provisions of this Article II.

Section 2.05 Membership Interest Transfer Books.  Commencing on the date hereof, the membership interest transfer books of the Company shall be closed and there shall be no further registration or transfers of shares of Company Interest thereafter on the records of the Company other than as required to comply with the terms of this Agreement and the Plans. From and after the Effective Time, each holder of a Company Interest Certificate shall cease to have any rights as a member of the Company, except as otherwise provided in this Agreement or by Law.

Section 2.06  Contingent Awards.

(a) From time to time after the Effective Time, the Members shall be entitled to a contingent award payable in shares of Parent Common Stock (“Contingent Award”) pursuant to the terms of this Section 2.06.

(b) On the date on which any holder (an “Index Warrant Holder”) of a warrant (other than a Parent Warrant and a Redemption Warrant) to purchase Parent Common Stock (an “Index Warrant”), elects to exercise such Index Warrant (each a “Measurement Date”), Parent shall calculate and record the average Trading Price (each a “Contingent Award Per Share Market Value”) of the Parent Common Stock for each of the 3 trading days prior to such Measurement Date (each a “Measurement Period”). As used herein, the term “Trading Price” shall mean the closing trading price per share of Parent Common Stock for such date (or the nearest preceding date) on the American Stock Exchange (as reported on AMEX) or such other stock exchange on which the Parent Common Stock may then be trading.

(c) On June 30, 2008 (the “Initial Determination Date”), Parent shall determine the initial Contingent Award payable to the Members for the period beginning on the Closing Date and ending on June 30, 2008 (the “Initial Determination Period”). Subsequent Contingent Awards shall be determined on:

(i) June 30, 2009 (the “Second Determination Date”) for the period beginning on July 1, 2008 and ending on June 30, 2009 (the “Second Determination Period”); and

(ii) April 30, 2010 (unless extended to June 30, 2010 by the mutual written consent of the parties hereto) (the “Third Determination Date”, and together with the Initial Determination Date and the Second Determination Date, each a “Determination Date”) for the period beginning on July 1, 2009 and ending on April 30, 2010 (or June 30, 2010) (the “Third Determination Period”, and together with the Initial Determination Period and the Second Determination Period, each a “Determination Period”).

(d) On each Determination Date, Parent shall calculate the respective Contingent Award as follows (an example of such calculation is set forth on Schedule 2.06(d) attached hereto):

(i) first, for each exercise of an Index Warrant during such Determination Period, multiply (A) the respective Contingent Award Per Share Market Value for such exercise by (B) the number of shares issued pursuant to such Index Warrant exercise (the “Total Exercised Warrant Value”);

(ii) second, calculate (A) the aggregate number of shares issued pursuant to all Index Warrant exercises during such Determination Period, (B) the aggregate Total Exercised Warrant Values from all exercises for such Determination Period and (C) the per share weighted average amount of the Total Exercised Warrant Values for all Index Warrant exercises during such Determination Period;

(iii) third, multiply (A) the number of shares calculated in Section 2.06(d)(ii)(A) by (B) the weighted average of the exercise price of all Index Warrants exercised during such Determination Period (the “Weighted Average Index Warrant Exercise Price”);

(iv) fourth, subtract (A) the number determined in Section 2.06(d)(iii) from (B) the aggregate Total Exercised Warrant Values for such Determination Period;

(v) if the amount determined in Section 2.06(d)(iv) above is greater than zero, Parent shall issue to the Members shares of Parent Common Stock equal to the quotient of (A) the amount determined in Section 2.06(d)(iv) above divided by (B) the amount determined in Section 2.06(d)(ii)(C) (“Contingent

Award Shares”). Any such Contingent Award Shares shall be allocated on a pro rata basis amongst the holders of all Parent Warrants (as compared to all other Parent Warrant holders based upon the number of originally issued Parent Warrants).

(e) Within fifteen (15) days of each Determination Date, Parent shall provide written notice to the Members’ Representative as to the number of Index Warrants exercised and the number of Contingent Award Shares, if any, (a “Contingent Award Notice”). Such Contingent Award Notice shall also contain Parent’s calculation of such Contingent Award Shares pursuant to Section 2.06(d).

(f) Within 15 days after delivery of a Contingent Award Notice, the Members’ Representative will deliver to Parent a written response in which the Members’ Representative will either:

(i) agree in writing with the contents of the Contingent Award Notice, in which case such calculations of the Contingent Award Shares (the “Contingent Award Calculation”), if any, will be final and binding on the parties for purposes of Section 2.06; or

(ii) dispute Parent’s determination of the Contingent Award Calculations, if any, as set forth in a written notice (a “Contingent Award Dispute Notice”) setting forth in reasonable detail the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.

(g) If the Members’ Representative fails to take either of the foregoing actions within 15 days after delivery of the Contingent Award Notice, then the Company and Members will be deemed to have irrevocably accepted Parent’s determination of such Contingent Award Notice, in which case such determination of the Contingent Award Calculation will be final and binding on the parties for purposes of Section 2.06(j).

(h) If the Members’ Representative delivers a Contingent Award Dispute Notice to Parent within 15 days after delivery of the Contingent Award Notice, then Parent and the Members’ Representative will attempt in good faith, for a period of 15 days, to agree on the calculations for purposes of Section 2.06. Any resolution by Parent and the Members’ Representative during such 15-day period as to any disputed items will be final and binding on the parties for purposes of Section 2.06. If Parent and the Members’ Representative do not resolve all disputed items by the end of 15 days after the date of delivery of the Contingent Award Dispute Notice, then Parent and the Members’ Representative will submit the remaining items in dispute to the Independent Accounting Firm and the procedures set forth in Section 2.03(d) shall be utilized to resolve the disputed items. The determinations of the Independent Accounting Firm with respect to the Contingent Award Calculation will be final and binding on the parties for purposes of Section 2.06.  Parent will revise all of the affected changes in the Contingent Award Calculation as appropriate to reflect the resolution of the issues in dispute pursuant to this Section 2.06.

(i) For purposes of complying with this Section 2.06, Parent and the Members’ Representative will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the Independent Accounting Firm may request and as are available to that party (or its independent public accountants) and each party will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm. Parent must require that the Independent Accounting Firm enter into a customary form of confidentiality agreement with respect to the work papers and other documents and information regarding the matters, including financial information contained in the Contingent Award Notice and Contingent Award Dispute Notice, provided to the Independent Accounting Firm pursuant to this Section 2.06.

(j) Once the Contingent Award Calculation is finalized, Parent shall notify each Parent Warrant holder of such Contingent Award Shares issuable to the Members as determined by the Contingent Award Calculation pursuant to Section 2.06(d) herein, and each Parent Warrant holder shall have the option, within ten (10) days of its receipt of the finalized Contingent Award Calculation, to accept its pro rata share of the Contingent Award Shares or accept a Cash Exercise Warrant in the amount of its pro rata share of the number of shares issued pursuant to the aggregate Index Warrants exercised during such Determination Period. If the amount determined in Section 2.06(d)(iv) above is zero or less than zero, Parent shall not issue any Contingent Award Shares to the Members, but each Member shall automatically be deemed to have elected to receive a Cash Exercise Warrant in the amount of the aggregate Index Warrants exercised during such Determination Period, if any. Parent shall promptly prepare and file with AMEX a Notification Form for Listing Additional Shares with respect to any Contingent Award Shares or shares underlying any Cash Exercise Warrants (“Cash Exercise Warrant Shares”) to be issued pursuant to Section 2.06 and shall use its commercially reasonable efforts to obtain, prior to such issuance of any Contingent Award Shares and Cash Exercise Warrant Shares, approval for the listing of such Contingent Award Shares, subject to official notice to AMEX of issuance.

(k) In the event that prior to the expiration of eighteen (18) months after the Closing Date, the Members are issued Contingent Award Shares or Cash Exercise Warrant Shares, any of such Contingent Award Shares issued to the Original Members and the possession thereof shall be given by the Original Members to the Escrow Agent as soon as practicable. All of the rights, duties and obligations with respect to said Contingent Award Shares and Cash Exercise Shares shall be equivalent to the rights, duties and obligations with respect to the Parent Shares, except as otherwise specifically provided herein, including but not limited to the rights granted to the Members under the Registration Rights Agreement.

(l) Return of Parent Warrants and Redemption Warrants.  In exchange for a Contingent Award or Cash Exercise Warrants, each Member shall surrender a number of Parent Warrants and/or Redemption Warrants exercisable for an amount of Parent Common Stock equal to its pro rata share of the number of shares issued pursuant to the aggregate Index Warrant exercises during such Determination Period to Parent, together with such other documents as may reasonably be required by Parent.

(m) No Fractional Shares.  Notwithstanding any other provision of this Agreement, no fractional shares of Common Stock shall be issued pursuant to this Section 2.06, and no Member shall be entitled to receive a fractional share of Common Stock pursuant to this Section 2.06. In the event that any Member would otherwise be entitled to receive a fractional share of Common Stock pursuant to this Section 2.06, then such Member will receive an aggregate number of shares of Common Stock rounded up or down to the nearest whole share (with amounts greater than 0.5 being rounded up). If the Parent Warrant or Redemption Warrant shall have been exercised in part, Parent shall, at the time of delivery of the certificate or certificates representing Parent Warrants or Redemption Warrants, deliver to holder a new Parent Warrant or new Redemption Warrant, as the case may be, evidencing the rights of holder to acquire shares of Parent Common Stock called for by the Parent Warrant or the Redemption Warrant, which new Parent Warrant or Redemption Warrant, as the case may be, shall in all other respects be identical with the original Parent Warrant or the original Redemption Warrant.

(n) Parent Warrant Cash Exercise.  Pursuant to the provisions of Section 2.06(j), each holder of a Parent Warrant shall have the right to accept, in lieu of the Contingent Award Share, a warrant exercisable for cash (each, a “Cash Exercise Warrant”) that provides the holder the option to exercise such warrant for $5.00 per share (or $6.50 per share to the extent issued upon exercise of the FBW Warrants) for a number of shares in the amount of its pro rata share of the number of shares issued pursuant to the aggregate Index Warrant exercises during such Determination Period. Thereafter, and at any time prior to the expiration of such Cash Exercise Warrant, the holder of such Cash Exercise Warrant shall have the right to exercise such Cash Exercise Warrant for cash as set forth in such warrant; provided, however, that in order for the holder of such Cash Exercise Warrant to make such election, such Cash Exercise Warrant holder shall be required to (i) notify Parent that such Cash Exercise Warrant holder is making such election at or prior to its or his exercise of such Cash Exercise Warrant and (ii) tender payment of the exercise price stated in such Cash Exercise Warrant to Parent in cash or other readily available funds at the time of its or his exercise of such Cash Exercise Warrant. The Cash Exercise Warrant shall have the same terms as the Parent Warrant, including termination provisions, except that it shall be exercisable only for cash as set forth above.

(o) Expiration of Parent Warrants.  The parties agree that the Parent Warrants and the Cash Exercise Warrants shall not expire, but shall survive in full force and effect, until the later of (i) April 10, 2010, (ii) fifteen (15) days following the final determination of the Contingent Award Calculation with respect to the Third Determination Period, or (iii) such time as all Index Warrants have expired, been exercised or have been terminated in accordance with their respective terms.

Section 2.07 Securities Laws Issues.  Parent shall issue the Parent Shares and Parent Warrants as provided in Section 2.01, the shares of Parent Common Stock as provided in Section 2.06 of this Agreement and the Redemption Liability Shares and Redemption Warrants pursuant to a “private placement” exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act and an exemption from qualification under the laws of the State of Texas and other applicable state securities laws notwithstanding that the Parent Shares, Parent Warrants, Redemption Liability Shares, Redemption Warrants, and Parent Common Stock issuable pursuant to a Contingent Award shall be entitled to their respective rights specified in the Registration Rights Agreement. Parent and the Company shall comply with all applicable provisions of, and rules under, the Securities Act and applicable state securities laws in connection with the offering and issuance of the shares of Parent Common Stock pursuant to this Agreement. Such Parent Shares, Parent Warrants, Redemption Liability Shares, Redemption Warrants and Parent Common Stock issuable pursuant to a Contingent Award will be “restricted securities” under the Federal and state securities laws and cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration.

Section 2.08  Redemption Shares Issuance.

(a) As used in this Agreement, the following terms have the following meanings (except as noted in this Agreement):

(i) “Exchange Value” means $5.40 per share of Parent Common Stock.

(ii) “Gross Redemption Dollar Amount” means the Redemption Shares Number multiplied by the Redemption Share Price.

(iii) “Net Redemption Dollar Amount” means difference between the Gross Redemption Dollar Amount and the Redemption Value Safe Harbor.

(iv) “Redemption Calculations” has the meaning set forth in Section 2.08(c)(i).

(v) “Redemption Dispute Notice” has the meaning set forth in Section 2.08(c)(ii).

(vi) “Redemption Liability Amount” means the Shares in Excess of Safe Harbor multiplied by the Redemption Price Differential.

(vii) “Redemption Liability Shares” means the number of shares of Parent Common Stock, to be issued to the Members, if any, determined by dividing the Redemption Liability Amount by the Exchange Value.

(viii) “Redemption Option” means the option that each holder of Parent Common Stock has to require the Parent to redeem or convert his, her or its ownership of Parent Common Stock prior to the Closing in accordance with the governing documents of Parent.

(ix) “Redemption Notice” has the meaning set forth in Section 2.08(b).

(x) “Redemption Share Price” means the price per share of Parent Common Stock that Parent is required to pay to any holder of Parent Common Stock exercising their Redemption Option.

(xi) “Redemption Price Differential” means the difference between the Redemption Share Price and the Exchange Value.

(xii) “Redemption Shares Number” means the aggregate number of shares of Parent Common Stock which are required to be redeemed by Parent from the holders of such Parent Common Stock prior to the Closing in accordance with the governing documents of Parent based on those holders who exercise their Redemption Option.

(xiii) “Redemption Value Safe Harbor” means $3,000,000.

(xiv) “Redemption Warrant” means the warrants issued by Parent pursuant to this Section 2.08.

(xv) “Safe Harbor Shares” means the Redemption Value Safe Harbor divided by the Redemption Share Price.

(xvi) “Shares in Excess of Safe Harbor” means the Net Redemption Dollar Amount divided by the Redemption Share Price.

(b) Parent and Merger Sub covenant and agree that they shall comply with all of the requirements of their respective governing documents in connection with timely execution relating to the holders of Parent Common

Stock and their collectively held Redemption Option. Once the expiration date for any holders of Parent Common Stock to exercise the Redemption Option has occurred, Parent shall promptly provide written notice to the Members’ Representative as to the amount of the Redemption Shares Number, if any, and the Redemption Share Price paid therefore (the “Redemption Notice”). Such Redemption Notice shall also contain Parent’s calculation of the amount of the Redemption Liability Amount and the aggregate amount of Redemption Liability Shares and Redemption Warrants as follows:

(i) First, determine the Gross Redemption Dollar Amount by multiplying the Redemption Shares Number by the Redemption Share Price;

(ii) Second, determine the Net Redemption Dollar Amount by subtracting the Redemption Value Safe Harbor from the Gross Redemption Dollar Amount, and if the resulting amount is negative, stop; if the resulting amount is positive, continue;

(iii) Third, determine the Safe Harbor Shares by dividing the Redemption Value Safe Harbor by the Redemption Share Price;

(iv) Fourth, determine the Shares in Excess of Safe Harbor by dividing the Net Redemption Dollar Amount by the Redemption Share Price;

(v) Fifth, determine the Redemption Price Differential by subtracting the Exchange Value from the Redemption Share Price;

(vi) Sixth, determine the Redemption Liability Amount by multiplying the Redemption Price Differential by Shares in Excess of Safe Harbor; and

(vii) Lastly, determine the number of Redemption Liability Shares by dividing the Redemption Liability Amount by the Exchange Value.

(c) Within 15 days after delivery of the Redemption Notice, the Members’ Representative will deliver to Parent a written response in which the Members’ Representative will either:

(i) agree in writing with the contents of the Redemption Notice, in which case such calculations of the Redemption Shares Number, Redemption Share Price, Redemption Liability Amount and the aggregate amount of Redemption Liability Shares and Redemption Warrants (collectively, the “Redemption Calculations”), if any, will be final and binding on the parties for purposes of Section 2.08; or

(ii) dispute Parent’s determination of the Redemption Calculations, if any, as set forth in a written notice (a “Redemption Dispute Notice”) setting forth in reasonable detail the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.

(d) If the Members’ Representative fails to take either of the foregoing actions within 15 days after delivery of the Redemption Notice, then the Company and Members will be deemed to have irrevocably accepted Parent’s determination of the Redemption Notice, in which case such determination of the Redemption Calculation will be final and binding on the parties for purposes of Section 2.08(g).

(e) If the Members’ Representative delivers a Redemption Dispute Notice to Parent within 15 days after delivery of the Redemption Notice, then Parent and the Members’ Representative will attempt in good faith, for a period of 15 days, to agree on the calculations for purposes of Section 2.08. Any resolution by Parent and the Members’ Representative during such 15-day period as to any disputed items will be final and binding on the parties for purposes of Section 2.08. If Parent and the Members’ Representative do not resolve all disputed items by the end of 15 days after the date of delivery of the Redemption Dispute Notice, then Parent and the Members’ Representative will submit the remaining items in dispute to the Independent Accounting Firm and the procedures set forth in Section 2.03(d) shall be utilized to resolve the disputed items. The determinations of the Independent Accounting Firm with respect to the Redemption Calculations will be final and binding on the parties for purposes of Section 2.08. Parent will revise all of the affected changes in the Redemption Calculations as appropriate to reflect the resolution of the issues in dispute pursuant to this Section 2.08.

(f) For purposes of complying with this Section 2.08, Parent and the Members’ Representative will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the Independent Firm may request and as are available to that party (or its independent public accountants) and each party will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm. Parent must require that the Independent Accounting Firm enter into a customary form of confidentiality agreement with respect to the work papers and other documents and information regarding the matters, including financial information contained in the Redemption Notice and Redemption Dispute Notice, provided to the Independent Accounting Firm pursuant to this Section 2.08.

(g) Once the Redemption Calculations are finalized, Parent shall issue the Redemption Liability Shares and Redemption Warrants to the Members pro rata based in proportion to each Member’s share (carried to five decimal point places) of the Company Interests. Notwithstanding anything to the contrary contained herein, if the amount of Redemption Liability Shares is zero (0) or negative, then the Members shall not be entitled to receive any additional shares of Parent Common Stock under this Section 2.08. If there are any Redemption Liability Shares to be issued to the Members, on or about the Closing pursuant to this Section 2.08, such Redemption Liability Shares shall be issued to each of the Members together with two Redemption Warrants, substantially in the identical form of the Parent Warrants, for each Redemption Liability Share issued pursuant to this Section 2.08(g).

(h) Distributions, dividends or other distributions declared or made after the Effective Time with respect to Redemption Liability Shares with a record date after the Effective Time shall be paid to the record owners of Redemption Liability Shares.

(i) Notwithstanding any other provision of this Agreement, no fractional shares or Redemption Liability Shares shall be issued. In the event that any Member would otherwise be entitled to receive a fractional share of a Redemption Liability Share (after aggregating all shares and fractional shares of Parent Common Stock issuable to such holder under this Section 2.08 and otherwise under this Agreement), then such holder will receive an aggregate number of shares of Parent Common Stock rounded up or down to the nearest whole share (with amounts equal to 0.5 and greater being rounded up).

(j) If prior to December 31, 2008, the Original Members are issued Redemption Liability Shares and Redemption Warrants, all of such Redemption Liability Shares and Redemption Warrants and the possession thereof shall be given to the Escrow Agent as soon as practicable. All of the rights, duties and obligations with respect to said Redemption Liability Shares and Redemption Warrants shall be equivalent to the rights, duties and obligations with respect to the Parent Shares and Parent Warrants, except as otherwise specifically provided herein, including but not limited to the rights granted to the Members under the Registration Rights Agreement and the rights specified in Section 2.06 pertaining to Contingent Awards.

(k) Any issuance of Redemption Liability Shares and Redemption Warrants pursuant to this Section 2.08 will be treated by the parties as an adjustment to the Initial Merger Consideration and the Initial Merger Consideration as so adjusted is referred to in this Agreement as the “Merger Consideration.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth in the disclosure schedules delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall initially be as of June 30, 2007 with respect to the representations and warranties set forth in Section 3.07 through Section 3.33, and as of the Execution Date with respect to the representations and warranties contained in Section 3.01 through Section 3.06, except where any schedule specifically purports to be as of a different date in which case such schedule shall be as of the date on the schedule. The Company Disclosure Schedules may be updated pursuant to Section 7.19 hereof, and shall be updated as of the Closing Date. The Company Disclosure Schedule shall be arranged and cross-referenced to specific sections in this Article III and shall provide exceptions to, or otherwise qualify in reasonable detail, only the specific corresponding section in this Article III.

Section 3.01  Organization and Qualification.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted, except where the failure to be so organized, existing or in good standing or to have such limited liability company power and authority has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.01 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is qualified or licensed as a foreign corporation and each other jurisdiction in which the Company owns, uses, licenses or leases real property or has employees or engages independent contractors. The term “Company Material Adverse Effect” means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events, changes, violations, inaccuracies, circumstances or effects are inconsistent with the representations or warranties made by the Company in this Agreement) that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, employees, properties, prospects, capitalization or results of operations of the Company, except for any such events, changes, violations, inaccuracies, circumstances or effects resulting from or arising in connection with (i) any changes in general, political, global or other national or worldwide events or changes in economic or business conditions that do not disproportionately impact the Company as compared to other entities similar in size and scope as that of the Company and that are within its industry or (ii) any changes or events affecting the industry in which the Company operates that do not disproportionately impact the Company as compared to other entities similar in size and scope as that of the Company and that are within its industry.

Section 3.02  Articles of Organization and Regulations.  The Company has heretofore made available to Parent a complete and correct copy of (a) the Articles of Organization and Regulations of the Company (together, the “Company Charter Documents”) including all amendments thereto, (b) the minute books containing all consents, actions and meetings of the Members of the Company and the Company’s Board of Managers and any committees thereof, to the extent they exist, and (c) the Member Interest transfer books of the Company setting forth all issuances or transfers of any interests of the Company. Such Company Charter Documents are in full force and effect. No such revisions or amendments to the Company Charter Documents will conflict with this Agreement. The Company is not in violation of any of the provisions of the Company Charter Documents. The minute books, membership interests transfer books, stock registers and other records of the Company are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purported to have signed the same.

Section 3.03  No Subsidiaries.

(a) The Company does not own, of record or beneficially, or control any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any corporation, partnership, limited liability company, joint venture, association or other entity. The Company is not a member of (nor is any part of the Company’s business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement. There are no contractual obligations of the Company to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other person.

(b) The Company does not control, directly or indirectly, or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary. Except as provided in the Regulations of the Company, there are no contractual obligations of the Company to provide funds to, or make any investment in (whether in the form of a loan, capital contribution or otherwise), any other person.

Section 3.04  Capitalization.  Without regard to any disclosure in the Company Disclosure Schedule (except as specifically mentioned below):

(a) The Company Interests set forth in Section 3.04(a) of the Company Disclosure Schedule will represent all of the outstanding member or other equity ownership interests of the Company on the Closing Date. The Members hold 100% of the Company Interests. The Company has no securities or other instruments convertible into or exercisable for membership or other equity ownership interests of the Company that have not already been converted as of the Closing Date. All of the Company Interests have been duly authorized and validly issued and are fully paid and non-assessable.

(b) As of the Closing Date, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, whether or not contingent, relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company. All shares of Company Interest so subject to issuance, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(c) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Members of the Company on any matter (other than the consent rights of the Company’s lender as disclosed in Section 3.06(a) of the Company Disclosure Schedule).

(d) All of the securities offered, sold or issued by the Company (i) have been offered, sold or issued in compliance with the requirements of the Federal securities laws and any applicable state securities or “blue sky” laws, and (ii) are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission.

(e) Except as set forth in Section 3.04(e) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company, other than unvested securities in the ordinary course upon termination of employment or consultancy. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any share of capital stock of, or other equity interest in, the Company. Other than as set forth in Section 3.04(e) of the Company Disclosure Schedule, there are no member agreements, voting trusts or other agreements or understandings to which the Company is a party, or of which the Company is aware, that (i) relate to the voting, registration or disposition of any securities of the Company, (ii) grant to any person or group of persons the right to elect, or designate or nominate for election, a manager to the Board of Managers of the Company, or (iii) grant to any person or group of persons information rights.

(f) Each of the 2004 Incentive Plans and the Special Bonus Plan were terminated in connection with the Recapitalization and no further awards or other obligations of the Company remain outstanding with respect to either thereunder.

Section 3.05  Authority Relative to This Agreement.

(a) The Company has the legal power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby to which it is a party. The execution and delivery of this Agreement and such other agreements and documents by the Company, to the extent a party thereto, and the consummation by the Company of the transactions contemplated hereby have been validly authorized by the Company and the Members and no other action on the part of the Company or the Members is necessary to validly authorize the transactions contemplated hereby (other than the approval and adoption of this Agreement and the Merger by the Members as described in Section 3.16 hereof and the filing and recordation of appropriate merger documents as required by the DGCL and TLLCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

(b) Without limiting the generality of the foregoing, the Board of Managers of the Company, at a meeting duly called and held, has unanimously (i) determined that the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, the Company and Members, (ii) approved and adopted the Merger, this Agreement and the other transactions contemplated hereby in accordance with the provisions of the DGCL and TLCCA and the Company’s charter documents, and (iii) directed that this Agreement and the Merger be submitted to the Members for their approval and adoption and (iv) resolved to recommend that the Members vote in favor of the approval and adoption of this Agreement.

Section 3.06  No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate any material foreign or domestic (Federal, state or local) law, statute, ordinance, franchise, permit, concession, license, writ, rule, regulation, order, injunction, judgment or decree (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, require consent, approval or notice under, give to others any right of termination, amendment, acceleration or cancellation of, require any payment under, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which any property or asset of the Company is bound or affected.

(b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, order, permit or authorization from, or registration, notification or filing with, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority (a “Governmental Entity”), except (i) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), if applicable, and (ii) for the filing and recordation of appropriate merger documents as required by the DGCL or the TLLCA, and (iii) for such other consents, approvals, orders, permits, authorizations, registrations, notifications or filings, which if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.07  Permits; Compliance.

(a) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted and as currently proposed to be conducted (the “Company Permits”). All Company Permits are in full force and effect and will remain so after the Closing and no suspension or cancellation of any Company Permit is pending or, to the Knowledge of the Company, threatened. The Company has not received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Company Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit.

(b) The Company is not in conflict with, or in default or violation of (i), to the Knowledge of the Company, any Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected, or (iii), to the Knowledge of the Company, any Company Permit.

Section 3.08  Financial Statements.

(a) True and complete copies of (i) the audited balance sheets, the statements of operations, changes in members’ equity and changes in cash flows for the years ended December 31, 2005 and 2006, together with all related notes and schedules thereto (collectively referred to herein as the “Audited Financial Statements”), and (ii) the unaudited balance sheet of the Company as of June 30, 2007 (the “Reference Balance Sheet”), and the related statements of operations, changes in members’ equity and changes in cash flows for the six month period ended June 30, 2007 (and together with the Reference Balance Sheet, the “Interim Financial Statements”), are attached as Section 3.08(a) of the Company Disclosure Schedule. The Audited Financial Statements and the Interim Financial Statements (including, in each case, any notes thereto)(collectively, the “Company Financial Statements”) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each present fairly, in all material respects, the financial position of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

(b) To the Knowledge of the Company, except as set forth in Section 3.08(b) of the Company Disclosure Schedule, the Company does not have any debts, liabilities or obligations of any nature (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, or as a guarantor or otherwise) (“Liabilities”), other than Liabilities (i) recorded or reserved against on the Reference Balance Sheet or (ii) incurred in the ordinary course of business, consistent with past practice, since June 30, 2007 plus up to an aggregate amount of $100,000 incurred since June 30, 2007 not in the ordinary course of the business, consistent with past practice. Except as set forth in Section 3.08(b) of the Company Disclosure Schedule, reserves are reflected on the Reference Balance Sheet and on the books of account and other financial records of the Company against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practice of the Company and in accordance with GAAP. To the Knowledge of the Company and except as set forth in Section 3.08(b) of the Company Disclosure Schedule, there are no outstanding warranty claims against the Company. To the extent any specific representation or warranty in this Agreement is otherwise qualified as to the party’s knowledge or as to materiality; the definition of “Liabilities” used in this Section 3.08(b) does not undermine or modify any other representation contained herein, and the Company shall not be deemed in violation of this Section 3.08(b) for any Liabilities governed by other specific representations and warranties in this Agreement.

Section 3.09  Absence of Certain Changes or Events.  Since January 1, 2007, except as contemplated by or as disclosed in this Agreement and except for the Settlement Agreement, the Ulterra Acquisition and the Recapitalization, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Company Material Adverse Effect and (b) the Company has not taken or legally committed to take any of the actions specified in Section 6.01(a) through (z).

Section 3.10  Absence of Litigation.  Except for the Dispute and the matters addressed in the Settlement Agreement, and as otherwise set forth in Section 3.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (a “Legal Proceeding”) pending or, to the Knowledge of the Company, threatened against the Company, or any property or asset owned or used by the Company or any person whose liability the Company has or may have assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity that could reasonably be expected, if resolved adversely to the Company, to (i) impair the operations of the Company as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) collectively result in losses to the Company in excess of $250,000, (iii) impair the ability of the Company to perform its obligations under this Agreement or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. To the Company’s Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis of the commencement of any Legal Proceeding involving the Company (as set forth above). Neither the Company nor the officers or managers thereof in their capacity as such, or any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of the Company, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, the Company has no plans to initiate any Legal Proceeding against any third party.

Section 3.11  Employee Benefit Plans; Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, stock appreciation right, restricted stock, phantom stock, incentive, deferred compensation, retiree medical, disability or life insurance, cafeteria benefit, dependent care, disability, director or employee loan, fringe benefit, sabbatical, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements (whether legally enforceable or not, whether formal or informal and whether in writing or not) to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or manager of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA, and (iv) any employment agreements, offer letters or other contracts, arrangements or understandings between the Company and any key employee of the Company (whether legally enforceable or not, whether formal or informal and whether in writing or not) including, without limitation, any contracts, arrangements or understandings relating to a sale of the Company (each, a “Plan,” and collectively, the “Plans”).

(b) Each Plan is in writing and the Company has furnished Parent with a true and complete copy of each Plan (or a written summary where the Plan is not in writing) and a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the two (2) most recent annual reports (Form 5500 series and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan, (iv) the most recently received Internal Revenue Service determination letter for each Plan intended to qualify under ERISA or the Code, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, (vi) any correspondence with the Internal Revenue Service or the Department of Labor with respect to each such Plan and (vii) each form of notice of grant and stock option agreement used to document Company Options. Except as disclosed on Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or manager of the Company. The Company has no express or implied commitment, whether legally enforceable or not, (x) to create, incur liability with respect to, or cause to exist, any other employee benefit plan, program or arrangement, (y) to enter into any contract or agreement to provide compensation or benefits to any individual, or (z) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(c) None of the Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multi-employer Plan”) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”). Each Plan is subject only to the Laws of the United States or a political subdivision thereof.

(d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, none of the Plans provides for the payment of separation, severance, termination or similar benefits to any person or obligates the Company to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a “change in ownership or control,” within the meaning of such term under Section 280G of the Code. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan, whether or not such payment is contingent, (ii) increase any benefits otherwise payable under any Plan or other arrangement, (iii) result in the acceleration of the time of payment, vesting or funding of any benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Option, whether or not contingent, or (iv) affect in any material respects any Plan’s current treatment under any Laws including any Tax or social contribution Law. No Plan provides, or reflects or represents any liability to provide, retiree health, disability, or life insurance benefits to any person for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee or other person would be provided with retiree health, disability, or life insurance benefits, except to the extent required by statute.

(e) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, regulations and rules promulgated thereunder including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and to the Knowledge of the Company, there is not any default or violation by any party to, any Plan. No action, claim or proceeding is pending or, to the Knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding. Neither the Company nor any person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code (each, an “ERISA Affiliate”) is subject to any penalty or Tax with respect to any Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Each Plan can be amended, terminated or otherwise discontinued at any time without material liability to Parent, the Company or any of their ERISA Affiliates (other than ordinary administration expenses). Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act of 1998, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state Law applicable to its employees.

(f) Each Plan intended to qualify under Section 401(a) or Section 401(k) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, and no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service to adversely affect the qualified status of any such Plan or the exempt status of any such trust, or (ii) has remaining a period of time under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Plan.

(g) Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

(h) The Company has not, since its inception, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in Section 3(2) of ERISA, including, without limitation, any Multi-employer Plan. All contributions, premiums or payments required to be made or accrued with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Entity and no fact or event exists which could give rise to any disallowance.

(i) Except as set forth in Section 3.11(i) of the Company Disclosure Schedule, (i) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or in the Company’s business, and currently, to the Knowledge of the Company, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could affect the Company; (ii) there are no controversies, strikes, slowdowns or work stoppages pending or, to the

Knowledge of the Company, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (iii) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract; (iv) the Company has not engaged in any unfair labor practice, and there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (v) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, worker classification (including the proper classification of independent contractors and consultants), collective bargaining, workers’ compensation and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; (vi) the Company has paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, including, if required, accruals related to compensation pursuant to the incentive plans on the Closing Balance Sheet, including with respect to the Transaction-Related Members’ Equity Charge; (vii) there is no claim with respect to payment of wages, salary, overtime pay, workers compensation benefits or disability benefits that has been asserted or threatened against the Company or that is now pending before any Governmental Entity with respect to any person currently or formerly employed by the Company; (viii) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) the Company is in compliance with all Laws and regulations relating to occupational safety and health Laws and regulations, and there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company; (x) the Company is in compliance with all Laws and regulations relating to discrimination in employment, and there is no charge of discrimination in employment or employment practices for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or, to the Knowledge of the Company, threatened against the Company or that is now pending before the United States Equal Employment Opportunity Commission or any other Governmental Entity; and (xi) each employee of the Company who is located in the United States and is not a United States citizen has all approvals, authorizations and papers necessary to work in the United States in accordance with applicable Law.

(j) Section 3.11(j) of the Company Disclosure Schedule contains a true and complete list of all individuals who serve as employees of or consultants to the Company as of the date set forth on such schedule whose annual compensation from the Company and positions with the Company have been previously detailed to Parent, and whose annual compensation has not been modified in any material manner other than as permitted hereby, and for which a Company representation of such fact will be provided at Closing.

(k) To the Company’s Knowledge, no employee of or consultant to the Company has been injured in the workplace or in the course of his or her employment or consultancy, except for injuries which are covered by insurance or for which a claim has been made under worker’s compensation or similar Laws.

Section 3.12  Contracts.

(a) Section 3.12(a) of the Company Disclosure Schedule lists (under the appropriate subsection) each of the following written contracts and agreements of the Company (such contracts and agreements being the “Material Contracts”):

(i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company with payments greater than $100,000 per year;

(ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company is a party or any other contract that compensates any person based on any sales by the Company;

(iii) all leases and subleases of real property;

(iv) all contracts and agreements relating to Indebtedness other than trade indebtedness of the Company, including any contracts and agreements in which the Company is a guarantor of Indebtedness;

(v) all contracts and agreements with any Governmental Entity to which the Company is a party;

(vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

(vii) all contracts containing confidentiality requirements (including all nondisclosure agreements);

(viii) all contracts and agreements between or among the Company and any Member of the Company or any Affiliate of such person, other than contracts or agreements that will have no force and effect after the Closing Date;

(ix) all contracts and agreements (x) relating to the voting and any rights or obligations of a Member of the Company, other than contracts or agreements that will have no force and effect after the Closing Date, (y) that restrict the voting, acquisition, issuance or transfer of Parent Common Stock following the Effective Time;

(x) all contracts to manufacture for, supply to or distribute to any third party any products or components;

(xi) all contracts regarding the acquisition, issuance or transfer of any securities and each contract affecting or dealing with any securities of the Company, including, without limitation, any restricted stock agreements or escrow agreement or any securities issuances pursuant to any existing incentive plans;

(xii) all contracts providing for indemnification of any officer, manager, employee or agent of the Company;

(xiii) all contracts related to or regarding the performance of consulting, advisory or other services or work of any type by any third party, other than contracts or agreements that will have no force and effect after the Closing Date;

(xiv) all other contracts that have a term of more than 180 days and that may not be terminated by the Company, without any material penalty, within 30 days after the delivery of a termination notice by the Company;

(xv) any agreement of the Company that is terminable upon or prohibits assignment or a change of ownership or control of the Company;

(xvi) all other contracts and agreements, excluding master service agreements or contracts for services to be provided by the Company, whether or not made in the ordinary course of business, that contemplate an exchange of consideration with an aggregate value greater than $200,000; and

(xvii) any agreement of guarantee, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any person other than software licenses or professional services contracts entered into in the ordinary course of business.

(b) Each Material Contract and master service agreement or contract for services to be provided by the Company (i) is valid and binding on the Company, as the case may be, and, to the Knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii), other than contracts which will have no force or effect after the Closing Date upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach or violation of, or default under, any Material Contract and, to the Knowledge of the Company, no other party to any Material Contract is in breach or violation thereof or default thereunder.

(c) The Company has delivered or made available to Parent accurate and complete copies of all Material Contracts identified in Section 3.12(a) of the Company Disclosure Schedule, including all amendments thereto.

(d) To the Company’s Knowledge, the Company does not have any oral contracts.

(e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, to the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a breach or violation of, or default under, any Material Contract, (ii) give any entity the right to declare a default, seek damages or exercise any other remedy under any Material Contract, (iii) give any entity the right to accelerate the maturity or performance of any Material Contract or (iv) give any entity the right to cancel, terminate or modify any Material Contract.

Section 3.13  Environmental Matters.  Except as disclosed on Section 3.13 of the Company Disclosure Schedule:

(a) The Company and, to the Knowledge of the Company, all third-party vendors of the Company have obtained all Environmental Permits required by Environmental Laws and necessary for the conduct of its business. The Company and, to the Knowledge of the Company, all third-party vendors of the Company are in compliance with such permits and, in connection with its Business, applicable Environmental Laws, and there is no past material non-compliance which has not been resolved (including the payment of any fines and penalties related thereto).

(b) The Company as a direct result of it actions alone, in the conduct of its business, and not as a result of the actions of others, has not incurred or become liable for or subject to any Environmental Liabilities in connection with the Real Property or the Business.

(c) The Company has not received any written notice from any Governmental Entity or other third party of a violation of or liability under any Environmental Laws in connection with the Real Property or the Business, which notice has not been resolved.

(d) The Company has not received any written notice, claim, or request for information alleging that the Company, to the extent related to the Business, or the Business are or may be liable for damages, remediation or cost recovery as a result of a Release or threatened Release of Hazardous Substances.

(e) Neither the Company nor its respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, handled, or Released any Hazardous Substances on, at, or from the Real Property or owned or operated any real property in a manner so as to give rise to liabilities of such parties for Remedial Action pursuant to Environmental Laws.

(f) The Company has furnished to Parent all final, non-privileged environmental audits and reports prepared by or for the Company and all correspondence or orders from any Governmental Entity alleging responsibility for Environmental Liabilities or violations of Environmental Laws and relating to the current and former operations and facilities of the Company or any of its Affiliates with respect to the Business, which are in the Company’s possession, custody or control.

(g) The Company has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Law of any state, locality or any other jurisdiction. The Company has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

For purposes of this Agreement:

“Business” means the business of the Company as conducted on the date of this Agreement, including, without limitation, providing directional drilling and surveying services primarily to the oil and gas industry.

“CERCLA” means the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Environmental Laws” shall mean all Legal Requirements relating to pollution, the protection of the environment or the use, handling, Release or management of Hazardous Substances, including CERCLA, the Federal Solid Waste Disposal Act, as amended by the RCRA and Hazardous and Solid Waste Amendments thereto, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and any similar or analogous Legal Requirements of any Governmental Entity, as each of the foregoing is in effect on or prior to the date hereof.

“Environmental Liabilities” shall mean any and all damages, claims or liabilities (whether known or unknown, foreseen or unforeseen, contingent or otherwise), including, without limitation, liability for response costs, personal injury to Persons, the Company with respect to the Business, property damage, natural resource damage or any investigatory, corrective or remedial obligation, which arise under or relate to any Environmental Laws in effect at the time of such liability.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Hazardous Substance” shall mean any hazardous substance as that term is defined in CERCLA, including petroleum, crude oil or any fraction thereof, asbestos, and natural gas in its various forms, and any hazardous waste as defined or regulated under RCRA.

“Legal Requirement” means any material requirement arising under any action, law, treaty, rule or regulation, manual, guidance, advisory, alert, determination, order or direction of a Governmental Entity and any binding arbitration award or order.

“Real Property” means the real property described on Section 3.18 of the Company Disclosure Schedule and the leased real property subject to the leases described in Section 3.12(a)(iii) of the Company Disclosure Schedule.

“Release” shall have the meaning set forth in CERCLA.

“Remedial Action” shall mean all actions to investigate, clean up, remove or treat a Release(s) of Hazardous Substances (including required remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, operations and maintenance and monitoring).

“RCRA” means the Resource Conservation and Recovery Act.

Section 3.14  Intellectual Property.

(a) The Company owns or is licensed for, and in any event possess sufficient and legally enforceable rights with respect to, all Company Intellectual Property (as defined below) relevant to their respective businesses, as previously, presently or proposed to be conducted, or necessary to conduct any such business without any conflict with or infringement or misappropriation of any rights or property of any person (“Infringement”). Such ownership, licenses and rights are exclusive except with respect to standard, generally commercially available, “off-the-shelf” third party products that are not part of any previous, current or proposed product, service or Intellectual Property offering of the Company. “Intellectual Property” means (i) inventions (whether or not patentable); trade names, trade and service marks, logos, domains, URLs, websites, addresses and other designations (“Marks”); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; methods; schematics; computer software (in source code and/or object code form); and all other intellectual property of any sort (“Inventions”) and (ii) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto (“IP Rights”). “Company Intellectual Property” means all Intellectual Property that was or is used, exercised, or exploited (“Used”) or proposed to be Used in any business of the Company, or that may be necessary to conduct any such business as previously or presently conducted or proposed to be conducted; this term will also include all other Intellectual Property owned by or licensed to the Company now or in the past. All copyrightable matter within Company Intellectual Property that is relevant to the Company has been created by persons who were employees of the Company at the time of creation and no third party has or will have “moral rights” or rights to terminate any assignment or license with respect thereto. With respect to patent rights, moral rights and Mark rights, the representations and warranties of this Section 3.14(a) are made only to the Company’s Knowledge.

(b) To the extent included in Company Intellectual Property, Section 3.14(b) of the Company Disclosure Schedule lists (by name, number, jurisdiction and owner) all patents and patent applications; all registered and unregistered Marks; and all registered and material unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. All the foregoing (i) are valid, enforceable and subsisting to the extent such concepts are applicable, and (ii) along with all related filings, registrations and correspondence, have been provided to Parent. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by the Company. Except as referenced in written documentation previously provided to Parent (including without limitation file wrappers), the Company is not aware of any questions or challenges (or any potential basis therefor) with respect to the patentability or validity of any claims of any of the foregoing patents or patent applications or the validity (or any other aspect or status) of any such IP Rights.

(c) Section 3.14(c) of the Company Disclosure Schedule lists: (i) all licenses, sublicenses and other agreements to which the Company is a party (or by which it or any Company Intellectual Property is bound or subject) which involve annual payments or expected receipt of funds in an amount greater than $50,000 and pursuant to which any person has been or may be assigned, authorized to Use, granted any lien or encumbrance regarding, or given access to any Company Intellectual Property other than distribution of standard object code product pursuant to a standard form end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business; and (ii) all licenses, sublicenses and other agreements pursuant to which the Company has been or may be assigned or authorized to Use, or has incurred or may incur any obligation in connection with, (A) any third party Intellectual Property be incorporated or embodied in, or form all or any part of any previous, current or proposed product, service or Intellectual Property offering of the Company or (B) any Company Intellectual Property and (iii) each agreement pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other person, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Company Intellectual Property (“Source Materials”). The Company has not entered into any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of Infringement or warranting the lack thereof. Any standard form referred to above in this section has been clearly identified as such and provided to Parent.

(d) No event or circumstance has occurred, exists or is contemplated (including, without limitation, the authorization, execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby) that (with or without notice or the lapse of time) could result in (i) the breach or violation of any license, sublicense or other agreement required to be listed in Section 3.14 of the Company Disclosure Schedule or (ii) the loss or expiration of any right or option by the Company (or the gain thereof by any third party) under any such license, sublicense or other agreement or (iii) the release, disclosure or delivery to any third party of any part of the Source Materials. Further, the Company makes all the same representations and warranties with respect to each license, sublicense and agreement listed on Section 3.14 of the Company Disclosure Schedule as are made with respect to Material Contracts elsewhere in this Agreement.

(e) There is, to the Knowledge of the Company, no unauthorized Use, disclosure, or Infringement of any Company Intellectual Property by any third party, including, without limitation, any employee or former employee of the Company. The Company has not brought or threatened any action, suit or proceeding against any third party for any Infringement of any Company Intellectual Property or any breach of any license, sublicense or agreement involving Company Intellectual Property.

(f) The Company has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise disclosed in published patents or patent applications or registered copyrights (“Company Confidential Information”). All use by and disclosure to employees or others of Company Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements or agreements that contain similar obligations. The

Company has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow agent or other third party, any part of the Source Materials.

(g) Substantially all of the current employees of the Company and substantially all of the current independent contractors or consultants who devote substantially all of their business time to performing services for the Company as set forth in Section 3.11(j) of the Company Disclosure Schedule have executed and delivered (and to the Company’s Knowledge, is in compliance with) an agreement in substantially the form of the Company’s standard Confidentiality Agreement, which is attached to Section 3.14(g) of the Company Disclosure Schedule.

(h) The Company has not received any communication alleging or suggesting that or questioning whether the Company has been or may be (whether in its past, current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does the Company have any reason to expect that any such communication will be forthcoming.

(i) The Company has no Knowledge that any of its employees or contractors is obligated under any agreement, commitment, judgment, decree, order or otherwise (an “Employee Obligation”) that could interfere with the use of his or her commercially reasonable best efforts to promote the interests of the Company or that could conflict with any of their businesses as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of the Company’s business as conducted or proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation. The Company is not Using, and it will not be necessary to Use, (i) any Inventions of any of their past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by the Company or (ii) any confidential information or trade secret of any former employer of any such person.

(j) To the Knowledge of the Company, all Software is free of all viruses, worms, trojan horses and other infections or harmful routines and does not contain any bugs, errors, or problems that, to the Company’s Knowledge, could disrupt its operation or have an adverse impact on the operation of other software programs or operating systems. “Software” means software, programs, databases and related documentation, in any form (including Internet sites, Internet content and links) that is (i) material to the operation of the business of the Company, including, but not limited to, that operated by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information, or storing or archiving data, or (ii) manufactured, distributed, sold, licensed or marketed by the Company.

(k) The Company has obtained all approvals and agreements necessary or appropriate (including, without limitation, assurances from customers regarding further export) for exporting any Company Intellectual Property outside the United States and importing any Company Intellectual Property into any country in which they are or have been disclosed, sold or licensed for Use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

Section 3.15  Taxes.

(a) All Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax Authority (as defined below) with respect to any Taxable (as defined below) period ending on or before the Closing, by or on behalf of the Company (collectively, “Tax Returns” and individually, a “Tax Return”), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Interim Financial Statements (i) fully accrue or record all actual and contingent liabilities for Taxes or Permitted Tax Distributions (as defined below) with respect to all periods through June 30, 2007 and the Company has not and will not incur any Tax liability in excess of the amount reflected (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes) on the Reference Balance Sheet included in the Interim Financial Statements with respect to such periods, and (ii) properly accrue or record in accordance with GAAP all material liabilities for Taxes or Permitted Tax Distributions payable after June 30, 2007, with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Interim Financial Statements relating to Tax matters is true, complete and accurate in all material respects. The Company has not incurred any material Tax liability since June 30, 2007 other than in the ordinary course of business and the Company has made adequate provisions for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

(b) The Company has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. To the Knowledge of the Company, no Tax Returns filed with respect to Taxable years through the Taxable year ended December 31, 2005 in the case of the United States, have been examined and closed. The Company (or any member of any affiliated or combined group of which the Company has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the Knowledge of the Company) investigation now pending or threatened against or with respect to the Company in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by the Company, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to the Company, materially and adversely affect the liability of the Company for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. The Company is in full compliance with all the terms and conditions of any Tax exemption or other Tax-sharing agreement or order of a foreign government, and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither the Company nor any person on behalf of the Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax Law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax Law) apply to any disposition of any asset owned by the Company. None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company is “tax-exempt use property” within the meaning of Section 168(h) of the Code. The Company has not made and will not make a deemed dividend election under Treas. Reg. § 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. The Company has never been a party (either as a distributing corporation, a distributed corporation or otherwise) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state Law. The Company has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Member is other than a United States person within the meaning of the Code. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and the Company has not engaged in a trade or business within any foreign country. The Company has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of Federal or state Law. All material elections with respect to the Company’s Taxes made during the fiscal years ending December 31, 2004 and 2005 are reflected on the Company’s Tax Returns for such periods, copies of which have been provided to Parent. After the date of this Agreement but prior to the Effective Time, no material election with respect to Taxes will be made without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. The Company is not party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for Federal income tax purposes other than that the Company itself is taxed as a partnership for Federal income tax purposes. The Company is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which the Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of Federal Law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) that includes a party other than the Company nor does the Company owe any amount under any such agreement. The Company has previously provided or made available to Parent true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by Parent, prior to or following the date hereof, presently existing information statements and reports. The Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, the Company has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger.

(c) For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer (except transfer taxes that may or may not be applicable to this Transaction, which if applicable will be accrued on the Estimated Closing Balance Sheet), franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) above as a result of any express or implied obligation to indemnify any other person and/or as it relates to any Permitted Tax Distribution. As used in this Section 3.15, the term “Company” means the Company and any entity included in, or required under GAAP to be included in, any of the Audited Financial Statements or the Interim Financial Statements.

Section 3.16  Vote Required.  The only vote necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of at least 66 2/3% of the Company Interests in favor of the approval and adoption of this Agreement and the Merger.

Section 3.17  Assets; Absence of Liens and Encumbrances.  Except as set forth in Section 3.17 of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all of the assets, properties and rights of every kind, nature, character and description, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.14 hereof), used or intended to be used in the conduct of the business of the Company or otherwise owned or leased by the Company and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company in or relating to the conduct of the business of the Company (all such properties, assets and contract rights being the “Assets”). Other than with respect to the Permitted Liens, the Company has good and indefeasible title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all mortgages, liens, pledges, charges, claims, defects of title, restrictions, infringements, security interests or encumbrances of any kind or character (“Liens”). The equipment of the Company used in the operations of its business is, taken as a whole, in good operating condition and repair, ordinary wear and tear excepted.

Section 3.18  Real Property.  Section 3.18 of the Company Disclosure Schedule lists all real property that the Company owns or leases. With respect to each parcel of such Real Property that is owned, the Company has good and clear record title to such parcel, free and clear of any Lien, easement, covenant or other restriction, except for recorded easements, covenants or other restrictions which do not impair the use, occupancy or value of such parcel. Except as disclosed in Section 3.18 of the Company Disclosure Schedule, with respect to each parcel of Real Property that is leased: (a) such lease is valid, legal, binding and enforceable by the lessee, and in full force and effect; (b) such lease will continue to be legal, valid, binding, enforceable and in full force and effect following the Closing Date; (c) the lessee is not in material breach or default under any such lease, and to the Knowledge of the Company, no other party to such lease is in material breach or default, and no event has occurred that, with notice or lapse of time, would constitute a material breach or default by the lessee or, to the Knowledge of the Company, any other party thereto, or permit termination, modification or acceleration by the lessor thereunder; (d) the lessee has not repudiated and, to the Knowledge of the Company, no other party to any such lease has repudiated any provision thereof; (e) the lessee has not received any information from which a reasonable person would conclude that there are any disputes with respect to any such lease; and (f) all Real Property subject to such lease has been operated and maintained in all material respects in accordance with applicable laws.

Section 3.19  Certain Interests.

(a) Except as set forth on Section 3.19(a) of the Company Disclosure Schedule, no holder of greater than 1% of the voting power of the Company or its Affiliates or any officer or, to the Knowledge of the Company, any manager of the Company or any immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or manager:

(i) has any direct or indirect financial interest in any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer of the Company; provided, however, that the ownership of securities representing no more than 1% of the outstanding voting power of any creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a “financial interest” as long as the person owning such securities has no other connection or relationship with such creditor, competitor, supplier, manufacturer, agent, representative, distributor or customer;

(ii) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property that the Company uses in the conduct of its business (except for any such ownership or interest resulting from the ownership of securities in a public company);

(iii) has any claim or cause of action against the Company; or

(iv) has outstanding any indebtedness of or to the Company, other than the Stephens Group Debt.

(b) Except as set forth on Section 3.19(b) of the Company Disclosure Schedule and for the payment of employee compensation or remuneration in the ordinary course of business, consistent with past practice, the Company has no liability or any other obligation of any nature whatsoever to any Member or any Affiliate thereof or to any officer or manager of the Company or, to the Knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or manager.

Section 3.20  Insurance Policies.  Section 3.20 of the Company Disclosure Schedule sets forth (i) a true and complete list of all insurance policies to which the Company is a party or is a beneficiary or named insured and (ii) any claims made thereunder or made under any other insurance policy since August 6, 2004. True and complete copies of all such policies have been provided to Parent. All premiums due on such policies have been paid and the Company is otherwise in compliance with the terms of such policies. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion. Such insurance to the date hereof has been maintained in full force and effect and not been canceled or changed, except to extend the maturity dates thereof. Except as set forth on Section 3.20 of the Company Disclosure Schedule, since August 6, 2004, the Company has not received any notice or other communication regarding any actual or possible (i) cancellation or threatened termination of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) adjustment in the amount of the premiums payable with respect to any insurance policy.

Section 3.21  Restrictions on Business Activities.  There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or to which the Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice material to the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted.

Section 3.22  Brokers.  Except as set forth in Section 3.22 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the origination, negotiation or execution of this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and those entities set forth in Section 3.22 of the Company Disclosure Schedule pursuant to which such advisor would be entitled to any payment in relation to the Merger or the transactions contemplated by this Agreement. The Original Members are responsible for any such fees paid or payable by the Company.

Section 3.23  Intentionally Omitted.

Section 3.24  Customers and Suppliers.  Section 3.24 of the Company Disclosure Schedule contains a complete list of all customers who individually accounted for more than 2% of the Company’s gross revenues during the fiscal years ended December 31, 2005 and 2006 and the six month period ended June 30, 2007. No customer listed on Section 3.24 of the Company Disclosure Schedule has, within the past 12 months, cancelled or otherwise terminated, or, to the Knowledge of the Company, made any threat to cancel or terminate, its relationship with the Company, or decreased materially its usage of the Company’s services or products. Except as set forth in Section 3.24 of the Company Disclosure Schedule, since January 1, 2007, no material supplier of the Company has cancelled or otherwise terminated any contract with the Company prior to the expiration of the contract term, or, to the Knowledge of the Company, made any threat to the Company to cancel, reduce the supply or otherwise terminate its relationship with the Company. The Company has not (i) breached (so as to provide a benefit to the Company that was not intended by the parties) any agreement with or (ii) engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

Section 3.25  Inventory.  All inventory of the Company, whether or not reflected on the Reference Balance Sheet, consists of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Reference Balance Sheet pursuant to the Company’s policies and the best estimates of the Company’s management in accordance with GAAP. All inventories not written-off have been priced at the lower of cost or market on a first-in, first-out basis. The value of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company in the best estimate of the Company’s management in accordance with GAAP.

Section 3.26  Accounts Receivable; Bank Accounts.  Except as set forth in Section 3.26 of the Company Disclosure Schedule, all accounts receivable of the Company reflected on the Reference Balance Sheet are valid receivables properly reflected pursuant to the Company’s policies and practices and the best estimates of the Company’s management in accordance with GAAP, and subject to no material setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable), net of the applicable reserve for bad debts on the Reference Balance Sheet. Except as set forth in Section 3.26 of the Company Disclosure Schedule, all accounts receivable reflected in the financial or accounting records of the Company that have arisen since the date of Reference Balance Sheet are valid receivables subject to no material setoffs or counterclaims and are current and collectible (within 90 days after the date on which they first became due and payable), net of a reserve for bad debts in an amount reasonably proportionate to the reserve shown on the Reference Balance Sheet. Section 3.26 of the Company Disclosure Schedule describes each account maintained by or for the benefit of the Company at any bank or other financial institution.

Section 3.27  Intentionally Omitted.

Section 3.28  Offers.  The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or member interests of the Company with parties other than Parent.

Section 3.29  Warranties.  No product or service manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Company, which are set forth in Section 3.29 of the Company Disclosure Schedule and (ii) manufacturers’ warranties for which the Company has no liability. Section 3.29 of the Company Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions during each of the Company’s fiscal years ended December 31, 2005 and 2006 covered by the Audited Financial Statements and the Company represents that such expense has not increased as a percentage of sales since December 31, 2006 and the Company does not reasonably expect such expenses to increase in the future.

Section 3.30  Books and Records.  The minute books and other similar records of the Company contain complete and accurate records of all actions taken at any meetings of the Company’s members, Board of Managers or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices consistent with GAAP.

Section 3.31  Intentionally Omitted.

Section 3.32  Proxy Statement.  The information previously supplied or to be supplied by the Company for inclusion in Parent’s proxy statement in connection with the transactions contemplated by this Agreement (such proxy statement as amended or supplemented is referred to herein as the “Proxy Statement”) shall not contain at the time the Proxy Statement is filed with the SEC and at the time it becomes effective under the Securities Act, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by the Company for inclusion in the proxy statement to be delivered to Parent’s stockholders in connection with the meeting of Parent’s stockholders to consider the approval of this Agreement (the “Parent Stockholders’ Meeting”) shall not contain, on the date the Proxy Statement is first mailed to Parent’s stockholders, and at the time of the Parent Stockholders’ Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information and, accordingly, the resulting statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any information provided by the Company in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders’ Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its Affiliates, officers or managers should be discovered by the Company which should be, in the reasonable opinion of the Company, set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent.

Section 3.33  No Misstatements.  No representation or warranty made by the Company in this Agreement, the Company Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that any representations and warranties made by the Company herein that are qualified by the Company’s “Knowledge” or materiality shall be incorporated into the representation and warranty made by this sentence of this Section 3.33. To the Knowledge of the Company, the Company has disclosed to Parent all material information relating to the business of the Company or the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MEMBERS

Each Member hereby severally, and not jointly, represents and warrants to Parent and Merger Sub only with respect to itself and not with respect to any other Member that the statements contained in this Article IV are true and correct.

Section 4.01  Ownership; Accredited Status.

(a) Except as provided in the FARMITA referenced in Section 3.04(e) of the Company Disclosure Schedule, which will be terminated as of Closing, Member is the record and beneficial owner of, or is the trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and indefeasible title to, the Company Interests as set forth in Sections 1.01 and 3.04(a) of the Company Disclosure Schedule, which as of the date hereof are, and at all times prior to the Closing Date, such Company Interests shall be, free and clear of any liens, claims, options, charges or other encumbrances other than to the extent such circumstances do not impair Member’s ability to comply with its obligations hereunder. Except as provided in the FARMITA referenced in Section 3.04(e) of the Company Disclosure Schedule, which will be terminated as of Closing, Member has the sole right to vote the Company Interests with respect to the Merger, and except as contemplated by this Agreement, none of the Company Interests is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Company Interests with respect to the Merger.

(b) As of the Closing Date, Member shall not own, either beneficially or of record, any equity interests of the Company other than the Company Interests set forth in Sections 1.01 and 3.04(a) of the Company Disclosure Schedule.

(c) Such Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D as promulgated under the Securities Act.

Section 4.02  Power; Authorization; Enforceability.  Member has all requisite power, authority and legal capacity to execute this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Member has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Member, enforceable against Member in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity. Except as provided in the FARMITA referenced in Section 3.04(e) of the Company Disclosure Schedule, which will be terminated as of Closing, the execution and delivery by Member of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, materially amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Company Interests pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license permit, franchise or other instrument or obligation to which Member is a party or by which Member or the Company Interests are or will be bound or affected. If Member is a natural person and is married and the Company Interests constitute community property of Member or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Member’s spouse, enforceable against such spouse in accordance with its terms.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company that the statements contained in this Article V are true and correct except as set forth in the disclosure schedule delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Schedule”). The Parent Disclosure Schedules may be updated pursuant to Section 7.19 hereof, and shall be updated as of the Closing Date. The Parent Disclosure Schedule shall be arranged according to specific sections in this Article V and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article V.

Section 5.01  Organization and Qualification.

(a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and otherwise hold and operate its properties and other assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing has not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term “Parent Material Adverse Effect” means any event, change or effect that is materially adverse to the business, operations, condition (financial or otherwise), assets (tangible or intangible), liabilities, prospects or results of operations of Parent and its subsidiaries taken as a whole, except for any such events, changes or effects resulting from or arising in connection with (i) any changes in general, political, global or other national or worldwide events or changes in economic or business conditions that do not disproportionately impact Parent as compared to other entities similar in size and scope as that of Parent and that are within its industry or (ii) any changes or events affecting the industry in which Parent operates that do not disproportionately impact Parent as compared to other entities similar in size and scope as that of Parent and that are within its industry, (iii) any decline in the trading price of Parent Common Stock, or (iv) any adverse change in the United States securities market that does not disproportionately impact Parent, on or after the date of this Agreement and prior to the Closing Date.

(b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Section 5.02  Authority Relative to This Agreement.  Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the stockholders of Parent, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL and the TLLCA). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due corporate authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

Section 5.03  Capital Structure.

(a) As of the Execution Date, the authorized capital stock of Parent consists of (i) 50,000,000 shares of Parent Common Stock and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, of Parent (“Parent Preferred Stock”). As of the Execution Date, (i) 16,516,667 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) 2,100,000 shares of Parent Common Stock were reserved for future issuance pursuant to a unit purchase option issued by Parent to the underwriters in connection with its initial public offering, and (iii) warrants to purchase 28,516,668 shares of Parent Common Stock were outstanding, an equal number of which shares were reserved for issuance pursuant thereto. As of the date hereof, no shares of Parent Preferred Stock were issued and outstanding.

(b) As of the Execution Date, except for outstanding options and warrants referred to in clauses (ii) and (iii) of the second sentence of Section 5.03(a) and otherwise as disclosed in the Parent SEC Reports (as defined below), there are no outstanding options, warrants, or other agreements relating to the issuance of capital stock of Parent or obligating Parent to issue or sell any shares of its capital stock.

Section 5.04  No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate their respective organizational documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.04(b) have been obtained and all filings and obligations described in Section 5.04(b) have been made or complied with, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) conflict with, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except as set forth in Section 5.04(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, order, authorization, registration or permit of, or filing with or notification to, any Governmental Entity, except (i) for the pre-merger notification requirements of the HSR Act, if applicable, (ii) for the filing and recordation of appropriate merger documents as required by the DGCL or the TLLCA, (iii) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Federal and state securities laws and AMEX, and (iv) for such other consents, approvals, orders authorizations, registrations or permits, filings or notifications that if not obtained or made could not reasonably be expected, individually or in the aggregate, to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 5.05  SEC Filings; Financial Statements.

(a) Parent has correctly, accurately and timely in all material respects filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since its inception date through the date of this Agreement (collectively, the “Parent SEC Reports”). As of the respective dates they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), (i) the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the Parent Audited Financial Statements (as defined in Section 5.11(a)) and Parent Interim Financial Statements (as defined in Section 5.11(a)) (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC) and each presented fairly, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

Section 5.06  Interim Operations of Merger Sub.  Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

Section 5.07  Board Approval.  Subject to certain conditions contained in Sections 8.01 and 8.02, including, but not limited to receiving a third party fairness opinion, dated as of the date of this Agreement (the “Opinion”), the Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Parent, and (iii) determined that the fair market value of the Company is equal to at least 80% of Parent’s net assets.

Section 5.08  Valid Issuance of Parent Shares.  The shares of Parent Common Stock to be issued pursuant to this Agreement and pursuant to the Parent Warrants and Redemption Warrants will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

Section 5.09  Brokers.  Except as set forth on Section 5.09 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.10  Intentionally Omitted.

Section 5.11  Financial Statements.

(a) True and complete copies of (i) the audited balance sheet, the audited statements of operations, changes in stockholders’ equity and changes in cash flows for the year then ended, together with all related notes and schedules thereto (collectively referred to herein as the “Parent Audited Financial Statements”, and (ii) the unaudited balance sheet of the Parent as of June 30, 2007, (the “Parent Reference Balance Sheet”), and the related statements of operations, changes in members’ equity and changes in cash flows for the year ended June 30, 2007, (together with Parent Reference Balance Sheet, the “Parent Interim Financial Statements”), attached as Section 5.11(a) of the Parent Disclosure Schedule. The Parent Audited Financial Statements and the Parent Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with the GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP) and each present fairly, in all material respects, the financial position of Parent as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of the Parent Interim Financial Statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material).

(b) To the Knowledge of Parent, except as set forth in Section 5.11(b) of the Parent Disclosure Schedule, Parent does not have any Liabilities, other than Liabilities (i) recorded or reserved against on the Parent Reference Balance Sheet or (ii) incurred in the ordinary course of business, consistent with past practice, since June 30, 2007 plus up to an aggregate amount of $100,000 incurred since June 30, 2007 not in the ordinary course of the business, consistent with past practice. Except as set forth in Section 5.11(b) of the Parent Disclosure Schedule, reserves are reflected on the Parent Reference Balance Sheet and on the books of account and other financial records of Parent against all Liabilities of Parent in amounts that have been established on a basis consistent with the past practice of Parent and in accordance with GAAP. To the Knowledge of Parent, there are no outstanding warranty claims against Parent.

Section 5.12  Absence of Certain Changes or Events.  Since January 1, 2007, except as contemplated by or as disclosed in this Agreement or as set forth in Section 5.12 of the Parent Disclosure Schedule, Parent has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, (a) there has not been any Parent Material Adverse Effect and (b) Parent has not taken or legally committed to take any of the actions specified in Section 6.02(a) through (x).

Section 5.13  Absence of Litigation.  Except for the Dispute and the matters addressed in the Settlement Agreement, there is no Legal Proceeding pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub, or any property or asset owned or used by Parent or any person whose liability Parent has or may have assumed, either contractually or by operation of Law, before any arbitrator or Governmental Entity that could reasonably be expected, if resolved adversely to Parent, to (i) impair the operations of Parent or Merger Sub as currently conducted, including, without limitation, any claim of infringement of any intellectual property right, (ii) collectively result in losses to Parent or Merger Sub in excess of $250,000, (iii) impair the ability of Parent or Merger Sub to perform its obligations under this Agreement, or (iv) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. To Parent’s Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis of the commencement of any Legal Proceeding. Neither Parent nor Merger Sub nor the officers or managers thereof in their capacity as such, or any property or asset of Parent or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or Governmental Entity. Neither Parent nor Merger Sub has plans to initiate any Legal Proceeding against any third party.

Section 5.14  Taxes.

(a) All Tax Returns have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Parent Interim Financial Statements (i) fully accrue all actual and contingent liabilities for

Taxes (as defined below) with respect to all periods through June 30, 2007, and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after June 30, 2007, with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Parent Interim Financial Statements relating to Tax matters is true, complete and accurate in all material respects. Parent has not incurred any material Tax liability since June 30, 2007 other than in the ordinary course of business and Parent has made adequate provisions for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

(b) Parent has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. To the Knowledge of Parent, no Tax Returns filed with respect to Taxable years through the Taxable year ended December 31, 2006 in the case of the United States, have been examined and closed. Parent (or any member of any affiliated or combined group of which Parent has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect and there is no material claim, audit, action, suit, proceeding, or (to the Knowledge of Parent) investigation now pending or threatened against or with respect to Parent in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by Parent, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Parent, materially and adversely affect the liability of Parent for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Parent. Parent has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Parent is in full compliance with all the terms and conditions of any Tax exemption or other Tax-sharing agreement or order of a foreign government, and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Parent nor any person on behalf of Parent has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax Law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax Law) apply to any disposition of any asset owned by Parent. None of the assets of Parent is property that Parent is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Code. None of the assets of Parent directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Parent is “tax-exempt use property” within the meaning of Section 168(h) of the Code. Parent has not made and will not make a deemed dividend election under Treas. Reg. § 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Parent has never been a party (either as a distributing corporation, a distributed corporation or otherwise) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state Law. Parent has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. Parent does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country and Parent has not engaged in a trade or business within any foreign country. Parent has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of Federal or state Law. All material elections with respect to Parent’s Taxes made during the fiscal years ending December 31, 2005 and 2006 are reflected on Parent’s Tax Returns for such periods, copies of which have been provided to the Company. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of the Company, which consent will not be unreasonably withheld or delayed. Parent is not party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for Federal income tax purposes. Parent is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Parent is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162 (other than 162(a)) or 404 of the Code. Parent is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of Federal Law as a result of being a member of a group filing consolidated Tax Returns, under operation of certain state Laws as a result of being a member of a unitary group, or under comparable Laws of other states or foreign jurisdictions) that includes a party other than Parent nor does Parent owe any amount under any such agreement. Parent has previously provided or made available to the Company true and correct copies of all income, franchise, and sales Tax Returns, and, as reasonably requested by the Company, prior to or following the date hereof, presently existing information statements and reports. Parent is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Parent has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger.

(c) As used in this Section 5.14, the term “Parent” means Parent and any entity included in, or required under GAAP to be included in, any of the Parent Interim Financial Statements.

Section 5.15  Assets; Absence of Liens and Encumbrances.  Parent owns, leases or has the legal right to use all of the assets, properties and rights of every kind, nature, character and description, including, without limitation, real property and personal property, used or intended to be used in the conduct of the business of Parent or otherwise owned or leased by Parent and, with respect to contract rights, is a party to and enjoys the right to benefits of all contracts, agreements and other arrangements used or intended to be used by Parent in or relating to the conduct of the business of Parent (all such properties, assets and contract rights being the “Parent Assets”). Parent has good and indefeasible title to, or, in the case of leased or subleased Parent Assets, valid and subsisting leasehold interests in, all Parent Assets, free and clear of all mortgages, liens, pledges, charges, claims, defects of title, restrictions, infringements, security interests or encumbrances of any kind or character (“Parent Liens”).

Section 5.16  Proxy Statement.  The information previously supplied or to be supplied by Parent for inclusion in the Proxy Statement shall not contain at the time the Proxy Statement is filed with the SEC and at the time it becomes effective under the Securities Act, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the time it becomes effective, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except to the extent that information provided to the Parent by the Company is contained therein and such information, as provided to the Parent by the Company, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Parent for inclusion in the Proxy Statement to be delivered to Parent’s stockholders in connection with the Parent Stockholders’ Meeting shall not contain, on the date the Proxy Statement is first mailed to Parent’s stockholders, and at the time of the Parent Stockholders’ Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement provided by Parent in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders’ Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates, officers or managers should be discovered by Parent which should be set forth in a supplement to the Proxy Statements, Parent shall promptly inform Company.

Section 5.17  Registration Rights Agreement.  The Registration Rights Agreement contains substantially the same terms and conditions as the registration rights agreement entered into among Parent, Founders and FBW, dated April 10, 2006 (the “Founders RR Agreement”), and such Founders RR Agreement has not been and shall not be amended without the prior written consent of the Members’ Representative.

Section 5.18  Offers.  The Company acknowledges that Parent is permitted to receive general inquiries from third parties concerning potential transactions that would be in substitution of or in addition to, the transaction contemplated by this Agreement (a “Back Up Transaction”), and to conduct preliminary dialogue related thereto. However, Parent may not negotiate, present, or propose related to any presentations or proposals concerning conditional terms with any third party with respect to any Back Up Transaction until the earlier of (i) the Closing or (ii) the Termination of this Agreement pursuant to the terms provided for in Article IX hereof.

Section 5.19  Undisclosed Liabilities.  Neither Parent nor Merger Sub has any liabilities or obligations of a type required to be reflected on a balance sheet prepared in accordance with GAAP or the footnotes required to be included therewith, without regard to materiality, except (i) as and to the extent disclosed in the Parent SEC Reports or on Section 5.19 of the Parent Disclosure Schedule, or (ii) as incurred by Parent or Merger Sub in the ordinary course of business after June 30, 2007 in an aggregate amount not to exceed $25,000. The aggregate liabilities and indebtedness of the Parent and Merger Sub as of the date hereof do not, and as of the Closing Date will not, exceed Four Million Two Hundred and Two Thousand Five Hundred and No/100 Dollars ($4,202,500), including, but not limited to, the Estimated Parent Expenses.

Section 5.20  No Misstatements.  No representation or warranty made by Parent or Merger Sub in this Agreement, the Parent Disclosure Schedule or any certificate delivered or deliverable pursuant to the terms hereof contains or will contain any untrue statement of a material fact, or omits, or will omit, when taken as a whole, to state a material fact, necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; provided, however, that any representations and warranties made by Parent or Merger Sub herein that are qualified by Parent’s or Merger Sub’s “Knowledge” or materiality shall be incorporated into the representation and warranty made by this sentence of this Section 5.20. To the Knowledge of Parent and Merger Sub, Parent and Merger Sub have disclosed to the Company all material information relating to the business of Parent and Merger Sub or the transactions contemplated by this Agreement.

ARTICLE VI

CONDUCT OF BUSINESSES PENDING THE MERGER

Section 6.01  Conduct of Business by the Company Pending the Merger.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time the Company agrees to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted, to pay its debts and Taxes, including Permitted Tax Distributions, when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be substantially identical at the Effective Time. The Company shall promptly notify Parent of any material event or occurrence not in the ordinary course of business of the Company. The Company agrees to use its commercially reasonable best efforts to satisfy all conditions to the Closing set forth in Article VIII, to the extent such conditions are applicable to the Company, and timely consummate the Merger contemplated herein.

By way of amplification and not limitation, except as specifically contemplated by this Agreement or as specifically set forth in Section 6.01 of the Company Disclosure Schedule, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent, which consent shall not be unreasonably withheld, of Parent:

(a) amend or otherwise change the Company Charter Documents or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of the Company, except pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement and new issuances under the Gain Share Plan;

(c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business;

(d) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its equity interests except from former employees, managers, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest or any assets in any corporation, partnership, other business organization or any division thereof other than the RST Transaction;

(f) except for the Settlement Agreement, institute or settle any Legal Proceeding for an amount greater than $100,000, except as related to Legal Proceedings disclosed in Section 3.10 of the Company Disclosure Schedule;

(g) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances other than such indebtedness described herein and to be included on the Estimated Closing Balance Sheet;

(h) authorize any unbudgeted capital expenditure in excess of $100,000, individually or in the aggregate;

(i) enter into any lease or contract for the purchase or sale of any property, real or personal, other than as permitted by subparagraph 6.01(h) above, in an amount greater than $100,000 on an annual basis other than the new lease agreement contemplated to be entered into between the Company and Angel/McIver Interests, LP, regarding the Company’s facility in Conroe, Texas;

(j) waive or release any material right or claim;

(k) except as set forth on Schedule 6.01(k) as it relates to increases in compensation for persons covered herein to the extent the person has or is expected to have a material increase in duties, responsibilities and authority, and/or has received a documented promotion, increase, or agree to increase, the compensation payable, or to become payable, to its (i) officers or (ii) employees (provided that any employee’s annual compensation may be increased by an amount not to exceed 10% of such employee’s current annual base salary), or grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its managers, officers or other employees, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA that may be required by Law;

(l) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or Company Options granted under any option plan, employee stock plan or other agreement or authorize cash payments in exchange for any Company Options granted under any of such plans, except as specifically required by the terms of such plans or any such agreement or any related agreement in effect as of the date of this Agreement and disclosed in the Company Disclosure Schedule;

(m) extend any offers of employment to potential employees, consultants or independent contractors or terminate any existing employment relationships for which the annual remuneration is greater than $200,000;

(n) enter into, amend or terminate any Material Contract;

(o) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01;

(p) other than in the ordinary course of business consistent with past practice and current business plans, enter into any licensing, distribution, OEM agreements, sponsorship, advertising, merchant program or other similar contracts, agreements or obligations, other than the RST Transaction or as contemplated thereby, that may not be cancelled without penalties by the Company upon notice of 30 days or less;

(q) take any action, other than reasonable and usual action in the ordinary course of business, consistent with past practice, with respect to accounting policies, principles or procedures;

(r) other than the 754 election that has been made or will be made on the Company’s March 31, 2007 short form Tax return on or prior to the Closing Date, make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, but in no event take any other action or omit to take any action that would have the effect of increasing the Tax liability of the Company or Parent;

(s) (i) sell, assign, lease, terminate, abandon, transfer, permit to be encumbered or otherwise dispose of or grant any security interest in and to any item of the Company Intellectual Property, in whole or in part, (ii) grant any license with respect to any Company Intellectual Property, other than a license of Software granted to customers of the Company to whom the Company licenses such Software in the ordinary course of business and the license contemplated to be entered into by the Company with respect to the RST Transaction, (iii) other than in connection with the RST Transaction, develop, create or invent any Intellectual Property jointly with any third party, or (iv) disclose, or allow to be disclosed, any confidential Company Intellectual Property, unless such Company Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

(t) make (or become obligated to make) any bonus payments to any of its officers or employees except: (1) for those for which the Company is simultaneously fully reimbursed or (2) between the execution date hereof and the Effective Time, bonus payments to certain employees not covered by the incentive plan in an amount not to exceed an aggregate of $500,000;

(u) except as permitted by GAAP, revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

(v) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear, unless it is more commercially reasonable to replace any such asset in the ordinary course of Company’s business;

(w) take any action or fail to take any reasonable action that would cause there to be a Company Material Adverse Effect;

(x) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated and not replaced by a substantially similar replacement policy without notice to Parent;

(y) except in the ordinary course of its business, the Company will not write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other right of the Company to customer remittances for services in excess of $150,000 with respect to a single matter, or in excess of $450,000 in the aggregate; or

(z) take, or agree in writing or otherwise to take, any of the actions described in subsections (a) through (y) above, or any action which is reasonably likely to make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time.

Section 6.02  Conduct of Business by Parent Pending the Merger.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees to carry on its business in the usual, regular and ordinary course and in substantially the same manner as previously conducted, to pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be substantially identical at the Effective Time. Parent shall promptly notify the Company of any material event or occurrence not in the ordinary course of business of Parent. The Parent and the

Merger Sub agree to use their commercially reasonable best efforts to satisfy all conditions to the Closing set forth in Article VIII and timely consummate the Merger contemplated herein.

By way of amplification and not limitation, except as specifically contemplated by this Agreement or as specifically set forth in Section 6.02 of the Parent Disclosure Schedule, Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent, which consent shall not be unreasonably withheld, of Company:

(a) amend or otherwise change the Certificate of Incorporation and Bylaws or equivalent organizational documents;

(b) except as it relates to the redemption or cancellation of Parent Common Stock pursuant to the Settlement Agreement, issue, sell, pledge, dispose of, grant, encumber, authorize or propose the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest (including, without limitation, any phantom interest), of Parent, except pursuant to the terms of options, warrants or preferred stock outstanding on the date of this Agreement;

(c) sell, lease, license, pledge, grant, encumber or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to its business;

(d) split, combine, subdivide, redeem or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its equity interests except from former employees, managers, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest or any assets in any corporation, partnership, other business organization or any division thereof;

(f) except for the Settlement Agreement, institute or settle any Legal Proceeding for an amount greater than $100,000;

(g) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances other than such indebtedness described herein;

(h) authorize any unbudgeted capital expenditure in excess of $100,000, individually or in the aggregate;

(i) enter into any lease or contract for the purchase or sale of any property, real or personal, in an amount greater than $50,000 on an annual basis;

(j) waive or release any material right or claim;

(k) increase, or agree to increase, the compensation payable, or to become payable, to its (i) officers or (ii) employees (provided that any employee’s annual compensation may be increased by an amount not to exceed 10% of such employee’s current annual base salary), or grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its managers, officers or other employees or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other Plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided, however, that the foregoing provisions of this subsection shall not apply to any amendments to employee benefit plans described in Section 3(3) of ERISA that may be required by Law;

(l) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or stock options granted under any option plan, employee stock plan or other agreement or authorize cash payments in exchange for any stock options granted under any of such plans, except as specifically required by the terms of such plans or any such agreement or any related agreement in effect as of the date of this Agreement and disclosed in the Parent Disclosure Schedule;

(m) extend any offers of employment to potential employees, consultants or independent contractors or terminate any existing employment relationships for which the annual remuneration is greater than $200,000;

(n) enter into, amend or terminate any Material Contract to which it is a party;

(o) enter into, amend or terminate any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.02;

(p) other than in the ordinary course of business consistent with past practice, enter into any licensing, distribution, OEM agreements, sponsorship, advertising, merchant program or other similar contracts, agreements or obligations that may not be cancelled without penalties by Parent upon notice of 30 days or less;

(q) take any action, other than reasonable and usual action in the ordinary course of business, consistent with past practice, with respect to accounting policies, principles or procedures;

(r) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Parent, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Parent, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Parent or the Company;

(s) make (or become obligated to make) any bonus payments to any of its officers or employees except as set forth on Schedule 6.02(s);

(t) except as permitted by GAAP, revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

(u) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear, unless it is more commercially reasonable to replace any such asset in the ordinary course of Parent’s business;

(v) take any action or fail to take any reasonable action that would cause there to be a Parent Material Adverse Effect;

(w) permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated and not replaced by a substantially similar replacement policy without notice to the Company;

(x) amend, modify, terminate or otherwise change the PB Agreement or the GB Agreement;

(y) take, or agree in writing or otherwise to take, any of the actions described in subsections (a) through (x) above, or any action which is reasonably likely to make any of Parent’s or Merger Sub’s representations or warranties contained in this Agreement untrue or incorrect on the date made (to the extent so limited) or as of the Effective Time; and

(z) fail to timely file any Parent SEC Reports with the SEC.

Section 6.03  Litigation.  The parties shall notify one another in writing promptly after learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or other Governmental Entity initiated by it or them or against it or them, or known by either party to be threatened against it or them or any of its or their officers, directors, managers, employees or stockholders in their capacity as such.

Section 6.04  Notification of Certain Matters.  Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure or inability of Parent or the Company, as the case may be, to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The parties hereto acknowledge that reliance shall not be an element of any claim or cause of action by any party hereto for misrepresentation or breach of a representation, warranty or covenant under this Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01  Proxy Statement; Stockholder Approval. Proxy Statement; Parent Stockholders’ Meeting; Name Change.

(a) Parent will use its commercially reasonable best efforts to timely prepare and file the Proxy Statement with the SEC, including but not limited to, describing changes in this Agreement, updating the Financial Statements and Company Financial Statements as required, describing the Recapitalization, the Ulterra Acquisition and the Settlement Agreement, disclosing all changes to the Proxy Statement associated therewith, and addressing, to the extent relevant, SEC comments received by Parent on June 19, 2007 to the Proxy Statement filed by the Parent on May 8, 2007. Parent will solely be responsible to respond to, and will respond to, any comments of the SEC and Parent will use its commercially reasonable best efforts to mail the Proxy Statement to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, the Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement, (collectively, the “Other Filings”). The Company shall, within a reasonable time, provide all information with respect to the Company and its Affiliates and Ulterra reasonably requested by Parent as required to prepare and file the Proxy Statement and any Other Filings and such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Company shall and shall cause its employees and advisors to comply with this provision. The Company shall use its commercially reasonable best efforts to cause its Chief Executive Officer to participate as reasonably requested by Parent in the “road show” presentations to investors. Each of the Members shall, within a reasonable time, provide all information with respect to that Member reasonably requested by Parent as required to prepare and file the Proxy Statement and any Other Filings and such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company or the Parent will notify the other party promptly upon its receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any Other Filing. The Parent will cause the Proxy Statement and the Other Filings to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any material event occurs with respect to the Company, the Company will, within a reasonable time, inform the Parent of such occurrence and, within a reasonable time, provide Parent with the information reasonably requested by the Parent in connection therewith. The proxy materials will be sent to the stockholders of Parent for the purpose of soliciting proxies from holders of Parent Common Stock to vote in favor of (i) the adoption of this Agreement and the approval of the Merger (“Parent Stockholder Approval”), (ii) the issuance and sale of shares of Common Stock to the extent that such issuance requires shareholder approval under the rules of AMEX and (iii) the election of Ron Nixon (Chairman), Allen Neel, Richard Turner, James Jacoby and Kim Eubanks, and up to two (2) other designees of the Members, such designees to be designated by the Members’ Representative at least ninety (90) days prior to the Effective Time, and the resignation of Messrs. Wilson, Spickelmier, McConnell and Williamson to Parent’s Board of Directors at the Parent Stockholders’ Meeting. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from holders of Parent Common Stock. Nothing contained in this Section 7.01(a) shall impose any additional obligations on the Company except to the extent explictly set forth herein.

(b) As soon as practicable following its approval by the SEC, Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholders’ Meeting in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the Merger and the other matters presented to the stockholders of Parent for approval or adoption at the Parent Stockholders’ Meeting, including, without limitation, the matters described in Section 7.01(a).

(c) Parent shall comply with all applicable provisions of and rules under the Exchange Act, the Securities Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Parent Stockholders’ Meeting. Without limiting the foregoing, Parent shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the holders of Parent Common Stock, and as of the date of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Parent shall not be responsible for the accuracy or completeness of any information provided by the Company pursuant to Section 7.01(d) below relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement to the extent the Company information or its interpretation thereof has not been altered by Parent or Parent’s representatives).

(d) Except as set forth in this Agreement, the parties acknowledge and agree that (i) Parent shall be responsible for preparing the Proxy Statement and the Other Filings and (ii) that the Company and the Members shall have no duty, obligation or responsibility with respect to the Proxy Statement and the Other Filings.

(e) Prior to the Effective Time, Parent shall take such actions necessary to change its name from “JK Acquisition Corp.” to “MS Energy Services, Inc.”

Section 7.02  Members Approval; Exemption from Registration.

(a) Within a reasonable time after the date the Parent mails the “definitive” proxy materials to its stockholders, and in any event within ten (10) days of such mailing, so long as such mailing has occurred, and in accordance with applicable Law and the Company’s Charter Documents, the Company shall convene a meeting of its Members or solicit written consents from its Members to obtain their approval and adoption of this Agreement and the other transactions contemplated hereby. The Company shall ensure that the Members’ meeting is called, noticed, convened and held, and that all proxies or written consents are solicited and obtained from the Members, in compliance with applicable Law, the Company’s Charter Documents, and all other applicable legal requirements. The Company agrees to use its commercially reasonable best efforts to take all action necessary or advisable to secure the necessary votes required by applicable Law and the Company’s Charter Documents to effect the Merger. The Board of Managers of the Company shall unanimously recommend that the Members vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby. Neither the Board of Managers of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Managers of the Company that the Members vote in favor of and adopt and approve this Agreement and the other transactions contemplated hereby, except that the Board of Managers shall not be obligated to approve or recommend to the Members for approval any proposed amendment or modification of this Agreement unless the Board of Managers determines, in its sole reasonable discretion, that such amendment or modification is in the best interest of the Company.

(b) At every meeting of the Members of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the Members of the Company with respect to the Merger so long as Parent and Merger Sub are not in material violation of this Agreement, each Member shall vote or cause to be voted the Company Interests and any New Company Interests (as defined below) in favor of (x) adoption of the Merger Agreement and approval of the Merger, and (y) any matter that is required for the Company to ensure the satisfaction of the conditions precedent to the consummation of the Merger. Each current Member and any future Member agrees that any Company Interests to which that Member acquires record or beneficial ownership (“New Membership Interests”) after the execution of this Agreement and prior to the Closing Date (including through the exercise of any options, warrants or similar instruments), shall be subject to the terms and conditions of this Agreement to the same extent as if the New Membership Interests constituted Company

Interests. The Members will provide information and otherwise execute documents and take other ministerial actions reasonably necessary to complete the transactions described herein.

(c) Each of the parties hereto acknowledge that the shares of Parent Common Stock issued to the Members pursuant to this Agreement are intended to be issued pursuant to the “private placement” exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and agree to fully cooperate with Parent in its efforts to ensure that the shares of Parent Common Stock may be issued pursuant to such private placement exemption; provided, however, that neither Parent nor Merger Sub makes any representation or warranty that such issuance in fact qualifies for such private placement exemption. Such Parent Shares shall be subject to a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(d) Notwithstanding the foregoing and anything to the contrary in Article VIII hereof, in the event that Parent, based on advice of its counsel, has determined that the shares of Parent Common Stock to be issued pursuant to this Agreement cannot be issued under the “private placement” exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, then Parent shall take all action necessary to prepare and file, on a timely basis, a registration statement on Form S-4 with the SEC which registers the issuance of the shares of Parent Common Stock pursuant to this Agreement (the “Form S-4 Alternative”). Parent shall use, and shall cause its officers, employees, agents, advisors or other representatives to use, their respective commercially reasonable best efforts to effectuate the foregoing (and fully cooperate with the other parties), including, without limitation, preparing and filing all applications, documents and forms necessary to register the shares of Parent Common Stock on an effective registration statement on Form S-4. In the event that shares of Parent Common Stock are issued pursuant to the Form S-4 Alternative, no Shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Interest Certificates to any person who, prior to the Effective Time, may be an “Affiliate” (as that term is used in Rule 145 under the Securities Act) of the Company until such person has delivered to Parent and the Company a duly executed Affiliate Agreement in the form provided by Parent.

(e) The Members agree that they shall vote any shares of Parent Common Stock held by such Members on the record date of the Parent Stockholder Meeting in favor of the Merger and for the approval of all of the other items brought before the Parent Stockholder Meeting for which Parent seeks approval in the Proxy Statement.

(f) The Members agree that, prior to the Effective Time, they shall not transfer any of their Company Interests to any Person who is not an “accredited investor” as such term is defined in Rule 501(a) of Regulation D as promulgated under the Securities Act.

Section 7.03  Access to Information; Confidentiality.

(a) From the date of this Agreement to the Effective Time, the Parent and the Company shall, subject to the other party’s compliance with the covenant set forth in Section 7.03(b) below, use commercially reasonable efforts to provide to each other (and each party’s officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, “Representatives”) access as may be reasonably necessary at reasonable times upon prior notice to the directors, officers, employees, agents, properties, offices and other facilities of the other party and to the books and records of the Company. The parties acknowledge and agree that in the event the Company voluntarily undertakes to perform any action other than providing access to its books, records, directors, officers, employees, or agents as described herein, no such action or actions shall give rise to any obligation on the part of the Company broader than the obligations expressly set forth in this Section 7.03(a) and as otherwise set forth in this Agreement.

(b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement, dated May 25, 2006 (the “Non-Disclosure Agreement”), between the Company and Parent.

Section 7.04  No Solicitation of Transactions.

(a) The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its Members) that constitutes any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, managers or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company will notify Parent immediately after receipt by the Company (or by any of its officers, directors, employees, agents, advisors or other representatives) of any written proposal for, or written inquiry respecting, any Competing Transaction, or any request for nonpublic information in connection with such written proposal or inquiry or for access to the properties, books or records of the Company by any person that informs or has informed the Company that it is considering making or has made such a written proposal or inquiry. Such notice to Parent shall indicate in reasonable detail the identity of the person making such written proposal or inquiry and the terms and conditions of such written proposal or inquiry. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

(b) A “Competing Transaction” means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets or debt or equity securities of such party; (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of such party; or (iv) any solicitation in opposition to approval by the Members of the Company of this Agreement and the Merger.

Section 7.05  Employee Benefits Matters.

(a) Subject to the requirements of third parties and laws associated with existing Company employee benefit plans and further subject to determination of any and all obligations relating to existing Company benefit plans on the Closing Date, all employees of the Company shall continue in their existing benefit plans, except for the Company’s satisfaction of its obligations under any existing incentive plans and the Special Bonus Plan as noted in Section 3.11 of the Company Disclosure Schedule, until such time as, in Parent’s sole discretion, an orderly transition can be accomplished to employee benefit plans and programs maintained by Parent or Merger Sub for its and its Affiliates’ employees in the United States. Parent and Merger Sub shall take such reasonable actions, to the extent permitted by Parent’s and Merger Sub’s benefits programs, as are necessary to allow eligible employees of the Company to participate in the health, welfare and other benefits programs of Parent or Merger Sub or alternative benefits programs in the aggregate that are substantially equivalent to those applicable to employees of the Company prior to Closing in similar functions and positions on similar terms (it being understood that equity incentive plans are not considered employee benefits). Pending such action, Parent shall maintain the effectiveness of and be solely responsible for the Company’s benefit plans.

(b) At Closing, Parent will enter into employment agreements or the Company will amend existing employment agreements (in either case, collectively, the “Employment Agreements,” and, individually, an “Employment Agreement”) with the individuals set forth on Schedule 7.05(b) hereto.

(c) At Closing, Parent will enter into non-solicitation and non-competition agreements (collectively, the “Non-Solicitation Agreements”, and, individually, a “Non-Solicitation Agreement”) with the individuals set forth on Schedule 7.05(c) hereto.

(d) Prior to the Effective Time, the Company shall take all necessary actions to obtain the requisite Member approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered “excess parachute payments” within the meaning of Section 280G of the Code and shall require all “disqualified individuals” within the meaning of Section 280G of the Code to subject their existing benefits and payments to the stockholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Proposed Treasury Regulations promulgated thereunder. The Company further agrees that whether or not its Members approve any such excess parachute payments, neither Parent nor the Surviving Corporation shall have any responsibility or liability with respect to any excise taxes owed by the recipients of any such payments.

(e) Intentionally omitted.

(f) The Company and, as applicable, its ERISA Affiliates each agree to terminate any and all group severance, separation or salary continuation plans, programs or arrangements immediately prior to Closing. Parent shall receive from the Company evidence that the plans, programs or arrangements of the Company and, as applicable, each ERISA Affiliate have been terminated pursuant to resolutions adopted by each such entity’s board of managers or directors (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

(g) With respect to all equity interest purchase, option and award agreements (including any restricted units, unit purchase, option or award agreements under the incentive plans) between the Company and any current or former employee, manager, consultant or founder effective as of the Effective Time, any and all rights of repurchase under each such agreement shall be assigned to Parent (or to such other entity as Parent shall designate) by virtue of the Merger and without any further action on the part of the Company, such assignment to be effective as of the Effective Time.

Section 7.06  Further Action; Consents; Filings.

(a) Upon the terms and subject to the conditions hereof including, without limitation, those set forth in Section 7.01(d), each of Parent, Merger Sub and the Company shall use its commercially reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary under applicable Law or this Agreement to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from any Governmental Entity or any other person all consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, including those required under the HSR Act, and (iii) make all necessary filings, and thereafter make any other required submission, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under applicable Law. The Company, Merger Sub and the Company shall, subject to the limitations contained in Section 7.01(d), cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. The Parent covenants and agrees that it will provide the Company with not less than ten (10) business days advance written notice of its intent to file the Premerger Notification Report Form under the HSR Act.

(b) To the extent required, Parent and the Company shall file as soon as practicable notifications under the HSR Act and each of Parent and the Company shall use commercially reasonable efforts to respond as promptly as practicable to all reasonable inquiries or requests and to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Parent shall be solely responsible for any fee payable by Parent, Company or the Members in connection with filing the required notifications under the HSR Act, if applicable. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violating any Antitrust Law, each of Parent and Company shall cooperate and Parent shall use all reasonable efforts to contest and resist vigorously any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions contemplated by this Agreement, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. The Parent and the Company will consult and cooperate with one another, at no expense to the Company, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws, if necessary; provided, that Company shall have no duty, obligation or responsibility to undertake any analyses, efforts or other actions in connection with any Proceedings under or relating to any Antitrust Laws, except with respect to its obligations to file a response to the Premerger Notification Report Form filed by the Parent under the HSR Act. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither the Company, the Parent nor the Members shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Antitrust Order. Each of Parent and Company shall use all commercially reasonable efforts to take such actions as may be required to cause the expiration of the waiting periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement; provided, however, that nothing contained herein shall require either party to seek early termination of any such waiting period under the Antitrust Laws.

(c) Notwithstanding anything to the contrary in Section 7.06(a) or (b), (i) neither Parent nor Merger Sub shall be required to divest (including, without limitation, through a licensing arrangement) any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Parent Material Adverse Effect and (ii) the Company shall not be required to divest (including, without limitation, through a licensing arrangement) any of its respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Company Material Adverse Effect.

(d) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company and the Parent shall promptly notify one another in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the business, assets or properties of the Company.

Section 7.07  Intentionally Omitted.

Section 7.08  No Public Announcement.  The initial press release relating to this Agreement shall be a joint press release the text of which has or will have been substantially agreed to by each of Parent and the Company prior to its release. Thereafter, unless otherwise required by applicable Law, neither Parent nor the Company shall issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of the other party.

Section 7.09  Expenses.  Except as provided in Article IX or Section 2.03, in the event that the Merger is consummated, then at Closing (a) the Parent shall reimburse the Members for all prepaid Transaction Expenses and either pay to the Members, or pay directly to the third parties who are owed Transaction Expenses, all unpaid Transaction Expenses, (b) the Parent shall reimburse James P. Wilson and Keith D. Spickelmier for their proportionate share of the $300,000 advanced to the Parent as of the date hereof, and (c) with respect to Founder Expenses paid or incurred after the date hereof, either pay any such Founder Expenses to James P. Wilson and Keith D. Spickelmier or to the third parties who are owed Founder Expenses; provided, however, in no event will the aggregate amount of Founder Expenses paid or reimbursed to Messrs. Wilson and Spickelmier under Subsection (b) and (c) above exceed $800,000. In addition, at Closing or at such other time as may be specified under the GB Agreement or the PB Agreement, the Parent shall pay all amounts required to be paid by it under the GB Agreement and the PB Agreement. In the event that the Merger is not consummated, then the provisions of Article IX shall govern.

Section 7.10  Affiliate Agreements.  In the event that Parent elects to issue the shares of Parent Common Stock pursuant to the Form S-4 Alternative, the Company shall request each person that could reasonably be deemed to be an “Affiliate” of the Company for purposes of the Securities Act to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form provided by Parent.

Section 7.11  Intentionally Omitted.

Section 7.12  AMEX Listing.  Parent shall promptly prepare and file with AMEX a Notification Form for Listing Additional Shares with respect to the Parent Shares and Redemption Liability Shares to be issued at the

Effective Time pursuant to this Agreement and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares and Redemption Liability Shares, subject to official notice to AMEX of issuance, and the Company shall reasonably cooperate with Parent with respect to such filing on a basis consistent with the Company’s duties under Section 7.01 hereof.

Section 7.13  Intentionally Omitted.

Section 7.14  Key Employees.  Prior to the Closing, the Company shall notify Parent if, to the Company’s Knowledge, any key employee or officer of the Company expects to or has expressed an intent to resign from his or her position with the Company within twelve (12) months after the Closing Date.

Section 7.15  WARN Act.  To the extent that the Merger triggers a termination of the Company’s employees, the Company agrees to use commercially reasonable efforts to make available the existing Company employees to Parent that the Merger Sub desires to continue employment of for the purpose of operating the Business. Parent and Merger Sub agree to continue the opportunity to be employed to all or substantially all of the Company employees on the terms and conditions that presently exist as of the Closing Date. Nothing between the parties shall prohibit Parent or Merger Sub from terminating any of the existing employees subsequent to their employment by Merger Sub. If it appears that a violation of the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) is likely to occur, Parent or the Company may elect to terminate this Agreement without further liability or, by mutual agreement, they may elect to proceed with complying with said laws and close the transaction as soon after such compliance as is reasonably practicable. The parties agree to consult with each other on the need for and timing of notices pursuant to the WARN Act, if applicable, and utilize commercially reasonable efforts to comply with same.

Section 7.16  Conversion Schedule.  Section 7.16 of the Company Disclosure Schedule is a schedule prepared by the Company (the “Preliminary Conversion Schedule”) showing the number of Parent Shares, Parent Warrants, Redemption Liability Shares and Redemption Warrants to be issued to each holder of shares of Company Interests and each holder of rights to acquire membership interests of the Company, including the number of Parent Shares, Parent Warrants, Redemption Liability Shares and Redemption Warrants to be deposited in the Escrow Fund, as of the execution of this Agreement as if the Effective Time and the exchange of shares pursuant to the Merger had occurred as of the date of the execution of this Agreement (assuming that no Redemption Liability Shares and Redemption Warrants will be issued to the Members pursuant to Section 2.08). Within ten (10) days after the Closing, the Company and the Members’ Representative shall prepare a final schedule as of the Effective Time (the “Final Conversion Schedule”), and an officer of the Company shall certify the Final Conversion Schedule and deliver such schedule to Parent.

Section 7.17  Litigation Support.  In the event and for so long as any Member is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Parent, Merger Sub and the Company will reasonably cooperate with one another and their respective counsel in the contest or defense, reasonably make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Member (unless the contesting or defending Member is entitled to indemnification therefore as described below). Parent and Merger Sub acknowledge and agree that any Member that is individually brought into any litigation in connection with the Company for facts, events or circumstances arising prior to the Closing shall be indemnified to the maximum extent permitted to be indemnified under the Company’s Charter Documents. Notwithstanding the foregoing, the Member(s) shall not be entitled to indemnification to the extent of any of the following:

(i) they are sued for any shareholder derivative action or suit by any Member; or

(ii) actions or inactions which constitute a breach of any Member representation, warranty, covenant or agreement set forth herein; or

(iii) actions or inactions by any Member which constitute a breach of any fiduciary duty; or

(iv) to the extent such Member(s) are found to have engaged in gross negligence, intentional misconduct, willful misconduct or fraud or other non-indemnifiable conduct set forth in the Company Charter Documents.

Section 7.18  Director and Officer Insurance.  On or before the Closing Date, Parent shall provide to the Company an updated commitment for a director and officer insurance policy covering Parent, Merger Sub and Company directors, managers and executive officers with coverage limits not less than $10,000,000. Such policy shall be, without exception, effective as of the Effective Time, and reasonably acceptable to the Company and all directors of Parent and Merger Sub in accordance with the terms and provisions contained in the commitment. The bylaws, regulations or other operative documents of the Surviving Corporation shall furthermore continue to provide indemnification to all directors and executive officers to the maximum extent provided by Delaware law.

Section 7.19  Schedules Bring Down.

(a) The representations and warranties of the Company contained in this Agreement and all information delivered in the Company Disclosure Schedule, or any attachment or exhibit hereto or in any certificate delivered by the Company to Parent and/or Merger Sub shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date to which such representations and warranties relate throughout such representations and warranties; provided, however, that the Company Disclosure Schedule delivered to Parent and Merger Sub as of the date of the Original Agreement shall be permitted to be revised and amended as of the Closing Date pursuant to the terms and conditions of Section 7.19(c) below.

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement and all information delivered in the Parent Disclosure Schedule, or any attachment or exhibit hereto or in any certificate delivered by Parent to the Company shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties; provided, however, that the Parent Disclosure Schedule delivered to the Company as of the date of the Original Agreement shall be permitted to be revised and amended as of the Closing Date pursuant to the terms and conditions of Section 7.19(c) below.

(c) The Company agrees to use its commercially reasonable best efforts to update Company Disclosure Schedules and deliver a revised and amended Company Disclosure Schedule to Parent on or prior to September 30, 2007, which updated Company Disclosure Schedules will be as of the Execution Date. The Parent and the Company agree to use their commercially reasonable best efforts to provide each other with any revised and amended schedules pursuant to this Section 7.19 no later than five (5) business days prior to the Closing Date mutually agreed upon by Parent and the Company. Based upon its review of the schedules delivered pursuant to Section 7.19 by the other party, either party may terminate this Agreement and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (i) by the Company if the revised Parent Disclosure Schedules contain an adverse change (other than a Parent Excluded Change) that can reasonably be valued in excess of $1,000,000, or (ii) by the Parent if the revised Company Disclosure Schedules contain an adverse change (other than a Company Excluded Change) that can reasonably be valued in excess of $1,000,000; provided, however, if (i) Parent terminates this Agreement pursuant to this Section 7.19(c) or if Parent’s termination is not reasonable pertaining to the schedules delivered by the Company to Parent, and Parent’s duties under Section 9.02(b) herein would otherwise have existed, then the terms of Section 9.02(b) shall apply to Parent, and (ii) the Company terminates this Agreement pursuant to this Section 7.19(c), and Parent’s duties under Section 9.02(b) herein would otherwise have existed, then the terms of Section 9.02(b) shall apply to Parent. The term “Parent Excluded Change” means (i) any changes in general, political, global or other national or worldwide events or changes in economic or business conditions that do not disproportionately impact Parent as compared to other entities similar in size and scope as that of Parent and that are within its industry or (ii) any changes or events affecting the industry in which Parent operates that do not disproportionately impact Parent as compared to other entities similar in size and scope as that of Parent and that are within its industry, (iii) any decline in the trading price of Parent Common Stock, (iv) any adverse change in the United States securities market that does not disproportionately impact Parent, or (v) the expenditure or incurrence of the Parent Estimated Expenses, on or after the date of this Agreement and prior to the Closing Date. The term “Company Excluded Change” means (i) any changes in general, political, global or other national or worldwide events or changes in economic or business conditions that do not disproportionately impact the Company as compared to other entities similar in size and scope as that of the Company and that are within its industry or (ii) any changes or events affecting the industry in which the Company operates that do not disproportionately impact the Company as compared to other entities similar in size and scope as that of the Company and that are within its industry.

(d) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that all the schedules attached hereto are as of the Execution Date except for the schedules attached hereto that pertain to Sections 3.07 through 3.33, which will be as of June 30, 2007 (until, with respect to the Company Disclosure Schedules, such schedules are updated as contemplated in Section 7.19(c)). Accordingly, none of the parties shall be in breach of any of the representations and warranties containing schedules by virtue of those schedules being inaccurate due to changes thereto between the time of June 30, 2007 and the Execution Date; provided, however, that the provisions contained in Section 7.19(a), (b) and (c) hereof shall apply with respect to the right, duty and obligation of the parties to update the schedules no later than five (5) business days prior to the Closing Date, and as further updated up to the actual Closing Date.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.01  Conditions to the Obligations of Each Party.  The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a) Stockholder Approval.  This Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of Parent in accordance with the DGCL and the Parent’s Certificate of Incorporation and Bylaws, provided that Parent will proceed with the Merger only if (i) a majority of the shares of Parent Common Stock voted by the Public Stockholders are voted in favor of the Merger and (ii) Public Stockholders owning less than 20% of the shares of Parent Common Stock both vote against the Merger and exercise their Redemption Option pursuant to the Parents’ Certificate of Incorporation. As used herein, the term “Public Stockholders” shall mean any stockholder of Parent holding shares of Parent Common Stock issued in connection the Parent’s IPO, excluding shares of Parent Common Stock held by the Founders. As used herein, the term “Founders” shall mean James P. Wilson, Keith D. Spickelmier, Michael H. McConnell and Herbert C. Williamson;

(b) No Order.  No Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an “Order”) which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

(c) HSR Act.  Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, if applicable;

(d) Listing.  Parent shall have filed with AMEX a Notification Form for Listing Additional Shares with respect to Parent Shares and Redemption Liability Shares at the Effective Time to be issued pursuant to this Agreement; and

(e) Registration Rights Agreement.  Parent, the Members and the Members’ Representative shall have entered into the Registration Rights Agreement.

Section 8.02  Conditions to the Obligations of Parent and Merger Sub.

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties.  Each of the representations and warranties made by the Company in this Agreement that are qualified as to Knowledge, materiality or Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all respects, and each of the representations and warranties made by the Company in this Agreement that are not qualified as to Knowledge, materiality or

Company Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer of the Company to that effect;

(c) Approvals.  Parent shall have received, each in form and substance reasonably satisfactory to Parent, all authorizations, consents, orders and approvals (i) required by any Governmental Entity or official, if any, (ii) set forth in Section 3.06 of the Company Disclosure Schedule or (iii) the failure of which to obtain would have, or could reasonably be expected to have, a Company Material Adverse Effect;

(d) No Company Material Adverse Effect.  No event or events shall have occurred, or could be reasonably likely to occur, which, individually or in the aggregate, have, or could reasonably be expected to have, a Company Material Adverse Effect;

(e) Employment Agreements.  Each individual set forth on Schedule 7.05(b) hereto shall remain employed by the Company and the Employment Agreements shall have been entered into at Closing on mutually acceptable terms to Parent and such individuals;

(f) Non-Solicitation Agreements.  Each individual set forth on Schedule 7.05(c) shall have entered into a Non-Solicitation Agreement on mutually acceptable terms to Parent and such individuals;

(g) Affiliate Agreements.  In the event that Parent elects to issue the shares of Parent Common Stock pursuant to the Form S-4 Alternative, each of the Affiliates of the Company shall have executed and delivered to Parent an Affiliate Agreement and such agreement shall (i) become effective at Closing or (ii) remain in full force and effect and shall not have been anticipatorily breached or repudiated by any of such Affiliates;

(h) No Restraints.  There shall not be pending or threatened any suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

(i) Issuance of Shares of Parent Common Stock.  The issuance of the shares of Parent Common Stock pursuant to this Agreement will be validly issued pursuant to the “private placement” exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. If Parent elects to utilize the Form S-4 Alternative, the registration statement on Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

(j) Escrow Agreement.  Parent, the Members’ Representative and Escrow Agent shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect and shall not have been anticipatorily breached or repudiated;

(k) Termination or Amendment of Incentive Plans.  The Company shall have terminated or amended the incentive plans identified by Parent prior to Closing, and the Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination or amendment of the incentive plans;

(l) Opinion of the Company’s Counsel.  Parent shall have received the opinion of Franklin, Cardwell & Jones, P.C., counsel to the Company, substantially in the form attached hereto as Exhibit D;

(m) Intentionally omitted;

(n) Secretary’s Certificate.  Parent shall have received (i) a certificate executed by the Secretary of the Company attaching and certifying as to matters customary for a transaction of this sort, including, without limitation, the true and correct copies of the Company’s Charter Documents and copies of the resolutions of the Company’s Board of Managers and the Members approving and adopting this Agreement and the transactions relating hereto, and (ii) such other documents relating to the transactions contemplated by this Agreement as Parent may reasonably request;

(o) Estoppel Certificate.  Parent shall have received an estoppel certificate, dated as of a date not more than seven (7) days prior to the Closing Date and satisfactory in form and content to Parent, executed by each of those landlords listed on Section 3.12(a)(iii) of the Company Disclosure Schedule whose consent is required in order that the parties might consummate the transactions contemplated hereby;

(p) FIRPTA Compliance.  The Company shall, prior to the Closing Date, provide Parent with a properly executed Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) Notification Letter, in form and substance satisfactory to Parent, which states that the membership interests of the Company do not constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Parent, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the consummation of the Merger;

(q) Parachute Payments.  Prior to the Effective Time, the Company shall have obtained the requisite Members approval, if any, under Section 280G(b)(5) of the Code of any payments or benefits that could be considered “excess parachute payments” within the meaning of Section 280G of the Code, and any “disqualified individuals” as defined in Section 280G of the Code shall have agreed to forfeit any payments that would otherwise be non-deductible if such Member approval, if required is not obtained;

(r) Employees.  Each of the individuals set forth on Schedule 8.02(r) shall be employed in good standing by the Company;

(s) Board and Officer Resignations.  The Company shall have received written letters of resignation from each of the current members of the Board of Managers and officers of the Company, in each case effective at the Effective Time;

(t) Termination or Amendment of Employee Agreements.  Parent shall have been furnished evidence satisfactory to it that the Company has terminated or amended all employment agreements with Messrs. Neel, Culbreth and Cudd, and that any employment agreements existing prior to Closing between the Company and each of those employees set forth on Schedule 8.02(t) shall be valid and enforceable;

(u) Termination of the Company’s Agreements.  Parent shall have been furnished evidence satisfactory to it that all rights granted by the Company to its members and in effect prior to the Closing, including, but not limited to, rights of co-sale, voting, registration, first refusal, first offer, preemptive, board observation or information or operational covenants, shall have terminated prior to the Closing Date;

(v) Intentionally Omitted.

(w) Termination of Membership Interest Transfer Agreement.  The Company shall have terminated the Membership Interest Transfer Agreement effective as of the date of the Closing; and

(x) Fairness Opinion.  The Opinion shall have been issued by a nationally recognized firm that (i) the Merger is fair to, and in the best interest of, Parent, Merger Sub and their respective stockholders and (ii) the fair market value of the Company is equal to at least 80% of Parent’s net assets.

Section 8.03  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect, or any similar standard or qualification, shall be true and correct, and each of the representations and warranties of Parent and Merger Sub contained in this Agreement that are not qualified as to materiality or Parent Material Adverse Effect, or any similar standard or qualification, shall be true and correct in all material respects, in each case as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

(b) Approvals.  The Company shall have received, each in form and substance reasonably satisfactory to the Company, all authorizations, consents, orders and approvals (i) required by any Governmental Entity or official, if any, (ii) set forth in Section 5.04(b) of the Parent Disclosure Schedule or (iii) the failure of which to obtain would have, or could reasonably be expected to have, a Parent Material Adverse Effect;

(c) Employment Agreements.  Each individual set forth on Schedule 7.05(b) hereto shall remain employed by the Company and the Employment Agreements shall be entered into with such individuals at Closing on mutually acceptable terms;

(d) Non-Solicitation Agreements.  Each individual set forth on Schedule 7.05(c) hereto shall enter into a Non-Solicitation Agreement at Closing on mutually acceptable terms;

(e) Affiliate Agreements.  In the event that Parent elects to issue the shares of Parent Common Stock pursuant to the Form S-4 Alternative, each of the Affiliates of the Company shall have executed and delivered to Parent an Affiliate Agreement and such agreement shall (i) become effective at Closing, or (ii) remain in full force and effect and shall not have been anticipatorily breached or repudiated by any of such Affiliates;

(f) No Restraints.  There shall not be pending or threatened any suit, action, investigation or proceeding to which a Governmental Entity is a party (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

(g) Issuance of Shares of Parent Common Stock.  The issuance of the shares of Parent Common Stock pursuant to this Agreement will be validly issued pursuant to the “private placement” exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. If Parent elects to utilize the Form S-4 Alternative, the registration statement on Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

(h) Escrow Agreement.  Parent, the Members’ Representative and Escrow Agent shall have entered into the Escrow Agreement and the Escrow Agreement shall be in full force and effect and shall not have been anticipatorily breached or repudiated;

(i) Secretary’s Certificate.  The Company shall have received (i) certificates executed by the Secretary of each of Parent and Merger Sub attaching and certifying as to matters customary for a transaction of this sort, including, without limitation, the true and correct copies of Parent’s and Merger Sub’s organizational documents and copies of the resolutions of the each of their Boards of Directors approving and adopting this Agreement and the transactions relating hereto, and (ii) such other documents relating to the transactions contemplated by this Agreement as the Company may reasonably request;

(j) FIRPTA Compliance.  Parent shall, prior to the Closing Date, provide the Company with a properly executed FIRPTA Notification Letter, in form and substance satisfactory to the Company, which states that the stock of Parent and Merger Sub do not constitute “United States real property interests” under Section 897(c)

of the Code, for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Parent shall have provided to the Company, as agent for Parent, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Company to deliver such notice form to the Internal Revenue Service on behalf of Parent upon the consummation of the Merger;

(k) Employees.  Each of the individuals set forth on Schedule 8.02(r) shall be employed in good standing by the Company;

(l) Termination of the Company’s Agreements.  All rights granted by the Company to its Members and in effect prior to the Closing, including, but not limited to, rights of co-sale, voting, registration, first refusal, first offer, preemptive, board observation or information or operational covenants, shall have terminated prior to the Closing Date;

(m) Termination of Incentive Plan.  The Company shall have terminated or amended the incentive plans effective as of the date of the Closing;

(n) Termination of Membership Interest Transfer Agreement.  The Company shall have terminated the Membership Interest Transfer Agreement effective as of the date of the Closing;

(o) Agreements and Covenants.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of a duly authorized officer of Parent to that effect;

(p) Opinion of Parent’s Counsel.  The Company shall have received the opinion of Patton Boggs, counsel to Parent, or another counsel reasonably satisfactory to the Company, substantially in the form attached hereto as Exhibit E;

(q) Resignations.  Parent shall have received a written letter of resignation and release from Herbert C. Williamson and Michael H. McConnell as directors of Parent, and from James P. Wilson as a director and Chief Executive Officer of Parent and Keith D. Spickelmier as a director and President of Parent, in each case effective at the Effective Time; provided, that such resignation and release will not release Parent from any contractual or statutory obligations owed by it to insure and/or indemnify any of the foregoing individuals for such individuals’ acts or omissions in their capacity as officers and/or directors of Parent.

(r) No Parent Material Adverse Effect.  No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Parent Material Adverse Effect;

(s) Fairness Opinion.  An updated Opinion shall have been issued by a nationally recognized firm that (i) the Merger is fair to, and in the best interest of, Parent, Merger Sub and their respective stockholders and (ii) the fair market value of the Company is equal to at least 80% of Parent’s net assets;

(t) Evidence of Funding.  Parent shall provide the Company with evidence satisfactory to the Company that Messrs. Wilson and Spickelmier have funded the Parent with up to an additional $500,000 (in addition to the $300,000 advanced as of the Execution Date) as necessary for the expenses of the Parent on terms acceptable to the Company;

(u) Contribution of Founder Shares.  For the consideration provided in the Settlement Agreement and each to be effective upon the Effective Time: (i) the Parent shall have received, and James P. Wilson shall have contributed to Parent, 1,327,339 shares of Parent Common Stock; (ii) Parent shall have received, and Keith D. Spickelmier shall have contributed to Parent, 1,086,005 shares of Parent Common Stock, (iii) Parent shall have received, and Michael H. McConnell shall have contributed to Parent, 22,495 shares of Parent Common Stock, (iv) Parent shall have received, and Herbert C. Williamson shall have contributed to Parent, 22,495 shares of Parent Common Stock, and Parent shall hold such shares of Parent Common Stock as treasury stock;

(v) PB Agreement.  Parent shall provide the Company with a copy of the PB Agreement duly executed by the Parent and Patton Boggs;

(w) GB Agreement.  Parent shall provide the Company with a copy of the GB Legal Fees Agreement duly executed by the Parent, Merger Sub, James P. Wilson, Keither D. Spickelmier, Herbert C. Williamson, Michael H. McConnell and Gibbs & Bruns;

(x) Transfer of Parent Common Stock to Gibbs & Bruns.  (i) James P. Wilson shall have transferred all of his right, title and interest in and to 50,417 shares of Parent Common Stock to Gibbs & Bruns, (ii) Keith D. Spickelmier shall have transferred all of his right, title and interest in and to 41,250 shares of Parent Common Stock to Gibbs & Bruns, (iii) Herbert C. Williamson shall have transferred all of his right, title and interest in and to 463 shares of Parent Common Stock to Gibbs & Bruns, and (iv) Michael H. McConnell shall have transferred all of his right, title and interest in and to 463 shares of Parent Common Stock to Gibbs & Bruns, in each instance in accordance with the terms of the GB Agreement and effective as of the Effective Time;

(y) Repayment of Stephens Group Debt.  At the Closing, the Company shall have repaid the Stephens Group Debt in full;

(z) Transaction Expenses.  At the Closing, the Parent shall have either directly paid the Transaction Expenses on behalf of the Members and Company or reimbursed the Members for the Transaction Expenses;

(aa) Cash Consideration.  At the Closing, the Parent shall have paid the Cash Consideration to the Members in cash or other readily available funds as provided in Section 2.01(a)(i)(3) hereof; and

(bb) Parent Warrants.  At the Closing, the Parent shall have duly executed and delivered the Parent Warrants to the Members as provided in Section 2.01(a)(i)(2) hereof.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01  Termination.  This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

(a) by mutual written consent duly authorized by the Board of Directors of Parent and Merger Sub and the Board of Managers of the Company prior to the Effective Time;

(b) by either Parent or the Company upon the issuance of any Order which is final and nonappealable which would (i) prevent the consummation of the Merger, (ii) prohibit Parent’s or the Company’s ownership or operation of any portion of the business of the Company or (iii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any material portion of the business or assets of the Company or Parent;

(c) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable best efforts and for so long as the Company continues to exercise such commercially reasonable best efforts, Parent may not terminate this Agreement under this Section 9.01(c) unless such breach is not cured within 30 days after notice thereof is provided by Parent to the Company (but no cure period is required for a breach which, by its nature, cannot be cured);

(d) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating Parent Breach”); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective commercially reasonable best efforts and for so long as Parent and Merger Sub continue to exercise such commercially reasonable best efforts, the Company may not terminate this Agreement under this Section 9.01(d) unless such breach is not cured within 30 days after notice thereof is provided by the Company to Parent (but no cure period is required for a breach which, by its nature, cannot be cured); provided that, in the event that the aggregate liabilities and indebtedness of Parent and Merger Sub exceed $4,202,500 as of the Closing Date, then Parent shall be in material breach of its representation contained in the last sentence of Section 5.19 and such breach shall constitute a Terminating Parent Breach for purposes of this Section 9.01(d); or

(e) by Parent if the Company’s 2007 Annualized Adjusted EBITDA is less than $29,000,000 through the end of the most recently completed month prior to the month in which the Effective Time occurs.

Section 9.02  Effect of Termination.

(a) In the event of termination of this Agreement pursuant to Sections 9.01(a), 9.01(c), 9.01(d) or 9.01(e), or by Parent to the extent permitted under Section 7.19(c), this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers, managers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that (i) Section 7.03(b), Section 9.02 and Article XI shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve (x) a Member from liability for such Member’s breach of any of its, his or her own representations or warranties set forth in Article IV of this Agreement, or (y) Parent, Merger Sub or Company from liability for the breach of any of its representations or warranties or the breach of any of its covenants or agreements set forth in this Agreement;

(b) In the event of termination of this Agreement pursuant to any other provision contained in this Agreement or otherwise (including, without limitation, pursuant to Section 9.05) except for those cited in Section 9.02(a), or if the Company has terminated this Agreement pursuant to Section 7.19(c), Parent shall reimburse the Company and the Members for all Transaction Expenses; provided, that the Company and the Members acknowledge and agree that they shall not seek such expenses from (i) the trust fund holding the net proceeds of the Parent’s initial public offering and the interest thereon, or (ii) the Founders individually, except in the instance of the Founders’ gross negligence, willful misconduct or fraud or to the extent the Parents liabilities exceed $4,202,500 as a result of expenses that are not reasonable in amount and purpose, and then only to the extent of such unreasonable expenses; and

(c) Other than termination giving rise to the Company’s right of expense reimbursement by the Parent as outlined in Section 9.02(b) above, each party’s responsibility and right to reimbursement for its costs and expenses incurred in connection with this Merger shall be as provided for in Section 7.09 hereto in the same manner as though the Closing had occurred and the Merger been consummated.

Section 9.03  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors or Board of Managers at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.04  Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 9.05  Automatic Termination.  This Agreement will be automatically terminated without the requirement of any action or notice by or to any party hereto in the event that:

(a) Parent has failed to file with the SEC and mail to its stockholders the “definitive” Proxy Statement prior to December 31, 2007; or

(b) if the Effective Time shall not have occurred on or before January 31, 2008.

ARTICLE X

INDEMNIFICATION

Section 10.01  Survival of Representations and Warranties.

(a) The representations and warranties of the Company and the Members contained in this Agreement and any other document or certificate relating hereto (collectively, the “Acquisition Documents”) shall survive the Effective Time until December 31, 2008; provided, however, that the representations and warranties set forth in Section 3.14 shall survive the Effective Time for a period of 36 months; provided further that the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.13, 3.15 and 3.16 (the “Company Basic Representations”) shall survive until the end of the applicable statute of limitations pertinent thereto in each instance. Neither the period of survival nor the liability of the Members with respect to the Company’s and such Members’ representations and warranties shall be affected by any investigation made at any time (whether before or after the Effective Time) by or on behalf of Parent or by any actual, implied or constructive knowledge or notice of any facts or circumstances that Parent may have as a result of any such investigation or otherwise.

(b) The representations and warranties of Parent and the Merger Sub contained in the Acquisition Documents shall survive the Effective Time until December 31, 2008; provided, however, that the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.05(a), 5.07, 5.08, 5.11, 5.14, 5.16, 5.17 and 5.19 (the “Parent Basic Representations”) shall survive until the end of the applicable statute of limitations pertinent thereto in each instance; provided, that, in the event any inaccuracy or breach of the representations and warranties set forth in Section 5.16 by Parent or Merger Sub is due to any inaccuracy or breach of the representations and warranties set forth in Section 3.32 (subject to its survival period pursuant to Section 10.01(a)) by the Company, the representations and warranties of Parent and the Merger Sub contained in Section 5.16 shall only survive from the Effective Time for a period of 18 months. Neither the period of survival nor the liability of Parent and Merger Sub with respect to Parent’s and Merger Sub’s representations and warranties shall be affected by any investigation made at any time (whether before or after the Effective Time) by or on behalf of the Company or by any actual, implied or constructive knowledge or notice of any facts or circumstances that the Company may have as a result of any such investigation or otherwise.

(c) The parties hereto agree that reliance shall not be an element of any claim for misrepresentation or indemnification under this Agreement. The waiver by any party of any condition based on the accuracy of any such representation or warranty, or based on the performance of, or compliance with, any covenant or obligation, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants or obligations. If written notice of a claim has been given in good faith prior to the expiration of the applicable representations and warranties by any party, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

Section 10.02  Indemnification by the Members.

(a) After the Effective Time, Parent and its Affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the “Parent Indemnified Parties”) shall be indemnified and held harmless by the Members, severally, and not jointly and severally, for any and all liabilities, losses, damages of any kind, diminution in value, claims, costs, expenses, fines, fees, deficiencies, interest, awards, judgments, amounts paid in settlement and penalties (including, without limitation, attorneys’, consultants’ and experts’ fees and expenses and other costs of defending, investigating or settling claims) suffered, incurred, accrued (in accordance with GAAP) or paid by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (collectively, “Losses”) arising out of or resulting from:

(i) any inaccuracy or breach of any representation or warranty (without giving effect to any qualification as to materiality (or similar qualifications) contained therein) made by the Company or any Member in the Acquisition Documents;

(ii) the breach of any covenant or agreement made by the Company or any Member in the Acquisition Documents;

(iii) Losses from breach of contract or other claims made by any party that had a contractual or other right to acquire the Company’s membership interests or assets;

(iv) any cost, loss or other expense (including the value of any Tax deduction lost) as a result of the application of Section 280G of the Code to any of the transactions contemplated by this Agreement plus any necessary gross up amount; or

(v) any Member expenses paid by the Surviving Corporation following the Closing.

(b) As used herein, “Losses” are not limited to matters asserted by third parties, but include Losses incurred or sustained by the Parent Indemnified Parties in the absence of claims by third parties.

(c) Notwithstanding anything to the contrary contained in this Agreement, except with respect to (A) claims for equitable remedies and (B) claims based on fraud or willful misrepresentation or misconduct:

(i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Sections 10.02(a) or 10.02(b) that may be recovered from the Members shall not exceed $10,000,000; and

(ii) no indemnification payment by the Members with respect to any indemnifiable Losses otherwise payable under Section 10.02(a) and arising out of or resulting from the causes enumerated in Section 10.02(a)(i) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $500,000, after which time the Members shall be liable in full for all indemnifiable Losses in excess of the first $500,000.

(d) In the event of a claim relating to any Indemnification Claim any Parent Indemnified Person may have under Article X, Parent shall seek payment first out of the Escrow Fund. Such Indemnification Amounts shall be payable in Escrow Shares; provided, that, the Members’ Representative may elect to have all or a portion of an Indemnification Amount paid from Proceeds or other cash provided by the Members in lieu of Escrow Shares. If the Escrow Fund has been reduced to zero, Parent shall then be entitled to seek payment for an unsatisfied Indemnification Amount directly from the Members, subject to the terms and conditions set forth in Article X.

Section 10.03  Indemnification by Parent and Merger Sub.

(a) After the Effective Time, the Members shall be indemnified and held harmless by Parent and Merger Sub (collectively, the “Member Indemnified Parties”) for any Losses arising out of or resulting from :

(i) any inaccuracy or breach of any representation or warranty (without giving effect to any qualification as to materiality (or similar qualifications) contained therein) made by Parent or Merger Sub in the Acquisition Documents; or

(ii) the breach of any covenant or agreement made by Parent or Merger Sub in the Acquisition Documents.

(b) Notwithstanding anything to the contrary contained in this Agreement:

(i) the maximum aggregate amount of indemnifiable Losses arising out of or resulting from the causes enumerated in Section 10.03(a) that may be recovered from Parent shall not exceed an amount determined as follows;

(1) determine the percentage of ownership of Parent held by the Members, on a fully diluted basis resulting from the Closing of the Merger, as of the Closing Date (after considering any Redemption Shares, but not considering any Parent Warrants);

(2) subtract the amount determined in Section 10.03(b)(i)(1) above from 1.00, which will represent the percentage ownership of JKA common stock on a fully diluted basis held by JKA stockholders resulting from the Closing of the Merger, as of the Closing Date (after considering and Redemption Shares, but not considering any Parent Warrants); and

(3) determine the maximum aggregate amount of indemnifiable Losses that may be recovered from Parent by dividing $10,000,000 by the fractional percentage determined by subsection (2) above.

(ii) no indemnification payment by Parent with respect to any indemnifiable Losses otherwise payable under Section 10.03(a) and arising out of or resulting from the causes enumerated in Section 10.03(a) shall be payable until such time as all such indemnifiable Losses shall aggregate to more than $500,000, after which time Parent shall be liable in full for all indemnifiable Losses in excess of the first $500,000.

(iii) Any payments made pursuant to Section 10.03(b)(ii) shall be paid to the Members in an amount determined by dividing (A) the claim amount by (B) the amount determined in Section 10.03(b)(i)(2) above.

(c) In no event shall the Members be entitled to indemnification pursuant to this Article X for Losses for which they are compensated through the post closing adjustment mechanism in Section 2.03 hereof. In addition, the exclusion of the first $500,000 of Losses in Section 10.03(b)(ii) shall not apply to reduce the Losses of the Company in connection with any Parent Expense Excess.

Section 10.04  Indemnification Procedures.

(a) For purposes of this Section 10.04, a party against which indemnification may be sought is referred to as the “Indemnifying Party” and the party which may be entitled to indemnification is referred to as the “Indemnified Party”.

(b) The obligations and liabilities of Indemnifying Parties under this Article X with respect to Losses arising from actual or threatened claims or demands by any third party which are subject to the indemnification provided for in this Article X (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within 15 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release an Indemnifying Party from any of its obligations under this Article X except to the extent that such Indemnifying Party is materially prejudiced by such failure. The notice of claim shall describe in reasonable detail the facts known to the Indemnified Party giving rise to such indemnification claim, and the amount or good faith estimate of the amount arising therefrom.

(c) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim through counsel of its choice (such counsel to be reasonably acceptable to the Indemnified Party) if it gives notice of its intention to do so to the Indemnified Party within 15 days of the receipt of such notice from the Indemnified Party; provided, however, that the Indemnifying Party shall not have the right to assume the defense of the Third Party Claim if (i) any such claim seeks, in addition to or in lieu of monetary losses, any injunctive or other equitable relief, (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of the adequacy of the Escrow Fund to provide indemnification in accordance with the provisions of this Agreement and the Escrow Agreement with respect to such proceeding, (iii) there is reasonably likely to exist a conflict of interest that would make it inappropriate (in the judgment of the Indemnified Party in its reasonable discretion) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, or (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim may establish (in the good faith judgment of the Indemnified Party) a precedential custom or practice adverse to the business interests of the Indemnified Party or would increase the Tax liability of the Indemnified Party; provided further, that if by reason of the Third Party Claim a Lien, attachment, garnishment, execution or other encumbrance is placed upon any of the property or assets of such Indemnified Party, the Indemnifying Party, if it desires to exercise its right to assume such defense of the Third Party Claim, must agree to use a portion of the Escrow Fund to furnish a satisfactory indemnity bond to obtain the prompt release of such Lien, attachment, garnishment, execution or other encumbrance. If the Indemnifying Party assumes the defense of a Third Party Claim, it will conduct the defense actively, diligently and at its own expense, and, subject to the limits of this Agreement, it will hold all Indemnified Parties harmless from and against all Losses caused by or arising out of any settlement thereof. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably requested by the Indemnifying Party. Except with the written consent of the Indemnified Party (not to be unreasonably withheld), the Indemnifying Party will not, in the defense of a Third Party Claim, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnified Party by the third party of a release from all liability with respect to such suit, claim, action, or proceeding; (ii) unless there is no finding or admission of (A) any violation of Law by the Indemnified Party (or any Affiliate thereof), (B) any liability on the part of the Indemnified Party (or any Affiliate thereof) or (C) any violation of the rights of any person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnified Party (or any Affiliate thereof); or (iii) which exceeds the limits of indemnification set forth in this Agreement.

(d) In the event that the Indemnifying Party fails or elects not to assume the defense of an Indemnified Party against such Third Party Claim which the Indemnifying Party had the right to assume pursuant to Section 10.04(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim in any manner as it may reasonably deem appropriate and may settle such claim after giving written notice thereof to the Indemnifying Party, on such terms as such Indemnified Party may deem appropriate, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such settlement. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as suffered, incurred or accrued (in accordance with GAAP). If the Indemnifying Party does not elect to assume the defense of a Third Party Claim which it has the right to assume hereunder, the Indemnified Party shall have no obligation to do so.

(e) In the event that the Indemnifying Party is not entitled to assume the defense of the Indemnified Party against such Third Party Claim pursuant to Section 10.04(c), the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to defend or prosecute such claim and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate after giving written notice thereof to the Indemnifying Party, and the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses incurred in connection with such judgment or settlement. In such case, the Indemnified Party shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably requested by the Indemnified Party. If no settlement of such Third Party Claim is made, the Indemnified Party may seek prompt reimbursement from the Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim. Any Losses for which an Indemnified Party is entitled to indemnification hereunder shall be promptly paid as suffered, incurred or accrued (in accordance with GAAP).

Section 10.05  Members’ Representative.

(a) CHGCM Co., LLC, and SGD (such person or persons and any successor or successors being collectively, each or either or both, the “Members’ Representative”) shall act as the representative of the Members, and shall be authorized to act on behalf of the Members and to take any and all actions required or permitted to be taken by the Members’ Representative under this Agreement with respect to any claims (including the settlement thereof) made by a Parent Indemnified Party for indemnification pursuant to this Article X and with respect to any actions to be taken by the Members’ Representative pursuant to the terms of the Escrow Agreement (including, without limitation, the exercise of the power to (i) authorize the delivery of Escrow Securities to a Parent Indemnified Party in satisfaction of claims by a Parent Indemnified Party, (ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to any claims for indemnification and (iii) take all actions necessary in the judgment of the Members’ Representative for the accomplishment of the foregoing). In all matters relating to this Article X, the Members’ Representative shall be the only party entitled to assert the rights of the Members, and the Members’ Representative shall perform all of the obligations of the Members hereunder. The Parent Indemnified Parties shall be entitled to rely on all statements, representations and decisions of the Members’ Representative. The Members shall have the right to change either one or both of the persons serving as Members’ Representative from time to time, which shall be effective upon written notification to the Parent; provided, however that any person serving as a Members’ Representative must be a Member or employed by a Member.

(b) The Members shall be bound by all actions taken by the Members’ Representative in his, her or its capacity thereof, except for any action that conflicts with the limitations set forth in subsection (d) below. The Members’ Representative shall promptly, and in any event within five (5) business days, provide written notice to the Members of any action taken on behalf of them by the Members’ Representative pursuant to the authority delegated to the Members’ Representative under this Section 10.05. The Members’ Representative shall at all times act in his or her capacity as Members’ Representative in a manner that the Members’ Representative believes to be in the best interest of the Members. Neither the Members’ Representative nor any of its directors, officers, agents or employees, if any, shall be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken under this Agreement or the Escrow Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Members’ Representative may consult with legal counsel, independent public accountants and other experts selected by it. The Members’ Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Escrow Agreement. As to any matters not expressly provided for in this Agreement or the Escrow Agreement, the Members’ Representative shall not exercise any discretion or take any action.

(c) Each Member shall indemnify and hold harmless and reimburse the Members’ Representative from and against such Member’s ratable share of any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Members’ Representative arising out of or resulting from any action taken or omitted to be taken by the Members’ Representative under this Agreement or the Escrow Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Members’ Representative’s gross negligence, bad faith or willful misconduct.

(d) Notwithstanding anything to the contrary herein or in the Escrow Agreement, the Members’ Representative is not authorized to, and shall not, accept on behalf of any Member any merger consideration to which such Member is entitled under this Agreement and the Members’ Representative shall not in any manner exercise, or seek to exercise, any voting power whatsoever with respect to shares of capital stock of the Company or Parent now or hereafter owned of record or beneficially by any Member unless the Members’ Representative is expressly authorized to do so in a writing signed by such Member.

Section 10.06  Taxes.  In addition to, and not by way of limitation on, the indemnities set forth in Section 10.02(a), the Members agree to, and shall, indemnify a Parent Indemnified Party and hold each of them harmless for Losses resulting from Taxes for all tax periods prior to Closing (or otherwise related to a tax periods prior to Closing).

Section 10.07  Reduction of Indemnified Amounts.

(a) Notwithstanding any provision of this Article X to the contrary, Losses owed by the Members to a Parent Indemnified Party shall be reduced by the amount of any mitigating recovery a Parent Indemnified Party shall have received with respect thereto from any recovery by the Parent Indemnified Party under any insurance policies, without regard to whether the Parent Indemnified Party or another person paid the premiums therefor. If such a recovery is received by an a Parent Indemnified Party after it receives payment or other credit under this Agreement with respect to indemnified Losses, then a refund equal to the aggregate amount of such recovery shall be made promptly to the Members.

(b) Notwithstanding any provision of this Article X to the contrary, Losses owed by Parent to a Member Indemnified Party shall be reduced by the amount of any mitigating recovery a Member Indemnified Party shall have received with respect thereto from any recovery by the Member Indemnified Party under any insurance policies, without regard to whether the Member Indemnified Party or another person paid the premiums therefor. If such a recovery is received by an a Member Indemnified Party after it receives payment or other credit under this Agreement with respect to indemnified Losses, then a refund equal to the aggregate amount of such recovery shall be made promptly to Parent.

Section 10.08  Exclusive Rights and Remedies.  The provisions of this Article X shall be the exclusive basis of the parties to this Agreement for (i) any breach of a representation or warranty herein and (ii) any failure of a party to comply with any obligation, covenant, agreement or condition herein.

ARTICLE XI

GENERAL PROVISIONS

Section 11.01  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties and/or their designees or successors at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.01):

(a) if to Parent or Merger Sub:

JK Acquisition Corp.
4400 Post Oak Parkway
Suite 2530
Houston, Texas 77027
Facsimile No.: (713) 552-9226
Attention: James P. Wilson

with a copy to:

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Facsimile No.: (214) 758-1550
Attention: Fred S. Stovall, Esq.

(b) if to the Company:

Multi-Shot, LLC
2507 N. Frazier
Conroe, Texas 77303
Facsimile No.: (936) 441-6635
Attention: Allen Neel

with a copy to:

Catalyst Hall Growth Capital Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

with a copy to:

SG-Directional, LLC
P.O. Box 3417
Little Rock, Arkansas 72203-3417
Facsimile No.: (501) 377-3463
Attn: Ronald M. Clark

(c) if to the Members’ Representatives:

Catalyst Hall Growth Capital Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

and

SG-Directional, LLC
P.O. Box 3417
Little Rock, Arkansas 72203-3417
Facsimile No.: (501) 377-3463
Attn: Ronald M. Clark

with a copy to:

Franklin, Cardwell & Jones, P.C.
1001 McKinney, Suite 1800
Houston, Texas 77002
Facsimile No.: (713) 227-5657
Attention: Randolph Ewing, Esq.

with a further copy to:

Locke, Liddell & Sapp, PLLC
3400 JPMorgan Chase Tower
600 Travis
Houston, Texas 77002
Facsimile No.: (713) 229-2510
Attention: Craig L. Weinstock, Esq.

Section 11.02  Certain Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

(i) “Adjusted EBITDA” means for any period, an amount equal to: the sum, without duplication, of the amounts for such period of (a) Net Income, (b) interest expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) non-cash losses in connection with dispositions of equipment having a basis at the time of disposition, (g) so called “First Tier Bonuses” or “Commission Bonuses” paid to or accrued to management personnel, as defined in Schedule B of each of the employment agreements dated August 1, 2004, between Messrs. Neel, Culbreth and Cudd and the Company, and further defined within these agreements as 0.50% of monthly sales for one of the aforementioned participants and 1.00% of Company’s monthly EBITDA for two of the aforementioned participants, (h) any bonuses or payments made to or accrued to employees of the Company under the Multi-Shot LLC 2004 Incentive Plan and the Multi-Shot, LLC Special Bonus Plan, each of such plans having been terminated on or about April 1, 2007, and (j) any and all management fees paid to or accrued for with respect to amounts due to Affiliates of the Company (which shall not exceed an aggregate of $120,000 on an annualized basis), all as determined in accordance with GAAP.

(ii) “Affiliate” of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

(iii) “beneficial owner” with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its Affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its Affiliates or associates or person with whom such person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

(iv) “business day” means any day on which banks are not required or authorized to close in New York, New York.

(v) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

(vi) “Dispute” means that certain lawsuit styled JK Acquisition Corp. v. Multi-Shot, LLC, et al, Cause No. 2007-42384, District Court of Harris County, Texas.

(vii) “EBITDA” means for a period, an amount equal to: the sum, without duplication, of the amounts for such period of (a) Net Income, (b) interest expense, (c) provisions for taxes based on income, (d) total depreciation expense, and (e) total amortization expense.

(viii) “Escrow Agent” means First Zions National Bank, a national banking association.

(ix) “Estimated Parent Expenses” means the $3,202,500 of expenses estimated to be comprised of (1) the $300,000 advanced by Messrs. Wilson and Spickelmier to date, (2) up to $500,000 additional advances that Messrs. Wilson and Spickelmier may fund, (3) the $350,000 to be paid to Patton Boggs pursuant to the PB Agreement, (4) the $500,000 to be paid to Gibbs & Bruns pursuant to the GB Agreement, and (5) the $1,552,500 payable to FBW.

(x) “FARMITA” means that certain First Amended and Restated Membership Interest Transfer Agreement, dated as of March 30, 2007, by and among the Company, the Original Members and SGD.

(xi) “FBW” means Ferris, Baker Watts, Incorporated.

(xii) “FBW Warrants” means the warrants to purchase up to 1,400,000 shares of Parent Common Stock at an exercise price of $6.50 per share held by FBW.

(xiii) “Founder Expenses” means all documented expenses paid to third parties not affiliated with James P. Wilson or Keith D. Spickelmier at the direction of Messrs. Wilson or Spickelmier that are reasonable in amount and purpose until the Closing, which Founder Expenses will be listed on Section 11.02(a)(x) of the Parent Disclosure Schedule to be delivered to the Company at Closing, provided that the Founder Expenses shall not include amounts paid to Patton Boggs under the PB Agreement or to Gibbs & Bruns under the GB Agreement or the amounts payable to FBW.

(xiv) “Gain Share Plan” means that certain 2007 Gain Share Plan adopted by the Board of Managers of the Company on or about April 1, 2007.

(xv) “GB Agreement” means an agreement among Parent, Merger Sub, James P. Wilson, Keith D. Spickelmier, Herbert C. Williamson, Michael H. McConnell and Gibbs & Bruns, a copy of which is attached hereto as Exhibit F.

(xvi) “Knowledge” means, with respect to any party hereto, actual or deemed knowledge of: (i) in the case of the Company, the Company’s managers, as well as Allen Neel, Paul Culbreth, David Cudd, and Scott Bork, and (ii) in the case of Parent, James P. Wilson, Keith D. Spickelmier, Michael H. McConnell and Herbert C. Williamson, and such knowledge that would be imputed to such persons upon reasonable inquiry or due investigation. An individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual’s possession or that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or (ii) such knowledge could be obtained from reasonable inquiry of those persons employed by the Company (as the case may be) charged with administrative or operational responsibility for such matter for such party by the person in the discharge of his duties and responsibilities with regards to those persons.

(xvii) “Net Income” means, for any period, the net income (or loss) of the Company for such period taken as a single accounting period determined in conformity with GAAP.

(xviii) “Original Members” means all of the Company’s existing Members, excluding SGD.

(xix) “Parent Expense Excess” means the amount to which the aggregate liabilities and indebtedness at the Closing exceed the Estimated Parent Expenses.

(xx) “PB Agreement” means an agreement between Parent, Merger Sub and Patton Boggs, a copy of which is attached hereto as Exhibit G.

(xxi) “Permitted Liens” means (a) mechanic’s and materialmen’s liens and similar encumbrances arising in the ordinary course of the Business of the Company that are not delinquent and not material to the business of the Company, (b) liens or encumbrances for federal, state, local, foreign and other taxes or assessments not yet due and payable or delinquent, (c) purchase money encumbrances and encumbrances securing rental payments under capital lease arrangements that are not delinquent and not material to the Business, and (d) liens in favor of Wells Fargo Bank.

(xxii) “Permitted Tax Distributions” means any distribution by the Company to its Members of such portion of the Net Income for any applicable year necessary to pay the Taxes incurred by the Members as permitted by the Company Regulations.

(xxiii) “Person” means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

(xxiv) “Recapitalization” means the transaction consummated on or about April 1, 2007 pursuant to the terms of that certain Recapitalization and Purchase Agreement dated effective April 1, 2007, by and among the Company, the Original Members and SGD.

(xxv) “RST Transaction” means the transaction under which the Company is acquiring an ownership interest, together with Cyrus Solutions Corporation, a Texas corporation (“Cyrus”) in a legal entity to be formed.

(xxvi) “Settlement Agreement” means that certain Settlement Agreement entered into by and among Parent, Company and SGD, which settles the Dispute.

(xxvii) “Stephens” means The Stephens Group, LLC, an Arkansas limited liability company.

(xxviii) “Stephens Group Debt” means all indebtedness or other obligations of the Company owing to Stephens pursuant to that certain subordinated promissory note dated on or about April 1, 2007, executed by the Company in favor of Stephens in the original principal amount of $15,000,000.

(xxix) “subsidiary” or “subsidiaries” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

(xxx) “Transaction Expenses” means all out-of-pocket expenses and costs incurred by the Company and/or the Members from and after May 15, 2006, in connection with or relating to (A) the negotiation, drafting and contemplated consummation of the transactions contemplated under the Original Agreement, the Second Agreement, this Agreement and the Settlement Agreement, and (B) the Dispute, including, without limitation, all legal, accounting, tax, travel and ordinary expenses, but excluding any expenses referenced under Section 3.22 hereof, which Transaction Expenses will be summarized on Section 11.02(a)(xxvi) of the Company Disclosure Schedule to be delivered to the Parent at Closing.

(xxxi) “Ulterra Acquisition” means the transaction consummated on July 6, 2007, pursuant to the terms of that certain Asset Purchase Agreement dated effective July 6, 2007, by and among the Company, Ulterra MWD, L.P. and Ulterra Drilling Technologies, L.P.

(b) The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

Term	Section

2006 Balance Sheet	2.02(b)
Acquisition Documents	10.01(a)
Actual Net Enterprise Value	2.03(i)
Actual Parent Stock Consideration	2.03(i)
Adjusted EBITDA	11.02(a)(i)
Adjustment Amount	2.03(a)
Adjustment Notice	2.03(a)
Affiliate	7.02(b), 7.10, 11.02(a)
AMEX	2.03(h)
Antitrust Laws	7.06(b)
Assets	3.17
Audited Financial Statements	3.08(a)
Back Up Transaction	5.18
Beneficial Owner	11.02(a)
Business	3.13
Business Day	11.02(a)
Cash Consideration	2.01(b)
Cash Exercise Warrant	2.06(n)
Cash Exercise Warrant Shares	2.06(j)
CERCLA	3.13
Certificate of Merger	1.02
CHGCM	Recitals
Closing	1.02
Closing Balance Sheet	2.03(a)
Closing Date	1.02
Closing Indebtedness	2.03(a)
Closing Working Capital	2.03(a)
COBRA	3.11(d)
Code	2.04(g)
Company	Preamble, 3.15(c)
Company Basic Representations	10.01(a)
Company Charter Documents	3.02
Company Confidential Information	3.14(f)
Company Disclosure Schedule	Article III
Company Exluded Changes	7.19(c)
Company Financial Statements	3.08(a)
Company Insiders	7.13
Company Intellectual Property	3.14(a)
Company Interest Certificates	2.04(a)
Company Interest to Cash Exchange Ratio	2.01(b)
Company Interest to Parent Common Stock Exchange Ratio	2.01(b)
Company Interest to Parent Warrant Exchange Ratio	2.01(b)

Term	Section

Company Interests	Preamble
Company Material Adverse Effect	3.01
Company Permits	3.07(a)
Competing Transaction	7.04(b)
Contingent Award	2.06(a)
Contingent Award Calculation	2.06(f)
Contingent Award Dispute Notice	2.06(f)
Contingent Award Notice	2.06(e)
Contingent Award Per Share Market Value	2.06(b)
Contingent Award Shares	2.06(d)
Control	11.02(a)
Current Assets	2.02(a)
Current Liabilities	2.02(a)
Determination	2.06(c)
Determination Date	2.06(c)
DGCL	1.01
Dispute	11.02(a)
Dispute Notice	2.03(b)
EBITDA	11.02(a)
Effective Time	1.02
Employee Obligation	3.14(i)
Employment Agreement(s)	7.05(b)
Environmental Laws	3.13
Environmental Liabilities	3.13
Environmental Permits	3.13
ERISA	3.11(a)
ERISA Affiliate	3.11(e)
Escrow Account	2.04(b)
Escrow Agent	11.02(a)
Escrow Agreement	2.04(b)
Escrow Fund	2.04(b)
Escrow Per Share Market Value	2.03(h)
Escrow Securities	2.04(a)
Escrow Shares	2.01(b)
Escrow Warrants	2.04(a)
Estimated Closing Balance Sheet	2.02(b)
Estimated Closing Working Capital	2.02(b)
Estimated Indebtedness	2.02(b)
Estimated Net Enterprise Value	2.01(b)
Estimated Parent Expenses	11.02(a)
Estimated Third Party Indebtedness	2.01(b)
Exchange Act	5.04(b)
Exchange Agent	2.04(a)
Exchange Value	2.08(a)

Term	Section

Execution Date	Preamble
FARMITA	11.02(a)
FBW	11.02(a)
FBW Warrants	11.02(a)
Final Conversion Schedule	7.16
FIRPTA	8.02(p)
Form S-4 Alternative	7.02(b)
Founder Expenses	11.02(a)
Founders	8.01(a)
Founders RR Agreement	5.17
Fully Diluted Company Interest Amount	2.01(b)
GAAP	2.02(a)
Gain Share Plan	11.02(a)
GB Agreement	11.02(a)
Governmental Entity	3.06(b)
Gross Enterprise Value	2.01(b)
Gross Redemption Dollar Amount	2.08(a)
Hazardous Substances	3.13
HSR Act	3.06(b)
Indebtedness	2.01(b)
Indemnification Claim	2.04(b)
Indemnified Party	10.04(a)
Indemnifying Party	10.04(a)
Independent Accounting Firm	2.03(d)
Index Warrant	2.06(b)
Index Warrant Exercise Notice	2.06(o)
Index Warrant Holder	2.06(b)
Infringement	3.14(a)
Initial Determination Date	2.06(c)
Initial Merger Consideration	2.01(e)
Intellectual Property	3.14(a)
Interim Financial Statements	3.08(a)
Inventions	3.14(a)
IP Rights	3.14(a)
Knowledge	11.02(a)
Law	3.06(a)
Legal Proceeding	3.10
Legal Requirement	3.13
Letter of Transmittal	2.04(a)
Liabilities	3.08(b)
Liens	3.17
Losses	10.02(a)
Marks	3.14(a)
Material Contracts	3.12(a)

Term	Section

Measurement Date	2.06(b)
Measurement Period	2.06(b)
Member Indemnified Parties	10.03(a)
Members	Preamble
Members’ Representative	10.05(a)
Merger	Preamble
Merger Consideration	2.03(i), 2.08(k)
Merger Sub	Preamble
Multi-employer Plan	3.11(c)
Multiple Employer Plan	3.11(c)
Multi-Shot, Inc.	1.04(a)
Net Income	11.02(a)
Net Redemption Dollar Amount	2.08(a)
New Membership Interests	7.02(b)
Non-Disclosure Agreement	7.03(b)
Non-Solicitation Agreement(s)	7.05(c)
Opinion	5.07
Order	8.01(b)
Original Agreement	Preamble
Original Members	11.02(a)
Other Filings	7.01(a)
Parent	Preamble, 5.14(c)
Parent Assets	5.15
Parent Audited Financial Statements	5.11(a)
Parent Basic Representations	10.01(b)
Parent Common Stock	Preamble
Parent Disclosure Schedule	Article V
Parent Expense Excess	11.02(a)
Parent Excluded Changes	7.19(c)
Parent Indemnified Parties	10.02(a)
Parent Interim Financial Statements	5.11(a)
Parent Liens	5.15
Parent Material Adverse Effect	5.01(a)
Parent Preferred Stock	5.03(a)
Parent Reference Balance Sheet	5.11(a)
Parent SEC Reports	5.05(a)
Parent Shares	2.01(b)
Parent Stock Consideration	2.01(b)
Parent Stockholder Approval	7.01(a)
Parent Stockholders’ Meeting	3.32
Parent Warrant	2.01(b)
Patton Boggs	1.02
PB Agreement	11.02(a)
Permitted Liens	11.02(a)

Term	Section

Permitted Tax Distributers	11.02(a)
Person	11.02(a)
Plan(s)	3.11(a)
Preliminary Conversion Schedule	7.16
Proceeds	2.03(i)(i)
Proxy Statement	3.32
Public Stockholders	8.01(a)
RCRA	3.13
Real Property	3.13
Recapitalization	11.02(a)
Redemption Calculations	2.08(a), 2.08(c)
Redemption Dispute Notice	2.08(a), 2.08(c)
Redemption Liability Amount	2.08(a)
Redemption Liability Shares	2.08(a)
Redemption Notice	2.08(a), 2.08(b)
Redemption Option	2.08(a)
Redemption Price Differential	2.08(a)
Redemption Share Price	2.08(a)
Redemption Shares Number	2.08(a)
Redemption Value Safe Harbor	2.08(a)
Redemption Warrant	2.08(a)
Reference Balance Sheet	3.08(a)
Registration Rights Agreement	7.02(a)
Release	3.13
Remedial Action	3.13
Representatives	7.03(a)
RST Transaction	11.02(a)
Safe Harbor Shares	2.08(a)
SEC	5.5(a)
Second Agreement	Preamble
Second Determination Date	2.06(c)
Section 16 Information	7.13
Securities Act	2.07
Settlement Agreement	11.02(a)
SGD	Preamble
Shares in Excess of Safe Harbor	2.08(a)
Software	3.14(j)
Source Materials	3.14(c)
Stephens	11.02(a)
Stephens Group Debt	11.02(a)
Subsidiary(ies)	11.02(a)
Surviving Corporation	1.01
Target Working Capital	2.03(g)
Tax(s)	3.15(c)

Term	Section

Tax Authority	3.15(c)
Tax Return(s)	3.15(a)
Taxable	3.15(c)
Terminating Company Breach	9.01(c)
Terminating Parent Breach	9.01(d)
Third Determination Date	2.06(c)
Third Determination Period	2.06(c)
Third Party Claims	10.04(b)
TLLCA	1.01
Total Exercise Warrant Value	2.06(d)
Trading Price	2.06(b)
Transaction Expenses	11.02(a)
Transaction — Related Members’ Equity Charges	2.01(c)
Ulterra Acquisition	11.02(a)
Used	3.14(a)
WARN Act	7.15
Weighted Average Index Warrant Exercise Price	2.06(d)
Working Capital	2.02(a)

Section 11.03  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 11.04  Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.05  Incorporation of Exhibits.  The Company Disclosure Schedule, the Parent Disclosure Schedule, the Schedules and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 11.06  Specific Performance.  Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

Section 11.07  Governing Law; Forum.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in Harris County, Texas or the United States District Court for the Southern District of Texas and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

(b) Notwithstanding anything contained in this Agreement to the contrary, the parties hereto agree that a condition precedent to Parent or Merger Sub asserting a claim or cause of action against the Company and/or any Member alleging that the Company or such Member has breached any obligation(s) to provide access to information and to personnel as reasonably necessary for Parent to prepare and file the Proxy Statement with the SEC, shall be that (i) Parent and/or Merger Sub shall provide written notice of the alleged breach to the Company and the Members’ Representative, (ii) the Company and/or the Members’ Representative, shall have three (3) business days from the date of receipt of the aforementioned written notice to cure the alleged breach, and (iii) if Parent and/or Merger Sub contend that an alleged breach has not been cured after the expiration of this three (3) business day cure period, then as a final condition precedent to asserting a claim or cause of action against the Company and/or any Member alleging that the Company or such Member has breached any obligation(s) to provide access to information and to personnel as reasonably necessary for Parent to prepare and file the Proxy Statement with the SEC, Parent or Merger Sub first shall seek compliance by filing a motion with the 234th Judicial District Court in Harris County, Texas seeking to compel compliance with this Agreement. The parties hereto further agree that the 234th Judicial District Court shall retain jurisdiction over the parties to enforce this Agreement with respect to any such alleged breach(es), and agree not to take the position that such motion is a procedurally improper mechanism for seeking such relief or that the Court lacks the authority to order specific compliance with this Agreement. Parent and Merger Sub acknowledge and agree that Parent and Merger Sub shall be barred from asserting a claim or cause of action against the Company and/or any Member alleging the Company and/or a Member has breached any obligation(s) to provide access to information or otherwise assist with the SEC proxy process if Parent or Merger Sub fails to follow the procedures set forth in the first sentence of this Subparagraph with respect to such alleged breach, and any such failure to so comply with the aforementioned procedures shall operate as an absolute waiver of any such claims or causes of action by Parent or Merger Sub.

Section 11.08  Time of the Essence.  For purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

Section 11.09  Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 11.10  Construction and Interpretation.

(a) For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Schedules” and “Exhibits” are intended to refer to an Article or Section of, or Schedule or Exhibit to, this Agreement.

(e) Except as otherwise indicated, all references (i) to any agreement (including this Agreement), contract or Law are to such agreement, contract or Law as amended, modified, supplemented or replaced from time to time, and (ii) to any Governmental Entity include any successor to that Governmental Entity.

(f) This Agreement may not be modified by the parties’ course of dealing or course of performance. The parties expressly agree that their duties, obligations and rights shall not be expanded, altered or modified based on their conduct. Furthermore, the wavier of any right on one occasion shall not constitute the waiver of that right on any other occasion or the wavier of any other rights. Moreover, any action voluntarily undertaken by the Company or its members shall not modify alter or expand their obligations in connection with Parent’s Proxy Statement or otherwise under this Agreement.

Section 11.11  Further Assurances.  Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

Section 11.12  Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 11.13  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 11.14  Entire Agreement.  This Agreement (including the Exhibits, the Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Non-Disclosure Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

[Remainder of this page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, each of Parent, Merger Sub, the Company and the Members’ Representative has executed or has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

JK ACQUISITION CORP.

By:	/s/ James P. Wilson
James P. Wilson
Chief Executive Officer

MULTI-SHOT, INC.

By:	/s/ James P. Wilson
James P. Wilson
President

MULTI-SHOT, LLC

By:	/s/ Allen Neel
Allen Neel
President

SG-DIRECTIONAL, LLC
(in such capacity as Members’ Representative)

By:	The Stephens Group, LLC,
Its Manager

By:	/s/ Ronald M. Clark
Ronald M. Clark
Senior Vice President

CATALYST/HALL GROWTH CAPITAL MANAGEMENT CO., LLC
(in such capacity as Members’ Representative)

By:	/s/ Rick Herrman
Rick Herrman
President

JOINDER OF MEMBERS

Each of the undersigned Members hereby joins in execution of this Agreement to evidence its or his agreement to be bound by the provisions contained in Article IV, Article VII, Article X and Article XI, to the extent that such provisions relate to such Member individually.

SG-DIRECTIONAL, LLC

By:	The Stephens Group, LLC,
Its Manager

By:	/s/ Ronald M. Clark
Ronald M. Clark
Senior Vice President

CATALYST/HALL GROWTH CAPITAL, LP

By:	Catalyst/Hall Growth Capital Management Co.,
LLC
Its sole general partner

By:	/s/ Rick Herrman
Rick Herrman
President

CATALYST/HALL PRIVATE EQUITY, LP

By:	Catalyst/Hall Private Equity Management
Company, LLC
Its sole general partner

By:	/s/ Rick Herrman
Rick Herrman
President

CATALYST CAPITAL PARTNERS I, LTD.

By:	The Catalyst Group, Inc.
Its sole general partner

By:	/s/ Rick Herrman
Rick Herrman
Vice President
CATALYST CAPITAL PARTNERS II, LTD.

By:	The Catalyst Group II, Inc.
Its sole general partner

By:	/s/ Rick Herrman
Rick Herrman
Vice President

CRF AIR, LLC

By:	/s/ Jay C. Jimerson
Jay C. Jimerson
Manager

/s/  Robert P. Vilyus
ROBERT P. VILYUS

/s/  Allen Neel
ALLEN NEEL

/s/  David Cudd
DAVID CUDD

/s/  Paul Culbreth
PAUL CULBRETH

ANNEX B-1

Contingent Award Calculation — Example (Cashless Exercise)

(Based on the following assumptions: (i) 1,000,000 warrants exercised by public stockholders in the determination period, (ii) weighted average stock price of $7.00 per share for such warrant exercises by public stockholders in such determination period, and (iii) weighted average exercise price of $5.00 per share.)

Merger
Agreement
Section

2.06(d)(ii)(A)	Aggregate # of Index Warrants for Initial Determination Period	1,000,000
2.06(d)(ii)(B)	Aggregate Total Exercised Warrant Value for Initial Determinate Period	$7,000,000
2.06(d)(ii)(C)	Per share weighted average Total Exercised Warrant Value	$7.00

2.06(d)(iii)(A)	# shares in 2.06(d)(ii)(A) above	1,000,000
2.06(d)(iii)(B)	multiply, # of shares in 2.06(d)(iii) A by $5.00	$5.00

		$5,000,000

2.06(d)(iv)(A)	Subtract the amount determined in 2.06(d)(iii) from	$5,000,000
2.06(d)(iv)(B)	the Total Exercised Warrant Value for Initial Determination Period 2.06(d)(i)	$7,000,000
	Contingent Award amount	$2,000,000

2.06(d)(v)(A)	Contingent Award amount per 2.06(d)(iv) divided by	$2,000,000
2.06(d)(v)(B)	Amount determined in 2.06(d)(ii)(C): per share weighted average Total Exercise Warrant Value for the Determination Period	$7.00

	Contingent Award Shares to be issued to Members	285,714

B-1

ANNEX B-2

Redemption Liability Shares and Redemption Warrants
Calculation-Example

Redemption Shares as per 2.08(c)(i) of the Merger Agreement
#1 Assumed “Redemption Shares Number”		2,710,311
#2 “Redemption Share Price” (assumed)		$5.97
#3 “Gross Redemption Dollar Amount”	= #1* #2	$16,180,556
#4 “Redemption Value Safe Harbor”		$3,000,000
#5 “Net Redemption Dollar Amount”	= #3 - #4	$13,180,556
#6 “Safe Harbor Shares”	= #4 / #2	502,513
#7 Shares in Excess of “Safe Harbor”	= #5 / #2	2,207,798
#8 “Exchange Value”		$5.40
#9 “Redemption Price Differential”	= #2 - #7	$0.57
#10 Redemption Liability Amount”	#7* #9	$1,258,445
#11 “Redemption Liability Shares”	= #10 / #8	233,045
#12 “Redemption Warrants”	#11* 2	466,091

B-2

ANNEX C

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST   , 2007, AMONG JK ACQUISITION CORP. (THE “COMPANY”), MULTI-SHOT, INC., MULTI-SHOT, LLC, AND CATALYST HALL GROWTH CAPITAL MANAGEMENT CO., LLC, AND SG-DIRECTIONAL, LLC, TOGETHER AS MEMBERS’ REPRESENTATIVE, AND THE MEMBERS OF MULTI-SHOT, LLC (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE “MERGER AGREEMENT”). A COPY OF THE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

[ ] Shares	Warrant No. [ ]

WARRANT TO ACQUIRE SHARES OF COMMON STOCK OF
JK ACQUISITION CORP.

This is to certify that, in consideration of valuable consideration, which is hereby acknowledged as received, [          ], its successors and registered assigns, is entitled at any time after the Closing Date (as defined in the Merger Agreement) to exercise this Warrant to acquire as an Contingent Award Share or a Cash Exercise Warrant pursuant to Section 2.06 of the Merger Agreement [          ] (          ) shares of common stock, par value $0.0001 per share, of JK ACQUISITION CORP., a Delaware corporation (which shall be renamed MS Energy Services, Inc. at the Effective Time)(the “Company”), and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Merger Agreement. All capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Merger Agreement. This Warrant is one of a series of Parent Warrants issued pursuant to the Merger Agreement (the “Parent Warrants”).

1.  Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) commencing on the Effective Time and ending on the later of (i) April 10, 2010, (ii) fifteen (15) days following the final determination of the Contingent Award Calculation with respect to the Third Determination Period, or (iii) such time as all Index Warrants have expired, been exercised or have been terminated in accordance with their respective terms (in any case, the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants.

2.  Exercise of Warrants.

(a) Payment by Return of Warrant.  A Warrant may be exercised by the registered holder thereof by surrendering it, at the office of the Company, for the number of shares of Common Stock which the registered holder is entitled to receive as an Contingent Award pursuant to Section 2.06 of the Merger Agreement, as well as any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for shares of Common Stock, and the issuance of the Common Stock. The registered holder shall not be required to provide any additional consideration upon the exercise of the Warrant or the issuance of Common Stock upon exercise of a Warrant. Subject to the terms of Section 2.06 of the Merger Agreement, the holder of the Warrant shall have the option, prior to exercise, to exchange a portion of this Warrant for Cash Exercise Warrants pursuant to Section 2.06(n) of the Merger Agreement.

(b) Certificates and Remaining Warrants.  As soon as practicable after the exercise of any Warrant, the Company shall issue to the registered holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he is entitled pursuant to the exercise of the Warrant pursuant to Section 2.06 of the Merger Agreement, registered in such name or names as may be directed by him, her or it, and additionally if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised pursuant to Section 2.06(l) of the Merger Agreement. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Act and all applicable state securities laws with respect to the Common Stock is effective or an exemption under the Act and all applicable state securities laws is available for the issuance and provided that any shares to be received upon exercise of this Warrant while in the Escrow Account shall be issued and held in the Escrow Account until released pursuant to the terms of the Escrow Agreement.

(c) Shares.  All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant shall be validly issued, fully paid and nonassessable.

(d) Rights as a Shareholder.  Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are re-opened, which shall be the earliest practical date available to the Company.

(e) Aggregate Limit.  In no event shall the aggregate number of shares of Parent Common Stock issued in connection with this Warrant exceed the aggregate number of shares set forth in the preamble paragraph of this Warrant.

3. No Fractional Shares.  Notwithstanding any other provision of this Warrant or the Merger Agreement, no fractional shares of Common Stock shall be issued pursuant to the terms of this Warrant, and no Member shall be entitled to receive a fractional share of Common Stock pursuant to the terms of this Warrant.

4. Transfer and Exchange of Warrants.

(a) Registration of Transfer.  The Company shall register the transfer, from time to time, of any outstanding Warrant in the Warrant register, upon the surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

(b) Procedure for Surrender of Warrants.  Warrants may be surrendered to the Company, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.

(c) Partial Exercise.  If the Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing shares of Parent Common Stock, deliver to holder a new Warrant evidencing the unexercised rights of holder to acquire shares of Parent Common Stock called for by the Warrant, which new Warrant shall in all other respects be identical with the original Warrant.

(d) Service Charges.  No service charge shall be made for any exchange of Warrants.

5. Other Provisions Relating to Rights of Holders of Warrants.

(a) No Rights as Stockholder.  A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. The holder shall be entitled to all rights of a stockholder of the Company with respect to shares of Common Stock issuable upon exercise of this Warrant immediately upon such exercise notwithstanding that a certificate representing such shares Common Stock has not been issued.

(b) Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

(c) Reservation of Common Stock.  The Company shall at all times that any Warrant is outstanding reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

(d) Registration of Common Stock.  The registration of the Common Stock issuable pursuant to the terms of this Warrant shall be subject to that certain Registration Rights Agreement, dated [                    ], 200[          ] by and between the Company, the Members’ Representative and the members of Multi-Shot, LLC.

6.  Miscellaneous Provisions.

(a) Successors.  All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns.

(b) Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

if to the Company:

JK Acquisition Corp.
4400 Post Oak Parkway, Suite 2530
Houston, Texas 77027
Facsimile No.: (713) 552-9226
Attention: James P. Wilson

with a copy to:

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Facsimile No.: (214) 758-1550
Attention: Fred S. Stovall, Esq.

if to Holder, to the address reflected on the register of Warrants kept by the Company, with a copy to the Members’ Representative at:

Catalyst Hall Growth Capital Management Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

And

SG-Directional, LLC
P.O. Box 3417
Little Rock, Arkansas 72203-3417
Facsimile No.: (501) 377-3463
Attention: Ronald M. Clark

with a copy to:

Franklin, Cardwell & Jones, P.C.
1001 McKinney, Suite 1800
Houston, Texas 77002
Facsimile No.: (713) 227-5657
Attention: Randolph Ewing, Esq.

(c) Applicable law.  The validity, interpretation, and performance of the Warrants shall be governed in all respects by the laws of the State of Delaware, applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. In any action between the parties hereto arising out of or relating to the Warrants: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in Harris County, Texas or the United States District Court for the Southern District of Texas and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid.

(d) Persons Having Rights under this Warrant.  Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants. All covenants, conditions, stipulations, promises, and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

(e) Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(f) Effect of Headings.  The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

(g) Other.  This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Merger Agreement, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Merger Agreement for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. A copy of the Merger Agreement is on file at the office of the Company.

[Remainder of this page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on this [          ] day of [          ], 200[  ].

JK ACQUISITION CORP.

By:
Name:
Title:

Form of Warrant — Signature Page

ANNEX D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [          ] day of [          ] 200[          ], by and among JK Acquisition Corp., a Delaware corporation (which shall be renamed MS Energy Services, Inc. at the Effective Time, the “Company”), Catalyst/Hall Growth Capital Management Co., LLC, a Texas limited liability company (“Catalyst”), and SG-Directional, LLC, an Arkansas limited liability company (“SG-Directional” and together with Catalyst, the “Members’ Representative”), and the undersigned parties listed on the signature page hereto (each a “Stockholder” and collectively, the “Stockholders”), each of whom was a member of Multi-Shot, LLC prior to the Effective Time of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

WHEREAS, the Company and the Stockholders are parties to that certain Second Amended and Restated Agreement and Plan of Merger, dated as of August           , 2007, among the Company, Multi-Shot, Inc., Multi-Shot, LLC, Catalyst, SG-Directional and the members of Multi-Shot, LLC (the “Merger Agreement”);

WHEREAS, the Stockholders own [          ] shares of Common Stock of the Company and [          ] Warrants;

WHEREAS, as a material inducement to enter into the Merger Agreement, the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to the registration of such shares of Common Stock and such shares of Common Stock issuable upon the exercise of such Warrants held by them;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS.  The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” means a written demand for registration under the Securities Act of all or part of their Registrable Securities.

“Demanding Holder” means each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in a Demand Registration.

“Disclosure Package” means the preliminary prospectus included in the Registration Statement immediately prior to the Time of Sale and any additional materials distributed in connection with the offering and sale of Registrable Securities.

“Escrow Agreement” means the Escrow Agreement dated as of [                ], 200[  ] executed and delivered by the Company, the Members’ Representative, and Zions First National Bank pursuant to Section 2.04(b) of the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Stockholder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Merger Agreement” is defined in the recitals to this Agreement.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean all of the shares of Common Stock and Warrants owned or held by the Stockholders and all of the shares of Common Stock issuable upon exercise of the Warrants, whether or not such shares of Common Stock or Warrants are then subject to the Escrow Agreement. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, (d) the Securities and Exchange Commission makes a definitive determination to the Company that the Registrable Securities are salable under Rule 144(k), or (e) such securities shall no longer be entitled to registration rights pursuant to the terms hereof.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date that is six months after the Effective Time as defined in the Merger Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Time of Sale” means the time and date as of which contracts for sale of Registrable Securities are deemed made pursuant to a Registration Statement filed pursuant to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Warrants” means those Parent Warrants, Cash Exercise Warrants and Redemption Warrants issued by the Company to the Stockholders as Merger Consideration pursuant to the Merger Agreement.

2.  REGISTRATION RIGHTS.

2.1  Demand Registration.

2.1.1  Request for Registration by the Stockholders.  At any time and from time to time on or after the Release Date, Members’ Representative or, if the Members’ Representative ceases to act as such, the holders of a majority-in-interest of the Registrable Securities held by the Stockholders or the transferees of the Stockholders, may make up to four (4) written demands for a Demand Registration. The Company will notify the Stockholders of its receipt of and intent to act upon the demand, and each Stockholder shall notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company specifying the number of Registerable Securities that such Demanding Holder wishes to include in such Demand Registration and the intended method(s) of distribution thereof. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of four (4) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities.

2.1.2  Effective Registration.  A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Members’ Representative or a majority-in-interest of the Demanding Holders, whichever is applicable, thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3  Underwritten Offering.  If the Members’ Representative or a majority-in-interest of the Demanding Holders, whichever is applicable, so elects and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Members’ Representative or a majority-in-interest of the holders initiating the Demand Registration, whichever is applicable.

2.1.4  Reduction of Offering.  If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which such Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5  Withdrawal.  If the Members’ Representative or a majority-in-interest of the Demanding Holders, whichever is applicable, disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, the Members’ Representative or such majority-in-interest of the Demanding Holders, whichever is applicable, may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the Members’ Representative or such majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall be terminated and withdrawn and shall not count as a Demand Registration provided for in Section 2.1.

2.2  Piggy-Back Registration.

2.2.1  Piggy-Back Rights.  If at any time on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2  Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), collectively the shares of Common Stock or other securities comprised of Registrable Securities, pro rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares. .

2.2.3  Withdrawal.  Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3  Registrations on Form S-3.  The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.  REGISTRATION PROCEDURES.

3.1  Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1  Filing Registration Statement.  The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2  Copies.  The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3  Amendments and Supplements.  The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4  Notification.  After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5  State Securities Laws Compliance.  The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6  Agreements for Disposition.  The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement. No holder of Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7  Cooperation.  The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8  Records.  The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9  Opinions and Comfort Letters.  The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10  Earnings Statement.  The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11  Listing.  The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.2  Obligation to Suspend Distribution.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3  Registration Expenses.  The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the Members’ Representative or the holders of a majority-in-interest of the Registrable Securities included in such registration, whichever is applicable. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4  Information.  The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5  Form S-3 Availability.  For so long as any Registerable Securities are outstanding, the Company will (a) not incorporation or reincorporate in any jurisdiction other than one of the United States; (b) maintain its principal place of business in the United States; (c) maintain a class of securities registered under Section 12(b) or 12(g) of the Exchange Act; (d) timely file when due all reports required to be filed by it under Section 13, 14 or 15(d) of the Exchange Act (other than reports required pursuant to Items 1.01, 1.02, 2.03, 2.04, 2.05, 2.06, 4.02(a), 6.01, 6.03 or 6.05 of Form 8-K); (e) pay when due all dividends and installments of any sinking fund relating to preferred stock, (f) not default on (i) any installments of principal and interest on any indebtedness or (ii) any rents under any long-term lease such that any such defaults in the aggregate would be material to the consolidated financial position of the Company and its subsidiaries, taken as a whole; and (g) maintain the Common Stock as listed and registered on a national securities exchange or quoted on the automated quotation system of a national securities association in accordance with General Instruction I.B.3. to Form S-3.

3.6  Outstanding Agreements.  The Company has provided the Stockholders with copies of all outstanding agreements providing for the demand registration or piggyback registration of securities issued by the Company.

4.  INDEMNIFICATION AND CONTRIBUTION.

4.1  Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Stockholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Stockholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, summary prospectus or Disclosure Package contained in the Registration Statement, or any amendment or supplement to such Registration Statement or Disclosure Package, or arising out of or based upon any omission

(or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, summary prospectus or Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2  Indemnification by Holders of Registrable Securities.  Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement or Disclosure Package under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement or Disclosure Package, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3  Conduct of Indemnification Proceedings.  Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4  Contribution.

4.4.1  If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section.

4.4.3  The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.  UNDERWRITING AND DISTRIBUTION.

5.1  Rule 144.  The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6.  MISCELLANEOUS.

6.1  Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors, and the permitted assigns of the Stockholder or holder of Registrable Securities or of any assignee of the Stockholder or holder of Registrable Securities. The Company acknowledges that the Registerable Securities may be held from time to time by an escrow agent pursuant to the Escrow Agreement and specifically consents to the exercise of the rights of the Stockholders under this Agreement in the manner described in the Escrow Agreement. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2  Notices.  All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

JK Acquisition Corp.
4400 Post Oak Parkway, Suite 2530
Houston, Texas 77057
Facsimile No.: (713) 552-9226
Attn: President

with a copy to:

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Facsimile No.: (214) 758-1550
Attn: Fred S. Stovall, Esq.

To a Stockholder, to:

The address of such Stockholder as set forth on the signature pages hereto with a copy to:

Catalyst/Hall Growth Capital Management Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

SG-Directional, LLC
P.O. Box 3417
Little Rock, Arkansas 72203-3417
Facsimile No.: (501) 377-3463
Attention: Ronald M. Clark

Franklin, Cardwell & Jones, P.C.
1001 McKinney, Suite 1800
Houston, Texas 77002
Facsimile No.: (713) 623-0478
Attention: Randolph Ewing, Esq.

6.3  Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5  Entire Agreement.  This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6  Modifications and Amendments.  No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.7  Titles and Headings.  Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8  Waivers and Extensions.  Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9  Remedies Cumulative.  In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Stockholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10  Governing Law.  This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11  Waiver of Trial by Jury.  Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Stockholders in the negotiation, administration, performance or enforcement hereof.

[Remainder of this page intentionally left blank; signature pages follows.]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

JK ACQUISITION CORP.

By: Keith D. Spickelmier, President

CATALYST/HALL GROWTH CAPITAL MANAGEMENT CO., LLC (as the Members’ Representative)

By: Rick Herrman, President

SG-DIRECTIONAL, LLC
(as the Members’ Representative)

By: The Stephens Group, LLC,
          Its Manager

By:

Name:	Ronald M. Clark Title: Senior Vice President

STOCKHOLDERS:

SG-DIRECTIONAL, LLC

By:	The Stephens Group, LLC
Its Manager

By:

Name:	Ronald M. Clark

Title:	Senior Vice President

Address for Notices:

Registration Rights Agreement — Signature Pages

SG-Directional, LLC
P.O. Box 3417
Little Rock, Arkansas 72203-3417
Facsimile No.: (501) 377-3463
Attention: Ronald M. Clark

CATALYST/HALL GROWTH CAPITAL, LP

By:	Catalyst/Hall Growth Capital Management
Co., LLC
Its sole general partner

By:

Name:	Rick Herrman

Title:	President

Address for Notices:

c/o Catalyst/Hall Growth Capital Management
Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

CATALYST/HALL PRIVATE EQUITY, LP

By:	Catalyst/Hall Private Equity Management
Company, LLC
Its sole general partner

By:

Name:	Rick Herrman

Title:	President

Address for Notices:

Registration Rights Agreement — Signature Pages

c/o Catalyst/Hall Growth Capital Management
Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

CATALYST CAPITAL PARTNERS I, LTD.

By:	The Catalyst Group, Inc.
Its sole general partner

By:

Name:	Rick Herrman

Title:	Vice President

Address for Notices:

c/o Catalyst/Hall Growth Capital Management
Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

CATALYST CAPITAL PARTNERS II, LTD.

By:	The Catalyst Group II, Inc.
Its sole general partner

By:

Name:	Rick Herrman

Title:	Vice President

Address for Notices:

c/o Catalyst/Hall Growth Capital Management
Co., LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Facsimile No.: (713) 623-0473
Attention: Ron Nixon and Rick Herrman

Registration Rights Agreement — Signature Pages

CRF AIR, LLC

By:

Name:	Jay C. Jimerson

Title:	Manager

Address for Notices:

[Address]
[Address]
[Facsimile No:]

ROBERT P. VILYUS

Address for Notices:

[Address]
[Address]
[Facsimile No:]

ALLEN NEEL

Address for Notices:

[Address]
[Address]
[Facsimile No:]

DAVID CUDD

Address for Notices:

[Address]
[Address]
[Facsimile No:]

Registration Rights Agreement — Signature Pages

PAUL CULBRETH

Address for Notices:

[Address]
[Address]
[Facsimile No:]

Registration Rights Agreement — Signature Pages

ANNEX E

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [          ], 200[  ] by and among JK Acquisition Corp. and Multi-Shot, Inc., both Delaware corporations (“Purchaser”), Catalyst/Hall Growth Capital Management Co., LLC, a Texas limited liability company (“Catalyst”), and SG-Directional, LLC, an Arkansas limited liability company (“SG-Directional” and together with Catalyst, the “Members’ Representative”), as agents of the selling members of Multi-Shot, LLC, a Texas limited liability company (the “Company”), listed on Schedule I hereto (the “Members”), and Zions First National Bank, a national banking association, as escrow agent (the “Escrow Agent”).

BACKGROUND

A.  Purchaser, the Company, the Members and the Members’ Representative have entered into that certain Second Amended and Restated Agreement and Plan of Merger, dated as of August   , 2007 (the “Merger Agreement”), pursuant to which Purchaser has acquired all of the outstanding Membership Interests of the Company.

B.  Section 2.04(b) of the Merger Agreement provides that Purchaser shall deposit the Escrow Deposit (as defined herein) into an escrow account to be held by the Escrow Agent in order to provide security for the payment to Purchaser of any (i) purchase price adjustment claims made by Purchaser pursuant to Section 2.03 of the Merger Agreement (the “Closing Date Balance Sheet Adjustments”) and (ii) indemnification claims made by the Parent Indemnified Persons pursuant to Article X of the Merger Agreement. Accordingly, the parties desire to establish an escrow account on the terms and conditions set forth herein.

C.  The parties hereto desire to appoint the Escrow Agent to receive, hold and invest the Escrow Deposit, together with any Parent Common Stock issued pursuant to the exchange of any Escrow Warrants (which, together with the Parent Shares and the Redemption Liability Shares are collectively known herein as the “Escrow Shares”) and the proceeds from the sale of any Escrow Shares or Escrow Warrants (the “Proceeds”), and any interest or other income earned thereon (all of which is referred to herein as the “Escrow Fund”), and to satisfy such Closing Date Balance Sheet Adjustments and Company indemnification obligations as may result and to disburse said Escrow Fund in accordance with the terms set forth herein. The Escrow Agent has agreed to act as such upon the terms, covenants and conditions hereinafter set forth.

D.  A material condition to the consummation of the transactions contemplated by the Merger Agreement is that the parties hereto enter into this Agreement.

AGREEMENT

In consideration of the mutual representations, warranties and covenants contained herein, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

1.  Defined Terms.  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement. As among Purchaser, the Members and the Members’ Representative, the provisions of the Merger Agreement are hereby incorporated herein by reference, but only as the context of this Agreement may require. The Escrow Agent is not a party to the Merger Agreement and shall, therefore, act only in accordance with the terms and conditions contained in this Agreement, and it shall not have any liability under, nor duty to inquire into, the terms and provisions of the Merger Agreement, other than with respect to the capitalized terms that are used herein as defined in the Merger Agreement, which are set forth hereto as Exhibit A.

2.  Escrow Deposit.  At the Closing, Purchaser will deposit with the Escrow Agent, in accordance with Section 2.04(b) of the Merger Agreement, (i) [          ] the Parent Shares issued as Parent Stock Consideration

pursuant to the Merger Agreement (the “Parent Shares”), (ii) [          ] Parent Warrants as issued by Parent pursuant to the Merger Agreement (the “Parent Warrants”), (iii) the Redemption Liability Shares issued by the Parent pursuant to Section 2.08 of the Merger Agreement (the “Redemption Liability Shares”), and (iv) the Redemption Warrants issued by the Parent pursuant to Section 2.08 of the Merger Agreement (the “Redemption Warrants” and together with the Parent Warrants, the “Escrow Warrants” which term shall include any Cash Exercise Warrants issued upon exercise of Parent Warrants deposited with Escrow Agent). The term “Escrow Deposit” used in this Escrow Agreement shall mean the Parent Shares, the Redemption Liability Shares, and the Escrow Warrants.

3.  Escrow Fund.  Upon receipt of the Escrow Deposit, the Escrow Agent shall send a notice to the Members’ Representative and Purchaser acknowledging receipt of such amount and shall hold, administer and dispose of the Escrow Fund pursuant to the terms of this Agreement (the “Escrow”). All rights associated with the Escrow Fund, including any interest or other income attributable thereto, shall be exercised by the Escrow Agent, and shall in no event be exercisable by or rest with the Members, the Members’ Representative or Purchaser, unless otherwise provided for herein. Until such time as the Escrow Fund shall be distributed by the Escrow Agent as provided herein, the Proceeds shall be invested and reinvested by the Escrow Agent at the joint written direction of Purchaser and the Members’ Representative, in the name of the Escrow Agent or its nominee, in readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States. In the absence of such written instructions, the Escrow Agent will invest the Proceeds in the AIM Treasury Trust, Private Class, Money Market Fund, in an account styled JKA/Multi-Shot Escrow with a federal tax identification number 27-0035085, and the parties acknowledge that the Escrow Agent may render administrative services and receive additional fees from the administrator or distributor of said account. The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption. All costs and expenses of the Escrow Agent related to its administration of the Escrow Fund shall be borne by Purchaser and not paid from the Escrow Fund itself.

4.  Sale of Parent Shares, Parent Warrants and Parent Common Stock.

(a) Notwithstanding the Escrow, the Members’ Representative may direct the Escrow Agent to sell any or all the Escrow Shares or the Escrow Warrants in one or more transactions. The Members’ Representative shall give Purchaser and the Escrow Agent written notice (the “Sale Notice”) of each proposed sale specifying the number and description of the securities to be sold, the manner of sale, selling price, purchaser (if known), and whether such sale is pursuant to the Registration Rights Agreement (and, if so, the provision thereof) or otherwise (e.g., a sale pursuant to a private transaction, Rule 144, or other exempt transaction).

(b) Within five (5) days after delivery of a Sale Notice to Purchaser and the Escrow Agent in accordance with Section 4(a), Purchaser will deliver to the Members’ Representative and the Escrow Agent a written response in which Purchaser must either:

(i) acknowledge that the sale is in accordance with the Registration Rights Agreement; or

(ii) agree that the proposed sale is acceptable and in compliance with the sale description as contained in the Sale Notice; or

(iii) dispute the Sale Notice on the basis that such sale does not comply will applicable laws or regulations, specifying such laws.

(c) If Purchaser fails to take any of the foregoing actions within five (5) days after delivery of the Sale Notice then Purchaser will be deemed to have irrevocably authorized the sale in accordance with such Sale Notice. The Members’ Representative will send written notice of such failure to the Escrow Agent who will release the Escrow Shares and/or Escrow Warrants to the Members’ Representative to be sold to facilitate their sale pursuant to the Sale Notice.

(d) If Purchaser delivers to the Members’ Representative and the Escrow Agent a notice that such sale would not comply with applicable laws or regulations (specifying such laws), such securities will be held by the Escrow

Agent as an undivided part of the Escrow Fund (which shall continue to be available to satisfy Adjustment Claims and Indemnity Claims pursuant to Section 6) and the Escrow Agent will release the Escrow Shares and/or Escrow Warrants to be sold only in accordance with:

(i) the Escrow Agent’s receipt of joint written instructions executed by Purchaser and the Members’ Representative with respect to the sale; or

(ii) the Escrow Agent’s receipt of written instructions from the Members’ Representative accompanied by a legal opinion from counsel for Members that such sale complies with all applicable laws and regulations.

(e) If any Escrow Shares and/or Escrow Warrants to be sold are represented by a certificate or certificates representing a number of shares of Escrow Shares or Escrow Warrants in excess of the number sold, the Escrow Agent shall deliver to Purchaser certificates representing at least the number of securities sold. Purchaser shall cancel such certificate or certificates and deliver to the Members’ Representative a certificate or certificates representing the number of Escrow Shares or Escrow Warrants subject to such sale and deliver to the Escrow Agent a certificate or certificates representing the excess Escrow Shares or Escrow Warrants, which shall be held by the Escrow Agent and disposed of according to the terms of this Escrow Agreement.

(f) The Proceeds from any sale of Escrow Shares or Escrow Warrants shall be delivered to the Escrow Agent and held pursuant to the Escrow; provided however, that any amount of the Proceeds shall be immediately distributed to the Members to the extent that the aggregate amount of cash in the Escrow Fund is in excess of $10,000,000.

5.  Exercise of Escrow Warrants.

(a) Notwithstanding the Escrow, the Escrow Warrants shall be surrendered to the Parent by the Escrow Agent from time to time and to be exchanged for Parent Common Stock pursuant to Section 2.06 of the Merger Agreement. On each Determination Date (as defined in the Merger Agreement) Purchaser shall give written notice (a “Contingent Award Notice”) to the Members’ Representative and the Escrow Agent specifying the amount of the Contingent Award and the number of Escrow Warrants to be converted into Parent Common Stock as of such Determination Date.

(b) Within ten (10) days after Purchaser’s delivery of a Contingent Award Notice to the Members’ Representative and the Escrow Agent in accordance with Section 5(a), the Members’ Representative will deliver to Purchaser and the Escrow Agent a written response in which the Members’ Representative must either:

(i) agree that the computation of the Contingent Award is correct, in which event the Escrow Agent shall deliver Escrow Warrants to Purchaser, and Purchaser shall deliver to the Escrow Agent Parent Common Stock in the amount of the Contingent Award; or

(ii) dispute the Contingent Award as set forth in the Contingent Award Notice is correct by delivering to Purchaser and the Escrow Agent a notice of such dispute setting forth in reasonable detail the basis for such dispute.

(c) If the Members’ Representative fails to take either of the foregoing actions within ten (10) days after delivery of the Contingent Award Notice, the Members will be deemed to have irrevocably accepted Purchaser’s calculation of the Contingent Award. In such event, Purchaser will send written notice of such failure to the Escrow Agent who will exchange the requisite number of Escrow Warrants for Parent Common Stock and hold such Parent Common Stock according to the terms of the Escrow.

(d) If the Members’ Representative delivers to Purchaser and the Escrow Agent a notice of dispute regarding the Contingent Award Notice, then the Escrow Warrants shall continue to be held by the Escrow Agent as an undivided portion of the Escrow Fund (which shall continue to be available to satisfy Adjustment Claims and Indemnity Claims pursuant to Section 6) and the Escrow Agent will exchange the Escrow Warrants for Parent Common Stock only in accordance with the Escrow Agent’s receipt of joint written instructions executed by Purchaser and the Members’ Representative with respect thereto. Such Parent Common Stock issued in exchange for Escrow Warrants shall be held by the Escrow Agent as Escrow Shares in accordance with the terms of this Agreement.

(e) If any Escrow Warrants are exercised in part according to this Section 5, Purchaser shall, at the time of delivery of the certificate or certificates representing the Escrow Warrants to be exercised, deliver to the Escrow Agent new Escrow Warrants evidencing the unexercised Escrow Warrants, which new Escrow Warrants shall in all other respects be identical with the original Escrow Warrants. Such new Escrow Warrant shall be held by the Escrow Agent as Escrow Warrants and disposed of according to the terms of this Escrow Agreement.

6.  Distributions of the Escrow Fund; Termination of the Escrow.  The Escrow Fund shall be distributed by the Escrow Agent in accordance with the following:

(a) Post-Closing Adjustment Claims

(i) Per the terms of the Merger Agreement, Purchaser may give written notice (the “Adjustment Notice”) to the Members’ Representative specifying the nature and dollar amount (to the extent known) of a claim (an “Adjustment Amount”). The Members’ Representative may either agree with Purchaser’s Adjustment Amount, or protest via its delivery of a Dispute Notice. In the event of the delivery of a Dispute Notice, Purchaser and Members’ Representative will follow the dispute resolution process in Section 2.03 of the Merger Agreement.

(ii) Once the dispute is resolved, the Members’ Representative and Purchaser shall provide the Escrow Agent joint written instructions with respect to such amount; certifying that the Adjustment Amount has been determined in accordance with Section 2.03 of the Merger Agreement and containing instructions with respect to such amount.

(iii) With respect to any distributions by the Escrow Agent to Purchaser for an Adjustment Amount pursuant to the Merger Agreement, such distributions shall reduce the amount of the Escrow Fund otherwise payable to, and such Adjustment Claim shall be borne pro rata by, each Member in accordance with such Member’s percentage of the Escrow Deposit set forth on Schedule I hereto. Any such distributions to Purchaser made by the Escrow Agent shall be payable as follows: 100% of the Adjustment Claim shall be payable in Escrow Shares (based on the Escrow Per Share Market Value (as defined below) on such date) or Proceeds; provided that the Members’ Representative may elect to have an Adjustment Claim paid from the Proceeds or other cash provided by the Members in any proportional amount of such Adjustment Claim.

(iv) As used herein, the terms “Escrow Per Share Market Value” shall mean for any date, the price determined by calculating the average of the closing per share prices of the Parent Common Stock on the American Stock Exchange (or such other nationally recognized exchange on which the Parent Common Stock is then traded); based on a Trading Day closing value as of 4:02 p.m. New York City time, for the twenty Trading Days prior to the distribution date. Such calculation of the “Escrow Per Share Market Value” will be performed by the parties and submitted to the Escrow Agent.

(b) Indemnification Claims.

(i) From time to time before the Final Release Date (as defined below), Purchaser may give written notice (the “Indemnification Notice”) to the Members’ Representative and the Escrow Agent specifying the nature and dollar amount (to the extent known) of a claim relating to any claim for indemnification (an “Indemnification Claim”) any Parent Indemnified Person may have under Article X of the Merger Agreement; provided; however, that (A) the amount of any Indemnification Claim set forth in the Indemnification Notice shall in no way limit the Losses recoverable by a Purchaser Indemnified Party under the Merger Agreement in connection with such Indemnification Claim (by way of example and not of limitation, any Losses as finally determined that may exceed any estimated amount set forth in the Indemnification Notice and attorneys’ fees incurred after the delivery of an Indemnification Notice to the extent indemnifiable under the Merger Agreement) and (B) an Indemnification Claim may be made even if no amounts are then being sought for release from the Escrow Fund on account of such Indemnification Claim (by way of example and not of limitation, on the basis that such Indemnification Claim has not, at such time, been resolved). If the Members’ Representative does not deliver notice to Purchaser and the Escrow Agent disputing such Indemnification Claim (a “Counter Indemnification Notice”) within thirty (30) days after the Members’ Representative’s receipt of the Indemnification Notice, then the dollar amount of the Indemnification Claim set forth in the Indemnification Notice shall be deemed conclusive for purposes of this Agreement, and, at the end of such thirty (30)-day period, the Escrow Agent shall pay to Purchaser the dollar amount of the Indemnification Claim in the Indemnification Notice from the Escrow Fund. The Escrow Agent shall not inquire into or consider whether an Indemnification Claim complies with the requirements of the Merger Agreement.

(ii) If a Counter Indemnification Notice is given with respect to a Indemnification Claim, the Escrow Agent shall make payment with respect to an Indemnification Notice only (1) in accordance with joint written instructions of Purchaser and the Members’ Representative or (2) after a final decision has been rendered by a court or binding arbitrator to enforce an award with respect to the amount of such Indemnification Claim (resolved as between Purchaser and the Members’ Representative in accordance with the terms of the Merger Agreement), and then in accordance with such decision. Upon receipt of the joint written instructions or final decision as specified in the preceding sentence, the Escrow Agent shall pay Purchaser the dollar amount specified in the joint written instruction or final decision, as applicable, from the Escrow Fund. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or binding resolution of arbitration, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(iii) With respect to any distributions by the Escrow Agent to Purchaser for an Indemnification Claim pursuant to the Merger Agreement, such distributions shall reduce the amount of the Escrow Fund otherwise payable to, and such Indemnification Claim shall be borne pro rata by, each Member in accordance with such Member’s percentage of the Escrow Deposit set forth on Schedule I hereto. Any such distributions to Purchaser made by the Escrow Agent shall be payable as follows: 100% of the Indemnification Claim shall be payable in Escrow Shares (based on the Escrow Per Share Market Value (as defined below) on such date) or Proceeds; provided that the Members’ Representative may elect to have an Indemnification Claim paid from the Proceeds or other cash provided by the Members in any proportional amount of such Indemnification Claim.

(iv) With respect to any distributions by the Escrow Agent to Purchaser for an Indemnification Claim under the Merger Agreement, such distributions shall reduce the amount of the Escrow Fund otherwise payable to, and such Claim shall be borne pro rata by, each Member in accordance with such Member’s percentage of the Escrow Deposit set forth on Schedule I hereto. Any distributions made pursuant to Section 6 (b) by the Escrow Agent shall be solely payable to Purchaser in Escrow Shares (based on the Per Share Market Trading Value on such date) or from Proceeds.

(v) As used herein, the terms “Claims” shall mean, collectively, the Adjustment Claims and Indemnification Claims.

(c) Escrow Distributions.  On December 31, 2008 (such date being, the “Initial Release Date”), the Escrow Agent shall pay and distribute to the Members’ Representative for distribution to the Members the then remaining portion, if any, of the (i) Parent Warrants, Cash Exercise Warrants and Proceeds and (ii) the Escrow Shares in excess of $3,000,000 in value (based on the Per Share Market Trading Value as of the Initial Release Date), less the sum of (A) any and all Claims finally determined by written agreement of Purchaser and the Members’ Representative but unpaid as of the Initial Release Date, and (B) the amount (or Purchaser’s good faith estimate thereof to which the Members’ Representative must consent) specified in any Claim asserted in good faith by Purchaser on or prior to the Initial Release Date (the “Initial Escrow Release Amount”). The Members’ Representative shall then distribute to each Member an amount equal to the Initial Escrow Release Amount multiplied by such Member’s Initial Escrow Percentage set forth on Schedule I hereto. To the extent that there is pending any unresolved Claim as of the Initial Release Date, the portion of the Escrow Fund reserved with respect to such Claim less amounts ultimately used to satisfy such Claim upon its final resolution shall be distributed to the Members’ Representative upon final settlement or resolution of each such pending Claim, and the Members’ Representative shall distribute such amount(s) to the Members in the manner described above.

On [          ] [  ], 20[  ], which is a date thirty six (36) months after the Closing Date (such date being, the “Final Release Date”), the Escrow Agent shall pay and distribute to the Members’ Representative for distribution to the Members the then remaining portion, if any, of the Escrow Fund less the sum of (i) any and all Claims finally determined by written agreement of Purchaser and the Members’ Representative but unpaid as of the Final Release Date, and (ii) the amount (or Purchaser’s good faith estimate thereof to which the Members’ Representative must consent) specified in any Claim asserted in good faith by Purchaser on or prior to the Final Release Date (the “Remaining Escrow Fund”). The Members’ Representative shall then distribute to each Member a portion of the Remaining Escrow Fund equal to the Remaining Escrow Fund multiplied by such Member’s Initial Escrow Percentage set forth on Schedule I hereto. To the extent that there is pending any unresolved Claim as of the Final Release Date, the portion of the Escrow Fund reserved with respect to such Claim less amounts ultimately used to satisfy such Claim upon its final resolution shall be distributed to the Members’ Representative upon final settlement or resolution of each such pending Claim, and the Members’ Representative shall distribute such amount(s) to the Members in the manner described above. Upon the final distribution of all of the Escrow Fund in accordance with the terms of this Agreement, this Agreement shall terminate.

7.  Duties of the Escrow Agent.  The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except as set forth in this Agreement, the Escrow Agent shall not have any duties or responsibilities under any provision of any other agreement, including without limitation, the Merger Agreement.

8.  Liability of the Escrow Agent; Withdrawal.  This Escrow Agreement expressly and exclusively sets forth the duties of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with Escrow Agent or the Escrow Agent may have knowledge thereof, and Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement.

Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing such subject matter. Escrow Agent shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, instruction or request furnished to it hereunder believed by it to be genuine and Escrow Agent may rely and act upon, and shall not be liable for acting or not acting upon, any such document, agreement, instruction or request. Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith.

Purchaser and the Members’ Representative agree, jointly and severally, to indemnify the Escrow Agent for, and to hold it harmless from and against, any losses, liabilities, claims, actions, damages or expenses (including reasonable expenses and disbursements of its counsel) incurred without gross negligence, bad faith or intentional misconduct on the part of the Escrow Agent arising out of or in connection with its entering into this Agreement and attempting to carry out its duties hereunder, including the reasonable costs and expenses of defending itself against any such claim or liability. As between Purchaser and the Members’ Representative, any such indemnification of the Escrow Agent shall be payable one-half by Purchaser and one-half by the Members’ Representative on behalf of the Members (to be further allocated among the Members in proportion to their Initial Escrow Percentages as set forth on Schedule I hereto). The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving thirty (30) days’ prior written notice to Purchaser and the Members’ Representative and delivering the Escrow Fund to any successor Escrow Agent jointly designated by Purchaser and the Members’ Representative in writing, or by any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. Prior to the effectiveness of such resignation, Purchaser and the Members’ Representative shall appoint a new Escrow Agent, which shall be a bank or national banking association. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) and (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring the Escrow Fund to a successor Escrow Agent.

9.  Escrow Agent’s Authority to Act.  Escrow Agent is hereby authorized and directed by the undersigned to deliver the subject matter of this Escrow Agreement only in accordance with the provisions of this Escrow Agreement.

Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

Escrow Agent may consult with legal counsel at the joint and several cost and expense of the undersigned (other than Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that Escrow Agent, in good faith, is in doubt as to any action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act (baring its fraud, gross negligence or willful misconduct), and Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in writing duly executed by all such persons. In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Escrow Fund, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

In the event that any controversy should arise among the parties with respect to the Escrow Agreement, or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.

10.  The Escrow Agent’s Fees & Expenses.  The Escrow Agent’s fees shall be as set forth on Schedule II hereto and shall be payable by Purchaser within a reasonable period of time not to exceed thirty (30) days after billing. Escrow Agent shall be entitled to reasonable compensation as well as reimbursement for its reasonable costs (equal to $25.00 per check issued after the first 20 checks are issued) and expenses incurred in connection with the performance by it of service under this Escrow Agreement (including reasonable fees and expenses of Escrow Agent’s counsel). The Escrow Agent shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction, except that the Escrow Agent shall not be indemnified against any loss, liability or expense arising out of its gross negligence or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent and shall be subject to the provisions of Section 6. To the extent any amount due to the Escrow Agent pursuant to this Section 10 is not paid, the Escrow Agent shall notify all parties and if such amount is not paid within ten (10) business days of such notice, the Escrow Agent may resign and pursue its rights of collection against Purchaser.

11.  Inspection.  All funds or other property held as part of the Escrow shall at all times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during the Escrow Agent’s business hours (with reasonable notice) inspect any records or reports relating to the Escrow Fund.

12.  Accounting by Escrow Agent.  The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing among Purchaser, the Members’ Representative and the Escrow Agent. Within fifteen (15) days following the close of each month and within five (5) days after the removal or resignation of the Escrow Agent, the Escrow Agent shall deliver to Purchaser and the Members’ Representative a written account of its administration of the Escrow during such month or during the period from the close of the last preceding month to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Escrow with the terms hereof at the end of such month or as of the date of such removal or resignation, as the case may be.

13.  Tax Reporting of Interest or Other Income Accrued or Received with respect to the Escrow Fund.  Except as otherwise set forth herein, the parties hereto acknowledge and agree that no interest income or other income accrued or received on the Escrow Fund shall be due or remitted to Purchaser, the Members’ Representative and/or the Members for the period of time the Escrow Fund is held by the Escrow Agent. Notwithstanding the foregoing, the Escrow Agent shall, for each calendar year (or portion thereof) that the Escrow is in existence, report the income of the Escrow on IRS Forms 1099. Pursuant to Proposed Treasury Regulations 1.468B-8, the Forms 1099 shall show as payor the Escrow Agent and as payee Purchaser. Further, neither Purchaser, nor the Members’ Representative nor any Member shall take any position in connection with the preparation, filing or audit of any Tax Return that is in any way inconsistent with the foregoing determination or the Forms 1099 provided by the Escrow Agent. As an agreement with which the Escrow Agent need not be concerned, (i) Purchaser shall be treated as having paid interest to the Members at the time of and in the amount of any interest distributed by the Escrow Agent to the Members and (ii) Purchaser shall issue Form(s) 1099 to the Members reflecting the same as required by applicable law.

14.  Notices.  All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be deemed given: (a) when delivered if delivered personally (including by courier); (b) on the third day after mailing, if mailed, postage prepaid, by registered or certified mail (return receipt requested); (c) on the day after mailing if sent by a nationally recognized overnight delivery service which maintains records of the time, place, and recipient of delivery; or (d) upon written confirmation of receipt of transmission, if sent by telecopy or facsimile transmission, in each case to the parties at the following addresses:

(a) if to the Members’ Representative, to:

Catalyst/Hall Growth Capital Management, LLC
2 Riverway, Suite 1710
Houston, Texas 77056
Attention: Ron Nixon and Rick Herman
Facsimile: (713) 623-0473

And

SG-Directional, LLC
P.O. Box 3417 Little Rock, Arkansas 72203-3417
Attention: Ronald M. Clark
Facsimile No.: (501) 377-3463

with a copy, which shall not constitute notice to the Members’ Representative, to:

Franklin, Cardwell & Jones, P.C.
1001 McKinney, Suite 1800
Houston, Texas 77002
Attention: Randolph Ewing, Esq.
Facsimile No.: (713) 623-0478

(b) if to Purchaser to:

JK Acquisition Corp.
4400 Post Oak Parkway
Suite 2530
Houston, Texas 77027
Attention: James P. Wilson
Facsimile No.: (713) 552-9226

with copies, which shall not constitute notice to Purchaser, to:

Patton Boggs LLP
2001 Ross Avenue, Suite 3000
Dallas, Texas 75201
Attention: Fred Stovall, Esq.
Facsimile No.: (214) 758-1550

(c) if to Escrow Agent to:

Zions First National Bank — Corporate Trust
c/o Amegy Bank, N.A.
1801 Main Street, Suite 800
Houston, Texas 77002
Attention: Riley Salyer, Vice President
Facsimile No.: (713) 561-0123

or to such other person or address as a party may designate in writing.

15.  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.

16.  Binding Effect; Benefit; No Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Except as expressly provided herein, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties; provided, however, that Purchaser from time to time may assign and grant a security interest in its rights, title and interest under this Agreement for collateral security purposes to any (i) lender(s) providing financing to Purchaser, (ii) any of Purchaser’s Subsidiaries or (iii) other Affiliates of Purchaser without any additional notice or consent of the other parties hereto, and any such lender(s) may exercise from time to time all of the rights and remedies of Purchaser hereunder; provided, however that in such case Purchaser shall remain primarily liable under this Agreement.

17.  Modification.  Subject to Section 16, this Agreement may be amended or modified at any time by a writing executed by the Members’ Representative, Purchaser and the Escrow Agent.

18.  Counterparts.  This Agreement may be executed in one or more counterparts (including facsimile versions), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

19.  Headings.  The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

20.  Entire Agreement; Severability and Further Assurances.  This Agreement and all exhibits and schedules attached hereto constitute the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

JK ACQUISITION CORP.,
a Delaware corporation

By:

Name:

Title:

CATALYST/HALL GROWTH CAPITAL MANAGEMENT CO., LLC,
a Texas Limited Liability Co. (in such capacity as Members’ Representative)

By:

Name:	Rick Herrman

Title:	President

SG-DIRECTIONAL, LLC
an Arkansas Limited Liability Co. (in such
capacity as Members’ Representative)

By: The Stephens Group, LLC,
     Its Manager

By:

Name:	Ronald M. Clark

Title:	Senior Vice President

ZIONS FIRST NATIONAL BANK,
solely as Escrow Agent hereunder and not in
its individual capacity

By:
Riley Salyer
Vice President

[Signature page to Escrow Agreement]

EXHIBIT A

Merger Agreement Terms

Exhibit A

SCHEDULE I

Members

Initial Escrow
Name & Address of Members	Percentage (%)

Catalyst/Hall Growth Capital, LP	[ ]	%
Two Riverway, Suite 1710
Houston, TX 77056
Catalyst/Hall Private Equity, LP	[ ]	%
Two Riverway, Suite 1710
Houston, TX 77056
Catalyst Capital Partners I, Ltd.	[ ]	%
Two Riverway, Suite 1710
Houston, TX 77056
Catalyst Capital Partners II, Ltd.	[ ]	%
Two Riverway, Suite 1710
Houston, TX 77056
CRF Air, LLC	[ ]	%
210 Park Avenue, Suite 1130
Oklahoma City, OK 73102
Robert P. Vilyus	[ ]	%
5530 Olympiad Drive
Houston, TX 77041
Allen Neel	[ ]	%
43 West Pines Drive
Montgomery, TX 77356
David Cudd	[ ]	%
1603 Cafe Dumonde
Conroe, TX 77304
Paul Culbreth	[ ]	%
57 Cascade Springs
The Woodlands, TX 77381

Totals:	100.00%

Schedule I

SCHEDULE II

ESCROW AGENT
SCHEDULE OF FEES

Initial Escrow Fee:	$3,000.00
Annual Escrow Fee (due on anniversary date):	$3,000.00
Safekeeping Account Fee	$35/month
Monthly Maintenance Per Certificate	$5/month
Receipt/Delivery of Physical Certificate	$30 per physical certificate

Schedule II

ANNEX F

August 24, 2007
The Board of Directors
JK Acquisition Corp.
4440 Post Oak Parkway
Suite 2530
Houston, TX 77027

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to JK Acquisition Corp., a Delaware corporation (the “Parent”), of the Merger Consideration (as defined below) proposed to be paid by the Parent in the proposed merger of Multi-Shot, LLC, a Texas limited liability company (the “Company”) with and into Multi-Shot, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to the proposed Second Amended and Restated Agreement and Plan of Merger (the “Agreement”), by and among Parent, Merger Sub, the Company, and each of Catalyst/Hall Growth Management Co., LLC, a Texas limited liability company and SG-Directional, LLC, an Arkansas limited liability company, collectively as Members’ Representative. Additionally, you have requested our opinion as to whether, as of the date hereof, the fair market value of the Company is equal to at least 80% of the net asset value of Parent. Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.

Pursuant to the Agreement, and subject to the terms and conditions thereof, the Company will merge with and into Merger Sub and Merger Sub will continue as a wholly owned subsidiary of Parent (the “Merger”), and each unit of Company membership interest issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (a) a number of shares of Parent Common Stock equal to the Company Interest Exchange Ratio, (b) two Parent Warrants for each Parent Share issued for a Company membership interest under the Agreement, and (c) a cash amount equal to the Company Interest to Cash Exchange Ratio. The aggregate consideration to be issued in respect of all Company membership interests outstanding immediately prior to the Effective time pursuant to (a), (b) and (c) above is referred to herein as the “Initial Merger Consideration” and the Initial Merger Consideration together with certain additional shares of Parent Common Stock and warrants to purchase Parent Common Stock issuable to the members of the Company following the Effective Time, subject to the terms and conditions of the Agreement, is referred to herein as the “Merger Consideration”. The Merger Consideration is subject to certain adjustments set forth in the Agreement. The terms and conditions of the Merger are set forth more fully in the Agreement.

RBC Capital Markets Corporation (“RBC”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

We have been engaged to render an opinion to the Board of Directors of Parent as to the fairness of the Merger Consideration, from a financial point of view, to the Parent, and as to whether as of the date hereof, the fair market value of the Company is equal to at least 80% of the net asset value of Parent. We will be entitled to receive a fee upon delivery thereof, without regard to whether our opinions are accepted or the Merger is consummated. In addition, Parent has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, RBC (or one of its affiliates) may act as a market maker and broker in the publicly-traded securities of Parent and receive customary compensation, and may also actively trade securities (whether debt or equity) of Parent for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates, may hold a long or short position in such securities.

F-1

For the purposes of rendering our opinions we have undertaken such review and inquiries as we deem necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Agreement dated August 22, 2007 (the “Latest Draft Agreement”); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to Parent and the Company and certain other relevant historical operating data relating to Parent and the Company made available to us from published sources and from the internal records of Parent and the Company; (iii) we conducted discussions with members of the senior management of Parent and the Company with respect to the business prospects and financial outlook of Parent and the Company; (iv) we reviewed historical financial information relating to Parent and the Company and estimates provided to us either by the Company management (the “Company Forecasts”) or by Parent’s management (“Parent Estimates”); and (v) we performed other studies and analyses as we deemed appropriate.

In arriving at our opinions, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we compared selected comparable publicly-traded companies with the financial metrics implied by the Merger Consideration; (ii) we compared the financial metrics of selected precedent transactions, to the extent publicly available, with the financial metrics implied by the Merger Consideration; (iii) we conducted a discounted cash flow analysis based on the projected financials of the Company; (iv) we performed a leveraged buyout analysis on the Company; and (v) we calculated the net asset value of Parent.

Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analyses and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analyses. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.

In rendering our opinions, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by Parent and the Company (including, without limitation, the financial statements, the capitalization tables, and related notes thereto of Parent and the Company), and have not assumed responsibility for independently verifying and have not independently verified such information. For all forward-looking financial information with respect to the Parent, we have relied upon the Parent Estimates. For all forward-looking financial information with respect to the Company, we have relied upon the Company Forecasts. We have assumed that all Parent Estimates and Company Forecasts represent the best currently available estimates and good faith judgments of the Parent’s management or the Company’s management, as the case may be, as to the applicable entity’s financial performance, and we express no opinion as to any aspect of the Parent Estimates or the Company Forecasts.

In rendering our opinions, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of Parent or the Company, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, a physical inspection of the property or facilities of Parent or the Company. We have not investigated, and make no assumption, regarding any litigation or other claims affecting Parent, the Company, or any other person or entity. Our opinions relate, in part, to the Company as a going concern and, accordingly, we express no opinion regarding the liquidation value of the Company.

We have assumed, in all respects material to our analysis, that all conditions to the consummation of the Agreement will be satisfied without waiver thereof, that the representations and warranties of each party contained in the Agreement are true and correct and that each party to the Agreement and any documents ancillary thereto will perform all covenants and agreements required to be performed by it under the Agreement and such document, without amendment thereto. We have assumed that the executed version of the Agreement will not differ, in any respect material to our opinions, from the Latest Draft Agreement.

Our opinions speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an

F-2

obligation to update, revise or reaffirm these opinions. We are not expressing any opinion herein as to the prices at which Parent Common Stock or warrants to purchase Parent Common Stock have traded or will trade following the announcement or consummation of the Merger or the Agreement.

The opinions expressed herein are provided for the information and assistance of the Board of Directors of Parent in connection with the Agreement. We express no opinion and make no recommendation to any stockholder of Parent as to how such stockholder should vote with respect to the Merger or the Agreement. All advice and opinions (written and oral) rendered by RBC are intended solely for the use and benefit of the Board of Directors of Parent. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC. If required by applicable law, such opinions may be included in any disclosure document filed by Parent with the Securities and Exchange Commission with respect to the proposed transactions contemplated by the Agreement; provided however, that such opinions must be reproduced in full and that any description of or reference to RBC must be in a form reasonably acceptable to RBC and its counsel (which acceptance will not be unreasonably withheld, delayed or conditioned). RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself.

Our opinions do not address the merits of the underlying decision by Parent to engage in the transactions contemplated by the Agreement or the relative merits of the transactions contemplated by the Agreement compared to any alternative business strategy or transaction in which Parent might engage.

Our opinions address solely (i) the fairness to Parent, from a financial point of view, of the Merger Consideration and (ii) whether, as of the date hereof, the fair market value of the Company is equal to at least 80% of the net asset value of Parent. Our opinions do not in any way address other terms or arrangements of the Merger or the Agreement, including, without limitation, the financial or other terms of any voting agreement, escrow agreement, or employment agreement or the indemnification provisions of the Agreement.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, (i) the Merger Consideration to be paid by the Parent in the Merger is fair, from a financial point of view, to the Parent, and (ii) the fair market value of the Company is equal to at least 80% of the net asset value of Parent.

Very truly yours,

RBC CAPITAL MARKETS CORPORATION

F-3

ANNEX G

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
JK ACQUISITION CORP.

The undersigned, James P. Wilson, hereby certifies that:

ONE:  He is the duly elected and acting Secretary of the corporation.

TWO:  The name of the corporation is JK Acquisition Corp. and the corporation was originally incorporated on May 11, 2005, pursuant to the General Corporation Law of the State of Delaware under the name JK Acquisition Company.

THREE:  The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

I.

The name of the Corporation is JK Acquisition Corp. (the “Corporation”).

II.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“GCL”).

III.

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

IV.

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares the Corporation is authorized to issue is forty-one million (41,000,000) shares, forty million (40,000,000) shares of which shall be Common Stock (the “Common Stock”) and one million (1,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

B. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock and the Common Stock are as follows:

1. Preferred Stock.  The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

2. Common Stock.   Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

V.

The following provisions Article V, Paragraphs (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any Business Combination, and may not be amended prior to the consummation of any Business Combination. A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”) having a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation’s net assets at the time of such acquisition. For purposes of this Article V, fair market value shall be determined by the Board of Directors of the Corporation based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Corporation is not able to independently determine the fair market value of the Target Business, the Corporation shall obtain an opinion with regard to such fair market value from an unaffiliated, independent investment-banking firm that is a member of the National Association of Securities Dealers, Inc. (d/b/a NASD). The Corporation is not required to obtain an opinion from an investment-banking firm as to fair market value of the Target Business if the Corporation’s Board of Directors independently determines the fair market value for such Target Business.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) voted at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of IPO Shares (defined below) demand conversion in accordance with paragraph B below with respect to 20% or more of the IPO Shares.

B. Any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who votes against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash if a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation. If a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO are deposited.

C. In the event that the Corporation does not consummate a Business Combination by the later of the date which is (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

D. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

VI.

The Corporation shall keep at its principal office a register for the registration of the Preferred Stock and the Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

VII.

Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

VIII.

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

IX.

Any notice required by the provisions of this Article IX shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

X.

The Corporation will pay all documentary, excise and similar taxes or governmental charges imposed by the Corporation upon the issuance of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

XI.

The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

XII.

The Corporation is to have perpetual existence.

XIII.

A. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind the Bylaws.

B. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

C. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any Bylaws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

XIV.

The number of directors which shall constitute the whole Board of Directors from time to time shall be fixed by, or in the manner provided in, the Bylaws.

XV.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws shall so provide.

XVI.

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article XVI shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. No amendment to or repeal of this Article XVI shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to acts or omissions of such director prior to such amendment or repeal.

XVII.

A. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, expressly including service as a director, officer or in a similar position with any exchange, board of trade, clearing corporation or similar institution on which the Corporation or any other corporation a majority of the stock of which is owned directly or indirectly by the Corporation had membership privileges at the relevant time during which any such position was held, shall be indemnified by the Corporation against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that funds paid or required to be paid to any person as a result of the provisions of this Article XVII shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any other corporation or organization. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses including attorneys’ fees actually or reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

B. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XVII.A above, or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein such indemnification is provided by this Article XVII, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article XVII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

C. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

D. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

E. The indemnification hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

F. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, owner, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee trustee or of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article XVII.

XVIII.

The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

XIX.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

* * *

FOUR:  The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the corporation’s Board of Directors in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on May 31, 2005.

JK ACQUISITION CORP.

By:	/s/ James P. Wilson
James P. Wilson
Secretary

AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
JK ACQUISITION CORP.

The undersigned, James P. Wilson, hereby certifies that:

ONE:  He is the duly elected and acting Secretary of the corporation.

TWO:  The name of the corporation is JK Acquisition Corp. and the corporation was originally incorporated on May 11, 2005, pursuant to the General Corporation Law of the State of Delaware under the name JK Acquisition Company.

THREE:  Article IV of the Certificate of Incorporation of the corporation shall be amended and restated to read as follows in its entirety:

IV.

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares the Corporation is authorized to issue is forty-one million (51,000,000) shares, forty million (50,000,000) shares of which shall be Common Stock (the “Common Stock”) and one million (1,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

B. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock and the Common Stock are as follows:

1. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

2. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FOUR:  The foregoing Amendment to the Certificate of Incorporation has been duly adopted by the corporation’s board of directors and stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Incorporation on July 13, 2005.

JK ACQUISITION CORP.

By:	/s/ James P. Wilson
James P. Wilson
Secretary

THIRD AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
JK ACQUISITION CORP.

The undersigned, James P. Wilson, hereby certifies that:

ONE:  He is the duly elected and acting Secretary of the corporation.

TWO:  The name of the corporation is JK Acquisition Corp. and the corporation was originally incorporated on May 11, 2005, pursuant to the General Corporation Law of the State of Delaware under the name JK Acquisition Company.

THREE:  Article V of the Certificate of Incorporation of the corporation shall be amended and restated to read as follows in its entirety:

V.

The following provisions Article V, Paragraphs (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any Business Combination, and may not be amended prior to the consummation of any Business Combination. A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”) having a fair market value (as calculated in accordance with the requirements set forth below) of at least 80% of the Corporation’s net assets at the time of such acquisition (excluding any deferred compensation payable to the underwriters of the Corporation’s IPO (as defined below)). For purposes of this Article V, fair market value shall be determined by the Board of Directors of the Corporation based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If the Board of Directors of the Corporation is not able to independently determine the fair market value of the Target Business, the Corporation shall obtain an opinion with regard to such fair market value from an unaffiliated, independent investment-banking firm that is a member of the National Association of Securities Dealers, Inc. (d/b/a NASD). The Corporation is not required to obtain an opinion from an investment-banking firm as to fair market value of the Target Business if the Corporation’s Board of Directors independently determines the fair market value for such Target Business.

C. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares (defined below) voted at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of IPO Shares (defined below) demand conversion in accordance with paragraph B below with respect to 20% or more of the IPO Shares and the shares sold in the private placement immediately prior to the IPO.

D. Any stockholder of the Corporation holding shares of Common Stock (“IPO Shares”) issued in the Corporation’s initial public offering (“IPO”) of securities who votes against the Business Combination may, contemporaneous with such vote, demand that the Corporation convert his IPO Shares into cash if a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation. If a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, the Corporation shall convert such shares at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon (net of interest up to a maximum of $900,000 in the aggregate distributed to the Corporation for working capital purposes and net of taxes), calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO and the private placement immediately prior to the IPO are deposited.

E. In the event that the Corporation does not consummate a Business Combination by the later of the date which is (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

F. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

FOUR:  The foregoing Third Amendment to the Certificate of Incorporation has been duly adopted by the corporation’s board of directors and stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Third Amendment to the Certificate of Incorporation on March 31, 2006.

JK ACQUISITION CORP.

By:	/s/ James P. Wilson
James P. Wilson
Secretary

ANNEX H

FOURTH AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
JK ACQUISITION CORP.

The undersigned, James P. Wilson, hereby certifies that:

ONE:  He is the duly elected and acting Secretary of the corporation.

TWO:  The name of the corporation is JK Acquisition Corp. and the corporation was originally incorporated on May 11, 2005, pursuant to the General Corporation Law of the State of Delaware under the name JK Acquisition Company.

THREE:  Article I of the Certificate of Incorporation of the corporation shall be amended and restated to read as follows in its entirety:

“I.

The name of the Corporation is MS Energy Services, Inc. (the “Corporation”)”

FOUR:  Article IV(A) of the Certificate of Incorporation of the corporation shall be amended and restated to read as follows in its entirety:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares the Corporation is authorized to issue is one hundred fifty one million (151,000,000) shares, one hundred fifty million (150,000,000) shares of which shall be Common Stock (the “Common Stock”) and one million (1,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.”

FIVE:  Article V of the Certificate of Incorporation of the corporation shall be deleted in its entirety.

FOUR:  The foregoing Fourth Amendment to the Certificate of Incorporation has been duly adopted by the corporation’s board of directors and stockholders in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

H-1

IN WITNESS WHEREOF, the undersigned has executed this Fourth Amendment to the Certificate of Incorporation on [          ], 2007.

JK ACQUISITION CORP.

By:
James P. Wilson
Secretary

H-2

ANNEX I

JK ACQUISITION CORP.
2007 EQUITY INCENTIVE PLAN

The JK Acquisition Corp.’s 2007 Equity Incentive Plan (the “Plan”) was adopted by the Board of Directors of JK Acquisition Corp., a Delaware corporation (the “Company”), effective as of [          ], 2007 subject to approval by the Company’s stockholders.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain the services of key employees, key contractors, key consultants and outside directors of the Company and its subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company’s welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means through which the Company may attract able persons as employees, contractors, consultants and outside directors.

With respect to reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this JK Acquisition Corp. 2007 Equity Incentive Plan, have the following meanings:

“Administrator” means the Committee, unless it has delegated power to act on its behalf to the Board of Directors, in which case the Administrator means the Board of Directors.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

“Agreement” means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

“Common Stock” means shares of the Company’s common stock, $0.0001 par value per share.

“Company” means JK Acquisition Corp., a Delaware corporation.

“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

“Fair Market Value” of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the five (5) trading days, consisting of (i) the two (2) trading days immediately following the applicable date, (ii) the trading day that is the applicable date, and (iii) the two (2) trading days immediately preceding the applicable date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

“ISO” means an option meant to qualify as an incentive stock option under Section 422 of the Code.

“Non-Qualified Option” means an option which is not intended to qualify as an ISO.

“Option” means an ISO or Non-Qualified Option granted under the Plan.

“Participant” means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

“Plan” means this JK Acquisition Corp. 2007 Equity Incentive Plan.

“Shares” means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

“Stock-Based Award” means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

“Stock Grant” means a grant by the Company of Shares under the Plan.

“Stock Right” means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

“Survivor” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be [          ],000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b) If an Option ceases to be “outstanding,” in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares needed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 600,000 Shares be granted to any Participant in any fiscal year;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e) Make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent;

(f) Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.  ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A. Non-Qualified Options:  Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(a) Option Price:  Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

(b) Number of Shares:  Each Option Agreement shall state the number of Shares to which it pertains.

(c) Option Periods:  Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

(d) Option Conditions:  Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

(i) The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

(ii) The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

B. ISOs:  Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(a) Minimum standards:  The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

(b) Option Price:  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

(i) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

(ii) More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

(c) Term of Option:  For Participants who own:

(i) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

(ii) More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(d) Limitation on Yearly Exercise:  The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the

Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above; or (e) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the

Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

(b) For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

(c) “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

(d) Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a) A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

(b) A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a) In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

(a) All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

(b) For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

(c) “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

(d) Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

20.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended

(the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

A. Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B. Corporate Transactions.  If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

C. Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D. Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change in Control and, subject to Paragraph 4, its determination shall be conclusive.

E. Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the

Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on 10 years after adoption, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.  AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.  EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.  GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

JK ACQUISITION CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ______, 2007
     The undersigned hereby appoints [                    ] and [                    ], and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of JK Acquisition Corp. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of JK Acquisition Corp. to be held on [                    ], [     ], 2007, at [                    ], at 10:00 a.m. (Central Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.
     IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, THIS PROXY WILL BE VOTED “AGAINST” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION PROPOSAL. FAILURE TO VOTE WITH RESPECT TO THE MERGER PROPOSAL, THE INCENTIVE PLAN PROPOSAL, THE NOMINATION PROPOSAL AND THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THESE PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.
     IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE ON THE MERGER PROPOSAL OR IF YOU ABSTAIN FROM VOTING ON THE MERGER PROPOSAL, YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF JK ACQUISITION’S INITIAL PUBLIC OFFERING ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL AND DEMAND THAT JK ACQUISITION CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE MERGER PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS.
IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS. EACH OF THE DIRECTORS AND OFFICERS OF JK ACQUISITION CORP. WILL RETURN AN UNMARKED PROXY WITH DIRECTIONS TO VOTE THEIR RESPECTIVE SHARES IN ACCORDANCE WITH THE VOTE OF THE MAJORITY INTEREST OF ALL OTHER STOCKHOLDERS VOTING ON THE MERGER PROPOSAL AND “FOR” ALL OTHER PROPOSALS.
—detach here——
MERGER PROPOSAL: To adopt the Second Amended and Restated Agreement and Plan of Merger, dated as of August 27, 2007, by and among JK Acquisition Corp., Multi-Shot, Inc., Multi-Shot, LLC, Catalyst/Hall Growth Capital Management Co., LLC and SG-Directional, LLC, as the Multi-Shot, LLC members’ representatives, and the members of Multi-Shot, LLC, and to approve the merger contemplated thereby, pursuant to which Multi-Shot, LLC will merger with and into Multi-Shot, Inc., a wholly-owned subsidiary of JK Acquisition Corp., for initial consideration of approximately $197.5 million, subject to adjustment based on possible future contingent payments related to earnouts and redemption liability.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     If you voted “AGAINST” the merger proposal and you hold shares of JK Acquisition common stock issued as part of the units issued in the JK Acquisition Corp. initial public offering, you may exercise your conversion rights and demand that JK Acquisition Corp. convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of JK Acquisition Corp. common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and tender your stock certificate to JK Acquisition Corp. Failure to (a) vote against the adoption of the merger proposal, (b) check the following box or, alternatively, demand conversion in writing, (c) continue to hold your shares of common stock through the effective time and tender your stock certificate to JK Acquisition Corp. when and as requested or (d) submit this proxy in a timely manner will result in the loss of your conversion rights. If you are voting against the merger and electing to convert your shares into a pro rata portion of the trust account, in order to receive your pro rata share of the trust account, you must deliver to Continental Stock Transfer & Trust Company, our stock transfer agent, your stock certificate either duly endorsed or with a stock power (in either case with a signature guarantee), written instructions that you want to convert your shares into cash, and a written certificate addressed to us.

☐	I HEREBY EXERCISE MY CONVERSION RIGHTS

AMENDMENT TO CERTIFICATE OF INCORPORATION PROPOSAL:
•	To change the name of JK Acquisition from “JK Acquisition Corp.” to “MS Energy Services, Inc.”

•	To increase the number of authorized shares of common stock from 50,000,000 to 150,000,000, which when taking into account the number of shares of preferred stock currently authorized (1,000,000), will result in an increase of the total number of authorized shares of capital stock from 51,000,000 to 151,000,000 - To remove Article V(A) from the certificate of incorporation, which relates to the operation of JK Acquisition as a blank check company prior to the consummation of a business combination
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION PROPOSAL.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOMINATION PROPOSAL: To approve the election of Allen Neel, Ron Nixon, K. Rick Turner, James O. Jacoby, Jr. and Kim Eubanks, as directors of JK Acquisition Corp.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINATION PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

INCENTIVE PLAN PROPOSAL:	To approve the 2007 Equity Incentive Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCENTIVE PLAN PROPOSAL

☐ FOR	☐ AGAINST	☐ ABSTAIN

ADJOURNMENT PROPOSAL:	To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger proposal or the certificate amendment proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADJOURNMENT PROPOSAL.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Dated                                         , 2007

SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Please vote, date and promptly return this proxy. Any votes received after a matter has been voted upon will not be counted